UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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LETTER TO STOCKHOLDERS OF CANTEL
Dear Stockholders:
On January 12, 2021, Cantel Medical Corp., which is referred to as Cantel, and STERIS plc, Solar New US Holding Co, LLC and Crystal Merger Sub 1, LLC, which are referred to as STERIS, US Holdco and Crystal Merger Sub, respectively, entered into an Agreement and Plan of Merger, as amended on March 1, 2021, which is referred to as the Merger Agreement, providing for the acquisition of Cantel by STERIS by means of a series of mergers, which are referred to as the Mergers, as described more thoroughly in the accompanying proxy statement/prospectus, involving cash-and-stock consideration. After the transactions contemplated by the Merger Agreement are consummated, Cantel will be an indirect wholly owned subsidiary of STERIS.
Cantel stockholders, which are referred to as Cantel Stockholders, as of the close of business on April 1, 2021 are invited to attend a special meeting of Cantel Stockholders, which is referred to as the Special Meeting, on April 29, 2021, at 9:30 a.m. Eastern Time to consider and vote upon a proposal to adopt the Merger Agreement and certain other matters related to the Mergers.
If you are a Cantel Stockholder and the Mergers are completed, you will receive (unless you seek appraisal and comply with all related statutory requirements of the General Corporation Law of the State of Delaware), for each issued and outstanding share of common stock, par value $0.10 per share, of Cantel, which is referred to as Cantel Common Stock, owned by you immediately prior to consummation of the Mergers and as converted into shares of Canyon HoldCo, Inc., a Delaware corporation and direct and wholly owned subsidiary of Cantel in the Pre-Closing Merger (as defined in the accompanying proxy statement/prospectus), (i) 0.33787 ordinary shares, par value $0.001 per share, of STERIS, which is referred to as STERIS Shares, which consideration is referred to as the stock consideration, and (ii) $16.93 in cash, which is referred to as the cash consideration, and together with the stock consideration is referred to as the Merger Consideration. For a description of the Merger Consideration that Cantel Stockholders will receive upon completion of the Mergers, see the section entitled “The Mergers—Consideration to Cantel Stockholders” beginning on page 50 of the accompanying proxy statement/prospectus.
The market value of the stock consideration, but not the cash consideration, will fluctuate with the price of STERIS Shares. Based on the closing price of STERIS Shares on January 11, 2021, the last trading day before the public announcement of the signing of the Merger Agreement, the value of the Merger Consideration payable to Cantel Stockholders upon completion of the Mergers was approximately $84.66 per share of Cantel Common Stock. Cantel stockholders should obtain current stock price quotations for STERIS Shares and Cantel Common Stock. STERIS Shares are traded on the New York Stock Exchange, which is referred to as the NYSE, under the symbol “STE,” and Cantel Common Stock is traded on the NYSE under the symbol “CMD.”
The Mergers (other than the Pre-Closing Merger), taken together, and the Pre-Closing Merger, together with certain related transactions, are each intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, and the Mergers (other than the Pre-Closing Merger), taken together, are also intended to qualify for an exception to the general rule of Section 367(a)(1) of the Code. For a discussion of the material U.S. federal income tax consequences of the Mergers see the information included under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18 of the accompanying proxy statement/prospectus.
STERIS and Cantel cannot complete the Mergers unless, among other things, Cantel Stockholders adopt the Merger Agreement, thereby approving certain of the Mergers, at the Special Meeting.
Your vote is very important. To ensure your representation at the Special Meeting, please complete and return the enclosed proxy card or submit your proxy via the Internet or by telephone. Please vote promptly whether or not you expect to attend the Special Meeting. Submitting a proxy now will not prevent you from being able to attend virtually the Special Meeting if you are otherwise eligible to vote at such meeting.
Charles M. Diker, Mark N. Diker and Diker Management LLC entered into a voting agreement with STERIS, US Holdco and Crystal Merger Sub, which is referred to as the Voting Agreement, pursuant to which they have agreed, among other things, to vote all of the shares of Cantel Common Stock beneficially owned by them (constituting approximately 10.4% of the issued and outstanding shares of Cantel Common Stock as of January 8, 2021), in favor of the adoption of the Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreement.
Cantel’s Board of Directors has (a) determined that the Merger Agreement and the other transactions contemplated thereby, including the Mergers, are fair to, and in the best interests of, Cantel and its stockholders, (b) unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, and (c) unanimously recommends that Cantel stockholders vote “FOR” each of the proposals described in the accompanying proxy statement/prospectus.
The obligations of STERIS and Cantel to complete the Mergers are subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, a copy of which is included as Annex A-1 and Annex A-2 to the accompanying proxy statement/prospectus. The proxy statement/prospectus provides you with detailed information about the Mergers. It also contains or references information about STERIS and Cantel and certain related matters. You are encouraged to read the proxy statement/prospectus carefully and in its entirety. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 31 of the accompanying proxy statement/prospectus for a discussion of risks you should consider in evaluating the Mergers and the issuance of STERIS Shares in connection with the Mergers and how such risks will affect you.
Sincerely,
George L. Fotiades
Chief Executive Officer
Cantel Medical Corp.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Mergers, the adoption of the Merger Agreement, the issuance of STERIS Shares in connection with the Mergers or any other transaction described in the accompanying proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This document is dated April 1, 2021, and is first being mailed to stockholders of Cantel on or about April 1, 2021.

NOTICE OF SPECIAL MEETING

CANTEL MEDICAL CORP.
NOTICE IS HEREBY GIVEN that a special meeting of stockholders, which is referred to as the Special Meeting, of Cantel Medical Corp., which is referred to as Cantel, will be held on April 29, 2021 at 9:30 a.m. Eastern Time. In light of the public health impact of the ongoing COVID-19 pandemic and in order to protect the health and well-being of our stockholders, the Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/CMD2021SM. There will be no physical in-person meeting. The Special Meeting will be held for the following purposes:
•
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 12, 2021, as such agreement may be amended from time to time, which is referred to as the Merger Agreement, among Cantel, and STERIS plc, Solar New US Holding Co, LLC, which is referred to as US Holdco, and Crystal Merger Sub 1, LLC, which is referred to as Crystal Merger Sub, as amended on March 1, 2021, which provides for the merger of Grand Canyon Merger Sub, Inc., a Delaware corporation and direct and wholly owned subsidiary of Canyon Newco (as defined below), which is referred to as Canyon Merger Sub, with and into Cantel, with Cantel surviving the merger, which is referred to as the Pre-Closing Merger, followed by the merger of Crystal Merger Sub with and into Canyon HoldCo, Inc., a Delaware corporation and direct and wholly owned subsidiary of Cantel, which is referred to as Canyon Newco, with Canyon Newco surviving the merger, which is referred to as the First Merger, followed by the merger of Canyon Newco with and into US Holdco, with US Holdco surviving the merger, which is referred to as the Second Merger and, collectively with the Pre-Closing Merger and the First Merger, referred to as the Mergers, and the other transactions contemplated by the Merger Agreement, pursuant to which holders of shares of common stock, par value $0.10 per share, of Cantel, which is referred to as Cantel Common Stock, will ultimately receive for each share of Cantel Common Stock (i) 0.33787 ordinary shares, par value $0.001 per share, of STERIS plc, and (ii) $16.93 in cash for each share of Cantel Common Stock held immediately prior to consummation of the Mergers, which proposal is referred to as the Cantel Merger Proposal; and

•
to consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Cantel’s named executive officers that is based on or otherwise relates to the Mergers, which proposal is referred to as the Compensation Proposal.

Approval of Cantel’s stockholders, who are referred to as Cantel Stockholders, for the Cantel Merger Proposal is required to complete the Mergers. Cantel Stockholders will also be asked to approve the Compensation Proposal. Cantel will transact no other business at the Special Meeting. Under Cantel’s bylaws, whether or not there is a quorum, the chairman of the Special Meeting may adjourn the Special Meeting, and may elect to do so to, among other things, solicit additional proxies if there are not sufficient votes at the time of the Special Meeting in favor of the Cantel Merger Proposal. The record date for the Special Meeting has been set as April 1, 2021, which is referred to as the Record Date. Only Cantel Stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. For additional information, see the section entitled “Special Meeting of Cantel Stockholders” beginning on page 13 of the proxy statement/prospectus accompanying this notice.
Cantel’s Board Of Directors unanimously recommends that you vote “FOR” the Cantel Merger Proposal and “FOR” the Compensation Proposal.
Each of the above-mentioned proposals are described in more detail in the accompanying proxy statement/prospectus, which you should read carefully in its entirety before you vote. A copy of the Merger Agreement is attached as Annex A-1 and Annex A-2 to the accompanying proxy statement/prospectus and a copy of the Voting Agreement is attached as Annex E to the accompanying proxy statement/prospectus.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

Your vote is important. Approval of the Cantel Merger Proposal by Cantel Stockholders is a condition to the Mergers and requires the affirmative vote of a majority of the shares of Cantel Common Stock outstanding as of the close of business on the Record Date and entitled to vote on the Cantel Merger Proposal. Cantel Stockholders are requested to complete, date, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes electronically via the Internet or by telephone. Simply follow the instructions provided on the enclosed proxy card. Abstentions will have the same effect as a vote “AGAINST” the Cantel Merger Proposal.
BY ORDER OF THE BOARD OF DIRECTORS,
Jeffrey Z. Mann
Corporate Secretary

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about STERIS plc, which is referred to as STERIS, and Cantel Medical Corp., which is referred to as Cantel, from other documents that STERIS and Cantel have filed with the Securities and Exchange Commission, which is referred to as the SEC, and that are not contained, or delivered with the proxy statement/prospectus. For a listing of documents incorporated by reference herein and additional information on how you can obtain copies of these documents free of charge from STERIS or Cantel, please see the section entitled “Where You Can Find More Information” beginning on page 153. This information is also available for you to review free of charge through the SEC’s website at www.sec.gov.
You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning STERIS or Cantel, without charge, upon written or oral request to the applicable company’s executive offices. The respective addresses and telephone numbers of such executive offices are listed below.
For information about STERIS: STERIS plc c/o STERIS Attn: Investor Relations 5960 Heisley Road Mentor, Ohio 44060 +1 440 354 2600 julie_winter@steris.com	For information about Cantel: Cantel Medical Corp. Attn: Investor Relations 150 Clove Road Little Falls, NJ 07424 +1 763 553 3341 investorrelations@cantelmedical.com
If you would like to request documents, please do so by April 26, 2021, in order to receive them before the special meeting of Cantel’s stockholders.
In addition, if you have questions about the mergers or the accompanying proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact Cantel’s proxy solicitor:

1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
(212) 929-5500 or toll-free (800) 322-2885
For a more detailed description of the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page 153 of the accompanying proxy statement/prospectus.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by STERIS (Registration No. 333-253799), constitutes a prospectus of STERIS under Section 5 of the Securities Act with respect to the ordinary shares of STERIS, par value $0.001 per share, which are referred to as the STERIS Shares, to be ultimately issued to existing stockholders of Cantel, who are referred to as the Cantel Stockholders, pursuant to a series of mergers, which are referred to as the Mergers, as described more thoroughly in this proxy statement/prospectus, which are contemplated by the Agreement and Plan of Merger, dated as of January 12, 2021, as amended on March 1, 2021, as such agreement may be further amended from time to time, which is referred to as the Merger Agreement, among STERIS, Cantel, Solar New US Holding Co, LLC, a Delaware limited liability company and wholly owned subsidiary of STERIS, which is referred to as US Holdco, and Crystal Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco, which is referred to as Crystal Merger Sub. Each of these entities are individually referred to as a Party, and they are collectively referred to as the Parties. This document also constitutes a proxy statement of Cantel under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act.
STERIS has supplied all information contained or incorporated by reference herein relating to STERIS, US Holdco and Crystal Merger Sub, and Cantel has supplied all information contained or incorporated by reference herein relating to Cantel, Canyon HoldCo, Inc., a Delaware corporation and direct and wholly owned subsidiary of Cantel, which is referred to as Canyon Newco, and Grand Canyon Merger Sub, Inc., a Delaware corporation and direct and wholly owned subsidiary of Canyon Newco, which is referred to as Canyon Merger Sub. STERIS and Cantel have both contributed information relating to the Mergers contained in this proxy statement/prospectus.
STERIS and Cantel have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference herein, and STERIS and Cantel take no responsibility for, and can provide no assurance as to the reliability of, any information others may give you. This proxy statement/prospectus is dated April 1, 2021, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference herein is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Cantel Stockholders nor the issuance of STERIS Shares pursuant to the Merger Agreement will create any implication to the contrary.

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING
The following are answers to certain questions that you may have regarding the mergers and the special meeting of stockholders of Cantel, which is referred to as the Special Meeting. STERIS and Cantel urge you to read carefully the remainder of this document, because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.
Q:	Why am I receiving this proxy statement/prospectus?
A:
You are receiving this proxy statement/prospectus because you were a stockholder of record of Cantel on April 1, 2021, which is referred to as the Record Date. On January 11, 2021 (U.S. Eastern Time), the board of directors of STERIS, which is referred to as the STERIS Board of Directors, and the board of directors of Cantel, which is referred to as the Cantel Board of Directors, unanimously approved the Merger Agreement, pursuant to which STERIS will acquire Cantel by means of a series of mergers, which are referred to as the Mergers, as described more thoroughly in the section “The Mergers—Transaction Structure” on page 50. The Merger Agreement, which governs the terms of the Mergers, is attached to this proxy statement/prospectus as Annex A-1 and Annex A-2.

The Merger Agreement must be adopted by the stockholders of Cantel, who are referred to as Cantel Stockholders, in accordance with the General Corporation Laws of the State of Delaware, which is referred to as the DGCL, in order for the Mergers to be consummated. Cantel is holding the Special Meeting to obtain that approval. Cantel Stockholders will also be asked to vote on the Compensation Proposal, as defined below, at the Special Meeting.
Q:	When and where will the special meeting take place?
A:
The Special Meeting will be held on April 29, 2021, at 9:30 a.m. Eastern Time. In light of the public health impact of the ongoing coronavirus pandemic, which is referred to as COVID-19, and in order to protect the health and well-being of the Cantel Stockholders, the Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/CMD2021SM.

Q:	What matters will be considered at the Special Meeting?
A:	The Cantel Stockholders will be asked to:
•
consider and vote on a proposal to adopt the Merger Agreement, which provides for, among other things, that the merger of Canyon Merger Sub, with and into Cantel, with Cantel surviving the merger, which is referred to as the Pre-Closing Merger, followed by the merger of Crystal Merger Sub with and into Canyon Newco, with Canyon Newco surviving the merger, which is referred to as the First Merger, followed by the merger of Canyon Newco with and into US Holdco, with US Holdco surviving the merger, which is referred to as the Second Merger, and, collectively with the Pre-Closing Merger and the First Merger, referred to as the Mergers, which proposal is referred to as the Cantel Merger Proposal; and

•
consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Cantel’s named executive officers that is based on or otherwise relates to the Mergers, which proposal is referred to as the Compensation Proposal.

Q:	Is my vote important?
A:
Yes. The Mergers cannot be completed unless the Merger Agreement is adopted by holders representing a majority of the outstanding shares of common stock, par value $0.10 per share of Cantel, which is referred to as Cantel Common Stock, entitled to vote thereon at the Special Meeting. Only Cantel Stockholders as of the close of business on the Record Date are entitled to vote at the Special Meeting. The Cantel Board of Directors unanimously recommends that such Cantel Stockholders vote “FOR” the approval of the Cantel Merger Proposal and “FOR” the approval of the Compensation Proposal.

Q:	If my shares of Cantel Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker, or other nominee automatically vote those shares for me?
A:	No. If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee,

which is referred to as holding shares in “street name,” your bank, broker or other nominee cannot vote your shares on any of the proposals at the Special Meeting without instructions from you.
Under the rules of the New York Stock Exchange, which is referred to as the NYSE, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Under the NYSE rules, brokers are not permitted to vote on any matters to be considered at the Special Meeting. As a result, your shares will not be voted on any matter unless you affirmatively instruct your broker, bank or nominee to vote your shares in one of the ways indicated by your broker, bank or other nominee.
A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Because brokers will not have discretionary authority to vote on any of the proposals at the Special Meeting, no “broker non-votes” can occur at the Special Meeting.
Q:	What stockholder vote is required for the approval of each proposal brought before the Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal?
A:
The Cantel Merger Proposal. Approval of the Cantel Merger Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock outstanding as of the close of business on the Record Date and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the Cantel Merger Proposal.

The Compensation Proposal. Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock present in person virtually or by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.
Q:	What will Cantel Stockholders receive if the Mergers are completed?
A:
At the effective time of the Pre-Closing Merger, each share of Cantel Common Stock issued and outstanding immediately prior to the effective time of the Pre-Closing Merger will be automatically converted into the right to receive one share of common stock of Canyon Newco, which is referred to as Canyon Newco Common Stock. At the effective time of the First Merger, each share of Canyon Newco Common Stock issued and outstanding immediately prior to the effective time of the First Merger will be converted into the right to receive cash consideration of $16.38 and stock consideration of 0.33787 of STERIS Shares, which collectively with such cash consideration is referred to as the Merger Consideration. For more information regarding the Merger Consideration see the section entitled “The Merger—Consideration to Cantel Stockholders” beginning on page 50.

Q:	What will the holders of Cantel equity awards receive in the Mergers?
A:
Each award of restricted stock units corresponding to Cantel Common Stock, which is referred to as a Cantel RSU Award (other than an award held by a non-employee director of Cantel), will be converted into a STERIS restricted stock unit award, which is referred to as a STERIS RSU Award, based on an equity award exchange ratio that is intended to preserve the value of the award immediately before and after the conversion, with performance-based vesting Cantel RSU Awards converting based on 100% of the target number of shares of Cantel Common Stock covered by the award and subject to service-based vesting following the Mergers. Each Cantel RSU Award held by a non-employee director of Cantel will be converted into the right to receive the Merger Consideration in respect of each share of Cantel Common Stock covered by such Cantel RSU Award.

Q:	How does the Cantel Board of Directors recommend that I vote?
A:	The Cantel Board of Directors recommends that Cantel Stockholders vote “FOR” the approval of the Cantel Merger Proposal and “FOR” the approval of the Compensation Proposal. For more information regarding how the Cantel Board of Directors recommends that Cantel Stockholders vote, see the section entitled “Recommendation of the Cantel Board of Directors and Reasons for the Mergers” beginning on page 56.
Q:	What is named executive officer compensation and why are Cantel Stockholders being asked to vote on it?
A:
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Cantel is required to provide Cantel Stockholders an opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Cantel’s named executive officers that is based on or otherwise relates to the Mergers. Cantel urges Cantel Stockholders to read the section entitled “The Mergers—Interests of Cantel Directors and Executive Officers in the Mergers” beginning on page 74.

Q:	How will STERIS fund the cash portion of the Merger Consideration?
A:
STERIS intends to fund the cash consideration of the Merger Consideration, as well as the refinancing, prepayment, replacement, redemption, repurchase, settlement upon conversion, discharge or defeasance of certain existing indebtedness of Cantel and its subsidiaries, transaction expenses, general corporate expenses and working capital needs, through the incurrence of approximately $2.1 billion of new indebtedness, which includes senior notes and a new term loan agreement.

Q:	Who is entitled to vote at the special meeting?
A:
April 1, 2021 is the Record Date for the Special Meeting. All stockholders of record of Cantel Common Stock as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting, provided that those shares remain outstanding on the date of the Special Meeting. Virtual attendance at the Special Meeting is not required to vote. See the section entitled “Questions and Answers About the Mergers and the Special Meetings—How can I vote my shares without attending the Special Meeting?” beginning on page 5 for instructions on how to vote your shares without attending the Special Meeting.

Q:	What is a proxy?
A:
If you are a stockholder of record of Cantel Common Stock as of the close of business on the Record Date, and you vote via the Internet, by telephone or by signing, dating and returning your proxy card in the enclosed postage-paid envelope, you designate two of Cantel’s officers as your proxies at the Special Meeting, each with full power to act without the other and with full power of substitution. These two officers are Charles M. Diker and Jeffrey Z. Mann.

Q:	How many votes do I have?
A:	Each Cantel Stockholder of record is entitled to one vote for each share of Cantel Common Stock held of record by him, her or it as of the close of business on the Record Date.
Q:	What constitutes a quorum for the special meeting?
A:
A quorum is the minimum number of stockholders necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of shares of Cantel Common Stock outstanding and entitled to vote on the Record Date are present in person virtually or represented by proxy at the Special Meeting. All shares of Cantel Common Stock represented by proxy are counted as present for purposes of establishing a quorum, including abstentions. Under the NYSE rules, brokers who hold shares in “street name” for a beneficial owner of such shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of proposals that the NYSE determines to be “non-routine” and will not vote on such proposals if the broker has not received instructions from beneficial owners on how to vote such beneficial owners shares on the “non-routine” proposal. Under the NYSE rules, brokers are not permitted to vote on any of the matters to be considered at the Special Meeting. As a result, shares of Cantel Common Stock will not be voted on any matter unless Cantel Stockholders affirmatively instruct the bank, broker or other nominee how to vote its shares in one of the ways indicated by such bank, broker or other nominee.
Q:	What will happen to Cantel as a result of the Mergers?
A:
As result of the Mergers, Cantel will become a wholly owned indirect subsidiary of STERIS. In connection with the Mergers, Cantel incorporated Canyon Newco and Canyon Newco incorporated Canyon Merger Sub. At the effective time of the Pre-Closing Merger, Canyon Merger Sub will merge with and into Cantel with Cantel surviving the merger as a direct and wholly owned subsidiary of Canyon Newco, and in exchange for issued and outstanding shares of Cantel Common Stock, each Cantel Stockholder will receive the right to receive an equal number of shares of Canyon Newco Common Stock. Immediately following the Pre-Closing Merger, Cantel will convert from a Delaware corporation to a Delaware limited liability company, which is referred to as the Pre-Closing Conversion. Following the Pre-Closing Conversion and at the effective time of the First Merger, Crystal Merger Sub will merge with and into Canyon Newco, with Canyon Newco surviving the merger as a direct and wholly owned subsidiary of US Holdco, and immediately following the First Merger, at the effective time of the Second Merger, Canyon Newco will merge with and into US Holdco, with US Holdco surviving the merger and remaining a wholly owned subsidiary of STERIS. As a result of the Pre-Closing Merger, the First Merger and the Second Merger, which are collectively referred to as the Mergers, Cantel will become a direct and wholly owned subsidiary of US Holdco and an indirect wholly owned subsidiary of STERIS.

Q:	I own shares of Cantel Common Stock. What will happen to those shares as a result of the Mergers?
A:
If the Mergers are completed, (a) your shares of Cantel Common Stock will be converted into an equal number of shares of Canyon Newco Common Stock and will be cancelled and (b) your shares of Canyon Newco Common Stock will then be cancelled and thereafter represent only the right to receive, on the terms and subject to the conditions set forth in the Merger Agreement, the applicable per share Merger Consideration. See the section entitled “The Merger—Consideration to Cantel Stockholders” beginning on page 50.

Q:	Where will the STERIS Shares that Cantel Stockholders receive in the Mergers be publicly traded?
A:	Assuming the Mergers are completed, the STERIS Shares issued in connection with the First Merger will be listed and traded on the NYSE.
Q:	What happens if the Mergers are not completed?
A:
If the Merger Agreement is not adopted by Cantel Stockholders or if the Mergers are not completed for any other reason, shares of Cantel Common Stock will remain outstanding and will not be converted into shares of Canyon Newco Common Stock and Cantel Stockholders will not receive any Merger Consideration. Cantel will remain an independent public company and the Cantel Common Stock will continue to be listed and traded on the NYSE. Additionally, if the Merger Agreement is not adopted by Cantel Stockholders or the Mergers are not completed for any other reason, STERIS will not issue STERIS Shares or pay cash consideration to Cantel Stockholders. If the Merger Agreement is terminated under specified circumstances, Cantel (depending on the circumstances) may be required to pay to STERIS a termination fee. See the section entitled “The Merger Agreement—Termination Fee” on page 92.

Q:	How can I vote my shares virtually at the Special Meeting?
A:
Shares of Cantel Common Stock held directly in your name as stockholder of record as of the close of business on the Record Date may be voted virtually at the Special Meeting. If you choose to vote your shares of Cantel Common Stock virtually at the Special Meeting, you will need the sixteen-digit control number included on your proxy card or on the instructions accompanying the proxy statement/prospectus mailed to you in order to enter the Special Meeting. Even if you plan to virtually attend the Special Meeting, the Cantel Board of Directors recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to virtually attend the Special Meeting.

If your shares of Cantel Common Stock are held in “street name,” then the bank, broker or other nominee is considered the stockholder of record for purposes of voting at the Special Meeting. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your bank, broker or other nominee.
Q:	How can I vote my shares without attending the Special Meeting?
A:
If you hold your shares of Cantel Common Stock directly as the stockholder of record you may direct your vote by proxy without virtually attending the Special Meeting. You can vote by proxy via the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card.

Cantel Stockholders whose shares are held in “street name” by a bank, broker, nominee, fiduciary or other custodian should refer to the proxy card, voting instruction form or other information forwarded by such bank, broker, nominee, fiduciary or other custodian for instructions on how to vote their shares.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares of Cantel Common Stock are registered directly in your name with Cantel’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you. If your shares are held by a bank, in a stock brokerage account or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to proxy materials is being provided to you by your bank, broker or other nominee who is considered the stockholder of record with respect to those shares.

Q:	If a stockholder gives a proxy, how will the shares of Cantel Common Stock covered by the proxy be voted?
A:
If you provide a proxy, regardless of whether you provide that proxy via the Internet, by telephone or by completing and returning the enclosed proxy card, the individuals named on the enclosed proxy card will vote your shares of Cantel Common Stock in the way that you indicate when providing your proxy in respect of the shares of Cantel Common Stock you hold in Cantel. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of Cantel Common Stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:	How will my shares be voted if I return a blank proxy?
A:
If you sign, date and return your proxy and do not indicate how you want your shares of Cantel Common Stock to be voted, then your shares of Cantel Common Stock will be voted “FOR” the approval of the Cantel Merger Proposal and “FOR” the approval of the Compensation Proposal.

Q:	Can I change my vote after I have submitted my proxy?
A:
Yes. If you are a stockholder of record of Cantel Common Stock as of the close of business on the Record Date, whether you vote via the Internet, by telephone or mail, you can change or revoke your proxy before it is voted at the Special Meeting in one of the following ways:

•	submit a new proxy card bearing a later date;
•	vote again via the Internet or by telephone at a later time;
•
give written notice before the Special Meeting to the Secretary of Cantel, who is referred to as the Cantel Corporate Secretary, at the address listed for Cantel in the section entitled “Where You Can Find More Information” beginning on page 153, stating that you are revoking your proxy; or

•	virtually attend the Special Meeting and vote your shares at the Special Meeting. Please note that your virtual attendance at the Special Meeting will not alone serve to revoke your proxy.
If you are a beneficial owner of Cantel Common Stock as of the close of business on the Record Date, you must follow the instructions of your bank, broker or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results will be announced at the Special Meeting. In addition, within four business days following the Special Meeting, Cantel intends to report the final voting results in a Current Report on Form 8-K filed with the SEC. If the final voting results have not been certified within such four-business-day period, Cantel will report the preliminary voting results in a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.

Q:	If I do not favor the adoption of the Merger Agreement as a Cantel Stockholder, what are my rights?
A:
Under the DGCL, record holders of Cantel Common Stock who do not vote in favor of the Cantel Merger Proposal and who otherwise properly exercise and perfect, and do not otherwise lose, their appraisal rights in accordance with Section 262 of the DGCL will be entitled to seek appraisal for, and obtain payment in cash for, the judicially determined fair value of, their shares of Cantel Common Stock, in lieu of receiving shares of Canyon Newco Common Stock as a result of the Pre-Closing Merger and, therefore, the Merger Consideration as a result of the First Merger. The “fair value” could be higher or lower, or the same as, consideration payable as a result of the Pre-Closing Merger or the First Merger. Cantel Stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Cantel by submitting a written demand for appraisal in the form described in this proxy statement/prospectus prior to the vote on the approval of the Cantel Merger Proposal at the Special Meeting and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Cantel Common Stock held of record in the name of another person, such as your bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized in this proxy statement/prospectus in a timely manner to perfect appraisal rights.

The full text of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus. Cantel Stockholders are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising and perfecting the right to seek appraisal, Cantel Stockholders who are considering exercising and perfecting that right are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions may result in a waiver of, or inability to exercise, appraisal rights. For more information regarding appraisal rights, see the section entitled “Appraisal Rights of Cantel Stockholders” beginning on page 17.
Q:	Are there any risks that I should consider as a Cantel Stockholder in deciding how to vote?
A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 31. You also should read and carefully consider the risk factors of Cantel and STERIS contained in the documents that are incorporated by reference herein.

Q:	Are any Cantel Stockholders already committed to vote in favor of the proposals?
A:
Yes. On January 12, 2021, Charles M. Diker, Mark N. Diker and Diker Management, LLC entered into a voting and support agreement, which is referred to as the Voting Agreement, with STERIS, US Holdco and Crystal Merger Sub, pursuant to which they have agreed, among other things, to vote all of the shares of Cantel Common Stock beneficially owned by them (constituting approximately 10.4% of the issued and outstanding shares of Cantel Common Stock as of January 8, 2021), excluding certain shares of Cantel Common Stock that are subject to a pre-existing 10b5-1 trading plan, in favor of the adoption of the Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreement as discussed in more detail in the section entitled “Voting Agreement” beginning on page 12.

Q:	What happens if I sell my shares of Cantel Common Stock before the Special Meeting?
A:
The Record Date for Cantel Stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Cantel Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will have transferred the right to receive shares of Canyon Newco Common Stock and the per share Merger Consideration in connection with the Mergers to the person to whom you transferred your shares of Cantel Common Stock.

Q:	What are the material U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion to me?
A:
For U.S. federal income tax purposes, it is intended that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The obligation of Cantel to complete the transaction is conditioned upon the receipt of an opinion from Wachtell, Lipton, Rosen & Katz (or if Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, at the election of STERIS, from Jones Day) to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. On the basis of such opinion that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, qualify as a reorganization, U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger”), of Cantel Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of the shares of Cantel Common Stock in the Pre-Closing Merger into the equal number of shares of Canyon Newco Common Stock.

The U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, to non-U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger”) are expected to be similar to the U.S. federal income tax consequences to U.S. holders, subject to certain exceptions.
Holders of Cantel Common Stock should read the information included under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18 for a more detailed discussion of the material U.S. federal income tax consequences of the Pre-Closing Merger followed by the Pre-Closing Conversion, and such holders are urged to consult with their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Pre-Closing Merger followed by the Pre-Closing Conversion.
Q:	What are the material U.S. federal income tax consequences of the First Merger and the Second Merger to me?
A:
For U.S. federal income tax purposes, it is intended that the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Section 367(a)(1) of the Code will not apply to cause the transaction to result in gain recognition by holders of Canyon Newco Common Stock that exchange their shares of Canyon Newco Common Stock for the Merger Consideration (other than any such holder who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of STERIS following the Mergers and who does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 or that enters into such agreement but does not comply with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). The obligation of Cantel to complete the First Merger and the Second Merger is conditioned upon the receipt of an opinion from Wachtell, Lipton, Rosen & Katz (or if Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, at the election of STERIS, from Jones Day) to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and will not result in gain recognition to the holders of Canyon Newco Common Stock pursuant to Section 367(a)(1) of the Code (assuming that in the case of any such holder who would be treated as a “five-percent transferee shareholder” of STERIS within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), such shareholder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c) and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain).

On the basis of such opinion that the First Merger and the Second Merger, taken together, qualify as a reorganization and that Section 367(a) does not generally apply to require gain recognition, and assuming that, in the case of any holder who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of STERIS following the Mergers, such holder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain), U.S. holders that surrender shares of Canyon Newco Common Stock in exchange for the Merger Consideration generally will recognize gain, but not loss, in an amount equal to the lesser of: (i) the cash consideration (excluding cash received in lieu of fractional STERIS Shares, if any) received by such U.S. holder in the First Merger and (ii) the excess, if any, of (a) the sum of the cash consideration (excluding cash received in lieu of fractional STERIS Shares, if any) plus the fair market value of the STERIS Shares (including any fractional STERIS Shares deemed received) received by such U.S. holder in the First Merger, over (b) such U.S. holder’s tax basis in its shares of Canyon Newco Common Stock surrendered. In addition, a U.S. holder generally will recognize gain or loss with respect to any cash received in lieu of fractional STERIS Shares.
The U.S. federal income tax consequences of the First Merger and the Second Merger, taken together, to non-U.S. holders are expected to be similar to the U.S. federal income tax consequences to U.S. holders, except that any gain required to be recognized on the receipt of the Merger Consideration (including cash in lieu of fractional STERIS Shares) will be subject to U.S. federal income tax only in limited circumstances.
Holders of Cantel Common Stock should read the information included under the section titled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18 for a more detailed discussion of the material U.S. federal income tax consequences of the First Merger and the Second Merger, and such holders are urged to consult with their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the First Merger and the Second Merger.
Q:	When are the Mergers expected to be completed?
A:
Subject to the satisfaction or waiver of the closing conditions described in the section entitled “The Merger Agreement—Conditions to Closing” beginning on page 89, including the adoption of the Merger Agreement by Cantel Stockholders at the Special Meeting, the Mergers are expected to close by June 30, 2021. However, it is possible that factors outside the control of both companies could result in the Mergers being completed at a later time, or not being completed at all.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
Cantel has retained MacKenzie Partners, Inc., which is referred to as MacKenzie, to assist in the solicitation process. Cantel will pay MacKenzie a fee of approximately $30,000, as well as reasonable and documented out-of-pocket expenses. Cantel also has agreed to indemnify MacKenzie against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:	What are the conditions to completion of the Mergers?
A:
In addition to the approval of the Cantel Merger Proposal by Cantel Stockholders as described above, completion of the Mergers is subject to the satisfaction of a number of other conditions, including, among others: the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act, as well as certain other antitrust and foreign direct investment laws, the absence of any governmental order or law prohibiting the consummation of the Mergers, the approval to list STERIS Shares issuable in connection with the Mergers on the NYSE, the accuracy of the representations and warranties under the Merger Agreement (subject to certain materiality qualifiers), STERIS’s and Cantel’s performance of their respective obligations under the Merger Agreement in all material respects, the absence of a material adverse effect for STERIS (as described in the Merger Agreement), the absence of a material adverse effect for Cantel (as described in the Merger Agreement), and Cantel having received a written opinion of Wachtell, Lipton, Rosen & Katz (or if Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, at the election of STERIS, from Jones Day) to the effect that (i) the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the First Merger and Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) the First Merger and the Second Merger, taken together, will not result in gain recognition to the stockholders of Canyon Newco pursuant to Section 367(a)(1) of the Code (assuming that in the case of any such stockholder who would be treated as a “five-percent transferee shareholder” of STERIS within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), such STERIS shareholder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c) and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, see the section entitled “The Merger Agreement—Conditions to Closing” beginning on page 89.
Q:	I am a Cantel Stockholder. How do I exchange my shares of Cantel Common Stock for the Merger Consideration?
A:
At the effective time of the Pre-Closing Merger, your shares of Cantel Common Stock will automatically be (i) converted into an equal number of shares of Canyon Newco Common Stock and (ii) cancelled, such that you will no longer hold any shares of Cantel Common Stock following the Pre-Closing Merger. As promptly as practicable after the effective time of the First Merger, the exchange agent appointed by STERIS, which is referred to as the Exchange Agent, will mail to each holder of shares of Canyon Newco Common Stock that are evidenced by certificates or shares of Canyon Newco Common Stock in book-entry form, which is referred to as Book-Entry Canyon Newco Common Stock, entitled to receive Merger Consideration (a) a letter of transmittal or transfer of the Book-Entry Canyon Newco Common Stock to the Exchange Agent and (b) instructions advising such stockholder how to surrender its shares of Canyon Newco Common Stock or transfer the Book-Entry Canyon Newco Common Stock to the Exchange Agent in exchange for the Merger Consideration. You should read these instructions carefully. Assuming that you properly complete and submit a letter of transmittal in accordance with its instructions and surrender your shares of Canyon Newco Common Stock for cancellation, you will not need to take any further action in order to receive the Merger Consideration. More information on the documentation you are required to deliver to the exchange agent can be found in the section entitled “The Merger Agreement—Exchange Agent” beginning on page 81.

Q:	What equity stake will Cantel Stockholders hold in STERIS immediately following the Mergers?
A:
Based on the number of issued and outstanding STERIS Shares and Cantel Common Stock as of January 8, 2021, and the exchange ratio of 0.33787 STERIS Shares for each share of Cantel Common Stock, holders of Cantel Common Stock would hold, in the aggregate, approximately 14.3% of the issued and outstanding STERIS Shares immediately following the closing of the Mergers, which is referred to as the Closing. The exact equity stake of Cantel Stockholders in STERIS immediately following the Mergers will depend on the number of STERIS Shares and Cantel Common Stock issued and outstanding immediately prior to the Mergers, as provided in the section entitled “The Mergers—Consideration to Cantel Stockholders” beginning on page 50.

Q:	I am a Cantel Stockholder. Will the STERIS Shares issued in the Mergers receive a dividend?
A:
After the Closing, STERIS Shares issued in connection with the Mergers will carry with them the right to receive the same dividends on the STERIS Shares as all other holders of STERIS Shares, for any dividend the record date for which occurs after the Mergers are completed.

STERIS has paid a quarterly dividend on the STERIS Shares since it became the parent of the STERIS group in 2019 and STERIS’s predecessors paid dividends prior to 2019. STERIS last declared a dividend on February 2, 2021, in an amount of $0.40 per STERIS Share, which was paid on March 25, 2021 to shareholders of STERIS Shares, who are referred to as STERIS Shareholders, of record as of the close of business on February 24, 2021. Any future STERIS dividends will remain subject to approval by the STERIS Board of Directors and there can be no assurance any will be approved.
Q:	What should I do now?
A:
You should read this proxy statement/prospectus carefully in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope or submit your voting instructions via the Internet or by telephone as soon as possible so that your shares of Cantel Common Stock will be voted in accordance with your instructions.

Q:	Whom do I call if I have questions about the Special Meeting or the Mergers?
A:
If you have questions about the Special Meeting or the Mergers, or desire additional copies of this proxy statement/prospectus or additional proxies, you may contact MacKenzie, toll-free at (800) 322-2885 or collect at (212) 929-5500.

SUMMARY
This summary highlights selected information contained in this proxy statement/prospectus and does not contain all of the information that may be important to you. We urge you to read this entire proxy statement/prospectus, including the Annexes, the documents incorporated by reference and other documents referred to in this document, carefully and in full. The page references have been included in this summary to direct you to a more complete description of the topics presented below. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 153.
Information About the Companies (Page 43)
STERIS plc
70 Sir John Rogerson’s Quay
Dublin 2 Ireland D02 R296
Phone: +353 1 232 2000
STERIS plc is a public limited company incorporated under the laws of Ireland on December 22, 2016. It became the parent company of the STERIS group of companies on March 28, 2019, in connection with a redomiciliation from the United Kingdom to Ireland, which is referred to as the Redomiciliation. STERIS’s registered office is located in Dublin, Ireland and its U.S. administrative offices are located in Mentor, Ohio. STERIS is a leading provider of infection prevention and other procedural products and services. STERIS offers its Customers a unique mix of innovative capital equipment products, such as sterilizers and washers, surgical tables, lights and equipment management systems and connectivity solutions such as operating room integration; consumable products including detergents and gastrointestinal endoscopy accessories and other products and services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair solutions, laboratory services and outsourced instrument reprocessing.
STERIS Shares are listed on the NYSE, trading under the symbol “STE.”
Cantel Medical Corp.
150 Clove Road
Little Falls, New Jersey 07424
Phone: (973) 890-7220
Cantel Medical Corp. is a leading provider of infection prevention products and services in the healthcare market, specializing in the following reportable segments: Medical, Life Sciences, Dental and Dialysis. Most of Cantel’s equipment, consumables and supplies are used to help prevent the occurrence or spread of infections. Cantel operates in four segments through wholly-owned subsidiaries in the U.S. and internationally. Cantel’s products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, Cantel provides technical service for its products.
Shares of Cantel Common Stock are listed on the NYSE, trading under the symbol “CMD.”
Solar New US Holding Co, LLC
5960 Heisley Road
Mentor, Ohio 44060
Phone: (440) 354-2600
US Holdco, whose legal name is Solar New US Holding Co, LLC, serves primarily as a holding company, holding all of the membership interests in Solar New US Parent Co, LLC. In addition, US Holdco makes loans to and collects interest from affiliates.

Crystal Merger Sub 1, LLC
5960 Heisley Road
Mentor, Ohio 44060
Phone: (440) 354-2600
Crystal Merger Sub, whose legal name is Crystal Merger Sub 1, LLC, is a direct, wholly owned subsidiary of US Holdco. Upon the completion of the First Merger, Crystal Merger Sub will cease to exist. Crystal Merger Sub was formed in Delaware on January 7, 2021 for the sole purpose of effectuating the First Merger.
Canyon HoldCo, Inc.
150 Clove Road
Little Falls, New Jersey 07424
Phone: (973) 890-7220
Canyon Newco, whose legal name is Canyon HoldCo, Inc., is a Delaware corporation and direct and wholly owned subsidiary of Cantel. At the effective time of the Pre-Closing Merger, Canyon Merger Sub will merge with and into Cantel with Cantel surviving the Pre-Closing Merger as a direct and wholly owned subsidiary of Canyon Newco. Upon the completion of the First Merger, Canyon Newco will survive the First Merger as a direct and wholly owned subsidiary of US Holdco. Upon the completion of the Second Merger, Canyon Newco will cease to exist. Canyon Newco was incorporated for the purpose of facilitating the Mergers.
Grand Canyon Merger Sub, Inc.
150 Clove Road
Little Falls, New Jersey 07424
Phone: (973) 890-7220
Canyon Merger Sub, whose legal name is Grand Canyon Merger Sub, Inc., is a Delaware corporation and direct and wholly owned subsidiary of Canyon Newco. Upon completion of the Pre-Closing Merger, Canyon Merger Sub will cease to exist. Canyon Merger Sub was incorporated for the sole purpose of effectuating the Pre-Closing Merger.
The Mergers and the Merger Agreement (Page 79)
The terms and conditions of the Mergers are contained in the Merger Agreement, which is attached as Annex A-1 and Annex A-2 to this proxy statement/prospectus and is incorporated herein by reference. We encourage you to carefully read the Merger Agreement in its entirety because it is the principal document governing the Mergers and the other transactions contemplated by the Merger Agreement.
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and the Delaware Limited Liability Company Act, which is referred to as the DLLCA, STERIS will acquire Cantel through a multi-step process:
•
first, immediately prior to the First Merger, (a) Canyon Merger Sub will merge with and into Cantel with Cantel surviving the merger as a direct and wholly owned subsidiary of Canyon Newco in the Pre-Closing Merger and (b) immediately following the effective time of the Pre-Closing Merger, Cantel will convert from a Delaware corporation to a Delaware limited liability company in the Pre-Closing Conversion;

•
immediately following the Pre-Closing Conversion, Crystal Merger Sub will merge with and into Canyon Newco, with Canyon Newco surviving the merger as a direct and wholly owned subsidiary of US Holdco in the First Merger;

•
immediately after the effective time of the First Merger, Canyon Newco will merge with and into US Holdco, with US Holdco, which is referred to as the Surviving Company, surviving the merger and remaining an indirect wholly owned subsidiary of STERIS.

Voting Agreement (Page 95)
On January 12, 2021, STERIS, US Holdco, Crystal Merger Sub, Charles M. Diker, Mark N. Diker and Diker Management LLC entered into the Voting Agreement. Subject to the terms and conditions contained therein, the Voting Agreement requires each of Charles M. Diker, Mark N. Diker and Diker Management LLC who, collectively, beneficially owned approximately 10.4% of the outstanding shares of Cantel Common Stock as of January 8, 2021, to vote their respective beneficially owned shares of Cantel Common Stock in favor of the adoption of the Merger Agreement.
Recommendation of the Cantel Board of Directors (Page 56)
The Cantel Board of Directors recommends that Cantel Stockholders vote “FOR” the approval of the Cantel Merger Proposal and “FOR” the approval of the Compensation Proposal. For more information regarding how the Cantel Board of Directors recommends that Cantel Stockholders vote, see the section entitled “Recommendation of the Cantel Board of Directors and Reasons for the Merger” beginning on page 56.
Opinion of Cantel’s Financial Advisor (Page 60)
Cantel retained Centerview Partners LLC, which is referred to as Centerview, as financial advisor to Cantel in connection with Cantel’s evaluation of strategic alternatives including with respect to the Mergers and the transactions contemplated by the Merger Agreement. In connection with this engagement, the Cantel Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Cantel Common Stock, other than (a) shares of Cantel Common Stock owned by any subsidiary of Cantel, STERIS, US Holdco, Crystal Merger Sub or by any of the respective subsidiaries or (b) Dissenting Shares (as defined in section entitled “The Merger—Consideration to Cantel Stockholders”), which shares are collectively referred to as Excluded Shares, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. On January 11, 2021, Centerview rendered to the Cantel Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated January 12, 2021, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Cantel Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated January 12, 2021, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Cantel Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of a transaction, including the transactions contemplated by the Merger Agreement, and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Cantel Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the transactions contemplated by the Merger Agreement and does not constitute a recommendation to any Cantel Stockholder or any other person as to how such Cantel Stockholder or other person should vote with respect to the Mergers or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Special Meeting of Cantel Stockholders (Page 45)
The Special Meeting will be held on April 29, 2021 at 9:30 a.m. Eastern Time. In light of the public health impact of COVID-19 pandemic and in order to protect the health and well-being of our stockholders, the Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/CMD2021SM. There will be no physical in-person meeting. The purpose of the Special Meeting is to consider and vote on the Cantel Merger Proposal and the Compensation Proposal.
Approval of the Cantel Merger Proposal is a condition to the obligations of STERIS and Cantel to complete the Mergers. The obligations of STERIS and Cantel to complete the Mergers are not conditioned upon approval by the Cantel Stockholders of the Compensation Proposal.

Only holders of record of issued and outstanding shares of Cantel Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. You may cast one vote for each share of Cantel Common Stock that you owned as of the close of business on the Record Date.
A quorum of Cantel Stockholders is necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of shares of Cantel Common Stock issued and outstanding and entitled to vote on the record date are present in person virtually or represented by proxy at the Special Meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum, including abstentions. Shares of Cantel Common Stock held in street name will be counted as present for the purpose of determining the existence of a quorum at the Special Meeting so long as a stockholder has given the broker or other nominee voting instructions on at least one of the proposals brought before the Special Meeting. The proposals for consideration at the Special Meeting are considered “non-routine” matters under NYSE Rule 452, and, therefore, no broker non-votes can occur at the meeting. A stockholder’s shares will not be counted as present for the purpose of determining the existence of a quorum if no instructions have been provided on how to vote on any such proposals.
Approval of the Cantel Merger Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock outstanding as of the close of business on the record date and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock present in person virtually or by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal.
Under the NYSE rules, brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE rules determine to be “non-routine.” With respect to non-routine matters, a broker does not have discretionary authority to vote in the absence of instructions and will not vote on proposals if the broker has not received instructions from the beneficial owners on how to vote on the proposals. Under the NYSE rules, brokers are not permitted to vote on any of the matters to be considered at the Special Meeting. As a result, if you are the beneficial owner of shares of Cantel Common Stock held of record by your bank, broker or nominee, your shares will not be voted on any matter unless you affirmatively instruct your bank, broker or nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee. See the section entitled “Questions and Answers about the Mergers and the Special Meeting—If my shares of Cantel Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker, or other nominee automatically vote those shares for me?” beginning on page 1.
Interests of Cantel Directors and Executive Officers in the Mergers (Page 74)
When considering the foregoing recommendation of the Cantel Board of Directors that you vote to approve the Cantel Merger Proposal, Cantel Stockholders should be aware that Cantel’s directors and executive officers may have interests in the Mergers that are different from, or in addition to, Cantel Stockholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Mergers and (3) recommending that the Merger Agreement be adopted by Cantel Stockholders, the Cantel Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include the following:
•
at the Effective Time, each Cantel RSU Award held by an executive officer or director will receive the treatment described in the section entitled “The Mergers—Interests of Cantel Directors and Executive Officers in the Mergers—Treatment of Cantel RSU Awards” beginning on page 74;

•
eligibility of Cantel’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under the Cantel Executive Severance and Change in Control Plan and Make-Whole Agreements with Cantel, as described in more detail in section entitled “The Mergers—Interests of Cantel Directors and Executive Officers in the Mergers” beginning on page 74; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Company.

If the Cantel Merger Proposal is approved, the shares of Cantel Common Stock held by Cantel directors and executive officers will be treated in the same manner as outstanding shares of Cantel Common Stock held by all other Cantel Stockholders. For more information, see section entitled “The Mergers—Interests of Cantel Directors and Executive Officers in the Mergers” beginning on page 74.
Conditions to the Completion of the Mergers (Page 89)
Under the Merger Agreement, the respective obligations of each Party to effect the Mergers are subject to the satisfaction or waiver of the following conditions:
•	Cantel Stockholders having adopted the Merger Agreement, which is referred to as the Cantel Stockholder Approval;
•
A governmental entity not issuing any temporary restraining order, preliminary or permanent injunction or other order preventing consummation of the Mergers and no law having been enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Mergers;

•
Any applicable waiting period relating to the Mergers under the HSR Act or other regulatory laws shall have expired or been terminated and any pre-closing approvals or clearances required thereunder shall have been obtained; and

•	The STERIS Shares to be issued in the First Merger must have been approved for listing on the NYSE (subject to official notice of issuance).
In addition, each of the Parties’ obligations to effect the Mergers are also subject to the satisfaction or waiver of the following additional conditions:
•	Representations and warranties of the Parties being true and correct as specified in the Merger Agreement;
•
Each of the Parties having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•	Since the date of the Merger Agreement, neither STERIS nor Cantel having undergone a material adverse effect.
Under the Merger Agreement, the obligation of Cantel to effect the Mergers is also subject to Cantel having received the tax opinion referred to in the section entitled “The Merger Agreement—Conditions to Closing” beginning on page 89.
No-Solicitation (Page 85)
Under the terms of the Merger Agreement, Cantel has agreed that it will not initiate, solicit, knowingly encourage, knowingly facilitate, or engage in discussions or negotiations regarding any competing acquisition proposal or engage in discussions with any person or entity with respect to any competing acquisition proposal, except as required by the duties of the members of the Cantel Board of Directors under applicable laws, waive, terminate, modify or release any person or entity from any provision of any “standstill” or similar agreement, approve or recommend any competing acquisition proposal or withdraw, or modify or qualify, in a manner adverse to STERIS, the recommendation of the Cantel Board of Directors to vote in favor of the Cantel Merger Proposal.
In addition, the Merger Agreement requires Cantel to immediately cease, and cause its and its subsidiaries’ representatives, directors, officers and employees to cease any and all existing discussions or negotiations with respect to any competing proposal or potential competing proposal.
Change of Recommendation (Page 86)
Subject to certain restrictions in the Merger Agreement, the Cantel Board of Directors is entitled to withdraw, modify or qualify its recommendation, prior to the approval of the Cantel Merger Proposal, (i) in response to a intervening event or (ii) following receipt of a Superior Proposal (as defined in “The Merger Agreement—No-Solicitation”).

However, prior to making a change of recommendation, Cantel must provide STERIS prior written notice advising STERIS that it intends to effect a change of recommendation, specifying the reasons and, if requested by STERIS, Cantel will make its representatives reasonably available to negotiate with STERIS and Cantel must consider in good faith any proposal by STERIS to amend the terms and conditions of the Merger Agreement in a manner that would obviate the need to effect the change of recommendation.
Termination of the Merger Agreement (Page 91)
The Merger Agreement may be terminated and the Mergers and the other transactions contemplated by the Merger Agreement abandoned (except as otherwise provided below, whether before or after receipt of the Cantel Stockholder Approval), as follows:
•	by mutual written consent of STERIS and Cantel;
•
by either STERIS or Cantel, prior to the effective time of the First Merger, if there has been a breach by the other Party of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would result in the conditions to the consummation of the Mergers not being satisfied (and such breach is not curable prior to October 12, 2021, which is referred to as the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (ii) three business days before the Outside Date). However, the Merger Agreement may not be terminated by any Party if such Party (or STERIS, US Holdco and Crystal Merger Sub if STERIS is seeking to terminate) is then in a terminable breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

•
by either STERIS or Cantel, if the effective time of the First Merger has not occurred by midnight Eastern time on the Outside Date (this right to terminate may not be exercised by a Party whose breach of any representation, warranty, covenant or agreement in the Merger Agreement is the cause or resulted in, the effective time of the First Merger not occurring prior to the Outside Date). However, if on October 12, 2021, the only conditions to closing that have not been satisfied or waived (other than those that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied) are conditions relating to HSR Act clearance, other required filings and clearances under foreign antitrust laws or foreign direct investment laws, the absence of certain proceedings under antitrust laws or foreign direct investment laws, and the absence of any orders or injunctions under antitrust laws or foreign direct investment laws, the Outside Date will be automatically extended by three months to January 12, 2022, and the Outside Date may be further extended by either STERIS or Cantel, by written notice delivered to the other Party prior to January 12, 2022, by an additional three months to April 12, 2022 (provided that this termination right will not be available to any Party that has breached in any material respect its obligations under the Merger Agreement in any manner that proximately contributed to the failure of the Closing to occur on or prior to the Outside Date);

•
by either Cantel or STERIS if a governmental entity of competent jurisdiction issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers such that the closing conditions regarding a governmental entity of competent jurisdiction prevent the consummation of the Mergers; provided, that, the Party seeking to terminate the Merger Agreement must have complied in all material respects with its obligations under the Merger Agreement with respect to preventing the entry of and to removing such order, injunction, decree or ruling;

•	by either Cantel or STERIS, if Cantel Stockholder Approval has not been obtained at the Special Meeting or at any adjournment or postponement thereof;
•
by STERIS, if, prior to the receipt of Cantel Stockholder Approval, (i) a Change of Recommendation (as defined below) occurs, (ii) a tender or exchange offer constituting a Competing Proposal (as defined below) has been commenced (within the meaning of Rule 14d-2 under the Exchange Act) and Cantel does not communicate to its stockholders, within ten business days after such commencement, that Cantel recommends rejecting such tender or exchange offer (or shall have withdrawn any such rejection thereafter) or (iii) Cantel commits a material breach of certain provisions of the Merger Agreement (and such breach is not curable, or if curable, has not been cured within ten business days after the receipt of notice thereof by Cantel from STERIS); or

•
by Cantel, prior to obtaining Cantel Stockholder Approval, to enter into a definitive agreement providing for a superior proposal, provided that Cantel shall have paid the termination fee simultaneously with or prior to such termination.

Termination Fees (Page 92)
The Merger Agreement requires Cantel to pay STERIS a termination fee of $127.4 million if:
•
STERIS or Cantel terminates the Merger Agreement due to failure to receive Cantel Stockholder Approval at the Special Meeting or at any adjournment or postponement thereof, a Competing Proposal is disclosed and not publicly withdrawn prior to the Special Meeting, and Cantel consummates a transaction for the Competing Proposal within 12 months of the Merger Agreement being terminated;

•
STERIS terminates the Merger Agreement prior to the receipt of Cantel Stockholder Approval, due to (a) a Change of Recommendation, (b) a tender or exchange offer constituting a Competing Proposal having been commenced (within the meaning of Rule 14d-2 under the Exchange Act) and Cantel shall not have communicated to its stockholders, within ten business days after such commencement, a statement disclosing that Cantel recommends rejection of such tender or exchange offer, or (c) Cantel having committed a material breach of certain provisions of the Merger Agreement (and such breach is not curable, or if curable, is not cured within ten business days after the receipt of the notice thereof by Cantel from STERIS); or

•	Cantel terminates the Merger Agreement in order to enter into a definitive agreement for a Superior Proposal.
Regulatory Approvals (Page 72)
Closing is subject to the requirements of the HSR Act and the rules and regulations promulgated by the Federal Trade Commission, which is referred to as the FTC, which prevent transactions such as the First Merger from being completed until (i) certain information and materials are furnished to the Department of Justice, which is referred to as the DOJ, and the FTC and (ii) the 30-day waiting period is terminated or expires. If the FTC or the DOJ issues a request for additional information and documents, which is referred to as the Second Request, prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.
STERIS and Cantel filed their required HSR Act filings on January 27, 2021 and, to facilitate continued dialogue with the FTC, STERIS voluntarily withdrew its required HSR Act filing on February 26, 2021 and refiled its required HSR Act filing on March 1, 2021.
Closing is further subject to certain notifications and/or approvals from applicable governmental authorities outside of the U.S. and the parties are not required to consummate the Mergers before the applicable waiting periods have expired or been terminated, or clearance obtained, in each applicable jurisdiction.
STERIS and Cantel also intend to make all required filings under the Securities Act of 1933, which is referred to as the Securities Act, and the Exchange Act relating to the Mergers and obtain all other approvals and consents, which may be necessary to give effect to the Mergers.
Appraisal Rights of Cantel Stockholders (Page 73)
Under the DGCL, subject to the closing of the Mergers, record holders of Cantel Common Stock who do not vote in favor of the Cantel Merger Proposal and who otherwise properly exercise and perfect, and do not lose, their appraisal rights in accordance with Section 262 of the DGCL will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of Cantel Common Stock, in lieu of receiving shares of Canyon Newco Common Stock as a result of the Pre-Closing Merger and, therefore, the Merger Consideration as a result of the First Merger. The “fair value” could be higher or lower than, or the same as, the consideration payable as a result of the Pre-Closing Merger or the First Merger. Cantel Stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Cantel by submitting a written demand for appraisal in the form described in this proxy statement/prospectus prior to the vote on the approval of the Cantel Merger Proposal at the Special Meeting and must otherwise follow the procedures prescribed by

Section 262 of the DGCL. If you have a beneficial interest in shares of Cantel Common Stock held of record in the name of another person, such as your bank, broker or other nominee, you must act promptly to cause the record holder to follow the steps summarized in this proxy statement/prospectus in a timely manner to perfect your appraisal rights.
The full text of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus. Cantel Stockholders are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising and perfecting the right to seek appraisal, Cantel Stockholders who are considering exercising and perfecting that right are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions may result in a waiver of, or the inability to exercise, appraisal rights. For more information regarding appraisal rights, see the section entitled “Appraisal Rights of Cantel Stockholders” beginning on page 73.
Litigation Relating to the Mergers (Page 73)
Under the terms of the Merger Agreement, each Party is required to provide the other Party prompt oral notice of any litigation brought by any stockholder of that Party against such Party, any of its subsidiaries and/or any of their respective directors relating to the Mergers, the Merger Agreement or any of the transactions contemplated thereby. Each Party is required to give the other Party the opportunity to participate (at such other Party’s expense) in the defense or settlement of any such litigation, and no such settlement may be agreed to without the other Party’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.
Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger (Page 97)
For U.S. federal income tax purposes, it is intended that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The obligation of Cantel to complete the Pre-Closing Merger and the Pre-Closing Conversion is conditioned upon the receipt of an opinion from Wachtell, Lipton, Rosen & Katz (or if Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, at the election of STERIS, from Jones Day) to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. On the basis of such opinion that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, qualify as a reorganization, U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger”) of Cantel Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of the shares of Cantel Common Stock in the Pre-Closing Merger into the equal number of shares of Canyon Newco Common Stock.
The U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, to non-U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger”) are expected to be similar to the U.S. federal income tax consequences to U.S. holders, subject to certain exceptions.
Holders of Cantel Common Stock should read the information included under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 97 for a more detailed discussion of the material U.S. federal income tax consequences of the Pre-Closing Merger followed by the Pre-Closing Conversion, and such holders are urged to consult with their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Pre-Closing Merger followed by the Pre-Closing Conversion.
For U.S. federal income tax purposes, it is intended that the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Section 367(a)(1) of the Code will not apply to cause the transaction to result in gain recognition by holders of Canyon Newco Common Stock that exchange their shares of Canyon Newco Common Stock for the Merger Consideration (other than any such holder of Canyon Newco Common Stock who would be treated as a

“five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of STERIS following the Mergers and who does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8, or that enters into such agreement but does not comply with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). The obligation of Cantel to complete the First Merger and the Second Merger is conditioned upon the receipt of an opinion from Wachtell, Lipton, Rosen & Katz (or if Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, at the election of STERIS, from Jones Day) to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and will not result in gain recognition to the holders of Canyon Newco Common Stock pursuant to Section 367(a)(1) of the Code (assuming that in the case of any such holder who would be treated as a “five-percent transferee shareholder” of STERIS within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), such shareholder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c) and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain).
On the basis of such opinion that the First Merger and the Second Merger, taken together, qualify as a reorganization and that Section 367(a) does not generally apply to require gain recognition, and assuming that, in the case of any holder who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of STERIS following the transaction, such holder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain, a U.S. holder of shares of Canyon Newco Common Stock who receives the Merger Consideration in the First Merger generally will recognize gain (but not loss) equal to the lesser of: (i) the cash consideration (excluding cash received in lieu of fractional STERIS Shares, if any) received by such U.S. holder in the First Merger and (ii) the excess, if any, of (a) the sum of the cash consideration (excluding cash received in lieu of fractional STERIS Shares, if any) plus the fair market value of the STERIS Shares (including any fractional STERIS Shares deemed received) received by such U.S. holder in the First Merger, over (b) such U.S. holder’s tax basis in its shares of Canyon Newco Common Stock surrendered. In addition, a U.S. holder generally will recognize gain or loss with respect to any cash received in lieu of fractional STERIS Shares. However, if the First Merger and the Second Merger, taken together, do not qualify as a reorganization, the surrender of Canyon Newco Common Stock by U.S. holders in exchange for the Merger Consideration pursuant to the First Merger will be treated as a fully taxable exchange with respect to both STERIS Shares and the cash portion of the Merger Consideration. In addition, even if the First Merger and the Second Merger, taken together, qualify as a reorganization pursuant to Section 368(a) of the Code, but certain requirements of Section 367(a) of the Code are not satisfied, the First Merger and the Second Merger, taken together, will be treated as a taxable exchange for U.S. holders where gain, but not loss, is required to be recognized.
The U.S. federal income tax consequences of the First Merger and the Second Merger, taken together, to non-U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger”) are expected to be similar to the U.S. federal income tax consequences to U.S. holders, except that any gain required to be recognized on the receipt of the Merger Consideration (including cash in lieu of fractional STERIS Shares) will be subject to U.S. federal income tax only in limited circumstances.
Holders of Cantel Common Stock should read the information included under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 97 for a more detailed discussion of the material U.S. federal income tax consequences of the First Merger and the Second Merger, and such holders are urged to consult with their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the First Merger and the Second Merger.

Material Ireland Tax Consequences of the First Merger (Page 110)
The First Merger should not be taxable under Irish law, except in circumstances where a Cantel Stockholder (only to the extent it relates to Irish tax consequences, as defined in the section entitled “Material Ireland Tax Consequences of the First Merger”) is either resident in Ireland or holds Cantel Common Stock (or Canyon Newco Common Stock immediately following the Pre-Closing Merger) in connection with a branch or agency in Ireland. For more information, see the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 110.
Comparison of Stockholders’ and Shareholders’ Rights (Page 130)
The rights of Cantel Stockholders who receive STERIS Shares as a result of the Mergers will be governed by Irish law rather than Delaware law, and STERIS’s Memorandum and Articles of Association, which is referred to as the STERIS Constitution, rather than by the Restated Certificate of Incorporation of Cantel, which is referred to as the Cantel Certificate of Incorporation, the amended and restated bylaws of Cantel, which is referred to as the Cantel Bylaws, and, together with the Cantel Certificate of Incorporation, referred to as the Cantel Governing Documents, and the corporate governance guidelines of Cantel. As a result, these Cantel Stockholders will have different rights once they become shareholders of STERIS due to both the differences in the governing documents of STERIS and Cantel, and the differences between Irish and Delaware corporate law. The key differences are described in the section entitled “Comparison of Stockholders’ and Shareholders’ Rights” beginning on page 130.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF STERIS
The selected historical financial data and selected historical balance sheet data set out below for each of the fiscal years ended March 31, 2020, 2019 and 2018 and as of March 31, 2020 and 2019 are derived from STERIS’s audited condensed consolidated financial statements as of and for the fiscal years then ended contained in STERIS’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which is incorporated by reference in this proxy statement/prospectus. The selected historical financial data and selected historical balance sheet data set out below for each of the fiscal years ended March 31, 2017 and 2016 and as of March 31, 2018, 2017 and 2016 are derived from STERIS’s audited condensed consolidated financial statements for such fiscal years contained in certain other of STERIS’s Annual Reports on Form 10-K filed with the SEC, which are not incorporated by reference in this proxy statement/prospectus. The selected historical financial data and selected historical balance sheet set out below for the nine months ended December 31, 2020 and 2019 and as of December 31, 2020 are derived from STERIS’s unaudited condensed consolidated financial statements for the periods then ended contained in STERIS’s Quarterly Report on Form 10-Q for the nine months ended December 31, 2020, which is incorporated by reference in this proxy statement/prospectus. The selected historical balance sheet set out below as of December 31, 2019 is derived from STERIS’s unaudited condensed consolidated financial statements contained in STERIS’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, which is not incorporated by reference in this proxy statement/prospectus.
The information set forth below is a summary that should be read together with the historical audited consolidated financial statements of STERIS and the related notes thereto as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in each of the reports mentioned above. Historical results are not necessarily indicative of any results to be expected in the future. For more information, see the section entitled “Where You Can Find More Information” beginning on page 153.
(in thousands, except per share data)	Nine Months Ended December 31,		Years Ended March 31,
	2020	2019	2020	2019	2018	2017	2016
Statements of Income Data:
Revenues, net	$2,233,988	$2,207,904	$3,030,895	$2,782,170	$2,619,996	$2,612,756	$2,238,764
Net income attributable to common shareholders	$308,549	$284,289	$407,605	$304,051	$290,915	$109,965	$110,763
Net income per common share-basic	$3.62	$3.35	$4.81	$3.59	$3.42	$1.29	$1.57
Shares used in computing net income per common share-basic	85,153	84,740	84,778	84,577	85,028	85,473	70,698
Net income per common share-diluted	$3.59	$3.32	$4.76	$3.56	$3.39	$1.28	$1.56
Shares used in computing net income per common share-diluted	85,851	85,630	85,641	85,468	85,713	86,094	71,184
Cash dividends per common share	$1.17	$1.08	$1.45	$1.33	$1.21	$1.09	$0.98
Balance Sheets Data:
Total assets	$6,580,780	$5,335,581	$5,425,582	$5,073,071	$5,200,334	$4,924,455	$5,346,416
Long-term indebtedness	1,713,199	1,136,964	1,150,521	1,183,227	1,316,001	1,478,361	1,567,796
Total liabilities	2,702,588	1,939,515	2,018,858	1,887,273	1,983,034	2,114,422	2,307,524
Total shareholders’ equity	3,866,990	3,382,680	3,393,876	3,177,810	3,205,960	2,798,602	3,023,034

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CANTEL
The selected historical financial data and selected historical balance sheet data set out below for the fiscal years ended July 31, 2020, 2019 and 2018 and as of July 31, 2020 and 2019 are derived from Cantel’s audited condensed consolidated financial statements for the fiscal years then ended contained in Cantel’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020, which is incorporated by reference in this proxy statement/prospectus. The selected historical financial data and selected historical balance sheet data set out below for the fiscal years ended July 31, 2017 and 2016 and as of July 31, 2018, 2017 and 2016 are derived from Cantel’s audited condensed consolidated financial statements for such fiscal years contained in certain other of Cantel’s Annual Reports on Form 10-K filed with the SEC, which are not incorporated by reference in this proxy statement/prospectus. The selected historical financial data and selected historical balance sheet set out below for the six months ended January 31, 2021 and 2020 and as of January 31, 2021 are derived from Cantel’s unaudited condensed consolidated financial statements for the periods then ended contained in Cantel’s Quarterly Report on Form 10-Q for the six months ended January 31, 2021, which is incorporated by reference in this proxy statement/prospectus. The selected historical balance sheet set out below as of January 31, 2020 is derived from Cantel’s unaudited condensed consolidated financial statements contained in Cantel’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2020, which is not incorporated by reference in this proxy statement/prospectus.
The information set forth below is a summary that should be read together with the historical audited consolidated financial statements of Cantel and the related notes thereto as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in each of the reports mentioned above. Historical results are not necessarily indicative of any results to be expected in the future. For more information, see the section entitled “Where You Can Find More Information” beginning on page 153.
(in thousands, except per share data)	Six Months Ended January 31,		Years Ended July 31,
	2021	2020	2020	2019	2018	2017	2016
Statements of Income Data:
Net sales	$591,067	$545,744	$1,016,048	$918,155	$871,922	$770,157	$664,755
Net income attributable to common shareholders	$36,532	$3,504	$13,708	$55,042	$91,041	$71,378	$59,953
Net income per common share-basic	$0.87	$0.08	$0.32	$1.32	$2.18	$1.71	$1.44
Shares used in computing net income per common share-basic	42,219	42,299	42,238	41,700	41,567	41,468	41,344
Net income per common share-diluted	$0.84	$0.08	$0.32	$1.32	$2.18	$1.71	$1.44
Shares used in computing net income per common share-diluted(2)	43,516	42,390	42,309	41,757	41,635	41,543	41,390
Cash dividends per common share	—	$0.11	$0.105	$0.20	$0.17	$0.14	$0.12
Balance Sheets Data:
Total assets	$2,050,310	$1,890,898	$2,071,754	$1,070,366	$963,708	$786,373	$694,532
Long-term debt(1)	916,894	885,442	1,113,375	233,000	200,000	126,000	116,000
Total liabilities	1,262,644	1,167,617	1,342,155	408,829	354,841	262,441	240,162
Total stockholders’ equity	787,666	723,281	729,599	661,537	608,867	523,932	454,370
(1)	Includes convertible debt at par value of $168,000 as of January 31, 2021 and July 31, 2020.
(2)	Excludes participating securities for six months ended January 31, 2020.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The following table presents selected unaudited pro forma condensed combined financial data referred to throughout as “pro forma financial data”, “pro forma balance sheet data”, or “pro forma statements of income data” of STERIS after giving effect to the Mergers and other transaction accounting adjustments detailed below. The information under “Selected Pro Forma Statements of Income Data” in the table below gives effect to the Mergers as if it they been consummated on April 1, 2019, the beginning of the earliest period for which unaudited pro forma financial data have been presented. STERIS’s fiscal year ends on March 31, while Cantel’s fiscal year ends on July 31. The unaudited pro forma balance sheet data and statements of income data have been prepared utilizing period ends that differ by fewer than 93 days, as permitted by Regulation S-X. The unaudited pro forma balance sheet data combines the interim unaudited condensed consolidated balance sheet of STERIS as of December 31, 2020 and the interim unaudited condensed consolidated balance sheet of Cantel as of October 31, 2020. The unaudited pro forma statement of income data for the fiscal year ended March 31, 2020 combines the audited consolidated statement of income of STERIS for the fiscal year ended March 31, 2020 with the consolidated statements of income of Cantel for the four quarterly periods ended January 31, 2020 and the consolidated statement of income of Hu-Friedy Mfg. Co LLC, which is referred to as Hu-Friedy, for the eight months ended September 30, 2019. Cantel completed the acquisition of Hu-Friedy from Dental Holding, LLC on October 1, 2019. The historical consolidated statement of income of Cantel for the four quarterly periods ended January 31, 2020 was determined by adding Cantel’s unaudited consolidated statement of income for the six months ended January 31, 2020 to Cantel’s audited consolidated statement of income for the fiscal year ended July 31, 2019, and subtracting Cantel’s unaudited consolidated statement of income for the six months ended January 31, 2019. The consolidated statement of income of Hu-Friedy was determined by subtracting Hu-Friedy’s unaudited consolidated statement of income for the month ended January 31, 2019 from the unaudited consolidated statement of income for the nine months ended September 30, 2019. The unaudited pro forma statement of income data for the nine months ended December 31, 2020 combines the unaudited consolidated statement of income of STERIS for the nine months ended December 31, 2020 with the consolidated statements of income of Cantel for the three quarterly periods ended October 31, 2020. The consolidated statements of income of Cantel for the three quarterly periods ended October 31, 2020 were determined by adding Cantel’s unaudited consolidated statement of income for the three months ended October 31, 2020 to Cantel’s audited consolidated statement of income for the fiscal year ended July 31, 2020, and subtracting Cantel’s unaudited consolidated statement of income for the six months ended January 31, 2020.
The values for such periods then ended are based upon, derived from and should be read in conjunction with the historical audited financial statements of Cantel for the fiscal year ended July 31, 2020, which are available in Cantel’s Annual Report on Form 10-K for the fiscal years ended July 31, 2020 and 2019, and the historical unaudited financial statements of Cantel for the periods ended January 31, 2020, April 30, 2020 and October 31, 2020, which are available in Cantel’s Quarterly Reports on Form 10-Q for the respective quarterly periods then ended. The values for the Hu-Friedy eight months ended September 30, 2019 are based upon, derived from and should be read in conjunction with the historical unaudited financial statements of Dental Holding, LLC for the nine months ended September 30, 2019, which are available in Cantel’s Current Report on Form 8-K filed on March 2, 2021. This pro forma financial data was prepared using the acquisition method of accounting with STERIS considered the accounting acquirer of Cantel and with Cantel considered the accounting acquirer of Hu-Friedy. See the section entitled “The Merger—Accounting Treatment of the Merger” beginning on page 78.
The pro forma adjustments, which are referred to as Transaction Accounting Adjustments, are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The Transaction Accounting Adjustments have been made solely for the purpose of providing the pro forma financial data. STERIS estimated the fair value of certain Cantel assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Cantel’s SEC filings and other publicly available information. Until the Mergers are completed, both companies are limited in their ability to share certain information.
The information presented below should be read in conjunction with the historical consolidated financial statements and related notes of STERIS and Cantel filed by each with the SEC, and incorporated by reference into this proxy statement/prospectus, and with the pro forma financial data of STERIS and Cantel, including the related notes, appearing in the section entitled “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 116. The pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of results that actually would have occurred or that may occur in the future had the Mergers been completed on the dates indicated, or the future operating results or financial position of STERIS following the Mergers. Future results may vary significantly from the results reflected below because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 31.
Pro Forma Statements of Income Data
(in thousands, except per STERIS share amounts)	Nine Months Ended December 31, 2020	Year Ended March 31, 2020
Net Revenues	$2,992,106	$4,178,905
Net Income from continuing operations attributable to STERIS Shareholders	$271,952	$138,406
Net income from continuing operations per STERIS Share-basic	$2.73	$1.40
Net income from continuing operations per STERIS Share-diluted	$2.71	$1.38
Weighted-average number of STERIS Shares outstanding-basic	99,441	99,066
Weighted-average number of STERIS Shares outstanding-diluted	100,336	100,092
Pro Forma Balance Sheet Data
(in thousands)	As of December 31, 2020
Pro forma balance sheet data:
Total assets	$12,341,644
Long-term indebtedness	$3,660,831
Total debt	$3,660,831
Total equity	$6,909,784

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE FINANCIAL DATA
The following table shows, for the year ended March 31, 2020 for STERIS and for the year ended July 31, 2020 for Cantel, historical and pro forma equivalent per share data for STERIS Shares and historical and pro forma combined per share data for Cantel Common Stock. The information in the table is derived from each of STERIS’s and Cantel’s respective historical consolidated financial statements incorporated by reference herein, as well as the unaudited pro forma financial statements included elsewhere herein. The pro forma equivalent per share data and the pro forma combined per share data assume that STERIS, with a fiscal year that ends on March 31, acquired Cantel, with a fiscal year that ends on July 31, and are to be read as if the Mergers had been completed on April 1, 2020.
The pro forma equivalent information shows the effect of the Mergers from the perspective of a holder of Cantel Common Stock. The pro forma combined data below is presented for illustrative purposes only. The pro forma adjustments to the income statement data are based on the assumption that the Mergers were completed on April 1, 2019, and the pro forma adjustments to the balance sheet data are based on the assumption that the Mergers were completed on December 31, 2020.
Either company’s actual historical financial condition or results of operations may have been different had the companies always been combined. You should not rely on this information as being indicative of the historical financial condition and results of operations that would have actually been achieved or of the future results of STERIS after completion of the Mergers.
You should read the information below together with the historical consolidated financial statements and related notes of each of STERIS and Cantel, which are incorporated by reference in this proxy statement/prospectus, and with the information under the heading “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 116.
	As of/ For the Nine Months Ended December 31, 2020	As of/ For the Year Ended March 31, 2020
STERIS Historical per Common Share Data:
Net income from operations—basic	$3.62	$4.81
Net income from operations—diluted	3.59	4.76
Cash dividends per share	1.17	1.45
Book value(1)	$45.41	$40.03
	As of/ For the Six Months Ended January 31, 2021	As of/ For the Year Ended July 31, 2020
Cantel Historical per Common Share Data:
Net income from operations—basic	$0.87	$0.32
Net income from operations—diluted	0.84	0.32
Cash dividends per share	—	0.105
Book value(1)	$18.66	$17.27
	As of/ For the Nine Months Ended December 31, 2020	As of/ For the Year Ended March 31, 2020
Unaudited Pro Forma Combined per STERIS Share Data(2):
Net income from continuing operations—basic	$2.73	$1.40
Net income from continuing operations—diluted	2.71	1.38
Cash dividends per share(3)	1.17	1.45
Book value(1)	$69.37	N/A

	As of/ For the Nine Months Ended December 31, 2020	As of/ For the Year Ended March 31, 2020
Unaudited Pro Forma Combined per Cantel Equivalent Share Data(2):
Net income from continuing operations— basic(4)(5)	$0.92	$0.47
Net income from continuing operations—diluted(4)(5)	0.92	0.47
Cash dividends paid(3)	0.40	0.49
Book value(3)(4)(5)	$23.44	N/A
(1)	Calculated by dividing stockholders’ equity by average ordinary shares outstanding excluding share equivalents.
(2)	Calculated based on the information contained in the section titled “Unaudited Pro Forma Condensed Combined Financial Data” contained in this proxy statement/prospectus.
(3)
Pro forma combined dividends per share is the same as STERIS’s historical dividend per share paid, and is not presented as an indication of future dividend policy for STERIS after completion of the Mergers, which will be determined by the STERIS Board of Directors following the completion of the Mergers.

(4)
Amounts calculated by multiplying unaudited pro forma combined per share amounts by the exchange ratio in the Mergers of 0.33787 STERIS Shares for each share of Cantel Common Stock. The exchange ratio does not include the $16.93 per share of Cantel Common Stock constituting the cash portion of the Merger Consideration, as defined below.

(5)
The information shows how each share of Cantel Common Stock would have participated in STERIS’s net income from continuing operations, cash dividends and book value if the Mergers had occurred on April 1, 2019, in the case of net income and cash dividends per share data, and as of December 31, 2020, in the case of book value per share data. The pro forma book value per share is not meaningful as of March 31, 2020, as purchase accounting adjustments were calculated as of December 31, 2020.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND DATA
STERIS Market Price and Dividend Information
STERIS Shares are listed on the NYSE under the symbol “STE.” STERIS has declared a quarterly cash dividend during each of the last three fiscal quarters.
You should obtain current market quotations for STERIS Shares, as the market price of STERIS Shares will fluctuate between the date of this proxy statement/prospectus and the date on which the Mergers are completed, at times in between and thereafter. You can obtain these quotations from publicly available sources.
The declaration of dividends, whether before or after the Mergers, is at the discretion of the STERIS Board of Directors. Any determination to pay dividends on STERIS Shares in the future will be at the discretion of the STERIS Board of Directors and dependent upon then-existing conditions, including STERIS’s operating results and financial condition, capital requirements, contractual restrictions, business prospects and other factors that the STERIS Board of Director may deem relevant.
Under the Merger Agreement, STERIS has agreed that, until the completion of the Mergers, it will not authorize or pay any dividend or other distribution in respect of any STERIS Shares, except for dividends and distributions paid or made on a pro rata basis by STERIS in the ordinary course of business consistent with past practice or by a wholly owned STERIS subsidiary to STERIS or another wholly owned STERIS subsidiary.
Cantel Market Price and Dividend Information
Cantel Common Stock is listed on the NYSE under the symbol “CMD”.
You should obtain current market quotations for shares of Cantel Common Stock, as the market price of Cantel Common Stock will fluctuate between the date of this proxy statement/prospectus and the date on which the Mergers are completed, at times in between and thereafter. You can obtain these quotations from publicly available sources.
Cantel has not paid any dividends on Cantel Common Stock during the last four fiscal quarters and does not intend to do so prior to the completion of the Mergers. Under the Merger Agreement, Cantel has agreed that, until the completion of the Mergers, it will not authorize or pay any dividend on or make any other distribution with respect to its outstanding shares of capital stock, except for dividends and distributions paid or made on a pro rata basis by a Cantel subsidiary in the ordinary course of business consistent with past practice or by a wholly owned Cantel subsidiary to Cantel or another wholly owned Cantel subsidiary.
Comparison of STERIS and Cantel Market Prices and Implied Value of Share Value of the Stock Consideration
The following table sets forth the closing sale price per STERIS Share and per share of Cantel Common Stock as reported on the NYSE on January 11, 2021, the last trading day prior to the public announcement of the Mergers, and on March 31, 2021, the last practicable trading day before the filing of this proxy statement/prospectus with the SEC. The table also shows the estimated implied value of the stock consideration proposed for each share of Cantel Common Stock as of the same two dates. This implied value was calculated by multiplying the closing price of a STERIS Share on the relevant date by the exchange ratio of 0.33787 STERIS Shares for each share of Cantel Common Stock. The value of the cash consideration will be $16.93 irrespective of the price per STERIS Share as of any date following the signing of the Merger Agreement on January 12, 2021.
	STERIS Shares	Cantel Common Stock	Implied Per Share Value of Stock Consideration
January 11, 2021	$200.46	$84.66	$67.73
March 31, 2021	$190.48	$79.84	$64.36
The market prices of STERIS Shares and Cantel Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate prior to, and in the case of STERIS Shares, after the completion of the Mergers. No assurance can be given concerning the market prices of STERIS Shares or Cantel Common Stock before completion of the Mergers or of STERIS Shares after completion of the Mergers. The exchange ratio is fixed in the Merger Agreement, but the market price of STERIS Shares (and therefore the value of the stock consideration) when received by Cantel Stockholders after the Mergers are completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to Cantel Stockholders in determining whether to approve the Cantel Merger Proposal. Cantel Stockholders are encouraged to obtain current market quotations for STERIS Shares and Cantel Common Stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference herein. For more information, see the section entitled, “Where You Can Find More Information” beginning on page 153.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements within the meaning of the federal securities laws about STERIS, Cantel and the proposed transaction. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are based on our respective management’s current expectations, estimates or forecasts about our businesses, the industries in which we operate and current beliefs and assumptions of management and are subject to uncertainty and changes in circumstances. Readers of this communication should understand that these statements are not guarantees of performance or results. Many important factors could affect actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this communication. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s or Cantel’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. Unless legally required, STERIS and Cantel do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. These risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:
•	the failure to obtain the Cantel Stockholder Approval;
•
the possibility that the closing conditions to the Mergers may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval and any conditions imposed on the combined entity in connection with consummation of the Mergers;

•	delay in closing the Mergers or the possibility of non-consummation of the Mergers;
•
the risk that the cost savings and any other synergies from the Mergers may not be fully realized or may take longer to realize than expected, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated;

•	the occurrence of any event that could give rise to termination of the Merger Agreement;
•
the risk that shareholder/stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transactions or result in significant costs of defense, indemnification and liability;

•	risks related to the disruption of the proposed transaction to STERIS, Cantel and their respective managements;
•	risks relating to the value of STERIS Shares to be issued in the proposed transaction;
•	the effect of announcement of the proposed transaction on STERIS’s and Cantel’s ability to retain and hire key personnel and maintain relationships with Customers, suppliers and other third parties;
•	the impact of the COVID-19 pandemic on STERIS’s or Cantel’s operations, performance, results, prospects, or value;
•	STERIS’s ability to achieve the expected benefits regarding the accounting and tax treatments of the Redomiciliation;
•	STERIS’s ability to achieve the expected benefits regarding the accounting and tax treatments of the First Merger and Second Merger;
•
operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected following the Redomiciliation;

•
STERIS’s ability to meet expectations regarding the accounting and tax treatment of the Tax Cuts and Jobs Act, which is referred to as the TCJA or the possibility that anticipated benefits resulting from the TCJA will be less than estimated;

•
changes in tax laws or interpretations that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for U.S. federal tax purposes;

•	the potential for increased pressure on pricing or costs that leads to erosion of profit margins;
•
the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated;

•
the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation any of the same relating to FDA, EPA or other regulatory authorities, government investigations, the outcome of any pending or threatened FDA, EPA or other regulatory warning notices, actions, requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product or service introductions, affect the production, supply and/or marketing of existing products or services or otherwise affect STERIS’s or Cantel’s performance, results, prospects or value;

•
the potential of international unrest, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs;

•	the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s or Cantel’s products and services;
•	the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products or in the provision of services;
•
the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS’s and Cantel’s businesses, industry or initiatives including, without limitation, those matters described in STERIS’s and Cantel’s respective Annual Reports on Form 10-K for the year ended March 31, 2020 and July 31, 2020, respectively, and other securities filings, may adversely impact STERIS’s and/or Cantel’s performance, results, prospects or value;

•
the impact on STERIS and its operations, or tax liabilities, after completion of the Mergers, of Brexit or the exit of other member countries from the EU, and STERIS’s ability to respond to such impacts;

•
the impact on STERIS, Cantel and their respective operations of any legislation, regulations or orders, including but not limited to any new trade or tax legislation, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto;

•
the possibility that anticipated financial results or benefits of recent acquisitions, including the acquisition of Key Surgical, or of STERIS’s restructuring efforts, or of recent divestitures, or of restructuring plans will not be realized or will be other than anticipated;

•	the effects of contractions in credit availability, as well as the ability of STERIS’s and Cantel’s Customers and suppliers to adequately access the credit markets when needed;
•	STERIS’s ability to complete the acquisition of Cantel, including the fulfillment of closing conditions and obtaining financing, on terms satisfactory to STERIS or at all; and
•	other risks described in STERIS’s and Cantel’s respective most recent Annual Reports on Form 10-K and other reports filed with the SEC.
Readers are cautioned not to place undue reliance on any forward-looking statements included in this communication, which speak only as of the date of this communication. STERIS and Cantel undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. This cautionary statement is applicable to all forward-looking statements contained in this communication.

RISK FACTORS
In addition to the other information contained in or incorporated by reference herein, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 29, Cantel Stockholders should carefully consider the following risks before deciding how to vote with respect to the proposals to be considered and voted on at the Special Meeting. Cantel Stockholders should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference herein, particularly the risk factors contained in STERIS’s and Cantel’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See the section entitled “Where You Can Find More Information” beginning on page 153.
Risks Relating to the Mergers
Because the market price of STERIS Shares may fluctuate, Cantel Stockholders cannot be certain of the precise value of any Merger Consideration they may receive in the Mergers.
At the time the Mergers are completed, each issued and outstanding share of Cantel Common Stock (other than Excluded Shares) will be ultimately converted, taking into account the Pre-Closing Merger, into the right to receive the Merger Consideration. The exchange ratio for the Merger Consideration is fixed, and there will be no adjustment to the stock consideration for changes in the market price of STERIS Shares or shares of Cantel Common Stock prior to the completion of the Mergers. If the Mergers are completed, there will be a time lapse between each of the date of this proxy statement/prospectus, the date on which Cantel Stockholders vote to approve the proposals at the Special Meeting, and the date on which Cantel Stockholders entitled to receive the Merger Consideration actually receive such Merger Consideration. The market value of shares of Cantel Common Stock may fluctuate during and after these periods as a result of a variety of factors (many of which are outside of STERIS’s or Cantel’s control), including general market and economic conditions, changes in STERIS’s business, operations and prospects and regulatory considerations. Such factors are difficult to predict and in many cases may be beyond the control of STERIS and Cantel. Consequently, at the time Cantel Stockholders must decide whether to adopt the Merger Agreement, they will not know the actual market value of any stock consideration they will receive when the Mergers are completed. The actual value of any stock consideration received by Cantel Stockholders at the completion of the Mergers will depend on the market value of STERIS Shares at the time of Closing. This market value may differ, possibly materially, from the market value of STERIS Shares at the time the Merger Agreement was entered into or at any other time. Cantel Stockholders should obtain current stock quotations for STERIS Shares before voting their shares of Cantel Common Stock. For additional information about the per share Merger Consideration, see the section entitled “The Merger Agreement—Payment of Merger Consideration” beginning on page 80.
The market price of STERIS Shares may continue to fluctuate after the Mergers.
Upon completion of the Mergers, holders of Cantel Common Stock will become holders of STERIS Shares. The market price of STERIS Shares may fluctuate significantly following completion of the Mergers and holders of Cantel Common Stock could lose some or all of the value of their investment in STERIS Shares. In addition, the stock market has experienced significant price and volume fluctuations in recent times, which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, the STERIS Shares, regardless of STERIS’s actual operating performance.
Cantel Stockholders will have a reduced ownership and voting interest in STERIS after completion of the Mergers and will exercise less influence over management.
Currently, Cantel Stockholders have the right to vote in the election of the Cantel Board of Directors and the power to approve or reject any matters requiring stockholder approval under the DGCL and the Cantel Certificate of Incorporation and the Cantel Bylaws. Upon completion of the Mergers, each Cantel Stockholder who receives STERIS Shares in the Mergers will become a shareholder of STERIS with a percentage ownership of STERIS that is smaller than the Cantel Stockholders’ current percentage ownership of Cantel. Based on the number of issued and outstanding shares of Cantel Common Stock and STERIS Shares as of January 8, 2021 and an exchange ratio of 0.33787 with 42,265,647 shares of Cantel Common Stock in the aggregate converted in to the right to receive the Merger Consideration, Cantel Stockholders are expected to become owners of approximately 14.3% of the outstanding STERIS Shares after the Closing, without giving effect to any STERIS Shares held by Cantel Stockholders prior to the completion of the Mergers. Even if all former Cantel

Stockholders voted together on all matters presented to Cantel Stockholders from time to time, the former Cantel Stockholders would exercise significantly less influence over STERIS after completion of the Mergers relative to their influence over Cantel prior to the completion of the Mergers, and thus would have a less significant impact on the election of the STERIS Board of Directors and on the approval or rejection of future STERIS proposals submitted to a stockholder vote.
STERIS Shares received by the Cantel Stockholders as a result of the Mergers will have different rights from shares of Cantel Common Stock.
Upon completion of the Mergers, Cantel Stockholders will no longer be stockholders of Cantel and will become shareholders of STERIS. There will be important differences between the current rights of Cantel Stockholders and the rights to which such stockholders will be entitled as shareholders of STERIS. See the section entitled “Comparison of Stockholders’ and Shareholders’ Rights” beginning on page 130 for a discussion of the different rights associated with the STERIS Shares.
Cantel Stockholders will be forfeiting all rights with respect to their shares of Cantel Common Stock other than the right to receive the Merger Consideration or to receive the fair value of their shares of Cantel Common Stock in an appraisal proceeding, including the right to participate directly in any earnings or future growth of Cantel.
If the Mergers are completed, Cantel Stockholders will cease to have any equity interest in Cantel and will not participate in its earnings or any future growth, except indirectly through ownership of STERIS Shares received as part of the Merger Consideration.
The market price of STERIS Shares may be affected by factors different from those that historically have affected shares of Cantel Common Stock.
Upon completion of the Mergers, Cantel Stockholders will become holders of STERIS Shares. The businesses of STERIS differ from those of Cantel in certain respects, and, accordingly, the financial position or results of operations and/or cash flows of STERIS after completion of the Mergers, as well as the market price of STERIS Shares, may be affected by factors different from those currently affecting the financial position or results of operations and/or cash flows of Cantel. Following the completion of the Mergers, Cantel will be part of a larger company with other lines of business and a broader geographic footprint, so decisions affecting Cantel may be made in respect of the larger combined business as a whole rather than the Cantel businesses individually. For a discussion of the business of STERIS and Cantel and of some important factors to consider in connection with those businesses, see the section entitled “Information About the Companies” beginning on page 43, and the documents incorporated by reference in the section entitled “Where You Can Find More Information” beginning on page 153, including, in particular, in the sections entitled “Risk Factors” in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2020 and Cantel’s Annual Report on Form 10-K for the year ended July 31, 2020.
The Merger Agreement limits Cantel’s ability to pursue alternatives to the Mergers, may discourage certain other companies from making favorable alternative transaction proposals and, in specified circumstances, could require Cantel to pay STERIS a termination fee.
Pursuant to the Merger Agreement, Cantel has agreed not to, among other things, (i) solicit proposals relating to certain alternative transactions, (ii) engage in discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party or (iii) approve or enter into any agreements providing for any such alternative transaction, in each case, subject to certain exceptions to permit members of the Cantel Board of Directors to comply with their duties as directors under applicable law. Notwithstanding these “no-shop” restrictions, prior to obtaining the Cantel Stockholder Approval, under specified circumstances, the Cantel Board of Directors may change its recommendation of the transaction, and Cantel may also terminate the Merger Agreement to accept a Superior Proposal upon payment of the termination fee described below.
The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, Cantel may be required to pay to STERIS a termination fee of $127.4 million. See “The Merger Agreement—No-Solicitation” and “The Merger Agreement—Termination of the Merger Agreement” beginning on pages 85 and 91, respectively.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Cantel from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the Mergers, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the Merger Agreement.
If the Merger Agreement is terminated and Cantel determines to seek another business combination, Cantel may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Mergers contemplated by the Merger Agreement.
Cantel may waive one or more of the closing conditions without re-soliciting stockholder approval.
Cantel may determine to waive, in whole or in part, one or more of the conditions to its obligations to complete the Mergers. Cantel currently expects to evaluate the materiality of any waiver and its effect on Cantel Stockholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus or any resolicitation of proxies is required in light of such waiver. Any determination as to whether to waive any condition to the Mergers, and as to whether to resolicit stockholder approval and/or amend this proxy statement/prospectus as a result of such waiver, will be made by Cantel at the time of such waiver based on the facts and circumstances as they exist at that time.
The Merger Agreement may be terminated in accordance with its terms and the Mergers may not be completed.
The Merger Agreement is subject to a number of conditions that must be fulfilled in order to complete the Mergers. Those conditions include, among others: the adoption of the Merger Agreement by Cantel Stockholders, the expiration or termination of the waiting period applicable to the Mergers under the HSR Act, as well as certain other antitrust and foreign direct investment laws, the absence of certain governmental orders or laws prohibiting consummation of the Mergers, the approval to list STERIS Shares issuable in connection with the Mergers on the NYSE, the accuracy of the representations and warranties under the Merger Agreement (subject to materiality standards set forth in the Merger Agreement), STERIS’s and Cantel’s performance of their respective obligations under the Merger Agreement in all material respects, the absence of a material adverse effect for STERIS (as described in the Merger Agreement), the absence of a material adverse effect for Cantel (as described in the Merger Agreement) and Cantel’s receipt of a written opinion of Wachtell, Lipton, Rosen & Katz (or if Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, at the election of STERIS, from Jones Day) regarding the U.S. federal income tax treatment of the transaction. These conditions to the closing of the Mergers may not be fulfilled in a timely manner or at all, and, accordingly, the Mergers may be delayed or may not be completed.
In addition, if the Mergers are not completed by the Outside Date, which under certain circumstances may be automatically extended to January 12, 2022, and further optionally extended to April 12, 2022, in each case if required regulatory approvals have not been obtained, either STERIS or Cantel may choose not to proceed with the Mergers, and can mutually decide to terminate the Merger Agreement at any time. In addition STERIS and Cantel may elect to terminate the Merger Agreement in certain other circumstances. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 91.
Failure to complete the Mergers or delays could negatively impact the price of STERIS Shares and the price of shares of Cantel Common Stock, as well as STERIS’s and Cantel’s respective future business and financial results.
The Merger Agreement contains a number of conditions that must be satisfied or waived prior to the completion of the Mergers, including, without limitation, regulatory approvals and the approval of the acquisition by Cantel Stockholders. There can be no assurance that all of the conditions to the Mergers will be so satisfied or waived. If the conditions to the Mergers are not satisfied or waived, STERIS and Cantel will be unable to complete the Mergers and the Merger Agreement may be terminated. Furthermore, the delay in the fulfillment of such conditions could result in unanticipated expenditures of funds and other resources and/or reduce the benefits of the acquisition of Cantel, even if ultimately consummated.

If the Mergers are delayed or not completed for any reason, STERIS’s and Cantel’s respective business and financial results may be adversely affected as follows:
•	STERIS and Cantel may experience negative reactions from the financial markets, including negative impacts to the market price of STERIS Shares and shares of Cantel Common Stock;
•
the manner in which Customers, vendors, business partners and other third parties perceive STERIS and Cantel may be negatively impacted which in turn could affect STERIS’s and Cantel’s marketing operations or their ability to compete for new business or obtain renewals in the marketplace more broadly;

•	STERIS and Cantel may experience negative reactions from employees; and
•
STERIS and Cantel will have expended time and resources that could otherwise have been spent on STERIS’s and Cantel’s existing business and the pursuit of other opportunities that could have been beneficial to each company, and STERIS’s and Cantel’s ongoing business and financial results may be adversely affected.

In addition to the above risks, if the Merger Agreement is terminated and Cantel seeks an alternative transaction, Cantel Stockholders cannot be certain that Cantel will be able to find a party willing to engage in a transaction on more attractive terms than the Mergers. If the Merger Agreement is terminated under the specified circumstances, Cantel may be required to pay to STERIS a termination fee. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 91.
STERIS and Cantel will be subject to business uncertainties while the Mergers are pending, which could adversely affect their respective businesses.
Uncertainty about the effect of the Mergers on employees and Customers may have an adverse effect on STERIS and Cantel. These uncertainties may impair STERIS’s and Cantel’s ability to attract, retain and motivate key personnel until the Mergers are completed and for a period of time thereafter, and could cause Customers and others that deal with STERIS and/or Cantel to seek to change those existing business relationships. Employee retention at Cantel may be particularly challenging during the pendency of the Mergers, as employees may experience uncertainty about their roles with STERIS following the Mergers. In addition, the Merger Agreement restricts STERIS and Cantel from entering into certain corporate transactions and taking other specified actions without the consent of the other Party, and generally requires Cantel to continue its operations in the ordinary course, until completion of the Mergers. These restrictions may prevent STERIS and Cantel from pursuing attractive business opportunities that may arise prior to the completion of the Mergers. Please see the section entitled “The Merger Agreement—Conduct of Business Pending the First Merger,” beginning on page 83, for a description of the restrictive covenants to which STERIS and Cantel are subject.
Directors and executive officers of Cantel may have interests in the Mergers that are different from, or in addition to, the interests of Cantel Stockholders.
Directors and executive officers of Cantel may have interests in the Mergers that are different from, or in addition to, the interests of Cantel Stockholders generally. These interests include, among others, the treatment of outstanding equity and equity-based awards pursuant to the Merger Agreement; potential severance and other benefits upon a qualifying termination in connection with the Mergers; and rights to ongoing indemnification and insurance coverage. These interests are described in more detail in the section entitled “The Mergers—Interests of Cantel Directors and Executive Officers in the Mergers” beginning on page 74.
The Mergers may not be accretive, and may be dilutive, to STERIS’s earnings per share and cash flow from operations per share, which may negatively affect the market price of STERIS Shares.
The Mergers may not be accretive, and may be dilutive, to STERIS’s earnings per share and cash flow from operations per share. Earnings per share and cash flow from operations per share in the future are based on preliminary estimates that may materially change. In addition, future events and conditions could decrease or delay any accretion, result in dilution or cause greater dilution than is currently expected, including:
•	adverse changes in market conditions;
•	production levels;

•	operating results;
•	competitive conditions;
•	laws and regulations affecting STERIS;
•	capital expenditure obligations;
•	higher than expected integration costs;
•	lower than expected synergies; and
•	general economic conditions.
Any dilution of, or decrease or delay of any accretion to, STERIS’s earnings per share or cash flow from operations per share could cause the price of the STERIS Shares to decline.
STERIS and Cantel will incur significant transaction and merger-related costs in connection with the Mergers, which may be in excess of those anticipated by Cantel or STERIS.
Each of STERIS and Cantel has incurred and will incur substantial expenses in connection with the negotiation and completion of the transaction contemplated by the Merger Agreement, including the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the Mergers.
STERIS and Cantel expect to continue to incur a number of non-recurring costs associated with completing the Mergers, and combining the operations of the two companies and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. The substantial majority of non-recurring expenses will consist of transaction costs related to the Mergers and include, among others, employee retention costs, fees paid to financial, legal and accounting advisors, fees paid to banks and other financial institutions in conjunction with obtaining financing and other related costs, severance and benefit costs and filing fees.
STERIS and Cantel will also incur transaction fees and costs related to formulating and implementing integration plans, costs to consolidate facilities and systems and employment-related costs. STERIS and Cantel will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Mergers and the integration of the two companies’ businesses. Although STERIS and Cantel each expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow STERIS and Cantel to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. See the risk factor entitled “The integration of Cantel into STERIS may not be as successful as anticipated” below.
The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of STERIS following the completion of the Mergers.
Many of these costs will be borne by STERIS and/or Cantel even if the Mergers are not completed.
Lawsuits may be filed against Cantel, STERIS and the members of the Cantel Board of Directors challenging the adequacy of the disclosures made in the proxy statement/prospectus and an adverse ruling in one or more of these lawsuits may prevent the Mergers from being completed.
Lawsuits arising out of the Mergers may be filed in the future. There can be no assurance that any of the defendants will be successful in the outcome of any potential future lawsuits. A preliminary injunction could delay or jeopardize the completion of the Mergers, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin the completion of the Mergers.
The opinion of Centerview will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.
Cantel has received an opinion from Centerview in connection with the signing of the Merger Agreement, but has not requested and obtained, and does not intend to request, an updated opinion from Centerview as of the date of this proxy statement/prospectus. Changes in the operations and prospects of STERIS or Cantel, general market and economic conditions and other factors that may be beyond the control of STERIS or Cantel, and on which Centerview’s opinion was based, may significantly alter the value of STERIS or Cantel or the prices of

STERIS Shares or of the shares of Cantel Common Stock by the time the Mergers are completed. The opinion does not speak as of the time the Mergers will be completed or as of any day other than the dates referenced in such opinion. Because Cantel does not currently anticipate asking Centerview to update its opinion, the opinion will not address the fairness of the per share Merger Consideration or aggregate Merger Consideration, as applicable, from a financial point of view at the time the Mergers are completed. The Cantel Board of Director’s recommendation that Cantel Stockholders vote “FOR” approval of the Cantel Merger Proposal and other Merger-related matters, however, is made as of the date of this proxy statement/prospectus. For a description of the opinion that Cantel received from Centerview, please see the section entitled “The Mergers—Opinion of Cantel’s Financial Advisor” beginning on page 60. A copy of the opinion of Centerview is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein in its entirety.
Completion of the Mergers may trigger change in control or other provisions in certain agreements to which Cantel is a party.
Completion of the Mergers may trigger change in control or other provisions in certain agreements to which Cantel is a party. If STERIS and Cantel are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if STERIS and Cantel are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Cantel.
STERIS expects to incur a substantial amount of debt to complete the Mergers. STERIS’s debt after completion of the Mergers may limit its financial and business flexibility.
STERIS intends to fund the cash consideration of the Merger Consideration, as well as the refinancing, prepayment, replacement, redemption, repurchase, settlement upon conversion, discharge or defeasance of certain existing indebtedness of Cantel and its subsidiaries, transaction expenses, general corporate expenses and working capital needs, through the incurrence of approximately $2.1 billion of new indebtedness, which includes senior notes and a new term loan agreement. As of October 31, 2020, Cantel had approximately $1.0 billion of long-term indebtedness, including convertible debt, outstanding. As of December 31, 2020, STERIS had approximately $1.7 billion of long-term indebtedness outstanding. STERIS’s ability to repay these obligations will depend on, among other things, STERIS’s and Cantel’s financial position and performance, as well as prevailing market conditions and other factors beyond STERIS’s control.
STERIS’s increased indebtedness after completion of the Mergers could have important consequences to holders of STERIS Shares, including Cantel Stockholders immediately prior to the effective time of the First Merger who receive STERIS Shares in the First Merger, including:
•	increasing STERIS’s vulnerability to general adverse economic and industry conditions;
•	limiting STERIS’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;
•
requiring the use of a substantial portion of STERIS’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, including dividend payments and stock repurchases;

•	limiting STERIS’s flexibility in planning for, or reacting to, changes in its business and its industry; and
•	putting STERIS at a disadvantage compared to its competitors with less indebtedness.
The pro forma financial data and unaudited forecasted financial information included in this proxy statement/prospectus is presented for illustrative purposes only and does not represent the actual financial position or results of operations of STERIS following the completion of the Mergers. Future results of STERIS or Cantel may differ, possibly materially, from the pro forma financial data and unaudited forecasted financial information presented in this proxy statement/prospectus.
The pro forma financial data and unaudited forecasted financial information contained in this proxy statement/prospectus are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and do not represent the actual financial position or results of operations of STERIS and Cantel prior to the Mergers or that of STERIS after completion of the Mergers for several reasons. Specifically, we have not completed the detailed valuation analyses to arrive at the final estimates of the fair values of the assets to be acquired and liabilities to be assumed and the related allocation of purchase price and the pro forma financial data does not reflect the effects of transaction-related costs and integration costs. See the sections entitled “Selected Unaudited Pro Forma Condensed Combined Financial Data” and “Comparative Historical and Unaudited Pro Forma Per Share Financial Data” beginning on pages 23 and 25, respectively. In addition, the Mergers and post-merger integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the Mergers or in connection with the post-merger integration process may significantly increase the related costs and expenses incurred by STERIS. The actual financial positions and results of operations of STERIS and Cantel prior to the Mergers and that of STERIS after completion of the Mergers may be different, possibly materially, from the pro forma financial data or forecasted financial information included in this proxy statement/prospectus. In addition, the assumptions used in preparing the pro forma financial data and forecasted financial information included in this proxy statement/prospectus may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of STERIS Shares may cause a significant change in the purchase price used for STERIS’s accounting purposes and pro forma financial data contained in this proxy statement/prospectus.
The integration of Cantel into STERIS may not be as successful as anticipated.
The Mergers involve numerous operational, strategic, financial, accounting, legal, tax and other risks; potential liabilities associated with the acquired businesses; and uncertainties related to design, operation and integration of Cantel’s internal control over financial reporting. Difficulties in integrating Cantel into STERIS may result in Cantel performing differently than expected, in operational challenges or in the failure to realize anticipated expense-related efficiencies. STERIS’s and Cantel’s existing businesses could also be negatively impacted by the Mergers. Potential difficulties that may be encountered in the integration process include, among other factors:
•	the inability to successfully integrate the business of Cantel into STERIS in a manner that permits STERIS to achieve the full revenue and cost savings anticipated from the Mergers;
•	complexities associated with managing the larger, more complex, integrated business;
•	not realizing anticipated operating synergies or incurring unexpected costs to realize such synergies;
•	integrating personnel from the two companies while maintaining focus on providing consistent, high-quality products and services;
•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Mergers;
•	loss of key employees;
•	integrating relationships with Customers, vendors and business partners;
•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Mergers and integrating Cantel’s operations into STERIS; and
•	the disruption of, or the loss of momentum in each, company’s ongoing business or inconsistencies in standards, controls, procedures and policies.
STERIS’s results may suffer if it does not effectively manage its expanded operations following the Mergers.
Following completion of the Mergers, STERIS’s success will depend, in part, on its ability to manage its expansion, which poses numerous risks and uncertainties, including the need to integrate the operations and business of Cantel into its existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with Customers, vendors and business partners.
Even if STERIS and Cantel complete the Mergers, STERIS may fail to realize all of the anticipated benefits of the proposed Mergers, or those benefits may take longer to realize than expected.
The success of the proposed Mergers will depend, in part, on STERIS’s ability to realize the anticipated benefits and cost savings from combining STERIS’s and Cantel’s business, including the approximately

$110 million in annualized pre-tax cost synergies that STERIS expects to realize within the first four fiscal years after the completion of the Mergers. The anticipated benefits and cost savings of the Mergers may not be realized fully or at all, may take longer to realize than expected, may require more non-recurring costs and expenditures to realize than expected or could have other adverse effects that STERIS does not currently foresee. Some of the assumptions that STERIS has made such as with respect to anticipated operating synergies or the costs associated with realizing such synergies, significant long-term cash flow generation, and the continuation of STERIS’s investment grade credit profile, may not be realized. The integration process may, for each of STERIS and Cantel, result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies. There could be potential unknown liabilities and unforeseen expenses associated with the Mergers that were not discovered in the course of performing due diligence.
Uncertainties associated with the Mergers may cause a loss of management personnel and other employees, which could adversely affect the future business and operations of STERIS.
STERIS and Cantel are dependent on the experience and industry knowledge of their officers and other employees to execute their business plans. Each company’s success until the Mergers and STERIS’s success after the Mergers will depend in part upon the ability of STERIS and Cantel to retain management personnel and other employees. Current and prospective employees of STERIS and Cantel may experience uncertainty about their roles within STERIS following the Mergers, which may have an adverse effect on the ability of each of STERIS and Cantel to attract or retain management and other personnel. Accordingly, no assurance can be given that STERIS will be able to attract or retain management, personnel and other employees of STERIS and Cantel have previously been able to attract or retain their own employees.
The market price of STERIS Shares may decline in the future as a result of the sale of the STERIS Shares held by former Cantel Stockholders or current STERIS Shareholders.
Based on the number of shares of Cantel Common Stock outstanding as of January 8, 2021 (other than Excluded Shares), STERIS expects to issue up to approximately 14,287,997 million STERIS Shares to Cantel Stockholders in the Mergers. Following their receipt of STERIS Shares as stock consideration in the Mergers, former Cantel Stockholders may seek to sell STERIS Shares delivered to them. Other STERIS Shareholders may also seek to sell STERIS Shares held by them following, or in anticipation of, completion of the Mergers. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of STERIS Shares, may affect the market for, and the market price of, STERIS Shares in an adverse manner.
After completion of the Mergers, STERIS will record goodwill and other intangible assets that could become impaired and result in material non-cash changes to STERIS’s results of operation in the future.
The Mergers will be accounted for as an acquisition by STERIS in accordance with accounting principles generally accepted in the U.S., which is referred to as GAAP. Under the acquisition method of accounting, the assets and liabilities of Cantel and its subsidiaries will be recorded, as of completion, at their respective fair values and added to those of STERIS. The reported financial condition and results of operations of STERIS for periods after completion of the Mergers will reflect Cantel balances and results after completion of the Mergers, but will not be restated retroactively to reflect the historical financial position or results of operations of Cantel and its subsidiaries for periods prior to the Mergers. See the section entitled “Selected Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 23.
Under the acquisition method of accounting, the total purchase price will be allocated to Cantel’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the Mergers. The excess of the purchase price over those fair values will be recorded as goodwill. STERIS and Cantel expect that the Mergers will result in the creation of goodwill based upon the application of the acquisition method of accounting. To the extent the value of goodwill or intangible becomes impaired, STERIS may be required to incur material non-cash charges relating to such impairment. STERIS’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

If the Pre-Closing Merger and the Pre-Closing Conversion, taken together, are not treated as a “reorganization” for U.S. federal income tax purposes, the Pre-Closing Merger will be treated as a fully taxable transaction to holders of Cantel Common Stock with respect to the conversion of Cantel Common Stock into Canyon Newco Common Stock pursuant to the Pre-Closing Merger.
Although Cantel expects to receive a tax opinion from counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, neither Cantel nor STERIS has applied for, or expects to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion. No assurance can be given that the IRS will agree with the conclusions reached in such opinion or that it will not challenge the U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion or that any such challenge will not be sustained by a court. If the Pre-Closing Merger and the Pre-Closing Conversion, taken together, do not qualify as a reorganization for U.S. federal income tax purposes, the conversion of Cantel Common Stock into Canyon Newco Common Stock in the Pre-Closing Merger will generally be treated as a fully taxable transaction for such purposes and U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18) will generally recognize gain or loss on the conversion of the shares of Cantel Common Stock into the equal number of shares of Canyon Newco Common Stock pursuant to the Pre-Closing Merger. Any such gain or loss required to be recognized by non-U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18) will be subject to U.S. federal income tax only in limited circumstances.
For additional discussion of material U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion, see the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18.
If the First Merger and the Second Merger, taken together, are not treated as a “reorganization” for U.S. federal income tax purposes, the First Merger will be treated as a fully taxable transaction to holders of Canyon Newco Common Stock with respect to the exchange of Canyon Newco Common Stock for the Merger Consideration pursuant to the First Merger.
Although Cantel expects to receive a tax opinion from counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, neither Cantel nor STERIS has applied for, or expects to obtain, a ruling from the Internal Revenue Service, which is referred to as the IRS, with respect to the U.S. federal income tax consequences of the First Merger and the Second Merger. No assurance can be given that the IRS will agree with the conclusions reached in such opinion or that it will not challenge the U.S. federal income tax consequences of the First Merger and the Second Merger or that any such challenge will not be sustained by a court. If the First Merger and the Second Merger, taken together, do not qualify as a reorganization for U.S. federal income tax purposes, the exchange will generally be treated as a fully taxable transaction for such purposes and U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18) will generally recognize gain or loss on their exchange of Canyon Newco Common Stock for the Merger Consideration pursuant to the First Merger. Any such gain or loss required to be recognized by non-U.S. holders (as defined in the discussion under the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18) will be subject to U.S. federal income tax only in limited circumstances.
For additional discussion of material U.S. federal income tax consequences of the First Merger and the Second Merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18.

Even if the First Merger and the Second Merger, taken together, qualify as a reorganization under Section 368(a) of the Code, but the requirements of Section 367(a) of the Code are not met, U.S. holders of Canyon Newco Common Stock may be required to recognize a greater amount of gain (but will not be allowed to recognize any loss) with respect to the exchange of Canyon Newco Common Stock for the Merger Consideration pursuant to the First Merger.
Section 367(a) of the Code generally requires a U.S. holder of stock in a U.S. corporation to recognize gain (but not loss) when such stock is exchanged for stock of a non-U.S. corporation in an exchange that would otherwise qualify for nonrecognition treatment, unless certain conditions are satisfied. Although it is currently expected that these conditions will be satisfied, U.S. holders are cautioned that the potential application of Section 367(a) of the Code to the First Merger and the Second Merger is complex and depends on factors that cannot be determined until the closing of the First Merger and the Second Merger and the interpretation of legal authorities and facts relating to the First Merger and the Second Merger. Accordingly, there can be no assurance that the IRS will not take the position that Section 367(a) applies to cause U.S. holders to recognize the full amount of any gain as a result of the First Merger and the Second Merger or that a court will not agree with such a position of the IRS in the event of litigation. U.S. holders should consult with their tax advisors regarding the potential application of Section 367(a) of the Code in their particular situation.
For additional discussion of material U.S. federal income tax consequences of the First Merger and the Second Merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger” beginning on page 18.
Cantel Stockholders who are resident or ordinarily resident for tax purposes in Ireland may be subject to Irish capital gains tax on the cancellation of their shares of Canyon Newco Common Stock.
Cantel Stockholders (only to the extent it relates to Irish tax consequences, as defined in the section entitled “Material Ireland Tax Consequences of the First Merger”) that are resident or ordinarily resident for tax purposes in Ireland, or Cantel Stockholders that use, hold or acquire their shares of Cantel Common Stock (or Canyon Newco Common Stock immediately following the Pre-Closing Merger) for the purposes of a trade carried on by that person in Ireland through a branch or agency, or otherwise for the purposes of a branch or agency in Ireland will, subject to the availability of any exemptions and reliefs, generally be subject to Irish tax on taxable gains arising on the cancellation of their shares of Canyon Newco Common Stock pursuant to the First Merger. The receipt by a Cantel Stockholder of cash only (e.g., if they do not vote in favor of the adoption of the Merger Agreement at the Special Meeting) will be treated as a disposal of his or her shares of Cantel Common Stock for the purposes of Irish capital gains tax or corporation tax on taxable gains (as applicable), which is referred to as Irish CGT, and such holder which is resident or ordinarily resident for tax purposes in Ireland or who holds Cantel Common Stock in connection with a branch or agency in Ireland may, subject to the availability of any exemptions and reliefs, realize a taxable gain (or allowable loss).
It is anticipated that the First Merger should be treated as a ‘scheme of reconstruction or amalgamation’ for Irish CGT purposes and, subject to certain conditions, the following treatment should apply:
•
The receipt by such a Cantel Stockholder of STERIS Shares and cash will be treated as a part disposal of his or her shares of Canyon Newco Common Stock for Irish CGT purposes in respect of the cash consideration received. This may, subject to the availability of any exemptions and reliefs, give rise to a taxable gain (or allowable loss) for the purposes of Irish CGT in respect of the cash received.

•
The STERIS Shares received should be treated as the same asset as the cancelled shares of Canyon Newco Common Stock and as acquired at the same time and for the same consideration as those cancelled shares of Canyon Newco Common Stock, with the historic base cost for Irish CGT purposes adjusted for the part of the consideration attributable to the part disposal in respect of the receipt of cash.

For additional discussion of certain Irish tax consequences of the First Merger, see the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 20.
Transfers of STERIS Shares, other than by means of the transfer of book-entry interests through the Depository Trust Company, which is referred to as DTC, may be subject to Irish stamp duty.
It is expected that for the majority of transfers of STERIS Shares, there will not be any Irish stamp duty. Transfers of STERIS Shares effected by means of the transfer of book-entry interests through DTC are not subject to Irish stamp duty. However, if you hold your STERIS Shares directly rather than beneficially through DTC, any transfer of your STERIS Shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired).
A STERIS Shareholder who directly holds STERIS Shares may transfer such STERIS Shares into his or her own broker account to be held through DTC (or vice versa) without giving rise to Irish stamp duty provided that there is no change in the ultimate beneficial ownership of the STERIS Shares as a result of the transfer and the transfer is not in contemplation of a sale of the STERIS Shares by a beneficial owner to a third party.
Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your STERIS Shares.
For additional discussion of certain Irish tax consequences of the First Merger, see the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 20.
In certain limited circumstances, dividends paid by STERIS may be subject to Irish dividend withholding tax.
In certain limited circumstances, Irish dividend withholding tax, which is referred to as DWT, (which applies at a rate of 25%), may arise in respect of dividends, if any, paid on STERIS Shares. A number of exemptions from DWT exist, including exemptions pursuant to which shareholders resident in the U.S., U.K. and in the countries listed in Annex D attached to this proxy statement/prospectus, which are collectively referred to as Relevant Territories and individually as a Relevant Territory, may be entitled to exemptions from DWT.
See the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 20 for further information on the operation of DWT generally and the relevant exemptions – in particular, please note the requirement to complete certain relevant Irish Revenue Commissioners DWT forms, which are referred to as DWT Forms, in order to qualify for many of the exemptions.
Dividends paid in respect of STERIS Shares that are owned by a U.S. resident and held through DTC should not be subject to DWT provided that the address of the beneficial owner of such STERIS Shares in the records of the broker holding such STERIS Shares is recorded as being in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by STERIS).
Dividends paid in respect of STERIS Shares that are held outside of DTC by a person who is a resident of the U.S. should not be subject to DWT if such STERIS Shareholder has provided a completed IRS Form 6166 or a valid DWT Form to STERIS’s transfer agent to confirm its U.S. residence and claim an exemption.
STERIS Shareholders resident in other Relevant Territories may also be eligible for exemption from DWT on dividends paid in respect of their STERIS Shares provided that they satisfy the conditions of one of the exemptions including the requirement to furnish valid DWT Forms to their brokers (in respect of shares held through DTC) (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by STERIS) or to STERIS’s transfer agent (in respect of shares held outside of DTC).
However, other STERIS Shareholders may be subject to DWT, which if you are such a STERIS Shareholder could adversely affect the price of your STERIS Shares. For additional discussion of certain Irish tax consequences of the First Merger, see the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 20.
Dividends received from STERIS by Irish resident and certain other STERIS Shareholders may be subject to Irish income tax.
STERIS Shareholders that are entitled to an exemption from DWT on dividends received from STERIS should not be subject to Irish income tax in respect of those dividends, unless they have some connection with Ireland other than their shareholding in STERIS (for example, they are resident in Ireland). STERIS Shareholders who are not resident nor ordinarily resident in Ireland but who are not entitled to an exemption from DWT should generally have no further liability to Irish income tax on those dividends which suffer DWT.
For additional discussion of certain Irish tax consequences of the First Merger, see the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 20.

STERIS Shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.
Irish capital acquisitions tax, which is referred to as CAT (currently levied at a rate of 33%), could apply to a gift or inheritance of STERIS Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because STERIS Shares will be regarded as property situated in Ireland. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. The person who receives the gift or inheritance has primary liability for CAT.
For additional discussion of certain Irish tax consequences of the First Merger, see the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 20.
STERIS cannot ensure you that it will be able to continue paying dividends at or above the rates currently paid by STERIS prior to completion of the Mergers.
After completion of the Mergers, STERIS Shareholders may not receive dividends at the same rate they received dividends prior to the completion of the Mergers for various reasons, including the following:
•	STERIS may not have enough cash to pay such dividends due to changes in STERIS’s cash requirements, capital spending plans, cash flow or financial position;
•	decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the STERIS Board of Directors;
•	STERIS may desire to retain cash to maintain or improve its credit ratings; and
•
the amount of dividends that STERIS subsidiaries may distribute to STERIS may be subject to restrictions imposed by state or other laws and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

After completion of the Mergers, STERIS Shareholders (including Cantel Stockholders following the Closing) will have no contractual or other legal right to dividends that have not been declared by the STERIS Board of Directors.
The ongoing COVID-19 pandemic could materially impact the implementation of the Mergers, and may impact the success of the integration of Cantel into STERIS.
The COVID-19 pandemic and the resulting government mandates have had a significant impact on the global stock market and on both STERIS’s and Cantel’s operations. For as long as it continues, and in the event there is another widespread regional, national or global health epidemic or pandemic, the uncertainty may impact our ability to implement the Mergers. Additionally, the COVID-19 pandemic and the resulting government mandates and/or pandemic-related travel restrictions may cause operational challenges that result in difficulties in integrating Cantel into STERIS. As a result, STERIS may fail to realize the anticipated synergies from the Mergers. STERIS and Cantel expect that the impact of the COVID-19 pandemic and government mandates on the success of the Mergers will largely depend on the extent and duration of the pandemic, the governmental and public actions taken in response, and the effect the pandemic will have on the U.S. economy.
Risks Relating to STERIS’s Business
You should read and consider the other risk factors specific to STERIS’s businesses that will also affect STERIS after completion of the Mergers. These risks are described in Part 1, Item 1A of STERIS’s Annual Report on Form 10-K for the 2020 fiscal year and in other documents that are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page 153 for the location of information incorporated by reference in this proxy statement/prospectus.
Risks Relating to Cantel’s Business
You should read and consider the other risk factors specific to Cantel’s businesses that will also affect STERIS after completion of the Mergers. These risks are described in Part 1, Item 1A of Cantel’s Annual Report on Form 10-K for the 2020 fiscal year and in other documents that are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page 153 for the location of information incorporated by reference in this proxy statement/prospectus.

INFORMATION ABOUT THE COMPANIES
STERIS plc
70 Sir John Rogerson’s Quay
Dublin 2 Ireland D02 R296
Phone: +353 1 232 2000
STERIS plc is a public limited company incorporated under the laws of Ireland on December 22, 2016. It became the parent company of the STERIS group of companies on March 28, 2019, in connection with the Redomiciliation. STERIS’s registered office is located in Dublin, Ireland and its U.S. administrative offices are located in Mentor, Ohio. STERIS is a leading provider of infection prevention and other procedural products and services. STERIS offers its Customers a unique mix of innovative capital equipment products, such as sterilizers and washers, surgical tables, lights and equipment management systems and connectivity solutions such as operating room integration; consumable products including detergents and gastrointestinal endoscopy accessories and other products and services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair solutions, laboratory services and outsourced instrument reprocessing.
STERIS is segmented by Customer, with three reporting segments: Healthcare, Applied Sterilization Technologies (AST) and Life Sciences. Through these three segments STERIS serves hospitals and surgery centers, medical device manufacturers and pharmaceutical manufacturers.
STERIS Shares are listed on the NYSE, trading under the symbol “STE.”
Cantel Medical Corp.
150 Clove Road
Little Falls, New Jersey 07424
Phone: (973) 890-7220
Cantel Medical Corp. is a leading provider of infection prevention products and services in the healthcare market, specializing in the following reportable segments: Medical, Life Sciences, Dental and Dialysis. Most of Cantel’s equipment, consumables and supplies are used to help prevent the occurrence or spread of infections. Cantel’s products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, Cantel provides technical service for its products. Cantel operates in four segments through wholly-owned subsidiaries in the U.S. and internationally.
Shares of Cantel Common Stock are listed on the NYSE, trading under the symbol “CMD.”
Solar New US Holding Co, LLC
5960 Heisley Road
Mentor, Ohio 44060
Phone: (440) 354-2600
US Holdco, whose legal name is Solar New US Holding Co, LLC, serves primarily as a holding company, holding all of the membership interests in Solar New US Parent Co, LLC. In addition, US Holdco makes loans to and collects interest from affiliates.
Crystal Merger Sub 1, LLC
5960 Heisley Road
Mentor, Ohio 44060
Phone: (440) 354-2600
Crystal Merger Sub, whose legal name is Crystal Merger Sub 1, LLC, is a direct, wholly owned subsidiary of US Holdco. Upon the completion of the First Merger, Crystal Merger Sub will cease to exist. Crystal Merger Sub was formed in Delaware on January 7, 2021 for the sole purpose of effectuating the First Merger.

Canyon HoldCo, Inc.
150 Clove Road
Little Falls, New Jersey 07424
Phone: (973) 890-7220
Canyon Newco, whose legal name is Canyon HoldCo, Inc., is a Delaware corporation and direct and wholly owned subsidiary of Cantel. At the effective time of the Pre-Closing Merger, Canyon Merger Sub will merge with and into Cantel with Cantel surviving the Pre-Closing Merger as a direct and wholly owned subsidiary of Canyon Newco. Upon the completion of the First Merger, Canyon Newco will survive the First Merger as a direct and wholly owned subsidiary of US Holdco. Upon the completion of the Second Merger, Canyon Newco will cease to exist. Canyon Newco was incorporated for the purpose of facilitating the Mergers.
Grand Canyon Merger Sub, Inc.
150 Clove Road
Little Falls, New Jersey 07424
Phone: (973) 890-7220
Canyon Merger Sub, whose legal name is Grand Canyon Merger Sub, Inc., is a Delaware corporation and a direct and wholly owned subsidiary of Canyon Newco. Upon completion of the Pre-Closing Merger, Canyon Merger Sub will cease to exist. Canyon Merger Sub was incorporated for the sole purpose of effectuating the Pre-Closing Merger.

SPECIAL MEETING OF CANTEL STOCKHOLDERS
Date, Time and Place
The Special Meeting will be held on April 29, 2021 at 9:30 a.m. Eastern Time. In light of the public health impact of COVID-19 and in order to protect the health and well-being of our stockholders, the Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/CMD2021SM. There will be no physical in-person meeting.
Purpose of the Special Meeting
The purpose of the Special Meeting is as follows:
•	to consider and vote on the Cantel Merger Proposal; and
•	to consider and vote on the Compensation Proposal.
Cantel will transact no other business at the Special Meeting.
Recommendation of the Cantel Board of Directors
The Cantel Board of Directors recommends that Cantel Stockholders vote:
1.	“FOR” the Cantel Merger Proposal; and
2.	“FOR” the Compensation Proposal.
See the section entitled “The Mergers—Recommendation of the Cantel Board of Directors and Reasons for the Mergers” beginning on page 56.
Record Date
Only holders of record of issued and outstanding shares of Cantel Common Stock as of the close of business on April 1, 2021, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting.
Quorum; Abstentions and Broker Non-Votes; Required Votes
A quorum of Cantel Stockholders is necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of shares of Cantel Common Stock outstanding and entitled to vote on the Record Date are present in person virtually or represented by proxy at the Special Meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum, including abstentions. Under the NYSE rules, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of proposals that the NYSE determines to be “non-routine” and will not vote on such proposals if the broker has not received instructions from the beneficial owners on how to vote on the proposals. Under the NYSE rules, brokers are not permitted to vote on any of the matters to be considered at the Special Meeting. As a result, if you are the beneficial owner of shares of Cantel Common Stock held of record by your bank, broker or nominee, your shares will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee.
If you submit a properly executed proxy card, even if you do not vote for some or all of the proposals or vote to “ABSTAIN” in respect of some or all of the proposals, your shares of Cantel Common Stock will be counted for purposes of calculating whether a quorum is present at the Special Meeting with respect to each matter to be considered at the Special Meeting. Executed but unvoted proxies will be voted in accordance with the recommendations of the Cantel Board of Directors. If additional votes must be solicited to approve the Cantel Merger Proposal, the Special Meeting will be adjourned to solicit additional proxies. Shares of Cantel Common Stock held in street name will be counted as present for the purpose of determining the existence of a quorum at the Special Meeting so long as a stockholder has given the broker or other nominee voting instructions on at least one of the proposals brought before the Special Meeting. The proposals for consideration at the Special

Meeting are considered “non-routine” matters under NYSE Rule 452, and, therefore, no broker non-votes can occur at the Special Meeting. Cantel Stockholder’s shares will not be counted as present for the purpose of determining the existence of a quorum if no instructions have been provided on how to vote on any such proposals.
Approval of the Cantel Merger Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock outstanding as of the close of business on the record date and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the Cantel Merger Proposal.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock present in person virtually or by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.
The matters to be voted on at the Special Meeting are described in the section entitled “Cantel Special Meeting Proposals” beginning on page 49.
Under the Cantel Bylaws, whether or not there is a quorum, the chairman of the Special Meeting may adjourn the Special Meeting, and may elect to do so to, among other things, solicit additional proxies if there are not sufficient votes at the time of the Special Meeting in favor of the Cantel Merger Proposal.
Methods of Voting
Cantel Stockholders holding shares directly as stockholders of record may vote via the Internet by going to the web address provided on the enclosed proxy card and following the instructions for Internet voting; by telephone using the toll-free telephone number listed on the enclosed proxy card; or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Cantel Stockholders of record may vote their shares while attending the meeting virtually or by submitting their proxies:
•	via the Internet until 11:59 p.m. Eastern Time on April 28, 2021;
•	by telephone until 11:59 p.m. Eastern Time on April 28, 2021; or
•	by completing, signing and returning your proxy or voting instruction card via mail. If you vote by mail, your proxy card must be received by 11:59 p.m. Eastern Time on April 28, 2021.
Cantel Stockholders whose shares are held in “street name” by a bank, broker, nominee, fiduciary or other custodian should refer to the proxy card, voting instruction form or other information forwarded by their bank, broker, nominee, fiduciary or other custodian for instructions on how to vote their shares.
Voting Virtually at the Meeting
Shares of Cantel Common Stock held directly in your name as stockholder of record as of the close of business on the Record Date may be voted virtually at the Special Meeting. If you choose to vote your shares of Cantel Common Stock virtually at the Special Meeting, you will need the sixteen-digit control number included on your proxy card or on the instructions accompanying the proxy statement/prospectus mailed to you in order to enter the Special Meeting. Even if you plan to virtually attend the Special Meeting, the Cantel Board of Directors recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to virtually attend the Special Meeting.
If your shares of Cantel Common Stock are held in “street name,” then the bank, broker or other nominee is considered the stockholder of record for purposes of voting at the Special Meeting. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your bank, broker or other nominee.
Voting by Proxy
If you hold your shares of Cantel Common Stock directly as the stockholder of record you may direct your vote by proxy without virtually attending the Special Meeting. You can vote by proxy via the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card.

Cantel Stockholders whose shares of Cantel Common Stock are held in “street name” by a bank, broker, nominee, fiduciary or other custodian should refer to the proxy card, voting instruction form or other information forwarded by their bank, broker, nominee, fiduciary or other custodian for instructions on how to vote their shares of Cantel Common Stock.
Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your shares of Cantel Common Stock, you may contact MacKenzie, Cantel’s proxy solicitor, via email at proxy@mackenziepartners.com or at:
•	(800) 322-2885 toll-free for Cantel Stockholders; and
•	(212) 929-5500 collect for banks and brokers.
Revocability of Proxies
If you are a Cantel Stockholder of record as of the close of business on the Record Date, whether you vote via the Internet, by telephone or mail, you can change or revoke your proxy before it is voted at the Special Meeting in one of the following ways:
•	submit a new proxy card bearing a later date;
•	vote again via the Internet or by telephone at a later time;
•
give written notice before the Special Meeting to the Cantel Corporate Secretary at the address listed for Cantel in the section entitled “Where You Can Find More Information”, beginning on page 153, stating that you are revoking your proxy; or

•
virtually attend the Special Meeting and vote your shares of Cantel Common Stock at the Special Meeting. Please note that your virtual attendance at the Special Meeting will not alone serve to revoke your proxy.

If you are a beneficial owner of Cantel Common Stock as of the close of business on the Record Date, you must follow the instructions of your bank, broker or other nominee to revoke or change your voting instructions.
Proxy Solicitation Costs
The enclosed proxy card is being solicited on behalf of the Cantel Board of Directors. In addition to solicitation by mail, Cantel’s directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
Cantel has retained MacKenzie to assist in the solicitation process. Cantel will pay MacKenzie a fee of approximately $30,000, as well as reasonable and documented out-of-pocket expenses. Cantel also has agreed to indemnify MacKenzie against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Cantel will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of Cantel Common Stock held of record as of the close of business on the Record Date by such nominee holders. Cantel will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to beneficial owners of Cantel Common Stock.
Other Information
The matters to be considered at the Special Meeting are of great importance to Cantel Stockholders. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this proxy statement/prospectus and submit your proxy via the Internet or by telephone or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy via the Internet or by telephone, you do not need to return the enclosed proxy card.
Vote of Cantel’s Directors and Executive Officers
As of November 2, 2020, Cantel directors and executive officers, and their affiliates, as a group, were entitled to vote or had shared power to vote a total of 4,522,560 shares of Cantel Common Stock, or approximately 10.7% of the total shares of Cantel Common Stock issued and outstanding as of

November 2, 2020. Two such directors, Charles M. Diker and Mark N. Diker, have entered into the Voting Agreement with STERIS, US Holdco and Crystal Merger Sub, pursuant to which they have agreed, among other things, to vote all of the shares of Cantel Common Stock beneficially owned by them (constituting approximately 10.4% of the issued and outstanding shares of Cantel Common Stock as of January 8, 2021), in favor of the Cantel Merger Proposal and other items, on the terms and subject to the conditions set forth in the Voting Agreement. For more information, see the section entitled “Voting Agreement” beginning on page 95.
Cantel currently expects that all of its directors and executive officers will vote their shares “FOR” the Cantel Merger Proposal and “FOR” the Compensation Proposal.
Attending the Special Meeting
You are entitled to attend the Special Meeting virtually only if you were a Cantel Stockholder of record as of the close of business on the Record Date or you held your shares of Cantel Common Stock beneficially in the name of a bank, broker or other nominee as of the Record Date or you hold a valid proxy for the Special Meeting.
If you were a Cantel Stockholder of record at the close of business on the Record Date and wish to attend the Special Meeting, please so indicate on the appropriate proxy card or as prompted by the Internet or telephone voting system. You will need the sixteen-digit control number included on your individual proxy card or on the instructions accompanying your proxy statement/prospectus in order to enter the Special Meeting. If you do not present such sixteen-digit control number, you might not be admitted to the Special Meeting.
If a bank, broker or other nominee is the record owner of your shares of Cantel Common Stock, you will not be permitted to virtually attend the Special Meeting unless you first obtain a legal proxy issued in your name from the record owner and register in advance to participate in the Special Meeting. To register, you must forward a copy of such legal proxy, along with your email address, to Broadridge. You will receive confirmation of your registration, with a control number and additional instructions on how to vote at the Special Meeting, by email from Broadridge. You are encouraged to request a legal proxy from your bank, broker or other nominee promptly as the process can be lengthy.
Results of the Special Meeting
The preliminary voting results will be announced at the Special Meeting. In addition, within four business days following the Special Meeting, Cantel intends to report the final voting results in a Current Report on Form 8-K filed with the SEC. If the final voting results have not been certified within such four-business-day period, Cantel will report the preliminary voting results in a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.
CANTEL STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE CANTEL MERGER PROPOSAL AND THE OTHER MATTERS TO BE VOTED ON AT THE SPECIAL MEETING.

CANTEL SPECIAL MEETING PROPOSALS
The Cantel Merger Proposal
It is a condition to the completion of the Mergers that Cantel Stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement. The consideration that Cantel Stockholders will receive upon completion of the Mergers is subject to potential adjustments, as set forth in the Merger Agreement, which are described in the section entitled “The Merger Agreement—Merger Consideration” beginning on page 80.
The approval by such Cantel Stockholders of the Cantel Merger Proposal is required by Section 251 of the DGCL and is a condition to the completion of the Mergers.
Approval of the Cantel Merger Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock outstanding as of the close of business on the Record Date and entitled to vote. Abstentions will have the same effect as a vote “AGAINST” the proposal.
The Cantel Board of Directors recommends that you vote “FOR” the Cantel Merger Proposal.
Compensation Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Cantel is required to provide its stockholders an opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Cantel’s named executive officers that is based on or otherwise relates to the Mergers, as described in the section entitled “The Mergers Interests of Cantel Directors and Executive Officers in the Mergers” beginning on page 74. Accordingly, Cantel Stockholders are being provided the opportunity to cast an advisory vote on such potential payments.
As an advisory vote, this proposal is not binding upon Cantel or the Cantel Board of Directors and approval of the Compensation Proposal is not a condition to the completion of the Mergers. Because the executive compensation to be paid in connection with the Mergers is based on the terms of the Merger Agreement as well as contractual arrangements with Cantel’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions applicable thereto). However, Cantel seeks the support of its stockholders and believes that stockholder support is appropriate because Cantel has a comprehensive executive compensation program designed to link the compensation of its executives with Cantel’s performance and the interests of Cantel Stockholders. Accordingly, Cantel Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Cantel approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the named executive officers of Cantel that is based on or otherwise relates to the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers—Interests of Cantel Directors and Executive Officers in the Mergers” in the proxy statement/prospectus.
Approval of the non-binding Compensation Proposal requires the affirmative vote of a majority of the shares of Cantel Common Stock present in person virtually or by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal.
The Cantel Board of Directors recommends that you vote “FOR” the Compensation Proposal.

THE MERGERS
This discussion of the Mergers is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A-1 and Annex A-2 and incorporated by reference herein in its entirety. You should read the entire Merger Agreement carefully as it is the legal document that governs the Mergers.
Transaction Structure
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and the Delaware Limited Liability Company Act, which is referred to as the DLLCA, STERIS will acquire Cantel through a multi-step process:
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first, immediately prior to the First Merger, (a) Canyon Merger Sub will merge with and into Cantel with Cantel surviving the merger as a direct and wholly owned subsidiary of Canyon Newco in the Pre-Closing Merger and (b) immediately following the effective time of the Pre-Closing Merger, Cantel will convert from a Delaware corporation to a Delaware limited liability company in the Pre-Closing Conversion;

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immediately following the Pre-Closing Conversion, Crystal Merger Sub will merge with and into Canyon Newco, with Canyon Newco surviving the merger as a direct and wholly owned subsidiary of US Holdco in the First Merger;

•	immediately after the First Merger, Canyon Newco will merge with and into US Holdco in the Second Merger, with US Holdco as the Surviving Company.
Unless STERIS and Cantel otherwise agree, the closing of the Mergers will take place on the date that is five business days after the satisfaction or waiver of the conditions set forth in the Merger Agreement, described below under the section “The Merger Agreement—Conditions to Closing” (other than those conditions that, by their terms, are required to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of those conditions at the Closing).
At the effective time of the Pre-Closing Merger, each share of Cantel Common Stock (other than any Dissenting Shares (as defined below)) will be automatically converted into one share of Canyon Newco Common Stock and all Canyon Newco Common Stock then owned by Cantel will be cancelled and cease to exist, and no consideration shall be delivered in exchange therefor, such that as of immediately after the effective time of the Pre-Closing Merger, all shares of Canyon Newco Common Stock shall be held by the holders of Cantel Common Stock as of immediately prior to the effective time of the Pre-Closing Merger. From and after the effective time of the Pre-Closing Merger, all certificates representing Cantel Common Stock shall be deemed for all purposes to represent the number of shares of Canyon Newco Common Stock into which they were converted.
Consideration to Cantel Stockholders
As a result of the First Merger, each share of Canyon Newco Common Stock issued and outstanding immediately prior to the First Merger (other than Dissenting Shares, as defined below, and any share of Canyon Newco Common Stock held by Cantel, STERIS or any of their subsidiaries) will be converted into the right to receive (i) $16.93 in cash and (ii) 0.33787 STERIS Shares. Shares of Canyon Newco Common Stock held by Cantel, STERIS or any of their subsidiaries will be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. From and after the effective time of the First Merger, all such shares of Canyon Newco Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Canyon Newco Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
Stockholders of Canyon Newco Common Stock will not receive any fractional STERIS Shares. Instead, they will be entitled to receive, in lieu of such fractional shares, an amount in cash, without interest, equal to the product of the average of the volume-weighted average price per STERIS Share on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties) on each of the 10 consecutive trading days ending immediately prior to the Closing Date multiplied by the fraction of STERIS Shares to which such holder would otherwise be entitled.
If the Mergers are completed, Cantel Stockholders who do not vote in favor of the Cantel Merger Proposal at the Special Meeting, who continuously hold their shares of Cantel Common Stock through the effective time of the Pre-Closing Merger and who properly demand, and do not lose their right to seek, appraisal of their shares of Cantel Common Stock in compliance with the requirements of Section 262 of the DGCL will be entitled to exercise appraisal rights in connection with the Pre-Closing Merger under Section 262 of the DGCL. This means that holders of shares of Cantel Common Stock who may exercise appraisal rights and who also have properly exercised, perfected and not waived, effectively withdrawn or otherwise lost those appraisal rights are entitled to have their shares of Cantel Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Cantel Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Pre-Closing Merger or the First Merger, together with interest (subject to certain exceptions) to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as those holders comply exactly with the procedures established by Section 262 of the DGCL. For additional information about appraisal rights, see the section entitled “Appraisal Rights of Cantel Stockholders” contained in this proxy statement/prospectus and the text of Section 262 of the DGCL attached hereto as Annex C.
If, between the date of the Merger Agreement and the effective time of the First Merger, the number of issued and outstanding shares of Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares changes by reason of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration shall be adjusted appropriately.
Based upon the closing sale price of STERIS Shares on NYSE of $190.48 on March 31, 2021, the last practicable trading date prior to the date of this proxy statement/prospectus, the value of the Merger Consideration was approximately $81.29.
Background on the Mergers
From time to time, as part of Cantel’s ongoing efforts to strengthen its overall business and enhance value for its stockholders, customers and other stakeholders, Cantel’s management and the Cantel Board of Directors evaluate strategic alternatives for Cantel’s business, taking into account Cantel’s performance, strategy, risks and position, as well as economic, regulatory, competitive and other conditions. As part of this effort, Mr. Charles M. Diker, Chairman of the Cantel Board of Directors, and Mr. George L. Fotiades, the Chief Executive Officer and a member of the Cantel Board of Directors, regularly engage in discussions with the Chief Executive Officers of other companies across Cantel’s business segments, including Medical, Dental and Life Sciences.
From time to time over the past several years, Mr. Fotiades and Mr. Walter M Rosebrough, Jr., the President and Chief Executive Officer and a member of the STERIS Board of Directors, have had informal discussions regarding developments within each company’s respective businesses, including in February and March 2020. During the course of these discussions, Mr. Rosebrough had on multiple occasions expressed to Mr. Fotiades an interest in exploring a strategic business combination transaction between the two companies. No substantive or specific transaction terms were discussed during any such discussions.
Between April and August 2020, various strategic and financial parties reached out to Cantel, either directly or through Centerview to express possible interest in an acquisition of Cantel, or certain of its divisions.
During the STERIS Board of Directors meeting held in July, 2020, certain members of STERIS management presented information to the STERIS Board of Directors regarding, among other things, Cantel as potential acquisition target of STERIS.
On September 28, 2020, Mr. Rosebrough called Mr. Fotiades to discuss STERIS’s continued interest in pursuing a potential acquisition of Cantel by STERIS. On September 29, 2020, Mr. Fotiades informed Mr. Rosebrough that he intended to have a discussion with the Cantel Board of Directors regarding strategic options for Cantel at a meeting scheduled for October 7, 2020.
Prior to the October 7, 2020 Cantel Board of Directors meeting, Mr. Fotiades discussed the inbound interest received from various parties, including STERIS’s interest, with Mr. Diker and Mr. Alan R. Batkin, Lead Independent Director of Cantel. In light of these conversations and the outreach from these parties earlier in the year, the three directors believed that it would be beneficial to discuss the inbound expressions of interest with the full Cantel Board of Directors. During a meeting of the Cantel Board of Directors on October 7, 2020, the Cantel Board of Directors authorized Centerview to continue discussions with STERIS, and other select parties, to explore potential strategic transactions. During the course of October and November, Centerview engaged in discussions with five strategic counterparties, including STERIS (the “Strategic Bidders”) and two private equity counterparties (the “Financial Bidders”).
On October 8, 2020, Mr. Rosebrough and Mr. Fotiades held a telephonic discussion during which Mr. Fotiades confirmed that the Cantel Board of Directors was interested in continuing discussions with STERIS, among others.
On October 12, 2020, representatives of Centerview and representatives of Guggenheim Securities LLC (“Guggenheim”), STERIS’s financial advisor, discussed potential preliminary diligence and process considerations for the parties to assess further interest in a potential transaction.
On October 13, 2020, Mr. Rosebrough called Mr. Fotiades to express his disappointment that Cantel had elected to pursue a process with multiple bidders instead of exclusively with STERIS. Mr. Rosebrough expressed preliminary interest in participating in the proposed process, but agreed to follow up shortly to confirm.
On October 15, 2020, Mr. Rosebrough called Mr. Fotiades to confirm that STERIS was interested in continuing the discussions and would participate in a process if that was what the Cantel Board of Directors decided to pursue.
Between October 19, 2020 and November 14, 2020, Cantel entered into confidentiality agreements with a total of five prospective buyers, including three of the Strategic Bidders (including a confidentiality agreement entered with STERIS on October 26, 2020) and both Financial Bidders. The other two Strategic Bidders declined to enter into confidentiality agreements with Cantel. During this time, one of the parties that had reached out between April and August 2020 and that had previously communicated its interest to Mr. Fotiades in acquiring Cantel’s medical business, indicated that it was not prepared to proceed with an acquisition of the entire company.
On October 22, 2020, Cantel pre-announced the estimated revenue range for its first fiscal quarter, ending on October 31, 2020, of $290 - $295 million, an increase of approximately 25% sequentially from the prior quarter and a year over year increase of approximately 14% on a reported basis. The intraday high for Cantel Common Stock on the NYSE was $53.16 per share, and the closing price per share of Cantel Common Stock on that date was $51.82 per share, an increase of approximately 8.1% over the previous day’s closing price.
On October 27, 2020, during a meeting of the STERIS Board of Directors, representatives of Guggenheim gave a presentation to the STERIS Board of Directors concerning, among other things, Cantel as a potential acquisition target of STERIS.
On November 5, 2020, the Cantel Board of Directors convened a telephonic conference, which also was attended by representatives of Centerview and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), Cantel’s legal counsel. Mr. Diker, explained to the Cantel Board of Directors that senior management of Cantel, in consultation with Centerview, had determined to seek approval from the Cantel Board of Directors to initiate a process involving the potential sale of the company. Mr. Fotiades provided additional background on his discussions with Centerview and the prospective buyers who had shown interest in participating in such a process. Representatives of Wachtell Lipton advised the Cantel Board of Directors of their fiduciary and confidentiality obligations in connection with a potential offer by any participants in the process. Representatives of Centerview then provided additional detail regarding each of the parties who had expressed interest in participating in the potential sale process.
On November 11, 2020, Mr. Fotiades and other members of Cantel’s senior management participated in a management presentation to members of STERIS’s senior management by videoconference. In addition to Mr. Fotiades, the videoconference was attended by Peter Clifford, Cantel’s President and Chief Operating Officer, Shaun Blakeman, Cantel’s Senior Vice President and Chief Financial Officer, and Seth M. Yellin, Cantel’s Executive Vice President and Chief Growth Officer.
Between November 16, 2020 and November 20, 2020, at the direction of the Cantel Board of Directors, representatives of Centerview distributed a process letter regarding preliminary indications of interests to two Strategic Bidders, including STERIS (the third Strategic Bidder that had signed a confidentiality agreement had by this time indicated that it was not interested in pursuing a potential transaction), and both Financial Bidders. Each of the counterparties were also provided access to a virtual data room with limited public and private information about Cantel.
On December 2, 2020, STERIS submitted a letter of intent to Cantel, which contemplated an all-stock acquisition at a fixed exchange ratio of 0.325 STERIS Shares per share of Cantel Common Stock and implied a purchase price of $62.66 per share based on STERIS’s closing price as of December 1, 2020. Cantel did not receive indications of interest from the other Strategic Bidder or the Financial Bidders.
On December 4, 2020, Mr. Fotiades informed Mr. Rosebrough that Cantel had rejected STERIS’s offer. In response, Mr. Rosebrough asked Mr. Fotiades to schedule a phone call to further discuss STERIS’s offer.
On December 5, 2020, Mr. Fotiades and Mr. Rosebrough had a telephonic discussion in which Mr. Rosebrough asked Mr. Fotiades for guidance as to the changes to STERIS’s proposal that would be required for the Cantel Board of Directors to approve a transaction with STERIS. Mr. Fotiades responded that Cantel was expecting a value per share of Cantel Common Stock at a premium to its 52-week high, which was then approximately $79.50 per share.
On December 7, 2020, Mr. Rosebrough called Mr. Fotiades to inform him that STERIS would be submitting an offer at $75 per share the following day.
On December 8, 2020, Cantel announced its earnings for its first quarter of fiscal year 2021. Cantel reported first quarter 2021 net sales of $297 million, up 15.5% compared to the prior year. The intraday high for Cantel Common Stock on the NYSE was $76 per share, and the closing price per share of Cantel Common Stock on that date was $75.10 per share, an increase of approximately 22% over the previous day’s closing price. In the afternoon of December 8, 2020, STERIS submitted a revised letter of intent to Cantel, which valued Cantel Common Stock at $75 per share and contemplated mixed consideration consisting of between 60% and 75% stock consideration and 40% and 25% cash consideration. The revised letter of intent stated that STERIS’s offer was conditioned upon Cantel granting STERIS a 45-day exclusivity period in which to finalize and enter into definitive documentation for the proposed transaction. Later that day, Messrs. Diker, Fotiades and Batkin discussed the new inbound offer.
On December 9, 2020, the Cantel Board of Directors convened a telephonic conference, which also was attended by representatives of Centerview. Centerview provided an update to the Cantel Board of Directors regarding the sale process and the revised offer received by STERIS. The Cantel Board of Directors discussed STERIS’s offer in light of the significant increase in the price per share of Cantel Common Stock that occurred following Cantel’s first quarter earnings announcement. Representatives of Centerview reviewed with the directors Cantel’s historical and projected financials and referred to these financials in its financial analysis of various strategic alternatives, including separate analysis of Cantel’s Medical, Dental and Life Sciences businesses. Centerview also provided a pro forma financial profile of the combined company giving effect to the STERIS transaction. Messrs. Diker and Fotiades discussed next steps and Cantel’s strategy in responding to STERIS’s revised offer and request for exclusivity. After discussion, the Cantel Board of Directors authorized the continuation of discussions with STERIS and authorized Mr. Fotiades to make a counter proposal to Mr. Rosebrough of a purchase price of $83 per share of Cantel Common Stock in exchange for an exclusivity and diligence period of four weeks.
On the evening of December 9, 2020, Mr. Fotiades called Mr. Rosebrough to relay the counter proposal approved by the Cantel Board of Directors. Mr. Fotiades requested that STERIS’s final offer be made to Cantel in writing no later than December 11, 2020.
On December 11, 2020, Mr. Rosebrough informed Mr. Fotiades that STERIS was prepared to raise its offer to a purchase price of $78.75 per share of Cantel Common Stock, but that STERIS could not increase its offer any further. Mr. Rosebrough indicated that the consideration would consist of approximately 80% stock consideration and 20% cash consideration. The closing price per share of Cantel Common Stock on the NYSE on that date was $74.46 per share. Mr. Rosebrough indicated that STERIS would aim to negotiate and announce a definitive merger agreement with Cantel by the time of the J.P. Morgan 39th Annual Healthcare Conference, scheduled for January 11, 2021 through January 14, 2021 (the “J.P. Morgan Conference”).

On December 12, 2020, the Cantel Board of Directors convened a telephonic conference. Mr. Fotiades informed the Cantel Board of Directors of his discussion with Mr. Rosebrough. Mr. Fotiades also informed the Cantel Board of Directors of the targeted announcement date during the week of January 11, 2021. After discussion, the Cantel Board of Directors authorized Mr. Fotiades to pursue the revised proposal and continue the discussions with STERIS.
On December 13, 2020, STERIS submitted a further revised letter of intent to Cantel, which reflected the revised offer communicated by Mr. Rosebrough of a purchase price of $78.75 per share of Cantel Common Stock, consisting of 80% stock consideration and 20% cash consideration. The letter of intent contained a request to enter into a 30-day exclusivity period. STERIS indicated that it would work with Cantel to enter into a definitive agreement within that period.
On December 15, 2020, Cantel and STERIS entered into an exclusivity agreement that would remain in effect through January 11, 2021.
On December 16, 2020, an expanded virtual data room with additional information about Cantel was opened, and access was granted to STERIS and its advisors.
Between December 16, 2020 and January 4, 2021, STERIS and Cantel undertook reciprocal due diligence investigations, including through diligence meetings between members of management of each company on commercial, operational, legal, tax and financial topics.
On December 29, 2020, the audit committee of the STERIS Board of Directors met by videoconference with members of management and Guggenheim to discuss aspects of the proposed merger consideration that STERIS would pay in connection with a transaction with Cantel.
On January 2, 2021, Wachtell Lipton sent to Jones Day (“Jones Day”), STERIS’s legal counsel, an initial draft of the proposed merger agreement.
On January 4, 2021, the audit committee of the STERIS Board of Directors conducted a videoconference that was attended by all other STERIS Directors, members of STERIS management, and Guggenheim. Guggenheim presented a preliminary financial analysis of the proposed transaction with Cantel and STERIS management reviewed its preliminary cost synergy analysis.
On January 5, 2021, Jones Day sent to Wachtell Lipton a revised draft of the merger agreement, containing a number of proposed changes, including revisions restricting the Cantel Board of Director’s ability to change its recommendation in support of a transaction with STERIS, increasing the size of a termination fee payable by Cantel under certain circumstances, revising the regulatory clearance framework and expanding Cantel’s cooperation requirements (including with respect to financing). The revised draft also contemplated that Mr. Diker, Mr. Mark N. Diker, a member of the Cantel Board of Directors, and Diker Management LLC would enter into a voting agreement pursuant to which they would agree to vote in favor of and take other actions in furtherance of the transaction in their capacities as Cantel Stockholders. The revised draft also rejected Cantel’s proposal that STERIS add one member of the Cantel Board of Directors to the STERIS Board of Directors following the closing of the Mergers.
On January 6, 2021, the Cantel Board of Directors convened a telephonic conference, which was attended by representatives of Centerview, to discuss the status of discussions with respect to the proposed transaction with STERIS. Members of management reviewed with the Cantel Board of Directors the results of the commercial, operational, tax, financial and legal due diligence on STERIS that had been conducted to date, including through virtual meetings held between management members of both companies. The Cantel Board of Directors and Centerview discussed the financial terms of STERIS’s proposal in light of the price per share of Cantel Common Stock and Cantel’s diligence findings with respect to STERIS.
On January 6, 2021, Mr. Fotiades contacted Mr. Rosebrough to inform him that the Cantel Board of Directors would be willing to entertain a proposal with a purchase price of at least $85 per share of Cantel Common Stock.
On the morning January 8, 2021, Wachtell Lipton sent Jones Day a revised draft of the merger agreement. In addition, throughout the course of January 8, Cantel provided additional information regarding employee and other due diligence matters.

On the evening of January 8, 2021, the STERIS Board of Directors met by videoconference to discuss the status of discussions between the parties and to review the terms of the proposed merger agreement. The meeting was also attended by members of the STERIS senior management, U.S. and Irish outside legal counsel, and Guggenheim. During the meeting, the STERIS Board of Directors discussed their fiduciary duties and the transaction terms with legal counsel, discussed the strategic fit and integration of Cantel with management, and discussed the financial analysis of the transaction with Guggenheim.
On the morning of January 9, 2021, Mr. Rosebrough contacted Mr. Fotiades to inform him that STERIS would be willing to increase its proposed merger consideration to $84.00, consisting of approximately 80% stock consideration and 20% cash consideration, per share of Cantel Common Stock.
Later on January 9, 2021, the Cantel Board of Directors convened a telephonic conference, which was attended by representatives of Centerview and Wachtell Lipton. Mr. Fotiades informed the Cantel Board of Directors of his discussion with Mr. Rosebrough. After the discussion, the Cantel Board of Directors authorized Mr. Fotiades to make a counterproposal to Mr. Rosebrough of $85.75 per share of Cantel Common Stock.
Later on January 9, 2021, Mr. Rosebrough informed Mr. Fotiades that STERIS would be willing to increase its proposed merger consideration to $84.50 (based on the closing price of STERIS Shares on the NYSE of $202.81 on January 8, 2021), consisting of 0.33332 STERIS Shares and $16.90 in cash per share of Cantel Common Stock, subject to the satisfactory resolution of certain key outstanding issues.
Throughout the day on January 9, 2021, representatives of Wachtell Lipton and Jones Day held calls to discuss the key outstanding issues. Throughout the course of January 9, Cantel continued to provide additional information regarding employee and other due diligence matters, and representatives of Wachtell Lipton, Jones Day and members of the management teams of both STERIS and Cantel met to discuss matters related to the merger agreement.
Early in the day on January 10, 2021, Jones Day and Wachtell Lipton continued to exchange drafts of the merger agreement and have discussions regarding the proposed terms. Later in the day, Mr. Jeff Z. Mann, Cantel’s Senior Vice President and General Counsel, and Mr. J. Adam Zangerle, STERIS’s Senior Vice President and General Counsel, held a telephonic discussion and sought to reach mutual agreement on the remaining key outstanding issues, but were unable to do so ahead of the parties’ respective board meetings scheduled for later that evening.
In the evening of January 10, 2021, the STERIS Board of Directors convened a videoconference, which was attended by representatives of Guggenheim and Jones Day, to discuss the status of the negotiations and the apparent impasse that had been reached between the parties. During the meeting Mr. Zangerle informed the STERIS Board of Directors of his discussion with Mr. Mann. Following that meeting, Mr. Rosebrough contacted Mr. Fotiades to inform him that STERIS would be pausing its engagement with Cantel on the proposed transaction because STERIS did not believe the parties would be in a position to reach mutual agreement on each of the remaining key outstanding issues and be prepared to announce the transaction ahead of the Needham Virtual Growth Conference (the “Needham Conference”), at which Mr. Rosebrough was scheduled to speak at on January 11, 2021.
Mr. Fotiades informed the Cantel Board of Directors of his discussion with Mr. Rosebrough during a telephonic conference that had been convened in the evening of January 10, 2021 to discuss the proposed transaction with STERIS and the key outstanding issues, which was attended by representatives of Centerview and Wachtell Lipton. The Cantel Board of Directors discussed this information and instructed Mr. Fotiades to respond that Cantel was prepared to accept STERIS’s proposal with respect to the regulatory clearance framework and reach agreement on the remaining issues in order to announce the transaction the following morning, but could not assure STERIS that it would remain interested in pursuing a transaction with STERIS if agreement was not reached in that timeframe. Mr. Fotiades telephoned Mr. Rosebrough to pass along this message and also expressed concern that certain members of the press had made inbound inquiries with respect to a possible transaction between STERIS and Cantel. Mr. Rosebrough responded that STERIS would not be in a position to reach agreement and sign definitive documents within that time period. Mr. Rosebrough also noted the pendency of the Needham Conference and the J.P. Morgan Conference. Later in the evening of January 10, 2021, Mr. Mann telephoned Mr. Zangerle. Mr. Zangerle suggested to Mr. Mann that there was a possibility that STERIS would be interested to resume negotiations later during the week.

After receiving direction from STERIS management, on January 11, 2021, a representative of Jones Day informed a representative of Wachtell Lipton that STERIS wished to reengage with Cantel regarding the proposed transaction. The Jones Day representative later called a representative of Wachtell Lipton and noted that, in light of market movements that day, STERIS would be willing to increase the Merger Consideration from $84.50 to $84.66 (based on the closing price of STERIS Shares on the NYSE of $200.46 on January 11, 2021), consisting of 0.33787 STERIS Shares and $16.93 in cash per share of Cantel Common Stock, subject to the resolution of all other key outstanding issues in line with STERIS’s prior proposal. The parties agreed to target announcement of the transaction on the morning of January 12, 2021. Following this time, Jones Day and Wachtell Lipton continued to exchange drafts of the merger agreement and have discussions regarding the proposed terms and ultimately reached resolutions with respect to the remaining issues.
Later on January 11, 2021, the Cantel Board of Directors convened a telephonic conference, which was attended by representatives of Centerview and Wachtell Lipton. The Cantel Board of Directors discussed the implied value of the Merger Consideration to be received by holders of shares of Cantel Common Stock, Cantel’s standalone prospects and the synergies expected to result from the transaction. Wachtell Lipton provided a summary of the proposed Merger Agreement and discussed with the Cantel Board of Directors various legal matters relevant to the consideration of the proposed Merger Agreement by the Cantel Board of Directors. Members of management briefed the Cantel Board of Directors on the findings and conclusions of the due diligence process. Representatives of Centerview reviewed with the Cantel Board of Directors Centerview’s financial analysis of the Merger Consideration, and rendered to the Cantel Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated January 12, 2021, that as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to holders of shares of Cantel Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Centerview’s opinion is more fully described below under the caption “The Mergers—Opinion of Cantel’s Financial Advisor” beginning on page 60 of this proxy statement/prospectus and the full text of the written opinion of Centerview, which set forth the factors, assumptions, limitations and qualifications in such opinion, is attached as Annex B hereto. After further consideration, the Cantel Board of Directors unanimously resolved that the Merger Agreement and the transactions contemplated by the Merger Agreement were advisable, fair to and in the best interests of Cantel Stockholders. The Cantel Board of Directors then unanimously voted to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, and resolved to recommend that Cantel Stockholders approve the Merger Agreement. The Cantel Board of Directors authorized the appropriate officers of Cantel to finalize, execute and deliver the Merger Agreement and related documentation.
In the evening of January 11, 2021, Eastern Time, the STERIS Board of Directors convened a videoconference, which was attended by representatives of Guggenheim and Jones Day, and unanimously approved the terms of the Merger Agreement.
In the early morning of January 12, 2021, Cantel and STERIS executed the Merger Agreement and STERIS, Charles M. Diker, Mark N. Diker and Diker Management LLC executed the Voting Agreement. The execution of the Merger Agreement was announced later that morning.
Recommendation of the Cantel Board of Directors and Reasons for the Mergers
By unanimous vote, the Cantel Board of Directors, at a special meeting held on January 11, 2021: (a) resolved that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, are fair and in the best interests of Cantel and Cantel Stockholders; (b) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers on the terms and subject to the conditions set forth in the Merger Agreement, in accordance with the requirements of the DGCL and directed that the Merger Agreement be submitted for adoption at the Special Meeting; and (c) resolved to recommend that Cantel Stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Mergers. The Cantel Board of Directors unanimously recommends that you vote “FOR” the Cantel Merger Proposal and “FOR” Compensation Proposal.
In evaluating the Mergers, the Cantel Board of Directors consulted with Cantel’s senior management team, as well as Cantel’s outside legal and financial advisors, and, in reaching its decision to approve the Merger

Agreement and declare its advisability and to recommend that Cantel Stockholders vote in favor of the Cantel Merger Proposal, the Cantel Board of Directors considered a number of factors, including, but not limited to, the following:
•	Strategic and Financial Considerations.
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The Merger Consideration to be paid by STERIS of 0.33787 STERIS Shares and $16.93 in cash implied an equity value of $84.66 per share of Cantel Common Stock, based on the closing stock price of STERIS Shares on January 11, 2021, the last full trading day before the date of the Merger Agreement.

•	The implied equity value of the Merger Consideration at the purchase price of 0.33787 STERIS Shares and $16.93 in cash per share of Cantel Common Stock:
•	represents a premium of 14.6% to the 30-day volume weighted average price of Cantel Common Stock as of January 11, 2021; and
•	is equal to the closing price per share of Cantel Common Stock on January 11, 2021, which was the 52-week high price per share of Cantel Common Stock as of January 11, 2021.
•
There are risks and uncertainties in executing Cantel’s strategic plans and achieving Cantel’s standalone financial projections, including the risks and uncertainties described in the “risk factors” set forth in Cantel’s Annual Report on Form 10-K for the year ended July 31, 2020, whereas the Merger Consideration consists of a fixed cash component, providing Cantel Stockholders with certainty of value and liquidity upon completion of the Mergers for such portion of the Merger Consideration, along with a significant stock component, providing Cantel Stockholders with participation in the upside potential of a larger, more diversified company (including any resulting synergies) or with liquidity should any Cantel Stockholder not wish to retain its STERIS Shares.

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The exchange ratio for the Merger Consideration represents a fixed number of STERIS Shares, which affords the Cantel Stockholders who receive STERIS Shares the opportunity to benefit from any increase in the trading price of STERIS Shares following the announcement of the Mergers.

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The Merger Consideration ultimately to be paid to Cantel Stockholders will include cash, which provides immediate liquidity and certainty of value to Cantel Stockholders, and freely tradable STERIS Shares.

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The Mergers would bring together STERIS’s and Cantel’s franchises to create a stronger global business serving a broader set of customers. Cantel’s largest business, its Medical portfolio, will strengthen and expand STERIS’s Endoscopy offerings, adding a full suite of high-level disinfection consumables, capital equipment and services, as well as additional single-use accessories. Cantel’s Dental business extends STERIS into a new customer segment where there is an increasing focus on infection prevention protocols and processes.

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Cantel and STERIS expect to realize annualized pre-tax cost synergies of approximately $110 million within the first four fiscal years after the combination, with approximately 50% achieved in the first two years. Cost synergies are expected to be primarily driven by cost reductions in redundant public company and back-office overhead, commercial integration, product manufacturing and service operations.

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The fact that Cantel had conducted a process involving discussions with other parties regarding a possible transaction, as described in the section entitled “—Background on the Mergers” beginning on page 51.

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The fact that the Merger Consideration reflected robust, arm’s length negotiations between Cantel and STERIS and their respective advisors, and the belief of the Cantel Board of Directors that the Merger Consideration represents the best proposal and economic value available to Cantel Stockholders.

•	The Cantel Board of Directors considered information with respect to STERIS’s financial condition, results of operations, business, competitive position and business prospects and risks,

both on a historical and prospective basis, as well as current industry, economic and market conditions and trends. In considering STERIS’s condition and prospects, the Cantel Board of Directors reviewed information regarding STERIS’s historical performance and received reports from Cantel’s senior management team regarding its due diligence review of STERIS’s business and legal affairs and STERIS’s management.
•	The Cantel Board of Directors considered the fact that the Mergers are intended to qualify as “reorganizations” within the meaning of Section 368(a) of the Code.
•	Terms of the Merger Agreement. The Cantel Board of Directors, with the assistance of legal advisors, reviewed the terms of the Merger Agreement, including:
•
the ability of the Cantel Board of Directors, subject to specified limitations, to respond to and engage in discussions or negotiations regarding unsolicited third-party acquisition proposals under certain circumstances and, ultimately, to terminate the Merger Agreement in order to accept a superior proposal under specified circumstances;

•
the fact that the Cantel Board of Directors has the right, in accordance with the Merger Agreement and prior to the Cantel Stockholder Approval being obtained, to change its recommendation to the Cantel Stockholders that they vote in favor of the Cantel Merger Proposal if the Cantel Board of Directors determines in good faith after consultation with Cantel’s outside legal counsel that, as a result of a Superior Proposal or certain intervening events, the failure to change its recommendation would be inconsistent with its fiduciary duties to Cantel Stockholders under applicable law; and

•
Cantel’s right to terminate the Merger Agreement under certain circumstances, including in order to accept and enter into a definitive agreement with respect to a Superior Proposal in certain circumstances, subject to providing STERIS an opportunity to match such proposal prior to taking such action, and payment to STERIS of a termination fee of $127.4 million if the Merger Agreement is so terminated, which amount the Cantel Board of Directors believes to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions.

•
Likelihood of Completion. The likelihood that the Mergers will be consummated, based on, among other things, the limited number of conditions to the Mergers, the absence of a financing condition or similar contingency that is based on STERIS’s ability to obtain financing, the absence of a requirement for STERIS to obtain shareholder approval of the issuance of STERIS Shares to Cantel Stockholders, the relative likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to Cantel in the event of various breaches by STERIS, and STERIS’s reputation in the health care industry, its financial capacity to complete an acquisition of this size and its prior track record of successfully completing acquisitions, which the Cantel Board of Directors believed supported the conclusion that a transaction with STERIS could be completed relatively quickly and in an orderly manner.

•
Regulatory Matters. The Cantel Board of Directors considered the regulatory clearances that would be required as a condition to the Mergers and the prospects and anticipated timing of obtaining those clearances.

•
Opinion of Financial Advisor. The Cantel Board of Directors considered the oral opinion of Centerview rendered to the Cantel Board of Directors on January 11, 2021, which was subsequently confirmed by delivery of a written opinion dated January 12, 2021, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the Cantel Stockholders (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under “The Mergers—Opinion of Cantel’s Financial Advisor” beginning on page 60.

The Cantel Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger Agreement and the Mergers, including:
•
The possibility that the Mergers might not be completed on a timely basis or at all as a result of the failure to receive the required regulatory clearances or satisfy other closing conditions, which could divert Cantel management attention and resources from the operation of Cantel’s business and increase expenses from an unsuccessful attempt to complete the Mergers.

•
The costs to be incurred in connection with the Mergers, regardless of whether the Mergers are completed and the risks and contingencies relating to the announcement and pendency of the Mergers and the risks and costs to Cantel if the transactions are not completed on a timely basis or at all.

•
The uncertainty about the effect of the Mergers, regardless of whether the Mergers are completed, on Cantel’s employees, customers and other parties, may impair Cantel’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with Cantel.

•
The exchange ratio for the Merger Consideration represents a fixed number of STERIS Shares, which means the market value of the STERIS Shares received by Cantel Stockholders at the completion of the Mergers may differ, possibly materially, from the market value of STERIS Shares at the time the Merger Agreement was entered into or at any other time, including the possibility that such value could become lower if the trading price of STERIS Shares declines between the announcement and completion of the Mergers.

•	The risk that adverse changes to the business, assets, liabilities, condition (financial or otherwise) or operating results of Cantel or STERIS could result in a failure to complete the Mergers.
•
The potential difficulties of integrating the businesses of STERIS and Cantel and the risk that all or some portion of the potential benefits of the Mergers (including the anticipated cost and operating synergies) might not be realized or might take longer to realize than expected.

•
The fact that, under the terms of the Merger Agreement, prior to the completion of the Mergers or termination of the Merger Agreement, Cantel is required to use reasonable best efforts to conduct its business only in the ordinary course, and is subject to specified restrictions on its ability to conduct its business, including in respect of entering into or terminating material contracts, settling litigation or increasing the compensation of its employees.

•
Cantel’s inability to solicit competing acquisition proposals and the possibility that the termination fee payable by Cantel upon termination of the Merger Agreement could discourage other potential acquirers from making a competing offer to purchase Cantel and cause significant cash flow difficulties for Cantel if it were required to pay the termination fee of $127.4 million to STERIS.

•
The risk of significant selling pressure on the price of STERIS Shares immediately following the closing of the First Merger if a significant number of Cantel Stockholders seek to sell the STERIS Shares they received as Merger Consideration.

In the judgment of Cantel’s Board of Directors, however, these potential risks were more than offset by the potential benefits of the Mergers discussed above.
The foregoing discussion of the information and factors considered by the Cantel Board of Directors is not intended to be exhaustive, but includes the material factors that the Cantel Board of Directors considered. In reaching its decision to approve the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement, the Cantel Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Cantel Board of Directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination. The Cantel Board of Directors conducted an overall review of the factors described above, and reached the consensus that the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement are fair to, advisable to, and in the best interests of, Cantel and Cantel Stockholders.
In considering the recommendation of the Cantel Board of Directors to adopt the Merger Agreement, Cantel Stockholders should be aware that the executive officers and directors of Cantel have certain interests in the

Mergers that may be different from, or in addition to, the interests of Cantel Stockholders generally, as more fully described below under the section captioned “—Interests of Cantel Directors and Executive Officers in the Mergers.” The Cantel Board of Directors was aware of these interests and considered them when adopting the Merger Agreement and recommending that Cantel Stockholders vote in favor of the Cantel Merger Proposal.
Opinion of Cantel’s Financial Advisor
On January 11, 2021, Centerview rendered to the Cantel Board of Directors its oral opinion, subsequently confirmed in a written opinion dated January 12, 2021, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Cantel Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated January 12, 2021, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Cantel Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of a transaction, including the transactions contemplated by the Merger Agreement, and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Cantel Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the transactions contemplated by the Merger Agreement and does not constitute a recommendation to any Cantel Stockholder or any other person as to how such Cantel Stockholder or other person should vote with respect to the Mergers or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•	a draft of the Merger Agreement dated January 11, 2021, which is referred to in this summary of Centerview’s opinion as the Draft Merger Agreement;
•
Annual Reports on Form 10-K of Cantel for the years ended July 31, 2020, July 31, 2019 and July 31, 2018 and Annual Reports on Form 10-K of STERIS for the years ended March 31, 2020, March 31, 2019 and March 31, 2018;

•	certain interim reports to Cantel Stockholders and STERIS Shareholders and Quarterly Reports on Form 10-Q of Cantel and STERIS;
•	certain publicly available research analyst reports for Cantel and STERIS;certain other communications from Cantel to its stockholders and STERIS to its shareholders;
•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Cantel, including certain financial forecasts, analyses and projections relating to Cantel prepared by management of Cantel and furnished to Centerview by Cantel for purposes of Centerview’s analysis, which are referred to as the Cantel Forecast, and which are collectively referred to as the Cantel Data;

•	certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of STERIS, which are collectively referred to as the STERIS Data;
•
certain financial forecasts, analyses and projections relating to STERIS prepared by management of Cantel and furnished to Centerview by Cantel for purposes of Centerview’s analysis, which are referred to as the STERIS Forecasts; and

•
certain cost savings and operating synergies of approximately $110 million projected by management of STERIS to result from the transactions contemplated by the Merger Agreement and furnished to Centerview by Cantel for purposes of Centerview’s analysis, which are referred to as the Synergies.

Centerview also participated in discussions with members of the senior management and representatives of Cantel regarding their assessment of the Cantel Data (including the Cantel Forecast), and the STERIS Forecasts and members of the senior management and representatives of STERIS regarding their assessment of the STERIS Data and the Synergies, and the strategic rationale for the transactions contemplated by the Merger Agreement. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Cantel and STERIS and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Cantel’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Cantel’s direction, that the Cantel Data (including, without limitation, the Cantel Forecast) and the STERIS Forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Cantel as to the matters covered thereby, and that the STERIS Data and the Synergies were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of STERIS as to the matters covered thereby; and Centerview relied, at Cantel’s direction, on the Cantel Data (including, without limitation, the Cantel Forecast), the STERIS Data, the STERIS Forecasts and the Synergies for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Cantel Data (including, without limitation, the Cantel Forecast), the STERIS Forecasts, the STERIS Data and the Synergies or the assumptions on which they were based. In addition, at Cantel’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Cantel or STERIS, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Cantel or STERIS. Centerview assumed, at Cantel’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Cantel’s direction, that the transactions contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the transactions contemplated by the Merger Agreement, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview also assumed that the transactions contemplated by the Merger Agreement will have certain tax consequences as described in discussions with representatives of Cantel. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Cantel or STERIS, or the ability of Cantel or STERIS to pay their respective obligations when they come due, or as to the impact of the transactions contemplated by the Merger Agreement on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, Cantel’s underlying business decision to proceed with or effect the transactions contemplated by the Merger Agreement, or the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative business strategies or transactions that might be available to Cantel or in which Cantel might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the shares of Cantel Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated by the Merger Agreement, including, without limitation, the structure or form of the transactions contemplated by the Merger Agreement, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the transactions contemplated by the Merger Agreement, including, without limitation, the fairness of the transactions contemplated by the Merger Agreement or any other term or aspect of the transactions contemplated by the Merger Agreement to, or any consideration to be received in connection therewith by, or the impact of the transactions contemplated by the Merger Agreement on, the holders of any other class of securities, creditors or other constituencies of Cantel or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Cantel or any party, or class of such persons in connection with the transactions contemplated by the Merger Agreement, whether relative to the Merger Consideration to be paid to the holders of the shares of Cantel Common Stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview expressed no view or opinion as to what the value of STERIS Shares actually will be when issued pursuant to the First Merger or the prices at which the shares of Cantel Common Stock or STERIS Shares will trade or otherwise be transferable at any time, including following the announcement or consummation of the transactions contemplated by the Merger Agreement. Centerview’s opinion does not constitute a recommendation to any Cantel Stockholder or any other person as to how such Cantel Stockholder or other person should vote with respect to the Mergers or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Cantel Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transactions contemplated by the Merger Agreement. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview’s Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Cantel Board of Directors in connection with Centerview’s opinion, dated January 12, 2021. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Cantel or STERIS. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cantel, STERIS or any other party to the transactions contemplated by the Merger Agreement. None of Cantel, STERIS or Centerview, or any other person, assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Cantel or STERIS do not purport to be appraisals or reflect the prices at which Cantel or STERIS may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 11, 2021 (the last trading day before the public announcement of the Merger Agreement) and is not necessarily indicative of current market conditions.
Cantel
Selected Public Company Analysis
Centerview reviewed and compared certain financial information, ratios and multiples for Cantel to corresponding financial information, ratios and multiples for publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to Cantel, which selected publicly traded companies are referred to in this summary of Centerview’s opinion as the selected Cantel comparison companies. The selected companies consisted of:
•	Conmed Corporation (NYSE: CNMD)
•	Dentsply Sirona Inc (NASDAQ: XRAY)
•	Envista Holdings Corporation (NYSE: NVST)
•	Integra LifeSciences Holdings Corporation (NASDAQ: IART)
•	Merit Medical Systems, Inc. (NASDAQ: MMSI)
•	STERIS
•	Teleflex Incorporated (NYSE: TFX)
Although none of the selected Cantel comparison companies is directly comparable to Cantel, these companies were selected, among other reasons, because they are publicly traded companies with certain operational and financial characteristics, which, for purposes of its analyses, Centerview considered to be similar to those of Cantel. However, because none of the selected Cantel comparison companies is exactly the same as Cantel, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of Cantel and the selected Cantel comparison companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources and closing stock prices as of January 11, 2021, Centerview calculated, for each selected Cantel comparison company the following figures, ratios and multiples: (i) market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, other equity awards and other convertible securities, as applicable), (ii) enterprise value (calculated as the market value of common equity determined using the treasury stock method and taking into account outstanding in-the-money options, other equity awards and other convertible securities, as applicable, plus debt and less cash, after giving effect to certain adjustments for minority interest and contingent consideration), (iii) enterprise value as a multiple of Wall Street research analyst consensus estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for calendar year 2021 (calculated as the EBITDA adjusted for any acquisition-related costs and expenses, restructuring-related costs and expenses, gains or losses related to divested businesses or assets, and losses on disposal of fixed assets, which is referred to as a company’s Estimated 2021 EBITDA), (iv) projected revenue growth for the calendar year 2021 to calendar year 2022, (v) EBITDA margin for calendar year 2021 (calculated as EBITDA for the relevant period divided by revenue for the same period) and (vi) net leverage ratio as a multiple of such company’s latest twelve months, or LTM EBITDA. These analyses resulted in a median multiple of enterprise value to Estimated 2021 EBITDA of 18.8x, a median revenue growth percentage of 6%, a median EBITDA margin percentage of 23% and a median net leverage ratio of 2.4x, in each case, for such selected Cantel comparison companies.

The resulting data were as follows:
Enterprise Value / Estimated 2021 EBITDA
Conmed Corporation	22.0x
Dentsply Sirona Inc	16.1x
Envista Holdings Corporation	16.8x
Integra LifeSciences Holdings Corporation	18.0x
Merit Medical Systems, Inc.	18.8x
Teleflex Incorporated	24.5x
STERIS	20.3x
Mean	19.5x
Median	18.8x
Based on its experience and professional judgment, for purposes of its analysis, Centerview selected a reference range of multiples of enterprise value to Estimated 2021 EBITDA of 15.0x to 17.5x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of Cantel and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Centerview applied the EBITDA multiple reference range to Cantel’s own calendar year 2021 estimated EBITDA of $278 million as set forth in the Cantel Data to derive a range of implied enterprise values for Cantel. Centerview subtracted from this range of implied enterprise values the face value of Cantel’s net debt as of December 31, 2020 as set forth in the Cantel Data to derive a range of implied equity values for Cantel. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of Cantel Common Stock as of January 8, 2021, as set forth in the Cantel Data, to derive a range of implied per share equity values. Centerview also applied the EBITDA multiple reference range to the Estimated 2021 EBITDA of Cantel of $256 million to derive a range of implied per share equity values for each share. The results of this analyses are summarized as follows: based on Cantel’s own calendar year 2021 estimated operating EBITDA of Cantel, as set forth in the Cantel Data, Centerview calculated an implied per share equity value range of approximately $76 to $91, rounded to the nearest dollar, and based on the Estimated 2021 EBITDA of Cantel, Centerview calculated an implied per share of Cantel Common Stock equity value range of approximately $69 to $82, rounded to the nearest dollar. Centerview then compared these ranges to the implied value of the Merger Consideration of $84.66 per share of Cantel Common Stock, which is based on the cash consideration of $16.93 and an implied value of $67.73 in stock consideration (based upon an exchange ratio of 0.33787 and the closing price of STERIS Shares as of January 11, 2021) per share of Cantel Common Stock, which is referred to as the Implied Value, to be paid to the holders of shares of Cantel Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Selected Transaction Analysis
Centerview reviewed and compared certain information relating to the following selected transactions involving target companies serving the Medical, Dental, or Life Sciences markets with similar business characteristics and financial profiles to Cantel (which are referred to as the selected transactions in this Summary of Centerview Financial Analysis) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Cantel and the Mergers and the other transactions contemplated by the Merger Agreement.
Although none of the selected transactions is directly comparable to the Mergers and the other transactions contemplated by the Merger Agreement, the transactions listed below were chosen by Centerview because, among other reasons, their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Mergers and the other transactions contemplated by the Merger Agreement. Centerview used its experience, expertise and knowledge of these industries to select transactions that involved companies with certain operational, business or financial characteristics that, for purposes of this analysis, may be considered similar to those of Cantel. However, because none of the selected transactions used in this analysis is identical or directly comparable to the Mergers and the other transactions contemplated by the Merger Agreement, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of Cantel and each target company as well as the Mergers and the other transactions contemplated by the Merger Agreement and the selected transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources, Centerview calculated, for each selected transaction, among other things, (i) the enterprise value implied for the applicable target company based on the consideration payable in the applicable selected transactions, as a multiple of the target company’s EBITDA for the most recently ended twelve months prior to the announcement of such selected transaction, or LTM EBITDA (in the case of Key Surgical, LTM EBIT as disclosed in SEC filings) and (ii) the enterprise value implied for the applicable target company based on the consideration payable in the applicable selected transactions, as a multiple of the target company’s EBITDA for the twelve months following the announcement of such selected transaction, or NTM EBITDA. This analysis resulted in a median multiple of enterprise value to LTM EBITDA of 15.9x and a median multiple of enterprise value to NTM EBITDA of 15.0x for such selected transactions.
The resulting data were as follows:
Announce Date	Target	Acquiror	EV / LTM EBITDA	EV / NTM EBITDA
10/6/20	Key Surgical	STERIS	17.0x	n.a.
7/30/19	Hu-Friedy Mfg. Co.	Cantel Medical Corp.	16.1x	n.a.
5/2/19	Acelity, Inc.	3M Company	15.2x	13.7x
11/20/18	BTG plc	Boston Scientific Corporation	14.5x	15.0x
6/6/18	Advanced Sterilization Products	Fortive Corporation	13.8x	n.a.
4/23/17	C.R. Bard, Incorporated	Becton, Dickinson and Company	19.7x	18.4x
12/19/16	BSN Medical	Svenska Cellulosa Aktiebolaget (SCA)	13.6x	n.a.
12/2/16	Vascular Solutions, Inc.	Teleflex Incorporated	25.8x	19.3x
2/1/16	Sage Products, LLC	Stryker Corporation	21.0x	n.a.
9/15/15	Sirona Dental Systems, Inc.	Dentsply International Inc.	16.3x	14.1x
10/13/14	Synergy Health plc	STERIS	13.0x	11.8x
10/5/14	Carefusion Corporation	Becton, Dickinson and Company	13.9x	12.1x
9/15/14	Nobel Biocare Holding AG	Danaher Corporation	15.7x	15.0x
2/2/14	Arthrocare Corporation	Smith & Nephew plc	18.9x	15.5x
Mean			16.8x	15.0x
Median			15.9x	15.0x
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected reference ranges of multiples of enterprise value to LTM EBITDA of 16.0x to 19.0x and of enterprise value to NTM EBITDA of 14.5x to 18.0x. In selecting these ranges, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Cantel and the companies included in the selected transactions as well as the Mergers and the other transactions contemplated by the Merger Agreement and the selected transactions and other factors that could affect each transaction or the public trading, acquisition or other values of such companies or Cantel in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied these reference ranges to Cantel’s enterprise value as a multiple of its LTM EBITDA of $193 million and as a multiple of its NTM EBITDA of $278 million, respectively, each as set forth in the Cantel Data, to derive ranges of implied enterprise values for Cantel. Centerview subtracted from these ranges of implied enterprise values the face value of Cantel’s net debt as of December 31, 2020 (including expected change of control costs related to contingent consideration payments that may become due under the terms of prior Cantel transaction agreements and make-whole payments payable to holders of Cantel’s 3.25% senior unsecured convertible notes due 2025) as set forth in the Cantel Data to derive a range of implied equity values for Cantel. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of Cantel Common Stock as of January 8, 2021 as set forth in the Cantel Data to derive a range of implied per share equity value for each share of approximately $53 to $65 based on LTM EBITDA, rounded to the nearest dollar, and a range of implied per share equity value for each share of approximately $72 to $93 based on NTM EBITDA, rounded to the nearest dollar. Centerview then compared these ranges to the Implied Value, to be paid to the holders of shares of Cantel Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of Cantel based on the Cantel Forecast, which is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of illustrative equity values for Cantel by applying a discount rate range of 9.25% to 10.00% (reflecting Centerview’s analysis of Cantel’s weighted average cost of capital) and the mid-year convention to (a) Cantel’s management plan forecast as of January 4, 2021 of after-tax unlevered free cash flows of Cantel for the fiscal half-year ending July 31, 2021 and for the fiscal years 2022 through 2025 utilizing the Cantel Forecast at the direction of Cantel and assumptions discussed with Cantel management and (b) a range of illustrative terminal values for Cantel, calculated by Centerview applying perpetuity growth rates ranging from 3.75% to 4.50%, which Centerview selected based on its professional judgment, to Cantel’s after-tax unlevered free cash flows for the terminal year. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of Cantel Common Stock as of January 8, 2021, as set forth in the Cantel Data, to derive a range of implied per share equity value of approximately $67 to $91, rounded to the nearest dollar. Centerview then compared these ranges to the implied value of the Merger Consideration of $84.66 per share based on a cash consideration of $16.93 and $67.73 stock consideration per share (based upon an exchange ratio of 0.33787 and the closing price of STERIS Shares as of January 11, 2021), to be paid to the holders of shares of Cantel Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Cantel Board of Directors certain additional factors solely for informational purposes, including, among other things, the following:
•
Historical Stock Price Trading Analysis. Centerview reviewed the historical closing trading prices of the shares of Cantel Common Stock for the 52-week period prior to January 11, 2021, which reflected low and high closing trading prices during such 52-week period of $22 and $85 per share, rounded to the nearest dollar.

•
Analyst Price Target Analysis. Centerview reviewed stock price targets for the shares of Cantel Common Stock reflected in publicly available Wall Street research analyst reports as of January 11, 2021, which indicated low and high analyst stock price targets ranging from $62 to $100 per share.

•
Premiums Paid Analysis. Centerview reviewed the control premiums paid or payable in certain change of control transactions involving publicly traded target companies for which premium data was available in order to compare the premium paid over the company’s present and historical share prices to that paid in past transactions (for transactions valued between $100 million and $10 billion, with 50-100% stock consideration and target pro forma ownership between 15%-30%). Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied 25th-75th percentile one-day prior and 30-day volume weighted average price, which is referred to as VWAP, offer premiums paid or payable of 13-38% and 16-38%, respectively, to per share of Cantel Common Stock price of $84.66 and its 30-day VWAP of $73.86, as of January 11, 2021, which resulted in implied price ranges of $96 to $117 per share and $86 to $102 per share, rounded to the nearest dollar.
STERIS
Illustrative Selected Companies Information
Centerview reviewed and compared the market price and implied trading multiples of the STERIS Shares with the market prices and implied trading multiples of the publicly traded securities of certain public companies in the medical devices sector, which selected publicly traded companies are referred to in this summary of Centerview’s opinion as the selected STERIS comparison companies, in each case based on publicly available research analyst estimates for STERIS and such selected STERIS comparison companies.
The selected STERIS comparison companies reviewed included the following:
•	Boston Scientific Corporation (NYSE: BSX)
•	Cantel
•	Coloplast A/S (DKK: COLO.B)
•	Hill-Rom Holdings, Inc.(NYSE: HRC)
•	Integra Life Sciences Holdings Corporation (NASDAQ: IART)
•	Smith & Nephew plc (NYSE: SNN)
•	Sotera Health Company (NASDAQ: SHC)
•	Teleflex Incorporated (NYSE: TFX)
Using publicly available information obtained from SEC filings and other data sources and closing stock prices as of January 11, 2021, Centerview calculated, for each selected STERIS comparison company, its equity market value as a multiple of its Estimated 2021 EBITDA.
The resulting data were as follows:
Cantel	Enterprise Value / Estimated 2021 EBITDA
Boston Scientific Corporation	17.8x
Cantel	17.9x
Coloplast A/S	27.2x
Hill-Rom Holdings, Inc	13.7x
Integra Life Sciences Holdings Corporation	18.0x
Smith & Nephew plc	14.4x
Sotera Health Company	19.4x
Teleflex Incorporated	24.5x
Mean	19.1x
Median	17.9x
Based on its experience and professional judgment, for purposes of its analysis, Centerview selected a reference range of multiples of enterprise value to Estimated 2021 EBITDA of 18.0x to 21.0x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of STERIS and the selected STERIS comparison companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Centerview applied the EBITDA multiple reference range Cantel’s estimate of calendar year 2021 operating EBITDA of STERIS of $925 million, as set forth in the STERIS Forecasts prepared by management of Cantel, to derive a range of implied per STERIS Share equity value of approximately $176 to $208.

Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of STERIS based on the STERIS Forecasts prepared by management of Cantel. In performing this analysis, Centerview calculated a range of illustrative equity values for STERIS by applying a discount rate range of 7.50% to 8.25% (reflecting Centerview’s analysis of STERIS’s weighted average cost of capital) and the mid-year convention to (a) after-tax unlevered free cash flows of STERIS for the fiscal quarter ending March 31, 2021 and fiscal years 2022 through 2026 utilizing the STERIS Forecasts prepared by management of Cantel at the direction of Cantel and assumptions discussed with Cantel management and (b) a range of illustrative terminal values for STERIS, calculated by Centerview applying perpetuity growth rates ranging from 3.75% to 4.50%, which Centerview selected based on its professional judgment, to STERIS’s after-tax unlevered free cash flows for the terminal year, in each case, utilizing the STERIS Forecasts prepared by the management of Cantel. Centerview then divided these implied equity values by the number of fully-diluted outstanding STERIS Shares as of January 8, 2021, as set forth in the STERIS Data, to derive a range of implied per STERIS Share equity value of approximately $158 to $239, rounded to the nearest dollar.
Other Factors
Centerview noted for the Cantel Board of Directors certain additional factors solely for informational purposes, including, among other things, the following:
•
Historical Stock Price Trading Analysis. Centerview reviewed the historical closing trading prices of the STERIS Shares for the 52-week period prior to January 11, 2021, which reflected low and high closing trading prices during such 52-week period of $108 to $203 per STERIS Share.

•
Analyst Price Target Analysis. Centerview reviewed stock price targets for the STERIS Shares reflected in publicly available Wall Street research analyst reports as of January 11, 2021, which indicated low and high analyst stock price targets ranging from $200 to $217 per STERIS Share.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Cantel Board of Directors in its evaluation of the transactions contemplated by the Merger Agreement. Consequently, the analyses described above should not be viewed as determinative of the views of the Cantel Board of Directors or management of Cantel with respect to the Merger Consideration or as to whether the Cantel Board of Directors would have been willing to determine that a different consideration was fair. The Merger Consideration was determined through arm’s-length negotiations between Cantel and STERIS and was approved by the Cantel Board of Directors. Centerview provided advice to Cantel during these negotiations. Centerview did not, however, recommend any specific amount of consideration to Cantel or the Cantel Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the transactions contemplated by the Merger Agreement.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview was engaged to provide financial advisory services to Cantel, including in connection with certain strategic matters, for which Centerview did not receive compensation during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to STERIS, and Centerview did not receive any compensation from STERIS during such period. Centerview may provide investment banking and other services to or with respect to Cantel or STERIS or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ respective affiliates, directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Cantel, STERIS, or any of their respective affiliates, or any other party that may be involved in the transactions contemplated by the Merger Agreement.
The Cantel Board of Directors selected Centerview as its financial advisor in connection with a transaction, including the transactions contemplated by the Merger Agreement, based on Centerview’s advising the Cantel Board of Directors on strategic matters for approximately the past two years and Centerview’s strong knowledge of Cantel and the industries in which Cantel competes. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the Merger Agreement.
In connection with Centerview’s services as the financial advisor to the Cantel Board of Directors, Cantel has agreed to pay Centerview an aggregate fee of approximately $67 million, $2.5 million of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Mergers. In addition, Cantel has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Certain Unaudited Prospective Financial Information Prepared by Cantel
Summary of the Cantel Forecast
Cantel does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. In connection with the Cantel Board of Directors’ consideration of the transactions contemplated by the Merger Agreement, Cantel’s management prepared the Cantel Forecast based on certain unaudited financial projections regarding Cantel’s future performance for the years 2021 through 2025 on a standalone basis without giving effect to the Mergers and provided the Cantel Forecast to the Cantel Board of Directors. The Cantel Forecast also was provided by Cantel management to STERIS, and to Centerview in connection with its analyses and opinion described in the section “The Mergers—Opinion of Cantel’s Financial Advisor” beginning on page 60. The Cantel Forecast is based upon the internal financial model that Cantel’s management has historically used in connection with strategic planning.
The summaries of these projections are being included in this proxy statement/prospectus to give Cantel Stockholders access to non-public information that was provided to the Cantel Board of Directors in the course of evaluating the Mergers, and are not intended to influence your decision whether to vote in favor of the Cantel Merger Proposal or any other proposal at the Special Meeting. The inclusion of this information should not be regarded as an indication that any of Cantel, STERIS or their respective advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
While presented with numeric specificity, the Cantel Forecast reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Cantel, including, among others, Cantel’s assumptions about healthcare markets, manufacturing and sales volume and growth levels, operating results, the success of key commercial initiatives and new product introductions, competitive conditions, technology, availability of capital resources, levels of capital expenditures, and other contractual obligations, supply and demand for, and the price of, infection prevention and control products and services, and other products or services, and other matters described in the sections entitled “Cautionary Statement Concerning Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors,” beginning on pages 29, 153 and 31, respectively. The Cantel Forecast reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Cantel nor STERIS can give any assurance that the Cantel Forecast and Cantel’s underlying estimates and assumptions will be realized. In addition, since the Cantel Forecast covers multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.
The Cantel Forecast was not prepared by Cantel with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the

Public Company Accounting Oversight Board for preparation and presentation of prospective financial information. Neither of Cantel’s nor STERIS’s independent registered public accounting firm, nor any other independent accountants, has compiled, examined or performed any procedures with respect to the Cantel Forecast contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of the independent registered public accounting firm to Cantel contained in the Annual Report on Form 10-K for the year ended July 31, 2020, which is incorporated by reference into this proxy statement/prospectus, relates to historical financial information of Cantel, and such report does not extend to the projections included below and should not be read to do so.
Furthermore, the Cantel Forecast prepared by Cantel does not take into account any circumstances, transactions or events occurring after the date it was prepared. Neither Cantel nor STERIS can give any assurance that, had the Cantel Forecast been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used by Cantel. Except as required by applicable law, neither Cantel nor STERIS intends to, and each disclaims any obligation to, make publicly available any update or other revision to the Cantel Forecast to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The Cantel Forecast was prepared by Cantel on a standalone basis, without giving effect to the Mergers and as if Cantel never contemplated the Mergers, and does not take into account any of the possible financial and other effects on Cantel of the Mergers, the effect on Cantel of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the Cantel Forecast does not take into account the effect on Cantel of any possible failure of the Mergers to occur. None of Cantel, STERIS or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Cantel Stockholder or other person regarding Cantel’s ultimate performance compared to the information contained in the Cantel Forecast or to the effect that the forecasted results will be achieved. The inclusion of the Cantel Forecast herein should not be deemed an admission or representation by Cantel, STERIS or their respective advisors or any other person that it is viewed as material information of Cantel, particularly in light of the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, and considering that the Special Meeting will be held several months after the Cantel Forecast was prepared, as well as the uncertainties inherent in any forecasted information, Cantel Stockholders are cautioned not to place undue reliance on such information, and Cantel urges all Cantel Stockholders to review Cantel’s most recent SEC filings for a description of Cantel’s reported financial results. See “Where You Can Find More Information” beginning on page 153.
The following table summarizes the Cantel Forecast as of January 2021 for the fiscal years 2021 through 2025 ($ in millions):
	2021E	2022E	2023E	2024E	2025E
Revenue	$1,189	$1,277	$1,387	$1,518	$1,648
Adjusted EBITDA(1)	$267	$299	$341	$391	$442
Operating Income	$233	$265	$306	$355	$406
Unlevered Free Cash Flow(2)	$132	$175	$184	$233	$264
Unlevered Free Cash Flow for Analysis(3)	$72	$175	$184	$233	$264
(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets and certain other items not related to Cantel’s normal operations. Adjusted EBITDA is a non-GAAP financial measure as it excludes amounts included in net income (loss), the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net income (loss) or other measures derived in accordance with GAAP.

(2)
Unlevered Free Cash Flow is defined as net income (loss) before interest and taxes, less unlevered taxes, plus depreciation and amortization, plus (less) changes in working capital, less capital expenditures (and other investing cash flows excluding capitalized interest expense), plus other non-cash items. Unlevered Free Cash Flow is a non-GAAP financial measure as it excludes amounts included in net income (loss), the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net income (loss) or other measures derived in accordance with GAAP.

(3)
Unlevered Free Cash Flow for Analysis is defined as Unlevered Free Cash Flow except for 2021E, for which Unlevered Free Cash Flow for Analysis represents forecasted Unlevered Free Cash Flow for the period beginning on December 31, 2020 and ending on July 31, 2021.

Neither Cantel nor STERIS intends to update or otherwise revise the above Cantel Forecast to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of Cantel’s assumptions underlying such Cantel Forecast are no longer appropriate, except as may be required by applicable law.
Summary of the STERIS Forecast
In connection with its financial analyses, Cantel’s management prepared the STERIS Forecast on a standalone basis, by reviewing (i) financial information for the completed quarterly periods of the fiscal year ending March 31, 2021, (ii) publicly available consensus estimates of Wall Street analysts for fiscal years ended March 31, 2022 and March 31, 2023 (referred to as the available consensus estimates), and (iii) directional financial trend information for the fiscal years ended March 31, 2024, March 31, 2025 and March 31, 2026 that was consistent with the available consensus estimates. Based on such information, and considering Cantel’s due diligence of STERIS , Cantel’s management made certain assumptions and prepared the STERIS Forecast based on its own projections for STERIS for the fiscal years that end March 31, 2021, March 31, 2022, March 31, 2023, March 31, 2024, March 31, 2025, and March 31, 2026. For more information on the analyses of Cantel’s financial advisor, see “The Mergers—Opinion of Cantel’s Financial Advisor” beginning on page 60.
While presented with numeric specificity, the STERIS Forecast set forth above reflects numerous estimates and assumptions by Cantel that are inherently uncertain and may be beyond the control of Cantel and STERIS. Cantel’s underlying assumptions were generally based on information and market factors known to Cantel management as of January 2021. The STERIS Forecast reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Cantel nor STERIS can give any assurance that the STERIS Forecast and the underlying estimates and assumptions will be realized. In addition, since the STERIS Forecast covers multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.
The STERIS Forecast prepared by Cantel was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board for preparation and presentation of the prospective financial information. Neither Cantel’s nor STERIS’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the STERIS Forecast contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of the independent registered public accounting firm to STERIS contained in the Annual Report on Form 10-K for the year ended March 31, 2020, which is incorporated by reference into this proxy statement/prospectus, relates to historical financial information of STERIS, and such report does not extend to the projections included below and should not be read to do so.
Furthermore, the STERIS Forecast prepared by Cantel does not take into account any circumstances, transactions or events occurring after the date it was prepared. Neither Cantel nor STERIS can give any assurance that, had the STERIS Forecast been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used by Cantel. Except as required by applicable law, neither Cantel nor STERIS intends to, and each disclaims any obligation to, make publicly available any update or other revision to the STERIS Forecast to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The STERIS Forecast was prepared by Cantel on a standalone basis, without giving effect to the Mergers and as if STERIS never contemplated the Mergers, and does not take into account any of the possible financial and other effects on STERIS of the Mergers, the effect on STERIS of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the STERIS Forecast does not take into account the effect on STERIS of any possible failure of the Mergers to occur. None of Cantel, STERIS or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Cantel Stockholder or other person regarding STERIS’s ultimate performance compared to the information contained in the STERIS Forecast or to the effect that the forecasted results will be achieved. The inclusion of the STERIS Forecast herein should not be deemed an admission or representation by STERIS or its advisors or any other person that it is viewed as material information of STERIS, particularly in light of the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, and considering that the Special Meeting will be held several months after the STERIS Forecast was prepared, as well as the uncertainties inherent in any forecasted information, Cantel Stockholders are cautioned not to place undue reliance on such information, and all Cantel Stockholders should review STERIS’s most recent SEC filings for a description of STERIS and STERIS’s reported financial results. See “Where You Can Find More Information” beginning on page 153.
The following table summarizes the STERIS Forecast prepared by Cantel’s management as of January 2021 for the fiscal years 2021 through 2026 ($ in millions):
	2021E	2022E	2023E	2024E	2025E	2026E
Revenue	$3,086	$3,449	$3,641	$3,896	$4,169	$4,460
Adjusted EBITDA(1)	$827	$924	$999	$1,093	$1,195	$1,307
Operating Income	$704	$786	$853	$937	$1,029	$1,128
Unlevered Free Cash Flow(2)	$427	$472	$541	$605	$686	$774
Unlevered Free Cash Flow for Analysis(3)	$128	$472	$541	$605	$686	$774
(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets and certain other items not related to STERIS’s normal operations. Adjusted EBITDA is a non-GAAP financial measure as it excludes amounts included in net income (loss), the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net income (loss) or other measures derived in accordance with GAAP.

(2)
Unlevered Free Cash Flow is defined as net income (loss) before interest and taxes, less unlevered taxes, plus depreciation and amortization, plus (less) changes in working capital, less capital expenditures (and other investing cash flows excluding capitalized interest expense), plus other non-cash items. Unlevered Free Cash Flow is a non-GAAP financial measure as it excludes amounts included in net income (loss), the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net income (loss) or other measures derived in accordance with GAAP.

(3)
Unlevered Free Cash Flow for Analysis is defined as Unlevered Free Cash Flow except for 2021E, for which Unlevered Free Cash Flow for Analysis represents forecasted Unlevered Free Cash Flow for the period beginning on December 31, 2020 and ending on March 31, 2021.

STERIS and Cantel do not intend to update or otherwise revise the above STERIS Forecast to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the STERIS Forecast are no longer appropriate, except as may be required by applicable law.
Funding of the Mergers and Indebtedness Following the Mergers
STERIS intends to fund the cash consideration of the Merger Consideration, as well as the refinancing, prepayment, replacement, redemption, repurchase, settlement upon conversion, discharge or defeasance of certain existing indebtedness of Cantel and its subsidiaries, transaction expenses, general corporate expenses and working capital needs, through the incurrence of approximately $2.1 billion of new indebtedness, which includes senior notes and a new term loan agreement. For a discussion of STERIS’s indebtedness on a pro forma basis giving effect to the business combination financing, see the section entitled “Selected Unaudited Pro Forma Condensed Combined Financial Data” beginning on page 23.
Regulatory Approvals
Closing is subject to the requirements of the HSR Act and the rules promulgated by the FTC that prevent transactions such as the First Merger from being completed until (i) certain information and materials are furnished to the DOJ and the FTC and (ii) the 30-day waiting period is terminated or expires. STERIS and Cantel filed their required HSR Act filings on January 27, 2021 and, to facilitate continued dialogue with the FTC, STERIS voluntarily withdrew its required HSR Act filing on February 26, 2021 and refiled its required HSR Act filing on March 1, 2021. If the FTC or the DOJ issues a Second Request prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.
Closing is further subject to certain notifications and/or approvals from applicable governmental authorities outside of the U.S. and the parties are not required to consummate the Mergers before the applicable waiting periods have expired or been terminated, or clearance obtained, in each applicable jurisdiction.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, the DOJ or the FTC may take action under applicable antitrust laws, including seeking to enjoin the completion of the Mergers, to rescind the Mergers or to conditionally permit completion of the Mergers subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Mergers or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the regulatory laws under some circumstances. Although neither STERIS nor Cantel believes that the Mergers will violate regulatory laws, there can be no assurance that a challenge to the Mergers on regulatory grounds will not be made or, if such a challenge is made, that it would not be successful.
If necessary to obtain the requisite regulatory clearances, STERIS and Cantel have agreed, among other things, to propose, negotiate and agree to any sale, divestiture, license, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any of their, or any of their, or any of Cantel’s subsidiaries’, respective businesses, product lines, divisions or assets or interests therein, and to take such action or actions that would have a similar effect. However, the Parties will not be required to sell, divest, license, hold separate or otherwise dispose of businesses, product lines, divisions or assets or interests therein with respect to, or other disposition of, assets of the parties or their subsidiaries which, during the 12-month period ended December 31, 2020, generated in the aggregate an amount of revenues in excess of $65,000,000.
STERIS and Cantel also intend to make all required filings under the Securities Act and the Exchange Act relating to the Mergers and obtain all other approvals and consents which may be necessary to give effect to the Mergers.
Litigation Relating to the Mergers
Under the terms of the Merger Agreement, each Party is required to provide the other Party prompt oral notice of any litigation brought by any stockholder of that Party against such Party, any of its subsidiaries and/or any of their respective directors relating to the Mergers, the Merger Agreement or any of the transactions contemplated thereby. Each Party is required to give the other Party the opportunity to participate (at such other Party’s expense) in the defense or settlement of any such litigation, and no such settlement may be agreed to without the other Party’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.
Appraisal Rights of Cantel Stockholders
Under the DGCL, subject to the closing of the Mergers, record holders of Cantel Common Stock who do not vote in favor of the Cantel Merger Proposal and who otherwise properly exercise and perfect, and do not lose, their appraisal rights in accordance with Section 262 of the DGCL will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of Cantel Common Stock, in lieu of receiving the consideration payable as a result of the Pre-Closing Merger and, therefore, the First Merger. The “fair value” could be higher or lower than, or the same as, the consideration payable as a result of the Pre-Closing Merger or the First Merger. Cantel Stockholders who wish to exercise the right to seek an appraisal of their shares of Cantel Common Stock must so advise Cantel by submitting a written demand for appraisal in the form described in this proxy statement/prospectus prior to the vote on Cantel Merger Proposal at the Special Meeting and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Cantel Common Stock held of record in the name of another person, such as your bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized in this proxy statement/prospectus in a timely manner to perfect appraisal rights.
The full text of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus. Cantel Stockholders are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising and perfecting the right to seek appraisal, Cantel Stockholders who are considering exercising and perfecting that right are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions may result in a waiver of, or the inability to exercise, appraisal rights. For more information regarding appraisal rights, see the section entitled “Appraisal Rights of Cantel Stockholders” beginning on page 73.
Directors and Executive Officers of STERIS following the Mergers
There will be no change to the STERIS Board of Directors as a result of the Mergers, and the directors of STERIS as of immediately prior to the effective time of the First Merger will continue to serve as the directors of STERIS after completion of the Mergers.
The executive officers of STERIS immediately prior to the effective time of the First Merger will continue to serve as the executive officers of STERIS after completion of the Mergers, with Walter M Rosebrough, Jr. expected to serve as STERIS’s President and Chief Executive Officer until his retirement at STERIS’s 2021 Annual General Meeting of Shareholders to be held on July 29, 2021. The STERIS Board of Directors has determined that Daniel A. Carestio, STERIS’s current Senior Vice President and Chief Operating Officer, will succeed Mr. Rosebrough as President and Chief Executive Officer of STERIS after STERIS’s 2021 Annual General Meeting of Shareholders.
Interests of Cantel Directors and Executive Officers in the Mergers
In considering the recommendation of the Cantel Board of Directors that the stockholders of Cantel adopt the Merger Agreement, Cantel Stockholders should be aware that the executive officers and directors of Cantel have certain interests in the Mergers that may be different from, or in addition to, the interests of Cantel Stockholders generally. The Cantel Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Mergers, and in making their recommendation that Cantel Stockholders approve the Merger Agreement.
For purposes of this disclosure, the named executive officers of Cantel are:
•	Charles M. Diker – Chairman of the Board
•	George L. Fotiades – Chief Executive Officer
•	Shaun M. Blakeman – Senior Vice President and Chief Financial Officer
•	Peter G. Clifford – President and Chief Operating Officer
•	Seth M. Yellin – Executive Vice President and Chief Growth Officer
•	Jeff Z. Mann – Senior Vice President, General Counsel and Secretary
Treatment of Cantel RSU Awards
Each Cantel RSU Award held by a Cantel executive officer will be automatically converted into a STERIS RSU Award based on an equity award exchange ratio that is intended to preserve the value of the award immediately before and after the conversion, with performance-based vesting Cantel RSU Awards converting based on 100% of the target number of shares of Cantel Common Stock covered by the award and subject to service-based vesting following the Mergers. Under the terms of the Cantel Executive Severance and Change in Control Plan, which is referred to as the Executive Severance Plan, upon a termination of employment without “Cause” or for “Good Reason” (each as defined in the Executive Severance Plan) during the two-year period following the completion of the Mergers (or a termination without Cause that occurs prior to completion of the Mergers but that is reasonably demonstrated to have been in connection with the Mergers), which is referred to as a “qualifying termination,” STERIS RSU Awards held by the Cantel executive automatically will vest. Each Cantel RSU Award held by a non-employee director of Cantel will be automatically converted into the right to receive the Merger Consideration in respect of each share of Cantel Common Stock covered by such Cantel RSU Award.
For an estimate of the value of unvested equity awards that would vest assuming that the Mergers occur on June 30, 2021 and each of the named executive officers experiences a qualifying termination on that date, see “Quantification of Payments and Benefits to Cantel’s Named Executive Officers” below. We estimate that the value of unvested equity awards held by all executive officers, other than the named executive officers, that would vest assuming that the Mergers occur on June 30, 2021 and all such executive officers experience qualifying terminations on that date is $2,400,040. We estimate that the aggregate value of unvested equity awards held by all non-employee directors of Cantel that would vest assuming that the Mergers occur on June 30, 2021 is $1,256,047.
Severance under the Cantel Executive Severance and Change in Control Plan
Each of the Cantel executives is covered by the Executive Severance Plan. In the event of a qualifying termination, the Executive Severance Plan provides that an executive officer will be entitled to the following severance rights and benefits, subject to the execution of a release of claims and compliance with any applicable restrictive covenants:
•	a severance payment consisting of two times the sum of the executive’s base salary and target annual cash bonus,
•	a lump sum payment equivalent to a pro-rata portion of the executive’s target annual cash bonus for the year in which the termination occurs, and
•	a lump sum payment approximating COBRA premiums for continued coverage under Cantel’s group health insurance plan for twenty-four months.
Each of the executives, other than Mr. Mann and Mr. Diker, has executed a restrictive covenants agreement that prohibits the executive from competing with Cantel and its affiliates and soliciting Cantel and its affiliates’ respective customers, licensees or employees for a period ranging from six months to two years, depending upon the executive.
For an estimate of the value of the severance payments described above that would be payable to Cantel’s named executive officers upon a qualifying termination on June 30, 2021, assuming the Mergers occur on such date, see “Quantification of Payments and Benefits to Cantel’s Named Executive Officers” below. We estimate that the aggregate value of severance payments that would be payable to all Cantel executive officers who are not named executive officers, assuming a qualifying termination on June 30, 2021, and assuming the Mergers occur on such date, is $2,605,598.
Make-Whole Agreements
Cantel has the right, under the Merger Agreement, to enter into agreements with certain executive officers to provide that, in the event that a covered executive receives any payments or benefits that are subject to tax under Section 4999 of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, after taking into account the value of applicable non-compete agreements, the covered executive will receive a payment that puts the covered executive in the same after-tax position as if the tax under Section 4999 of the Code did not apply. Such make-whole agreements shall include certain restrictive covenants, including a non-compete.
The estimated value of the make-whole payment for each named executive officer is set forth below in the table entitled “Golden Parachute Compensation Table.” Based on the same assumptions set forth in footnote 4 to the “Golden Parachute Compensation Table,” the estimated aggregate make-whole payments for all of Cantel’s executive officers that may become party to a make-whole agreement who are not named executive officers would be $1,766,388.
Indemnification and Insurance
For a period of not less than six years from and after the effective time of the First Merger, STERIS will indemnify and hold harmless all past and present directors and officers of Cantel and its subsidiaries, for acts or omissions occurring at or prior to the completion of the First Merger, to the same extent as these individuals had rights to indemnification and advancement of expenses as of the date of the Merger Agreement and to the fullest extent permitted by law. For more information, see the section entitled “The Merger Agreement—Directors’ and Officers’ Insurance and Indemnification” contained in this proxy statement/prospectus.
Quantification of Payments and Benefits to Cantel’s Named Executive Officers
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the Mergers for each of Cantel’s executive officers who are designated as “named executive officers” in the Definitive Proxy Statement on Schedule 14A, filed by Cantel on

November 18, 2020. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. In this section, the term “golden parachute” describes the compensation that will or may be payable to Cantel’s named executive officers in connection with the Mergers.
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of Cantel’s named executive officers would receive, assuming that (i) the Mergers occur on June 30, 2021 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (ii) each of Cantel’s named executive officers experiences a qualifying termination of employment on that date, (iii) each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of February 28, 2021, (iv) the Cantel RSU Awards outstanding as of February 28, 2021 vest based on a per share price of $81.14, the average closing market price of shares of Cantel Common Stock over the first five business days following the first public announcement of the Mergers (and, other than ordinary course vesting in accordance with the terms of the applicable award agreement, do not otherwise vest prior to June 30, 2021), (v) no named executive officer receives any additional equity grants on or prior to the Mergers and (vi) no named executive officer enters into any new agreement with Cantel or STERIS (other than make-whole agreements that may be entered into with the named executive officers as described further in footnote (4) to the table below), or is otherwise legally entitled to any additional “golden parachute” compensation or benefits. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including but not limited to the assumptions described in the footnotes to the following table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
For purposes of this golden parachute disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the consummation of the Mergers and “double trigger” refers to payments and benefits that require two conditions, which are the consummation of the Mergers and a qualifying termination.
Golden Parachute Compensation Table
Named Executive Officer	Cash ($)(2)	Equity ($)(3)	Tax Make Whole ($)(4)	Other ($)(5)	Total ($)(6)
Charles M. Diker(1)	—	—	—	—	—
George L. Fotiades	3,786,772	7,226,491	4,662,205	10,553	15,686,021
Shaun M. Blakeman	1,446,090	1,445,428	1,060,035	11,120	3,962,673
Peter G. Clifford	3,072,050	4,575,729	2,393,402	11,120	10,052,301
Seth M. Yellin	1,817,964	2,011,542	—	11,120	3,840,626
Jeff Z. Mann	1,479,863	1,660,936	1,008,686	11,120	4,160,605
(1)	The Golden Parachute Compensation Table does not reflect certain compensation to which Charles M. Diker is entitled pursuant to retirement eligibility.
(2)
Cash Severance for Named Executive Officers. Certain of the named executive officers participate in the Executive Severance Plan. In the event of a qualifying termination (as described above under the section captioned, “Interests of Cantel Directors and Executive Officers in the Mergers”), the Executive Severance Plan provides that a participating executive officer will be entitled to the following severance rights and benefits, subject to the execution of a release of claims and compliance with any applicable restrictive covenants: (a) a severance payment consisting of two times the sum of the named executive officer’s base salary and target annual cash bonus, (b) a lump sum payment equivalent to a pro-rata portion of the named executive officer’s annual cash bonus for the second half of fiscal year 2021, assuming performance at 100% of target, provided that, pursuant to the terms of the Merger Agreement, the actual amount will be based upon the greater of target and actual performance, and (c) a lump sum payment approximating twenty-four months of COBRA premiums for continued coverage under Cantel’s group health insurance plan. The value of each component of cash severance is set forth for each named executive officer in the table below. The amounts in this column are considered “double trigger” amounts as they will only become payable in the event of a qualifying termination in connection with the consummation of the Mergers. As described above, a qualifying termination under the Executive Severance Plan is one that occurs during the two-year period following the completion of the Mergers or prior to the completion of the Mergers solely in the event of a termination without Cause that it is reasonably demonstrated was in connection with the completion of the Mergers. Mr. Diker does not participate in the Executive Severance Plan.

Named Executive Officer	Base Salary Component of Severance ($)	Bonus Component of Severance ($)	2021 Pro-Rata Bonus ($)	COBRA Payment ($)	Total ($)
Charles M. Diker	—	—	—	—	—
George L. Fotiades	1,700,000	1,700,000	354,167	32,605	3,786,772
Shaun M. Blakeman	850,000	467,500	97,396	31,194	1,446,090
Peter G. Clifford	1,400,000	1,330,000	277,083	64,967	3,072,050
Seth M. Yellin	950,000	665,000	138,542	64,422	1,817,964
Jeff Z. Mann	850,000	467,500	97,396	64,967	1,479,863
(3)
Outstanding and Unvested Cantel RSU Awards. Each Cantel RSU Award held by a Cantel named executive officer will be converted into a STERIS RSU Award based on an equity award exchange ratio that is intended to preserve the value of the award immediately before and after the conversion, with performance-based vesting Cantel RSU Awards converting based on 100% of the target number of shares of Cantel Common Stock covered by the award and subject to service-based vesting following the Mergers. Under the terms of the Executive Severance Plan and the Cantel RSU Awards that are converted into STERIS RSU Awards, upon a qualifying termination, STERIS RSU Awards held by participating Cantel named executive officers automatically will vest. The value of the acceleration of the Cantel RSU Awards is calculated by multiplying the number of Cantel shares subject to that Cantel RSU Award by $81.14, the average closing market price of shares of Cantel Common Stock over the first five business days following the first public announcement of the Mergers. The amounts in this column are considered “double trigger” amounts as they will generally only become payable in the event of a qualifying termination of employment in connection with the consummation of the Mergers. As described above, a qualifying termination under the Executive Severance Plan is one that occurs during the two-year period following the completion of the Mergers or prior to the completion of the Mergers solely in the event of a termination without Cause that it is reasonably demonstrated was in connection with the completion of the Mergers. A qualifying termination under Cantel’s 2016 Equity Incentive Plan is a termination without Cause (as defined in such plan) that occurs during the one-year period following the completion of the Mergers. Mr. Diker does not participate in the Executive Severance Plan.

(4)
Make-Whole Payments. Cantel has the right, under the Merger Agreement, to enter into agreements with each of Messrs. Fotiades, Blakeman, Clifford and Mann to provide that, in the event that such individual receives any payments or benefits that are subject to tax under Section 4999 of the Code, after taking into account the value of applicable non-compete agreements (including non-compete agreements that may be included in the make-whole agreements), such individual will receive a payment that puts him in the same after-tax position as if the tax under Section 4999 of the Code did not apply. The amounts listed in this column represent the estimated make-whole payment each of Messrs. Fotiades, Blakeman, Clifford and Mann could become entitled to receive on a “double-trigger” basis upon a qualifying termination of employment in connection with the consummation of the Mergers. The amounts in this column are calculated based on a 20% excise tax rate and each named executive officer’s estimated effective tax rate, including a federal marginal income tax rate of 37.00% and applicable state, local and payroll taxes and do not reflect any reduction for reasonable compensation attributable to non-compete and consulting arrangements. The actual amount of the make-whole payment for each named executive officer, if any, will not be determinable until after the consummation of the Mergers.

(5)
Other. Consists of (a) the estimated cost of providing outplacement services for twelve months and (b) the estimated cost of group term life insurance for twenty four months as set forth below. The benefits included in this column are provided pursuant to the Executive Severance Plan and are double trigger payments that become due upon a qualifying termination. Mr. Diker does not participate in the Executive Severance Plan.

Named Executive Officer	Outplacement Services ($)	Group Term Life Insurance ($)	Total ($)
Charles M. Diker	—	—	—
George L. Fotiades	9,500	1,053	10,553
Shaun M. Blakeman	9,500	1,620	11,120
Peter G. Clifford	9,500	1,620	11,120
Seth M. Yellin	9,500	1,620	11,120
Jeff Z. Mann	9,500	1,620	11,120
(6)
Amounts in this column include the aggregate dollar value of the sum of all amounts reported in the preceding columns. The amounts in this column are considered “double trigger” amounts as they will generally only become payable in the event of a qualifying termination of employment in connection with the consummation of the Mergers. As described above, a qualifying termination under the Executive Severance Plan is one that occurs during the two-year period following the completion of the Mergers or prior to the completion of the Mergers solely in the event of a termination without Cause that it is reasonably demonstrated was in connection with the completion of the Mergers. A qualifying termination under Cantel’s 2016 Equity Incentive Plan is a termination without Cause (as defined in such plan) that occurs during the one-year period following the completion of the Mergers. Mr. Diker does not participate in the Executive Severance Plan.

Reimbursement for Fees
Except as otherwise expressly provided for in the Merger Agreement, all out-of-pocket expenses incurred by or on behalf of STERIS or Cantel in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the Party incurring the expense, except that STERIS and Cantel will share equally all expenses incurred in connection with (i) printing, filing and mailing the proxy statement/prospectus, Form S-4 and all SEC and other regulatory filing fees incurred in connection therewith, (ii) the exchange agent and (iii) any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar taxes.
Listing of STERIS Shares; Delisting and Deregistration of Cantel Common Stock
If the Mergers are completed, the STERIS Shares to be issued in the First Merger will be listed for trading on the NYSE, Cantel Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Cantel will no longer be required to file periodic reports with the SEC.
Accounting Treatment of the Mergers
STERIS will account for the acquisition of Cantel pursuant to the Merger Agreement and using the acquisition method of accounting in accordance with U.S. GAAP. STERIS will allocate the final purchase price to the net tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values as of the closing of the transaction. Any excess of the purchase price over those fair values will be recorded as goodwill.
Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present. If in the future, STERIS determines that intangible assets or goodwill are impaired, an impairment charge would be recorded at that time.
The purchase price allocation reflected in the unaudited pro forma condensed combined financial data included in this proxy statement/prospectus is based on preliminary estimates using assumptions that STERIS’s management believes are reasonable utilizing information currently available. The amount of the estimated purchase price allocated to goodwill and intangibles is approximately $4.7 billion. The final purchase price allocation will be based in part on detailed valuation studies which have not yet been completed. Differences between preliminary estimates in the pro forma financial data and the final acquisition accounting will occur and could have a material impact on the pro forma financial data and future results of operations and financial position of STERIS after completion of the Mergers. STERIS expects to complete the final purchase price allocation no later than 12 months following the closing of the Mergers.

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement, which was executed on January 12, 2021, as amended on March 1, 2021. The descriptions in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A-1 and Annex A-2 and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary are included solely to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about STERIS and Cantel contained in this proxy statement/prospectus or in STERIS’s or Cantel’s public reports filed with the SEC, as applicable, may supplement, update or modify the factual disclosures about STERIS or Cantel contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by STERIS, Cantel, US Holdco and Crystal Merger Sub were made solely for the purposes of the Merger Agreement and were qualified and subject to important limitations agreed to in the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a Party to the Merger Agreement may have the right not to consummate the Mergers if the representations and warranties of the other Party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the Parties to the Merger Agreement, rather than establishing matters as facts.
The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the respective disclosure letters that STERIS and Cantel delivered to each other in connection with the Merger Agreement, which disclosures were not included in the Merger Agreement attached to this proxy statement/prospectus as Annex A-1 and Annex A-2. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus, the documents incorporated by reference into this proxy statement/prospectus, and reports, statements and filings that STERIS and Cantel file with the SEC from time to time. See the section entitled “Where You Can Find More Information” beginning on page 153.
The Mergers
Upon the terms and subject to the conditions set forth in the Merger Agreement discussed below and in accordance with the applicable provisions of the DGCL and the DLLCA, STERIS will acquire Cantel through a multi-step process:
•
first, immediately prior to the First Merger, (a) Canyon Merger Sub will merge with and into Cantel with Cantel surviving the merger as a direct and wholly owned subsidiary of Canyon Newco in the Pre-Closing Merger and (b) immediately following the effective time of the Pre-Closing Merger, Cantel will convert from a Delaware corporation to a Delaware limited liability company in the Pre-Closing Conversion;

•	immediately following the Pre-Closing Conversion, Crystal Merger Sub and Canyon Newco will effect the First Merger; and
•	immediately after the First Merger, Canyon Newco and US Holdco will effect the Second Merger.
For more information, see the section entitled “The Mergers—Transaction Structure” contained in this proxy statement/prospectus.
Closing and Effective Times of the Mergers
Unless otherwise mutually agreed to by STERIS and Cantel, the closing of the Mergers will take place on the fifth business day following the day on which the last of the conditions required to consummate the Mergers

(described under the section “The Merger Agreement—Conditions to Closing” beginning on page 89) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Mergers). Assuming timely satisfaction of the necessary closing conditions, the closing of the Mergers is expected to occur by June 30, 2021. The effective times of the Mergers will be as follows: (i) the Pre-Closing Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware; (ii) immediately thereafter, the Pre-Closing Conversion will become effective upon the filing of a certificate of conversion with the Secretary of State of the State of Delaware; (iii) immediately thereafter the First Merger will become effective upon the filing of certificate of merger with the Secretary of State of the State of Delaware and (iv) immediately thereafter, the Second Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, provided that, in each case, STERIS and Cantel may agree and specify some other date and time in the respective certificate of merger or certificate of conversion, provided that (a) the Pre-Closing Conversion will not be effective until after the effective time of the Pre-Closing Merger, (b) the First Merger will not become effective until after the effective time of the Pre-Closing Conversion and (c) the Second Merger will not become effective until after the effective time of the First Merger.
Governing Documents; Officers, Directors and Managers of the Surviving Entities
At the effective time of the Pre-Closing Merger, Cantel’s Certificate of Incorporation and Cantel Bylaws will be the certificate of incorporation and bylaws of the surviving corporation surviving the Pre-Closing Merger. At the effective time of the Pre-Closing Conversion, the certificate of formation and the limited liability company agreement of Cantel will be in a form reasonably agreed to by the Parties. At the effective time of the First Merger, the certificate of incorporation and bylaws of Canyon Newco will be the certificate of incorporation and bylaws of the company surviving the First Merger. At the effective time of the Second Merger the certificate of formation and the limited liability company agreement (or the certificate of incorporation and bylaws, if applicable) of US Holdco will be the certificate of formation and limited liability company agreement (or the certificate of incorporation and bylaws, if applicable) of the company surviving the Second Merger.
The officers and directors of Canyon Merger Sub immediately prior to the effective time of the Pre-Closing Merger, shall continue as the officers and directors of the corporation surviving the Pre-Closing Merger. The officers and directors of Crystal Merger Sub immediately prior the First Merger, shall continue as the officers and directors of the corporation surviving the First Merger, and those officers and directors shall be the officers and directors of the company surviving the Second Merger.
Payment of Merger Consideration
As a result of the First Merger, each share of Canyon Newco Common Stock issued and outstanding immediately prior to the First Merger (other than Dissenting Shares, as defined below, and any share of Canyon Newco Common Stock held by Cantel, STERIS or any of their subsidiaries) will be converted into the right to receive (i) $16.93 in cash and (ii) 0.33787 STERIS Shares. Shares of Canyon Newco Common Stock held by Cantel, STERIS or any of their subsidiaries will be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. From and after the effective time of the First Merger, all such Canyon Newco Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Canyon Newco Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
Stockholders of Canyon Newco Common Stock will not receive any fractional STERIS Shares. Instead, they will be entitled to receive, in lieu of such fractional shares, an amount in cash, without interest, equal to the product of the average of the volume-weighted average price per STERIS Share on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties) on each of the 10 consecutive trading days ending immediately prior to the Closing Date multiplied by the fraction of STERIS Shares to which such holder would otherwise be entitled.
If, between the date of the Merger Agreement and the effective time of the First Merger, the number of issued and outstanding shares of Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares changes by reason of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration shall be adjusted appropriately.

Based upon the closing sale price of STERIS Shares on NYSE of $190.48 on March 31, 2021, the last practicable trading date prior to the date of this proxy statement/prospectus, the value of the Merger Consideration was approximately $81.29.
Treatment of Cantel RSU Awards
Each Cantel RSU Award held by a Cantel executive officer will be automatically converted into a STERIS RSU Award based on an equity award exchange ratio that is intended to preserve the value of the award immediately before and after the conversion, with performance-based vesting Cantel RSU Awards converting based on 100% of the target number of shares of Cantel Common Stock covered by the award and subject to service-based vesting following the Mergers. Each Cantel RSU Award held by a non-employee director of Cantel will be automatically converted into the right to receive the Merger Consideration in respect of each share of Cantel Common Stock covered by such Cantel RSU Award.
No Fractional Shares
Stockholders of Canyon Newco Common Stock will not receive any fractional STERIS Shares. Instead, they will be entitled to receive, in lieu of such fractional shares, an amount in cash, without interest, equal to the product of the average of the volume-weighted average price per STERIS Common Share on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties) on each of the 10 consecutive trading days ending immediately prior to the Closing Date multiplied by the fraction of STERIS Shares to which such holder would otherwise be entitled.
Exchange Agent
Prior to the effective time of the First Merger, STERIS, US Holdco or Crystal Merger Sub will designate a bank, trust company or nationally registered stockholder service provider that is reasonably satisfactory to Cantel, to act as the exchange agent in connection with the First Merger. At or immediately prior to the effective time of the First Merger, STERIS, US Holdco or Crystal Merger Sub will deposit, or cause to be deposited, with the exchange agent the aggregate amount of cash, and STERIS will make available to the exchange agent the aggregate number of STERIS Shares, in each case, necessary to satisfy the aggregate Merger Consideration payable in the First Merger. In addition, STERIS, US Holdco or Crystal Merger Sub will deposit with the exchange agent any cash in lieu of the right to otherwise receive any fractional shares.
Effect on Cantel if the Merger is Not Completed
If the Merger Agreement is not adopted or if the Mergers are not completed for any other reason, Cantel Stockholders will not receive any payment for their shares of Cantel Common Stock. Instead, Cantel will remain an independent public company, shares of Cantel Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act and Cantel will continue to file periodic and current reports with the SEC. In addition, if the Mergers are not completed, Cantel expects that its management will operate the business in a manner similar to that in which it is being operated today and that Cantel Stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, among other things, the nature of the industry on which Cantel’s business largely depends, and general industry, economic, regulatory and market conditions.
Furthermore, if the Mergers are not completed, depending on the circumstances that caused the Mergers not to be completed, the price of Cantel Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Cantel Common Stock would return to the price at which it trades as of the date of this proxy statement/prospectus.
Accordingly, if the Mergers are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Cantel Common Stock. If the Mergers are not completed, the Cantel Board of Directors will continue to evaluate and review Cantel’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted or if the Mergers are not completed for any other reason, there can be no assurance that any other transaction acceptable to the Cantel Board of Directors will be offered or that Cantel’s business, prospects or results of operation will not be adversely impacted.

If the Merger Agreement is terminated under certain circumstances, Cantel will be obligated to pay STERIS a break-up fee of $127.4 million. For more information, see the section entitled “The Merger Agreement—Termination Fee” contained in this proxy statement/prospectus.
Representations and Warranties
STERIS and Cantel made customary representations and warranties in the Merger Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by STERIS and Cantel are also subject to and qualified by certain information included in certain filings each Party and its affiliates have made with the SEC.
Many of the representations and warranties are reciprocal and apply to STERIS or Cantel, as applicable, and their respective subsidiaries. Some of the more significant representations and warranties relate to:
•	corporate organization, existence and good standing and requisite corporate power and authority to carry on business;
•	capital structure;
•	corporate authority to enter into the Merger Agreement and the enforceability thereof;
•	required governmental approvals;
•	the absence of any breach or violation of organizational documents or contracts as a result of the consummation of the transaction;
•
SEC reports and financial statements, including their preparation in accordance with GAAP, filing or furnishing with the SEC, and compliance with the applicable rules and regulations promulgated thereunder, and that such reports and financial statements fairly present, in all material respects, the relevant financial position and results of operations;

•	the maintenance of internal disclosure controls and internal control over financial reporting;
•	the absence of undisclosed liabilities;
•	compliance with laws and government regulations;
•	compliance with applicable laws related to employee benefit plans and the Employee Retirement Income Security Act;
•
the absence of certain changes since July 31, 2020, with respect to Cantel and its subsidiaries, and June 30, 2020 with respect to STERIS and its subsidiaries that have had or would reasonably be expected to have individually or in the aggregate, a material adverse effect;

•	the absence of certain material litigation, claims and actions;
•	the reliability and accuracy of the information supplied for this proxy statement/prospectus;
•	tax matters;
•	certain regulatory matters relating to, among other relevant authorities, healthcare laws and information security and data privacy laws and health insurance laws;
•	ownership of or right to intellectual property, and absence of infringement;
•	the receipt of fairness opinions;
•	the existence of and compliance with certain material contracts;
•	the absence of undisclosed brokers’ fees or finders’ fees relating to the transaction; and
•	compliance with the Foreign Corrupt Practices Act of 1977, as amended, anti-corruption laws in other jurisdictions, and international trade laws.

Cantel’s additional representations and warranties related to:
•	transactions with affiliates;
•	compliance with environmental laws;
•	takeover statutes;
•	material customers and suppliers;
•	no Canyon Newco entities activities;
•	the existence and maintenance of insurance;
•	the requisite vote of Cantel Stockholders;
•	the absence of collective bargaining agreements and other employment and labor matters; and
•	title and rights to, and condition of, real property.
Conduct of Business Pending the Closing Date
From the execution of the Merger Agreement until the effective time of the First Merger, except as required by law, expressly contemplated or permitted by the Merger Agreement, action taken in response to COVID-19 (provided that if such response would otherwise require STERIS’s consent and could reasonably be expected to have an adverse financial impact of at least $5,000,000 on Cantel or its subsidiaries, or otherwise materially and adversely impact Cantel and its subsidiaries taken as a whole, Cantel must provide notice and consult with STERIS) or with the prior written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned), each of Cantel and STERIS have agreed to, and have agreed to cause their respective subsidiaries to, use reasonable best efforts to conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice.
At all times from the execution of the Merger Agreement until the effective time of the First Merger, subject to certain exceptions, Cantel has generally agreed not to, and agreed not to allow its subsidiaries to:
•
authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of Cantel or any Cantel subsidiary), except dividends and distributions paid or made on a pro rata basis by a Cantel subsidiary in the ordinary course of business consistent with past practice or by a wholly owned Cantel subsidiary to Cantel or another wholly owned Cantel subsidiary;

•	split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;
•
except as required by any Cantel benefit plan: (i) increase the compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (ii) grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay, (iii) enter into any employment, severance, or retention agreement with any of its directors, officers, employees or individual independent contractors, (iv) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Cantel benefit plan, or (v) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors;

•
(i) hire or engage any employee, independent contractor or consultant above a certain salary grade; (ii) promote any employee who is a member of the executive leadership team; (iii) terminate the employment of any executive officer; or (iv) implement any mass layoff or plant closing;

•
except as required by GAAP or SEC policy, (i) make any change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, (ii) change its fiscal year or (iii) make any material change in interim accounting controls or disclosure controls and procedures;

•	authorize any acquisition, merger, consolidation or business combination, except for asset acquisitions with a price under $25,000,000 or equity acquisitions with a price under $5,000,000;

•	amend the Cantel Governing Documents;
•
issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in Cantel or any subsidiary of Cantel or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;

•	directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital;
•
redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise);

•	make any loans to any other Person;
•
sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any lien, any of its material properties or assets (including shares in the capital of its or subsidiaries of Cantel), except (i) sales of inventory, or dispositions of obsolete or worthless equipment, in the ordinary course of business, and (ii) transactions with a price that does not exceed $10,000,000;

•	compromise or settle any material claim, litigation, investigation or proceeding;
•
make (other than in the ordinary course of business), change or rescind any tax election, change any annual tax accounting period and/or method of accounting for tax purposes, amend any tax return, settle, concede, abandon or compromise any tax liability, audit, proceeding, claim or assessment relating to taxes, surrender any right to claim a tax refund, waive or extend any statute of limitations with respect to taxes (other than in connection with any automatic or automatically granted extension to file any Tax Return), enter into any closing agreement or obtain any tax ruling, in each case, if such action would, individually or in the aggregate with other actions described in this clause, reasonably be expected to result in a material increase in the tax liability of Cantel and Cantel subsidiaries;

•
take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to (i) prevent or impede the Pre-Closing Merger and the Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) cause the holders of Canyon Newco Common Stock (other than any Excepted Shareholders (as defined in the Merger Agreement)) to recognize gain pursuant to Section 367(a)(1) of the Code;

•
except in accordance with Cantel’s anticipated 2021 capital expenditure budget, make any new capital expenditures, or commit to do so, other than capital expenditures not exceeding an amount, in aggregate, equal to 20% of such budget;

•	(i) enter into certain material contracts or (ii) materially modify, amend or terminate certain material contracts or waive, release or assign any material rights or claims thereunder; or
•	agree, in writing or otherwise, to take any of the foregoing actions.
At all times from the execution of the Merger Agreement until the effective time of the First Merger, subject to certain exceptions, STERIS has generally agreed not to, and agreed not to allow its subsidiaries to:
•
authorize or pay any dividends on or make any distribution with respect to its outstanding shares (whether in cash, assets, stock or other securities of STERIS or STERIS subsidiaries), except dividends and distributions paid or made on a pro rata basis by STERIS or STERIS subsidiaries in the ordinary course of business consistent with past practice or by a wholly owned STERIS subsidiary to STERIS or another wholly owned STERIS subsidiary;

•	split, combine, reduce or reclassify any of its issued or unissued shares, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its shares;
•
authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in or a substantial portion of the assets of any Person or any business or division thereof, or any mergers, consolidations or business combinations or any acquisitions of equity or assets, mergers, consolidations or business combinations that, in any case, would reasonably be expected to prevent or materially delay or impede the consummation of the transactions;

•	amend its governing documents;
•
issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares, voting securities or other equity interest in STERIS or any subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable STERIS equity award under any existing STERIS equity plan;

•
take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to (i) prevent or impede the Pre-Closing Merger and the Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (iii) cause the holders of Canyon Newco Common Stock (other than any Excepted Shareholders (as defined in the Merger Agreement)) to recognize gain pursuant to Section 367(a)(1) of the Code; or

•	convene any meeting of the holders of STERIS Shares for the purpose of revoking or varying the authority of the directors of STERIS to allot STERIS Shares.
No-Solicitation
The Merger Agreement contains detailed provisions outlining the circumstances in which Cantel may respond to acquisition proposals received from third parties. Under these provisions, Cantel has agreed that it will not (and will not permit any of its subsidiaries to, and that it will cause its directors, officers and employees not to, and that it will use its reasonable best efforts to cause its other representatives not to, directly or indirectly):
•
solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in negotiations regarding, any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to a Competing Proposal;

•	furnish to any person or entity any non-public information relating to it or any of its subsidiaries in connection with a Competing Proposal;
•	engage in discussions with any person or entity with respect to any competing acquisition proposal;
•
except as required by the duties of the members of the Cantel Board of Directors under applicable laws, (as determined by the Cantel Board of Directors in good faith, after consultation with its outside legal counsel) waive, terminate, modify or release any person or entity (other than the other party and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation;

•	approve or recommend, or propose publicly to approve or recommend, any competing acquisition proposal;
•	withdraw or modify or qualify in a manner adverse to STERIS, the recommendation by the Cantel Board of Directors to its Cantel Stockholders to vote in favor of the Cantel Merger Proposal ;
•	enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any competing acquisition proposal;

•
take any action to make any “moratorium”, “control share acquisition”, “fair price”, “supermajority”, “affiliate transactions” or “business combination statute or regulation” or other similar antitakeover laws and regulations of the State of Delaware; or

•	resolve or agree to do any of the foregoing.
In addition, the Merger Agreement requires Cantel to immediately cease, and cause its and its subsidiaries’ representatives, directors, officers and employees to cease any and all existing discussions or negotiations with any parties conducted with respect to any Competing Proposal or potential Competing Proposal.
If Cantel receives, prior to approval of the Cantel Merger Proposal, a bona fide written Competing Proposal, as defined below, which Cantel’s Board of Directors determines in good faith (after consultation with Cantel’s outside legal and financial advisors) constitutes, or would reasonably be expected to result in, a Superior Proposal, as defined below, then Cantel may take the following actions: (i) furnish nonpublic information to the Person or entity making such Competing Proposal, if, and only if, prior to so furnishing such information, Cantel receives from such Person or entity an executed confidentiality agreement with confidentiality terms that are no less favorable in the aggregate to it than those contained in the confidentiality agreement between STERIS and Cantel, and (ii) engage in discussions or negotiations with such Person or entity with respect to the competing acquisition proposal.
Cantel must notify STERIS promptly (but in no event later than 24 hours) after receipt of any Competing Proposal or any proposal or offer that would reasonably be expected to lead to a Competing Proposal. Competing Proposal means any indication of interest, proposal or offer from a Person or group (other than a proposal or offer by either STERIS or Cantel) relating to any (a) direct or indirect acquisition of assets of Cantel or any Cantel subsidiaries equal to 20% or more of the consolidated assets of Cantel, (b) direct or indirect acquisition or issuance of 20% or more of the outstanding voting power of Cantel or the outstanding shares of Cantel Common Stock, (c) tender offer or exchange offer that, if consummated, would result in such Person or group beneficially owning 20% or more of the outstanding voting power of Cantel or the outstanding shares of Cantel Common Stock, or (d) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions involving Cantel or any Cantel subsidiaries, under which such Person or group or, the stockholders or equity holders of any such Person or group would acquire, directly or indirectly, assets equal to 20% or more of the consolidated assets of Cantel, or to which 20% or more of the revenues or earnings of Cantel, or beneficial ownership of 20% or more of the outstanding voting power of Cantel.
Superior Proposal means a bona fide written proposal or offer constituting a Competing Proposal made after the date of the Merger Agreement, which the Cantel Board of Directors determines in good faith, after consultation with Cantel’s outside legal and financial advisors and taking into account all of the terms and conditions of the Competing Proposal (including the identity of the Person making the Competing Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing (including, if a cash transaction (in whole or in part), the availability of such funds and the nature, terms and conditionality of any committed financing)) that the Cantel Board of Directors deems relevant, would result in a transaction that is more favorable from a financial point of view to Cantel Stockholders than the Mergers.
The Merger Agreement permits the Cantel Board of Directors to comply with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act and to make any disclosures to its shareholders or stockholders, as applicable, if the Cantel Board of Directors determines in good faith, after consultation with outside counsel, that the failure to do so would constitute a breach of its duties or applicable laws.
Change of Recommendation
The Cantel Board of Directors is entitled to approve or recommend, or propose publicly to approve or recommend a competing acquisition proposal or withdraw, or modify or qualify its recommendation, prior to the approval of the Cantel Merger Proposal, (i) in response to a material event, change, effect, development or occurrence that (a) was not known or reasonably foreseeable to the Cantel Board of Directors as of the date of the Merger Agreement (or, if known or reasonably foreseeable to the Cantel Board of Directors as of the date of the Merger Agreement, the material consequences thereof were not known to or reasonable foreseeable by the Cantel Board of Directors as of the date of the Merger Agreement), such a change of recommendation is referred to as an intervening event Change of Recommendation, and (b) does not relate to any Competing Proposal, or (ii) following receipt of a bona fide written Competing Proposal, which the Cantel Board of Directors determines in good faith after consultation with Cantel’s outside legal counsel and financial advisors is a Superior Proposal, such a change of recommendation is referred to as an acquisition proposal Change of Recommendation (either an acquisition proposal Change of Recommendation or an intervening event Change of Recommendation is referred to as a Change of Recommendation).
However (i) prior to making an intervening event Change of Recommendation, Cantel must provide STERIS with four business days’ prior written notice advising STERIS that it intends to effect an intervening event Change of Recommendation and specifying, in reasonable detail, the reasons (including the material facts and circumstances related to the applicable intervening event) and if requested by STERIS, Cantel will make its representatives reasonably available to negotiate with STERIS during such four business days following any notice from STERIS regarding a proposal to amend the Merger Agreement, and during such four business day period, Cantel must consider in good faith any proposal by STERIS to amend the terms and conditions of the Merger Agreement in a manner that would obviate the need to effect the intervening event Change of Recommendation or (ii) prior to making an acquisition proposal Change of Recommendation, Cantel must provide STERIS with four business days’ prior written notice, which notice shall include an unredacted copy of such proposal and a copy of any financing commitments (in the form provided to Cantel) relating thereto (and, to the extent not in writing, the material terms and conditions thereof and the identity of the person or entity making any such proposal), Cantel shall make its representatives reasonably available to negotiate with STERIS and its representatives during such four business day notice period, to the extent STERIS wishes to negotiate, to enable STERIS to propose revisions to the terms of the Merger Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal and the Cantel Board of Directors is required to consider in good faith any revisions to the terms of the Merger Agreement proposed by STERIS, and shall have determined that the Superior Proposal nevertheless continues to constitute a Superior Proposal.
Efforts to Complete the Mergers
Under the terms of the Merger Agreement, STERIS and Cantel have agreed to cooperate with each other and use their respective reasonable best efforts to take all actions necessary, proper or advisable to consummate and make effective the Mergers and the other transactions contemplated by the Merger Agreement as soon as reasonably practicable. This includes preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain all waiting period expirations or terminations, consents, registrations, approvals, authorizations, licenses and other permits necessary or advisable to be obtained from any third party and/or any governmental authorities in order to consummate the transactions contemplated by the Merger Agreement. For more information on the Parties obligations with respect thereto, see the section entitled “The Mergers—Regulatory Approvals” contained in this proxy statement/prospectus.
STERIS and Cantel have agreed that, to the extent permissible by applicable law, neither the STERIS Board of Directors nor the Cantel Board of Directors shall take any action that could prevent the consummation of the Mergers, except as otherwise permitted under the Merger Agreement.
Directors’ and Officers’ Insurance and Indemnification
The Parties have agreed that, for a period of not less than six years from and after the effective time of the First Merger, STERIS will, and will cause the Surviving Company to, indemnify and hold harmless all past and present directors and officers of Cantel and its subsidiaries, for acts or omissions occurring at or prior to the completion of the First Merger, to the same extent as these individuals had rights to indemnification and advancement of expenses as of the date of the Merger Agreement and to the fullest extent permitted by law.
In addition, for an aggregate period of not less than six years following the effective time of the Mergers, STERIS will cause the Surviving Company to provide Cantel’s past and current directors and officers with an insurance and indemnification policy that provides coverage for any acts, omissions or events occurring or alleged to have occurred at or prior to the effective time of the First Merger that is no less favorable than Cantel’s existing policy.

Employee Benefits Matters
The Merger Agreement provides that for no less than the one-year period following the effective time of the First Merger, STERIS shall provide, or shall cause the Surviving Company to provide, to each employee of Cantel and/or its subsidiaries who continues to be employed by STERIS or the Surviving Company or any subsidiary, referred to as continuing employees, with the following:
•
a base salary or base wage rate and target annual cash incentive compensation opportunities, in each case, that are no less favorable than the base salary or base wage rate and target annual cash incentive compensation opportunities provided to such continuing employee immediately prior to the effective time of the First Merger; and

•	employee benefits that are, in the aggregate, no less favorable than those provided to such continuing employee immediately prior to the effective time of the First Merger.
As of the effective time of the First Merger and thereafter, STERIS shall use commercially reasonable efforts to:
•
ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the continuing employees under the applicable health and welfare benefit plans of STERIS or any affiliate of STERIS;

•
waive any and all evidence of insurability requirements with respect to such continuing employees to the extent such evidence of insurability requirements were not applicable to the continuing employees under Cantel’s benefit plans immediately prior to the effective time of the First Merger;

•
credit each continuing employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under Cantel’s benefit plans prior to the Closing during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of STERIS or an affiliate of STERIS for such year;

The Mergers shall not affect any continuing employee’s accrual of any personal, sick, vacation or other paid-time-off accrued but unused by such continuing employee immediately prior to the First Merger for the 2021 calendar year. Except as otherwise required by law, effective as of January 1, 2022, and thereafter, continuing employees shall participate in a paid time off program or policy of STERIS (or an affiliate thereof) without carryover of any paid time off accrued under Cantel’s policy. Continuing employees will receive service credit for service rendered to Cantel or its subsidiaries for purposes of STERIS’s (or an affiliate of STERIS’s) paid time off program or policy.
STERIS shall, or shall cause the Surviving Company to, assume, honor and fulfill all of Cantel’s benefit plans in accordance with their terms as in effect immediately prior to the date of the Merger Agreement.
Certain Tax Matters
As set forth in the Merger Agreement, each of STERIS and Cantel shall use its reasonable best efforts to cause the relevant mergers to qualify, and shall not take or knowingly fail to take (and shall cause its affiliates not to take or knowingly fail to take) any action that is reasonably likely to (i) prevent or impede the Pre-Closing Merger and the Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (iii) cause the holders of Canyon Newco Common Stock (other than any “Excepted Shareholders” as defined in the Merger Agreement) to recognize gain pursuant to Section 367(a)(1) of the Code, or collectively, the Intended Tax Treatment.
Each of STERIS and Cantel shall use its reasonable best efforts and shall cooperate with one another to obtain the tax opinion to be delivered on the Closing Date to Cantel to the effect that (i) the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and will not result in gain recognition to the holders of Canyon Newco Common Stock pursuant to Section 367(a)(1) of the Code (other than any “Excepted Shareholders” as defined in the Merger Agreement). In connection with the foregoing, (i) STERIS shall (and shall cause US Holdco and Crystal Merger Sub to) deliver to Wachtell, Lipton, Rosen & Katz, special counsel to Cantel, a duly executed letter of representation, or the Parent Tax Certificate, and (ii) Cantel shall deliver to Wachtell, Lipton, Rosen & Katz a duly executed letter of representation, or the Company Tax Certificate, in the case of each of clause (i) and (ii), at such times as such counsel shall reasonably request.
STERIS is required, and is required to cause US Holdco and Cantel to, comply with the reporting requirements of Treasury Regulations Section 1.367(a)-3(c)(6) and shall make arrangements with each former shareholder of Canyon Newco who becomes a “five-percent transferee shareholder” of STERIS within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), if any, to ensure that such shareholder will be informed of any disposition of any property that would require the recognition of gain under such person’s gain recognition agreement entered into under Treasury Regulations Section 1.367(a)-8. However, STERIS or any of its subsidiaries will not be prevented from disposing of any property of Canyon Newco to a third party, provided STERIS complies with the notice requirement described in the immediately preceding sentence.
In the event that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, or the First Merger and the Second Merger, taken together, would reasonably be likely to fail to qualify for the Intended Tax Treatment, STERIS and Cantel agree to cooperate in good faith to explore such modifications to the structure or alternative structures as would permit the transactions contemplated by the Merger Agreement to qualify for the Intended Tax Treatment, and if STERIS and Cantel agree to pursue any such modification or alternative structure in the exercise of their reasonable discretion, they shall enter into an appropriate amendment to the Merger Agreement to reflect such modification or alternative structure; provided, however, that any actions taken pursuant to this provision of the Merger Agreement shall not (A) prevent, delay or impede the Closing, (B) alter or change the amount, nature or mix of the Merger Consideration, (C) impose any unreimbursed cost on STERIS or Cantel without the consent of such party or (D) result in any breach of, or default under, the credit agreement or indenture (each as defined in the Merger Agreement).
Financing Cooperation
As set forth in the Merger Agreement, STERIS, US Holdco and Crystal Merger Sub have agreed to use their reasonable best efforts to obtain the agreed upon financing debt or, if such financing is unavailable, to obtain acceptable alternative financing.
Prior to Closing, Cantel has agreed to use its reasonable best efforts to cause its representatives, and its subsidiaries respective representatives to assist STERIS in connection with any debt financing for the purposes of financing the transactions contemplated by the Merger Agreement.
Conditions to Closing
Under the Merger Agreement, the respective obligations of each Party to effect the Mergers are subject to the satisfaction or waiver of the following conditions:
•
Cantel Stockholder Approval. Cantel Stockholders having adopted the Merger Agreement by an affirmative vote of the holders of a majority of the common stock entitled to vote thereon at the Special Meeting.

•
No Adverse Laws or Order. A governmental entity not issuing any temporary restraining order, preliminary or permanent injunction or other order preventing consummation of the Mergers and no law having been enacted or promulgated by any governmental entity which prohibits or makes illegal the consummation of the Mergers, subject to certain exceptions.

•
Required Antitrust and FDI Law Clearances. Any applicable waiting period relating to the Mergers under the HSR Act or other regulatory laws shall have expired or been terminate and any pre-closing approvals or clearances required thereunder have been obtained.

•	Listing. STERIS Shares to be issued in the First Merger must have been approved for listing on the NYSE, subject to official notice of issuance.

Under the Merger Agreement, the respective obligations of STERIS, US Holdco and Crystal Merger Sub to effect the Mergers are also subject to the satisfaction or waiver of the following additional conditions:
•	Representations and Warranties.
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Certain representations and warranties of Cantel regarding aspects of its capitalization and equity awards must be true and correct as of the date of the Merger Agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty will only be required to be so true and correct as of such other date), except for de minimis inaccuracies;

○
certain representations and warranties of Cantel regarding due organization and validity of existence, the 3.25% senior unsecured convertible notes due 2025 issued by Cantel, corporate authority, opinion of financial advisor, broker’s and finder’s fees and takeover statutes must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty will only be required to be so true and correct as of such other date);

○
the representations and warranties of Cantel regarding the absence of any material adverse effect on Cantel and its subsidiaries since July 31, 2020 and required Cantel Stockholder Approval must be true and correct as of the date of the Merger Agreement and as of the closing date as though made on and as of such date; and

○
the other representations and warranties of Cantel must be true and correct, without regard to materiality, material adverse effect or similar qualifiers, as of the date of the Merger Agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty will only be required to be so true and correct as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as described in the Merger Agreement) on Cantel.

•
Performance of Obligations of Cantel. Cantel must have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the closing.

•
No Material Adverse Effect. Since the date of the Merger Agreement, there shall not have occurred any change, effect, development, event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as described in the Merger Agreement) on Cantel.

Under the Merger Agreement, the obligations of Cantel to effect the Mergers are also subject to the satisfaction or waiver of the following additional conditions:
•	Representations and Warranties.
○
Certain representations and warranties of STERIS regarding aspects of its capital structure and equity awards must be true and correct as of the date of the Merger Agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty will only be required to be so true and correct as of such other date), except for de minimis inaccuracies;

○
certain representations and warranties of STERIS, US Holdco and Crystal Merger Sub regarding due organization and validity of existence; corporate authority, voting rights with respect to debt and broker’s and finder’s fees must be true and correct in all material respects as of the date of the

Merger Agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty will only be required to be so true and correct as of such other date);
○
the representations and warranties of STERIS, US Holdco and Crystal Merger Sub regarding the absence of any material adverse effect on STERIS since June 30, 2020 must be true and correct as of the date of the Merger Agreement and as of the closing date as though made on and as of such date; and

○
the other representations and warranties of STERIS, US Holdco and Crystal Merger Sub must be true and correct without regard to materiality, material adverse effect or similar qualifiers, as of the date of the Merger Agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty will only be required to be so true and correct as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as described in the Merger Agreement) on STERIS.

•
Tax Opinion. Cantel having received the opinion of Wachtell, Lipton, Rosen & Katz, dated as of the closing date, in form and substance reasonably satisfactory to Cantel, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (i) the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (iii) the First Merger and the Second Merger, taken together, will not result in gain recognition to the holders of Canyon Newco Common Stock pursuant to Section 367(a)(1) of the Code (assuming that in the case of any such shareholder who would be treated as a “five-percent transferee shareholder” of STERIS within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), such shareholder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c) and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). In rendering such opinion, Wachtell, Lipton, Rosen & Katz (or Jones Day, if applicable) may rely on the STERIS tax certificate, the Cantel tax certificate and such other information provided to it by STERIS and/or Cantel for purposes of rendering such opinion; provided, however, if Wachtell, Lipton, Rosen & Katz is unwilling or unable to deliver such opinion, Jones Day may, at the election of STERIS, deliver such opinion to Cantel in satisfaction of this condition to closing.

•
Performance of Obligations of STERIS, US Holdco and Crystal Merger Sub. The covenants and agreements in the Merger Agreement that STERIS, US Holdco and Crystal Merger Sub are required to comply with or to perform at or prior to closing shall have been complied with and performed in all material respects.

•
No Material Adverse Effect. Since the date of the Merger Agreement, there shall not have occurred any change, effect, development, event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as described in the Merger Agreement) on STERIS.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Mergers and the other transactions contemplated by the Merger Agreement abandoned (except as otherwise provided below, whether before or after receipt of the Cantel Stockholder Approval), as follows:
•	by mutual written consent of STERIS and Cantel;
•
by either STERIS or Cantel, prior to the effective time of the First Merger, if there has been a breach by the other Party of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would result in the conditions to the consummation of the Mergers not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside

Date, has not been cured within the earlier of (i) thirty calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (ii) three business days before the Outside Date). However, the Merger Agreement may not be terminated by any Party if such Party (or STERIS, US Holdco and Crystal Merger Sub if STERIS is seeking to terminate) is then in a terminable breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;
•
by either STERIS or Cantel, if the effective time of the First Merger has not occurred by midnight Eastern time on the Outside Date (this right to terminate may not be exercised by a Party whose breach of any representation, warranty, covenant or agreement in the Merger Agreement is the cause or resulted in, the effective time of the First Merger not occurring prior to the Outside Date). However, if on the Outside Date, the only conditions to closing that have not been satisfied or waived (other than those that by their nature are to be satisfied at the Closing, which conditions shall be cable of being satisfied) are conditions relating to HSR Act clearance, other required filings and clearances under foreign antitrust laws or foreign direct investment laws, the absence of certain proceedings under antitrust laws or foreign direct investment laws, and the absence of any orders or injunctions under antitrust laws or foreign direct investment laws, the Outside Date will be automatically extended by three months to January 12, 2022, and the Outside Date may be further extended by either STERIS or Cantel, by written notice delivered to the other Party prior to January 12, 2022, by an additional three months to April 12, 2022 (provided that this termination right will not be available to any Party that has breached in any material respect its obligations under the Merger Agreement in any manner that proximately contributed to the failure of the Closing to occur on or prior to the Outside Date);

•
by either Cantel or STERIS if a governmental entity of competent jurisdiction issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers such that the closing conditions regarding a governmental entity of competent jurisdiction prevent consummation of the Mergers; provided, that the Party seeking to terminate the Merger Agreement must have complied in all material respects with its obligations under the Merger Agreement with respect to preventing the entry of and to removing such order, injunction, decree or ruling;

•	by either Cantel or STERIS, if Cantel Stockholder Approval has not been obtained at the Special Meeting or at any adjournment thereof;
•
by STERIS, if, prior to the receipt of Cantel Stockholder Approval, (i) a Change of Recommendation occurs, (ii) a tender or exchange offer constituting a Competing Proposal has been commenced (within the meaning of Rule 14d-2 under the Exchange Act) and Cantel does not communicate to its stockholders, within ten business days after such commencement, that Cantel recommends rejecting such tender or exchange offer (or shall have withdrawn any such rejection thereafter) or (iii) Cantel commits a material breach of certain provisions of the Merger Agreement (and such breach is not curable, or if curable, has not been cured within ten business days after the receipt of notice thereof by Cantel from STERIS); or

•
by Cantel, prior to obtaining Cantel Stockholder Approval, to enter into a definitive agreement providing for a superior proposal, provided that Cantel shall have paid the termination fee simultaneously with or prior to such termination.

Termination Fee
The Merger Agreement requires Cantel to pay STERIS a termination fee of $127.4 million if:
•
STERIS or Cantel terminates the Merger Agreement due to failure to receive Cantel Stockholder Approval at the Special Meeting or at any adjournment or postponement thereof, a Competing Proposal is disclosed and not publicly withdrawn prior to the Special Meeting, and Cantel consummates a transaction for the Competing Proposal within 12 months of the Merger Agreement being terminated;

•
STERIS terminates the Merger Agreement prior to the receipt of Cantel Stockholder Approval, due to (i) a Change of Recommendation, (ii) a tender or exchange offer constituting a Competing Proposal having been commenced (within the meaning of Rule 14d-2 under the Exchange Act) and Cantel not having communicated to its stockholders, within ten business days after such commencement, a statement disclosing that Cantel recommends rejection of such tender or exchange offer or (iii) Cantel having committed a material breach of certain provisions of the Merger Agreement (and such breach is not curable, or, if curable, has not been cured within ten business days after the receipt of notice thereof by Cantel from STERIS); or
•	Cantel terminates the Merger Agreement in order to enter into a definitive agreement for a Superior Proposal.
Amendment and Modification; Waiver
The Parties may amend the Merger Agreement, by written agreement, at any time either before or after Cantel Stockholder Approval. However, after the approval of the First Merger by Cantel Stockholders, no amendment may be made which requires further stockholder or member approval unless such approval is obtained.
Prior to the effective time of the First Merger, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties made to Cantel or STERIS contained in the Merger Agreement, and (iii) waive compliance with any of the agreements or conditions for the benefit of any Party under the Merger Agreement. Any agreement by a Party to such extension or waiver must be in a writing signed by the applicable Party. Any delay in exercising any right under the Merger Agreement does not constitute a waiver of such right.
On March 1, 2021, Cantel, STERIS, US Holdco and Crystal Merger Sub entered into an Amendment to the Merger Agreement, which amended the Merger Agreement to clarify the parties’ intent with respect to, among other matters, the treatment of Cantel Common Stock and the common stock of Canyon Merger Sub in connection with the Pre-Closing Merger. The Amendment is attached to this proxy statement/prospectus as Annex A-2. On March 1, 2021, as contemplated by the Merger Agreement, Canyon Newco, Canyon Merger Sub and Cantel, entered into a joinder to the Merger Agreement, which is referred to as the Joinder Agreement, through which Canyon Newco and Canyon Merger Sub became parties to the Merger Agreement and agreed to be bound by, and comply with, the terms and provisions of the Merger Agreement as applicable to Canyon Newco and Canyon Merger Sub, respectively.
Governing Law; Jurisdiction
The Merger Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state. The Parties have agreed that that any claim, controversy or dispute of any kind or nature (whether based upon contract, tort or otherwise) against a financing source will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.
Assignment
The Merger Agreement may not be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties.
Enforcement; Remedies
The Parties have agreed that irreparable injury would occur if any provisions of the Merger Agreement were not performed in accordance with their specific terms or are otherwise breached. The Parties agreed that, prior to the valid termination of the Merger Agreement pursuant to the provisions described in the Merger Agreement, each Party is entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the Merger Agreement by any other Party, to an order of specific performance to specifically enforce the terms and provisions of the Merger Agreement, and to any further equitable relief.
The Parties to the Merger Agreement agreed to waive any objections to any of the foregoing remedies (including any objection on the basis that there is an adequate remedy at law or that an award of such remedy is not an appropriate remedy for any reason at law or equity). In the event STERIS or Cantel seeks any of the foregoing remedies, such Party is not required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

The Parties acknowledged and agreed time is of the essence and that they would suffer ongoing irreparable injury for so long as any provision of the Merger Agreement is not performed in accordance with its terms. The Parties further agreed to use their reasonable best efforts to obtain an expedited schedule for such proceedings and shall not oppose any other Party’s request for expedited proceedings.

VOTING AGREEMENT
This section describes the material terms of the Voting Agreement, which was executed on January 12, 2021. The descriptions in this section and elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the complete text of the Voting Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that is important to you. You are encouraged to read the Voting Agreement carefully and in its entirety.
Voting Agreement
Concurrently with the execution of the Merger Agreement, STERIS, US Holdco and Crystal Merger Sub entered into the Voting Agreement with Charles M. Diker, Mark N. Diker and Diker Management LLC, which are collectively referred to as the Supporting Stockholders.
Pursuant to the Voting Agreement, the Supporting Stockholders agreed to take all actions as may be reasonably required to cause their shares of Cantel Common Stock to be present in person or by proxy at the Special Meeting and to vote their shares of Cantel Common Stock during the term of the Voting Agreement in favor of the Cantel Merger Proposal. For the avoidance of doubt, the Supporting Stockholders agreed to vote all their shares of Cantel Common Stock beneficially owned as of the date they entered into the Voting Agreement as well as any additional shares of which any Supporting Stockholder becomes the record or beneficial owner before the Special Meeting (collectively, 4,379,772 shares, representing approximately 10.4% of the then-outstanding shares of Cantel Common Stock as of January 8, 2021).
The Supporting Stockholders also agreed to vote their shares of Cantel Common Stock against (i) any Competing Proposal, (ii) any action submitted to the Cantel Stockholders that would reasonably be expected to prevent or impede the closing of the Mergers or the other transactions contemplated by the Merger Agreement and the transaction contemplated by the Merger Agreement and (iii) any amendment of Cantel’s organizational documents that would reasonably be expected to impair the ability of Cantel, STERIS, US Holdco or Crystal Merger Sub to complete the Pre-Closing Conversion or the Mergers, or that would or would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the closing of the Pre-Closing Conversion or the Mergers, in each case with respect to subclauses (ii) and (iii), in any material respect.
Each Supporting Stockholder also agreed that it would not, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) or knowingly engage in negotiations regarding any proposal which constitutes or would be reasonably expected to lead to a Competing Proposal, (ii) furnish to any person any nonpublic information relating to Cantel or its subsidiaries in connection with a Competing Proposal, (iii) engage in discussions with any person with respect to any Competing Proposal made by such person, (iv) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any Competing Proposal, or (v) resolve or agree to do any of the foregoing. The foregoing obligations will not restrict any Supporting Stockholders, or any of their representatives, from taking any such actions on behalf of or as a representative of Cantel that would not constitute a breach of the Merger Agreement.
Restrictions on Transfers
Each Supporting Stockholder granted an irrevocable proxy to, and appointed, STERIS and any designee of STERIS as their attorneys-in-fact to vote their shares of Cantel Common Stock during the term of the Voting Agreement. The proxy granted by each Supporting Stockholder is irrevocable during the term of the Voting Agreement. In addition, each Supporting Stockholder agreed during the term of the Voting Agreement not to (i) sell, transfer, pledge, assign or otherwise dispose of any of the shares of Cantel Common Stock it owned or enter into any contract with respect to such disposition of, or limitation on the voting rights of, such shares or any economic interest therein, (ii) grant any proxies or powers of attorney with respect to such shares, deposit such shares into a voting trust or enter into a voting agreement with respect to such shares, in each case with respect to any vote on the approval of the Cantel Merger Proposal, or (iii) commit or agree to take any of the foregoing actions; provided, that, (a) each Supporting Stockholder has the right to transfer their shares of Cantel Common Stock to (A) another Supporting Stockholder or affiliate of a Supporting Stockholder, (B) certain family members, and (C) a trust in which the trustees are those described in sub clause (A) or (B) above if such transferee agreed in writing, in a manner reasonably acceptable to STERIS, (I) to accept such shares of Cantel Common Stock subject to the terms and conditions of the Voting Agreement and (II) to be bound by the Voting Agreement and to agree and acknowledge that such Person shall constitute a Supporting Stockholder, (b) Charles M. Diker has the right to transfer (for charitable purposes only) 41,030 shares of Cantel Common Stock owned by his non-profit corporation and (c) after May 12, 2021, Charles M. Diker has the right to transfer (in the aggregate) up to 50,000 of his shares of Cantel Common Stock and Mark N. Diker has the right to transfer (in the aggregate) up to 8,000 of his Cantel Common Stock.
Termination
The Voting Agreement will automatically terminate upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms, (ii) the effective time of the Second Merger, (iii) the Cantel Board of Directors making a Change of Recommendation pursuant to the Merger Agreement, or (iv) the Merger Agreement is amended to modify the Merger Consideration in a manner detrimental to Cantel Stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PRE-CLOSING MERGER, THE PRE-CLOSING CONVERSION, THE FIRST MERGER AND THE SECOND MERGER
This section is a general discussion of certain material U.S. federal income tax consequences that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of shares of Cantel Common Stock of (i) the Pre-Closing Merger, the Pre-Closing Conversion, the First Merger and the Second Merger (together referred to as the Transactions) and (ii) holding and disposing of STERIS Shares received by U.S. holders and non-U.S. holders in the Transactions. The following discussion is based on the Code, applicable Treasury Regulations thereunder, administrative interpretations and published rulings of the IRS and court decisions, each as in effect as of the date of this proxy statement/prospectus, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth in this discussion.
This discussion is for general information purposes only and it is not a complete description of all tax considerations that may be relevant to holders of Cantel Common Stock and it is not a substitute for tax advice. This discussion addresses only holders of (i) Cantel Common Stock as of immediately before the Pre-Closing Merger, (ii) Canyon Newco Common Stock received in the Pre-Closing Merger, and (iii) STERIS Shares received in the First Merger, in each case, who hold their shares of each as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules under the U.S. federal income tax laws, such as:
•	banks or other financial institutions;
•	pass-through entities or investors in pass-through entities;
•	real estate investment trusts;
•	insurance companies;
•	tax-exempt organizations;
•	brokers or dealers in securities;
•	traders in securities that elect to use a mark-to-market method of accounting;
•	regulated investment companies;
•	pension funds, individual retirement and other tax-deferred accounts;
•
persons that hold Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares, as applicable, as part of a straddle, hedge, short sale, constructive sale or conversion transaction or other integrated or risk reduction transaction;

•	persons who purchased or sell their shares of Cantel Common Stock, Canyon Newco Common Stock, or STERIS Shares, as applicable, as part of a wash sale;
•
except to the extent expressly discussed below, persons that own (directly, indirectly, or by attribution), or at any time during the five year period ending on the closing date owned, 5% or more (by vote or value) of Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares, as applicable;

•	certain U.S. expatriates or U.S. holders that have a functional currency other than the U.S. dollar;
•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement;”
•	persons liable for the alternative minimum tax;
•	persons who exercise dissenters’ rights;
•	“controlled foreign corporations,” “passive foreign investment companies” and “personal holding companies”; and
•
holders who acquired their shares of Cantel Common Stock, Canyon Newco Common Stock, or STERIS Shares, as applicable, through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirements plan.

In addition, the discussion does not address any tax consequences arising under the unearned income Medicare contribution tax, any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), which is referred to as FATCA, any alternative minimum tax or any state, local or non-U.S. tax consequences of the Transactions. This discussion also does not address any non-income tax consequences of the Transactions or (except as expressly discussed below), any reporting requirements.
For purposes of this discussion, a U.S. holder is a beneficial owner of (i) Cantel Common Stock at the time of the Pre-Closing Merger, (ii) Canyon Newco Common Stock at the time of the First Merger, and (iii) STERIS Shares received in the First Merger, in each case, that is:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
a trust (1) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more United States persons or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.
For purposes of this discussion, a non-U.S. holder is a beneficial owner of (i) Cantel Common Stock at the time of the Pre-Closing Merger, (ii) Canyon Newco Common Stock at the time of the First Merger, and (iii) STERIS Shares received in the First Merger, in each case, that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares, as may be applicable, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Cantel Common Stock, Canyon Newco Common Stock or STERIS Shares, you should consult your tax advisor regarding the tax consequences of the Transactions and of the ownership and disposition of STERIS Shares received in the Transactions.
A corporation organized under non-U.S. law, such as STERIS, is generally treated as a foreign corporation for U.S. federal income tax purposes. Under Section 7874 of the Code, a corporation otherwise treated as a foreign corporation may be treated as a U.S. corporation for such purposes (or may be subject to certain other adverse tax consequences) if it acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation. These rules apply only if certain conditions are met, including that the former shareholders of the acquired U.S. corporation hold, by reason of their ownership of shares of that corporation, more than a specified percentage of the shares of the acquiring foreign corporation. Based on the percentage of the STERIS Shares to be received by Cantel Stockholders in the transaction, these conditions are not expected to be met and thus STERIS’s indirect acquisition of Cantel is not expected to cause STERIS to be treated as a U.S. corporation for U.S. federal income tax purposes or to otherwise be subject to Section 7874 of the Code. However, the rules for determining whether a non-U.S. corporation will be treated as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code are complex and require analysis of all relevant facts, including the impact of any transaction that may be treated as related to the Mergers, and there is limited guidance as to their application. Therefore, no assurance can be given that the IRS will not challenge STERIS’s treatment as a non-U.S. corporation for U.S. federal income tax purposes or that, if challenged, such treatment will be sustained by a court. The remainder of this discussion assumes that STERIS will not be treated as a U.S. corporation for U.S. tax purposes or otherwise be subject to Section 7874 of the Code.
THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE TRANSACTIONS. ALL CANTEL STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING TAX RETURN

REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
U.S. HOLDERS
U.S. Federal Income Tax Consequences of the Pre-Closing Merger and the Pre-Closing Conversion to U.S. Holders of Shares of Cantel Common Stock
Treatment of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, as a Reorganization
It is intended that, for U.S. federal income tax purposes, the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to Cantel’s obligation to complete the Transactions that Cantel receive a tax opinion from Wachtell, Lipton, Rosen & Katz, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Pre-Closing Merger and Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, Jones Day may, at the election of STERIS, deliver the tax opinion to Cantel. Such tax opinion will be based on certain assumptions, representations and warranties and covenants, including those contained in the Merger Agreement and in tax representation letters provided by STERIS (on behalf of itself, US Holdco and Crystal Merger Sub) and Cantel (on behalf of itself, Canyon Newco and Canyon Merger Sub). If any of these assumptions, representations and warranties or covenants underlying the tax opinion described above is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, such tax opinion may be affected or jeopardized, and the U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion could differ materially from those discussed below. In addition, the opinion will be subject to certain qualifications and limitations as set forth therein. Moreover, an opinion of counsel is not binding on the IRS or any court. Neither STERIS nor Cantel intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion. Accordingly, even if Cantel receives a tax opinion that concludes that the Pre-Closing Merger and Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, no assurance can be given that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge.
Conversion of Cantel Common Stock to Canyon Newco Common Stock in the Pre-Closing Merger
On the basis of the opinion described above that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, qualify as a reorganization, a U.S. holder whose shares of Cantel Common Stock are converted into the equal number of shares of Canyon Newco Common Stock pursuant to the Pre-Closing Merger generally will not recognize any gain or loss as a result of such conversion. A U.S. holder whose Cantel Common Stock is converted into Canyon Newco Common Stock in the Pre-Closing Merger will have an aggregate adjusted tax basis in the shares of Canyon Newco Common Stock received in the Pre-Closing Merger equal to such holder’s aggregate adjusted tax basis in its shares of Cantel Common Stock surrendered in exchange therefor. A U.S. holder’s holding period for the shares of Canyon Newco Common Stock received in the Pre-Closing Merger will include the holding period for the shares of Cantel Common Stock surrendered in exchange therefor. In the case of a U.S. holder who holds shares of Cantel Common Stock with differing tax bases and/or holding periods, which generally occurs when blocks of shares are purchased at different times or at different prices, the preceding rules must be applied separately to each identifiable block of shares of Cantel Common Stock.
If the Pre-Closing Merger and the Pre-Closing Conversion, taken together, do not qualify as a reorganization (and are otherwise treated as a realization event) for U.S. federal income tax purposes, the conversion of Cantel Common Stock into Canyon Newco Common Stock in the Pre-Closing Merger will generally be treated as a fully taxable transaction for such purposes and U.S. holders will generally recognize gain or loss on the conversion of the shares of Cantel Common Stock into the equal number of shares of Canyon Newco Common Stock pursuant to the Pre-Closing Merger. Moreover, a U.S. holder’s tax basis in the Canyon Newco Common Stock will be equal to the fair market value of the Canyon Newco Common Stock at the time of the Pre-Closing Merger.

U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to U.S. Holders of Shares of Canyon Newco Common Stock
Treatment of the First Merger and the Second Merger, taken together, as a Reorganization
It is intended that, for U.S. federal income tax purposes, the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Section 367(a)(1) of the Code will not apply to cause the transaction to result in gain recognition by Canyon Newco shareholders that exchange their shares of Canyon Newco Common Stock for the Merger Consideration (other than any such Canyon Newco holder who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of STERIS following the First Merger and who does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 or that enters into such agreement but does not comply with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). It is a condition to Cantel’s obligation to complete the Transactions that Cantel receive a tax opinion from Wachtell, Lipton, Rosen & Katz, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and will not result in gain recognition to the holders of Canyon Newco Common Stock pursuant to Section 367(a)(1) of the Code (assuming that in the case of any such holder who would be treated as a “five-percent transferee shareholder” of STERIS within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), such shareholder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c) and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). If Wachtell, Lipton, Rosen & Katz is unwilling or unable to provide such tax opinion, Jones Day may, at the election of STERIS, deliver the tax opinion to Cantel. Such tax opinion will be based on certain assumptions, representations and warranties and covenants, including those contained in the Merger Agreement and in tax representation letters provided by STERIS (on behalf of itself, US Holdco and Crystal Merger Sub) and Cantel (on behalf of itself, Canyon Newco and Canyon Merger Sub). If any of these assumptions, representations and warranties or covenants underlying the tax opinion described above is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, such tax opinion may be affected or jeopardized, and the U.S. federal income tax consequences of the First Merger and the Second Merger could differ materially from those discussed below. In addition, the opinion will be subject to certain qualifications and limitations as set forth therein. Moreover, an opinion of counsel is not binding on the IRS or any court. Neither STERIS nor Cantel intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the First Merger and the Second Merger. Accordingly, even if Cantel receives a tax opinion that concludes that the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Section 367(a) does not generally apply to require gain recognition, no assurance can be given that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. If the First Merger and the Second Merger, taken together, do not qualify as a reorganization for U.S. federal income tax purposes, the surrender of Canyon Newco Common Stock by U.S. holders in exchange for the Merger Consideration pursuant to the First Merger will be treated as a fully taxable exchange with respect to both STERIS Shares and the cash portion of the Merger Consideration. In addition, even if the First Merger and the Second Merger, taken together, qualify as a reorganization pursuant to Section 368(a) of the Code, but Section 367(a)(1) applies to require gain recognition, U.S. holders of Canyon Newco Common Stock may be required to recognize gain (but not loss) on the surrender of their Canyon Newco Common Stock in exchange for the Merger Consideration pursuant to the First Merger.
Exchange of Shares of Canyon Newco Common Stock for the Merger Consideration
Subject to the discussion below relating to the receipt of cash in lieu of fractional shares, on the basis of the opinion described above that the First Merger and the Second Merger, taken together, qualify as a reorganization, a U.S. holder (assuming that, in the case of any such U.S. holder that would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of STERIS following the First Merger, such U.S. holder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain) who surrenders shares of Canyon Newco Common Stock in exchange for the Merger Consideration in the First Merger will recognize gain (but not loss) equal to the lesser of: (i) the cash consideration (excluding cash received in lieu of fractional STERIS

Shares, if any) received by such U.S. holder, and (ii) the excess, if any, of (a) the sum of the cash consideration (excluding cash received in lieu of fractional STERIS Shares, if any) plus the fair market value of the STERIS Shares (including any fractional STERIS Shares deemed received) received by such U.S. holder in the First Merger, over (b) such U.S. holder’s tax basis in its shares of Canyon Newco Common Stock surrendered. Any recognized gain generally will be long-term capital gain if the U.S. holder’s holding period with respect to the shares of Canyon Newco Common Stock surrendered is more than one year. Long-term capital gain of non-corporate U.S. holders (including individuals) currently is eligible for preferential U.S. federal income tax rates.
In some circumstances, although unlikely to be the case in this transaction, any such gain recognized by a U.S. holder could be recharacterized as a dividend for U.S. federal income tax purposes (rather than as capital gain) if the exchange has the effect of a distribution of a dividend. For purposes of this determination, a U.S. holder generally will be treated as if it first exchanged all of its shares of Canyon Newco Common Stock solely for STERIS Shares and then STERIS immediately redeemed a portion of such STERIS Shares in exchange for the cash consideration the U.S. holder actually received. If the receipt of cash in such deemed redemption would be treated as a distribution to the U.S. holder with respect to STERIS Shares under the tests set forth in Section 302 of the Code, again unlikely to be the case in this transaction, the gain recognized by such U.S. holder would be treated as dividend income to the extent of such U.S. holder’s ratable share of the accumulated earnings and profits of Canyon Newco as calculated for U.S. federal income tax purposes. The IRS has ruled that gain is generally not recharacterized as a dividend under this rule in the case of an exchanging shareholder in a public corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs. However, these rules are complex and because the possibility of dividend treatment depends upon each U.S. holder’s particular circumstances, including the application of constructive ownership rules, U.S. holders should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.
A U.S. holder of shares of Canyon Newco Common Stock generally will have an aggregate adjusted tax basis in the STERIS Shares received in the First Merger, including any fractional STERIS Shares for which cash is received, equal to such holder’s aggregate adjusted tax basis in its shares of Canyon Newco Common Stock surrendered in the First Merger, increased by the amount of gain, if any, recognized (not including any gain recognized with respect to any cash received in lieu of fractional STERIS Shares) in the First Merger, and reduced by the amount of cash received (excluding any cash received in lieu of fractional STERIS Shares). The holding period for STERIS Shares received in the First Merger, including any fractional STERIS Shares for which cash is received, will include the holding period for the shares of Canyon Newco Common Stock surrendered in exchange for such STERIS Shares.
In the case of a U.S. holder who holds shares of Canyon Newco Common Stock with differing tax bases and/or holding periods, which generally occurs when blocks of shares are purchased at different times or for different prices, the preceding rules must be applied separately to each identifiable block of shares of Canyon Newco Common Stock, and such U.S. holder may not offset a loss realized on one block of the shares against gain recognized on another block of the shares.
Cash Received in Lieu of a Fractional STERIS Share
A U.S. holder who receives cash in lieu of a fraction of a STERIS Share as part of the consideration in the First Merger generally will be treated as having received the fractional share pursuant to the First Merger and then as having sold to STERIS that fraction of a STERIS Share for cash in a redemption transaction. As a result, a U.S. holder of shares of Canyon Newco Common Stock generally will recognize gain or loss measured by the difference between the amount of cash received in lieu of a fractional STERIS Share and the portion of the U.S. holder’s tax basis in the shares of Canyon Newco Common Stock allocated to the fractional STERIS Share in the First Merger. Gain or loss recognized with respect to cash received in lieu of any fractional STERIS Shares generally will be capital gain or loss, and generally will be long-term capital gain or loss if, as of the effective time of the First Merger, the holding period for the shares of Canyon Newco Common Stock surrendered in exchange for the fractional STERIS Share is greater than one year. Long-term capital gain of non-corporate U.S. holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.
In some circumstances, such recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such U.S. holder could have dividend income up to the amount of the cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a U.S. holder, including the application of certain constructive ownership rules, U.S. holders should consult their tax advisors regarding the potential tax consequences of the receipt of cash in lieu of fractional STERIS Shares to them.
Section 367(a)
Section 367(a) of the Code and the Treasury Regulations promulgated thereunder impose certain additional requirements for qualifying for non-recognition of gain under Section 368(a) of the Code with respect to transactions where a U.S. person transfers stock or securities in a U.S. corporation to a non-U.S. corporation in exchange for stock or securities in a non-U.S. corporation. U.S. holders of Canyon Newco Common Stock will be deemed to transfer such stock to STERIS in exchange for STERIS Shares under the indirect transfer rules contained in the applicable Treasury Regulations, such that these requirements will apply.
In general, Section 367(a) generally requires a U.S. holder to recognize gain (but not loss) on the exchange of Canyon Newco Common Stock by such U.S. holder for STERIS Shares in the First Merger unless each of the following conditions is met: (i) Canyon Newco complies with certain reporting requirements; (ii) no more than 50% of both the total voting power and the total value of the stock of STERIS is received in the First Merger, in the aggregate, by “U.S. transferors” (as defined in the Treasury Regulations and computed by taking into account direct, indirect and constructive ownership) of Canyon Newco Common Stock; (iii) no more than 50% of each of the total voting power and the total value of the stock of STERIS is owned, in the aggregate, immediately after the First Merger by “U.S. persons” (as defined in the Treasury Regulations) that are either officers or directors of Cantel or Canyon Newco or “five-percent target shareholders” (as defined in the Treasury Regulations and computed by taking into account direct, indirect and constructive ownership) of Canyon Newco; (iv) either (A) the U.S. holder is not a “five-percent transferee shareholder” (as defined in the Treasury Regulations and computed by taking into account direct, indirect and constructive ownership) of STERIS or (B) the U.S. holder is a “five-percent transferee shareholder” of STERIS and enters into an agreement with the IRS to recognize the gain on the exchange of Canyon Newco Common Stock for STERIS Shares under certain circumstances; and (v) the “active trade or business test” as defined in Treasury Regulation Section 1.367(a)-3(c)(3) is satisfied. The active trade or business test generally requires (i) STERIS to be engaged in an “active trade or business” outside of the United States for the 36-month period immediately before the First Merger and neither the former stockholders of Canyon Newco nor STERIS to have an intention to substantially dispose of or discontinue such trade or business and (ii) the fair market value of STERIS to be at least equal to the fair market value of Canyon Newco, as specifically determined for purposes of Section 367 of the Code, at the time of the First Merger.
It is currently expected that conditions (i), (ii), (iii) and (v) above will be met and that, as a result, the First Merger and the Second Merger, taken together, is not expected to fail to satisfy the applicable requirements on account of such conditions. It should be noted, however, that satisfaction of these requirements depends on an interpretation of legal authorities and facts relating to the First Merger and the Second Merger, and there is limited guidance regarding the application of these requirements. In addition, the determination of whether Section 367(a) of the Code will apply to U.S. holders of Canyon Newco Common Stock cannot be made until the First Merger and the Second Merger are completed, and no rulings will be sought regarding the tax consequences of the First Merger and the Second Merger. Accordingly, there can be no assurance that Section 367(a) of the Code will not apply to U.S. holders of Canyon Newco Common Stock that participate in the First Merger.
To the extent that a U.S. holder of Canyon Newco Common Stock is required to recognize gain under Section 367(a) for any of the foregoing reasons, the U.S. federal income tax consequences of exchanging shares of Canyon Newco Common Stock for the Merger Consideration pursuant to the First Merger would generally be similar to those described above in the section entitled “―Exchange of Shares of Canyon Newco Common Stock for the Merger Consideration,” except that such U.S. holder would recognize gain, but not loss, in the First Merger in the amount equal to the excess of (i) the sum of the amount of cash and fair market value of the STERIS Shares received (including a fractional STERIS Share deemed received) by such holder, over (ii) such holder’s adjusted tax basis in the Canyon Newco Common Stock exchanged therefor. In the case of a U.S. holder who holds shares of Canyon Newco Common Stock with differing tax bases, which generally occurs when blocks of shares are purchased for different prices, the preceding rules must be applied separately to each identifiable block of shares of Canyon Newco Common Stock, and such U.S. holder may not offset a loss realized on one block of the shares against gain recognized on another block of the shares.
Reporting Requirements in Connection with the First Merger and the Second Merger
A U.S. holder of Canyon Newco Common Stock who receives STERIS Shares in the First Merger will be required to retain records pertaining to the First Merger and Second Merger. Each U.S. holder of Canyon Newco Common Stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives STERIS Shares in the First Merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth information regarding the parties to the First Merger and Second Merger, the date of each such merger and such U.S. holder’s adjusted tax basis and fair market value of the Canyon Newco Common Stock surrendered. A “significant holder” is a holder of Canyon Newco Common Stock (i) who, immediately before the First Merger, owned at least 5% of the outstanding stock of Canyon Newco, or (ii) whose tax basis in the Canyon Newco Common Stock for U.S. federal income tax purposes was at least $1 million immediately before the First Merger.
U.S. Federal Income Tax Consequences to U.S. Holders of Holding and Disposing of STERIS Shares Received in the First Merger
Distributions on STERIS Shares
Subject to the discussion below under “—Passive Foreign Investment Company,” the gross amount of any distribution on STERIS Shares (including any withheld Irish taxes) made from STERIS’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income from foreign sources on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations. To the extent that the amount of the distribution exceeds STERIS’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its STERIS Shares, and thereafter as capital gain recognized on a sale or exchange, which gain would be taxable as described below in the section titled “—Sale, Exchange, Redemption or Other Taxable Disposition of STERIS Shares.”
Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between Ireland and the United States meets those requirements. In addition, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on NYSE (which STERIS Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that STERIS Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of STERIS’s status as a qualified foreign corporation. In addition, the reduced rate of tax will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. STERIS will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company.”
Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by STERIS may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the

U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on STERIS Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The availability of the foreign tax credit is subject to limitations and the rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.
Sale, Exchange, Redemption or Other Taxable Disposition of STERIS Shares
Subject to the discussion below under “—Passive Foreign Investment Company,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of STERIS Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of STERIS Shares generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of STERIS common shares generally will be treated as U.S. source gain or loss.
Ireland may impose tax upon the sale of STERIS Shares in circumstances where the holder is either resident in Ireland or holds STERIS Shares in connection with a branch or agency in Ireland (see the section entitled “Material Ireland Tax Consequences of the First Merger” beginning on page 20 for more information). Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Irish tax imposed upon capital gains in respect of STERIS Shares may not be currently creditable unless a U.S. holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. holders should consult their tax advisors regarding the application of Irish taxes to a disposition of STERIS Shares and their ability to credit an Irish tax against their U.S. federal income tax liability.
Passive Foreign Investment Company
The treatment of U.S. holders of STERIS Shares could be materially different from that described above if STERIS is treated as a passive foreign investment company, which is referred to as a PFIC, for U.S. federal income tax purposes.
A non-U.S. corporation, such as STERIS, will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either: (i) 75% or more of its gross income for such taxable year is passive income, or (ii) 50% or more of the total value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether STERIS is a PFIC is based upon the composition of STERIS’s income and assets (including, among others, corporations in which STERIS owns at least a 25% interest), and the nature of STERIS’s activities.
Based on the projected composition of its income and assets, including goodwill, it is not expected that STERIS will be a PFIC for its taxable year that includes the date of the First Merger or in the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of STERIS is expected to depend, in part, upon (a) the market value of STERIS Shares, and (b) the composition of the assets and income of STERIS. A decrease in the market value of STERIS Shares and/or an increase in cash or other passive assets (including as a result of the First Merger and Second Merger) would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, the IRS may assert that, contrary to expectations, STERIS is a PFIC for the taxable year that includes the date of the First Merger or in a future year. Accordingly, there can be no assurance that STERIS will not be a PFIC for its taxable year that includes the date of the First Merger or any future taxable year.
If STERIS is or becomes a PFIC during any year in which a U.S. holder holds STERIS Shares, unless the U.S. holder makes a qualified electing fund, which is referred to as a QEF, election or mark-to-market election with respect to the shares, as described below, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of STERIS Shares and on any “excess distributions” received from STERIS, regardless of whether STERIS qualifies as a PFIC in the year in which such distribution is received or gain is realized. For this purpose, a pledge of STERIS Shares as security for a loan may be treated as a disposition. The U.S. holder would be treated as receiving an excess distribution in a taxable year to the extent that distributions on the shares during that year exceed 125% of the average amount of distributions received during the three preceding taxable years (or, if shorter, the U.S. holder’s holding period). To compute the tax on excess distributions or on any gain, (i) the excess distribution or gain would be allocated ratably over the U.S. holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the first taxable year for which STERIS was a PFIC would be taxed as ordinary income in the current year, and (iii) the amount allocated to other taxable years would be taxed at the highest applicable marginal rate in effect for each such year (i.e. at ordinary income tax rates) and an interest charge would be imposed to recover the deemed benefit from the deferred payment of the tax attributable to each such prior year.
If STERIS were to be treated as a PFIC, a U.S. holder may avoid the excess distribution rules described above by electing to treat STERIS (for the first taxable year in which the U.S. holder owns any shares) and any lower-tier PFIC (for the first taxable year in which the U.S. holder is treated as owning an equity interest in such lower-tier PFIC) as a QEF. If a U.S. holder makes an effective QEF election with respect to STERIS (and any lower-tier PFIC), the U.S. holder will be required to include in gross income each year, whether or not STERIS makes distributions, as capital gains, its pro rata share of STERIS’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of STERIS’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. holders can make a QEF election only if STERIS (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. STERIS has not determined whether it will provide U.S. holders with this information if it determines that it is a PFIC.
As an alternative to making a QEF election, a U.S. holder may also be able to avoid some of the adverse U.S. tax consequences of PFIC status by making an election to mark STERIS Shares to market annually. A U.S. holder may elect to mark-to-market STERIS Shares only if they are “marketable stock.” STERIS Shares will be treated as “marketable stock” if they are regularly traded on a “qualified exchange.” STERIS Shares are expected to be listed on the NYSE, which should be a qualified exchange for this purpose. STERIS Shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of STERIS Shares are traded on at least 15 days during each calendar quarter. There can be no certainty that STERIS Shares will be sufficiently traded such as to be treated as regularly traded.
If STERIS is treated as a PFIC, each U.S. holder generally will be required to file a separate annual information return with the IRS with respect to STERIS and any lower-tier PFICs. U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the PFIC rules.
Additional Reporting Requirements
Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to STERIS Shares, subject to certain exceptions (including an exception for STERIS Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold STERIS Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of STERIS Shares.

NON-U.S. HOLDERS
U.S. Federal Income Tax Consequences of the Pre-Closing Merger and the Pre-Closing Conversion to Non-U.S. Holders of Shares of Cantel Common Stock
Treatment of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, as a Reorganization
It is intended that, for U.S. federal income tax purposes, the Pre-Closing Merger and the Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, subject to the limitations and assumptions described above in the section titled “U.S. HOLDERS—U.S. Federal Income Tax Consequences of the Pre-Closing Merger and the Pre-Closing Conversion to U.S. Holders of Shares of Cantel Common Stock—Treatment of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, as a Reorganization.” Accordingly, on the basis of the opinion described in such section, non-U.S. holders of Cantel Common Stock will not recognize any gain or loss on the conversion of their Cantel Common Stock into the Canyon Newco Common Stock in the Pre-Closing Merger, and the rules for determining the holding period and tax basis in the Canyon Newco Common Stock deemed received by such non-U.S. holders in the Pre-Closing Merger will be the same as described above in the section titled “U.S. HOLDERS—U.S. Federal Income Tax Consequences of the Pre-Closing Merger and the Pre-Closing Conversion to U.S. Holders of Shares of Cantel Common Stock—Treatment of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, as a Reorganization.”
In the event that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code and are otherwise treated as a realization event for U.S. federal income tax purposes, generally, the Pre-Closing Merger will be treated as a taxable sale or exchange of Cantel Common Stock by non-U.S. holders in exchange for Canyon Newco Common Stock. In such case, subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on such taxable exchange generally will not be subject to U.S. federal income tax, unless:
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the gain is effectively connected with the conduct of a trade or business by such non-U.S. holder within the United States (or, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the non-U.S. holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code, and a corporate non-U.S. holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•
such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Pre-Closing Merger occurs and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the amount by which its capital gains allocable to U.S. sources, including gain from the taxable sale or exchange of Cantel Common Stock pursuant to the Pre-Closing Merger, exceeds any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty; or

•
Cantel is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, which is referred to as USRPHC, at any time during the shorter of the five-year period ending on the date of the Pre-Closing Merger or the period that the non-U.S. holder held Cantel Common Stock disposed of, and the non-U.S. holder has owned, directly or constructively, more than 5% of Cantel Common Stock at any time within the shorter of the five-year period preceding the Pre-Closing Merger or such non-U.S. holder’s holding period for the shares of Cantel Common Stock.

With respect to the third bullet point above (if applicable to a particular non-U.S. holder), gain recognized by such non-U.S. holder on the taxable sale or exchange of Cantel Common Stock pursuant to the Pre-Closing Merger will be subject to tax on net basis at generally applicable U.S. federal income tax rates. In addition, Canyon Newco would be required to withhold U.S. federal income tax at a rate of 15% of the amount realized by such non-U.S. holder. Cantel does not believe that it has been or will be a USRPHC, but there can be no assurance in this regard. Non-U.S. holders are urged to consult their tax advisors regarding Cantel status as a

USRPHC and the U.S. federal income tax consequences of the Pre-Closing Merger to them if Cantel is a USRPHC and the Pre-Closing Merger, taken together with the Pre-Closing Conversion, does not qualify for a reorganization under section 368(a) of the Code and is otherwise treated as a realization event for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to Non-U.S. Holders of Shares of Canyon Newco Common Stock
Treatment of the First Merger and the Second Merger, taken together, as a Reorganization
It is intended that, for U.S. federal income tax purposes, the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Section 367(a)(1) of the Code (which generally does not apply to non-U.S. holders) will not apply to cause the transaction to result in gain recognition by Canyon Newco shareholders that exchange their shares of Canyon Newco Common Stock for the Merger Consideration, subject to the limitations and assumptions described above in the section titled “U.S. HOLDERS—U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to U.S. Holders of Shares of Canyon Newco Common Stock—Treatment of the First Merger and the Second Merger, taken together, as a Reorganization.” Accordingly, on the basis of the opinion described in such section, U.S. federal income tax consequences described in the section titled “U.S. HOLDERS—U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to U.S. Holders of Shares of Canyon Newco Common Stock—Treatment of the First Merger and the Second Merger, taken together, as a Reorganization” generally will be applicable to non-U.S. holders.
Subject to the discussion on backup withholding and FATCA below, any gain required to be recognized by non-U.S. holders pursuant to the First Merger will be subject to U.S. federal income tax only in the circumstances described above in the section entitled “U.S. Federal Income Tax Consequences of the Pre-Closing Merger and the Pre-Closing Conversion to Non-U.S. Holders of Shares of Cantel Common Stock—Treatment of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, as a Reorganization,” describing U.S. federal income tax consequences of the Pre-Closing Merger and the Pre-Closing Conversion, taken together, in the event the Pre-Closing Merger and the Pre-Closing Conversion, taken together, do not qualify as a reorganization pursuant to Section 368(a) of the Code, substituting (i) “Canyon Newco” for “Cantel,” (ii) “STERIS” for “Canyon Newco,” and (iii) “the First Merger” for “the Pre-Closing Merger,” as applicable.
However, if Canyon Newco is a USRPHC at any time during the lesser of (i) the five-year period ending on the date the Second Merger occurs and (ii) the period during which the non-U.S. holders held the shares of Canyon Newco Common Stock ending on the date the Second Merger occurs, then the non-U.S. holders’ gain (or loss) realized on their surrender of the Canyon Newco Common Stock in exchange for the STERIS Shares pursuant to the First Merger may be subject to U.S. federal income tax in the same manner as if such non-U.S. holders were engaged in a trade or business within the United States and such gain was effectively connected with the conduct of such trade or business, unless certain exceptions apply. Canyon Newco does not believe it has been or will be a USRPHC, but there can be no assurance in this regard. Non-U.S. holders are urged to consult their tax advisors regarding Canyon Newco status as a USRPHC and the U.S. federal income tax consequences of the First Merger and the Second Merger to them if Canyon Newco is a USRPHC.
Furthermore, subject to the discussion on backup withholding and FATCA below, if any gain recognized by a non-U.S. holder is recharacterized as a dividend for U.S. federal income tax purposes as described above in the section entitled “—U.S. Holders—U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to U.S. Holders of shares of Canyon Newco Common Stock—Exchange of Shares of Canyon Newco Common Stock for the Merger Consideration,” although unlikely to be the case in this transaction, such dividend may be treated as from sources within the United States. In such case, again unlikely to be the case in this transaction, a non-U.S. holder will be subject to 30% withholding tax on gross basis with respect to such dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate.
Non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the First Merger and the Second Merger to them, including in the event that the First Merger and the Second Merger, taken together, do not qualify as a reorganization.

Cash Received in Lieu of a Fractional STERIS Share
Subject to the discussion on backup withholding below, the U.S. federal income tax consequences to non-U.S. holders on the receipt of cash in lieu of fractional STERIS Shares pursuant to the First Merger will be the same as described above in the section titled “U.S. HOLDERS—U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to U.S. Holders of Shares of Canyon Newco Common Stock—Cash Received In Lieu of a Fractional STERIS Share.” However, any gain or loss recognized by non-U.S. holders on their receipt of cash in lieu of fractional STERIS Shares in the First Merger will be subject to U.S. federal income tax only if: (i) such gain is effectively connected with the conduct of a trade or business by such non-U.S. holder within the United States (or, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the non-U.S. holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code, and a corporate non-U.S. holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty), or (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the First Merger occurs and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the amount by which its capital gains allocable to U.S. sources, including gain from the taxable sale or exchange of a fractional STERIS Share pursuant to the First Merger, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty. In addition, if any gain from the deemed sale of a fractional STERIS Share in exchange for cash is recharacterized as a dividend as described in the section titled “U.S. HOLDERS—U.S. Federal Income Tax Consequences of the First Merger and the Second Merger to U.S. Holders of Shares of Canyon Newco Common Stock—Cash Received In Lieu of a Fractional STERIS Share,” such dividend will be subject to U.S. federal income tax only if it is treated as income effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.
U.S. Federal Income Tax Consequences to Non-U.S. Holders of Holding and Disposing of STERIS Shares Received in the First Merger
Distributions on STERIS Shares
As described above in the section titled “U.S. HOLDERS—U.S. Federal Income Tax Consequences to U.S. Holders of Holding and Disposing of STERIS Shares Received in the First Merger—Distributions on STERIS Shares,” the gross amount of any distribution on STERIS Shares (including any withheld Irish taxes) made from STERIS’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be treated as ordinary dividend income from foreign sources on the date such distribution is actually or constructively received. Generally, non-U.S. holders will not be subject to tax in the United States on their foreign source income, except in limited circumstances where such foreign source income is treated as effectively connected with the conduct of a U.S. trade or business, in which case the non-U.S. holder will generally be subject to U.S. federal income tax on such income on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code, and a corporate non-U.S. holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).
Sale, Exchange, Redemption or Other Taxable Disposition of STERIS Shares
Subject to the discussion on backup withholding below, any gain or loss realized by a non-U.S. holder on the taxable disposition of its STERIS Shares generally will not be subject to U.S. federal income tax, unless (i) such gain or loss is effectively connected with the conduct of a trade or business by such non-U.S. holder within the United States (or, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the non-U.S. holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code, and a corporate non-U.S. holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty), or (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the taxable disposition occurs and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the amount by which its capital gains allocable to U.S. sources, including gain from the taxable disposition of STERIS Shares, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

BACKUP WITHHOLDING
Payments to holders of Canyon Newco Common Stock of the (i) cash portion of the Merger Consideration and (ii) cash in lieu of receiving fractional STERIS Shares in the First Merger, may, under certain circumstances, be subject to backup withholding at the applicable rate (currently 24%), unless the holder receiving such payments provides proof of an applicable exemption or provides a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is exempt from backup withholding. Generally, U.S. holders may be required to provide an IRS Form W-9, and non-U.S. holders may be required to provide an applicable IRS Form W-8, and U.S. and non-U.S. holders must comply with all applicable requirements of the backup withholding rules. Backup withholding does not constitute an additional tax, and any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as FATCA) generally impose withholding at a rate of 30% in certain circumstances on certain “withholdable payments” in respect of securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., a U.S. source dividend) and also include the entire gross proceeds from the sale or other disposition of stock of U.S. corporations, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). The IRS recently issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds from dispositions of stock (but not dividends). Pursuant to these proposed Treasury Regulations, the corporation and any other withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. Accordingly, the entity through which shares of Cantel Common Stock or Canyon Newco Common Stock are held will affect the determination of whether such withholding is required. Similarly, if the applicable withholding agent does not rely on the proposed Treasury Regulations, “withholdable payments” in respect of Cantel Common Stock or Canyon Newco Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. Holders should consult their tax advisors regarding the possible implications of FATCA on their holding of Cantel Common Stock or Canyon Newco Common Stock.

MATERIAL IRELAND TAX CONSEQUENCES OF THE FIRST MERGER
The following is a summary of the material Irish tax consequences of the First Merger to certain beneficial owners of Cantel Common Stock (Canyon Newco Common Stock immediately following the Pre-Closing Merger) who receive STERIS Shares pursuant to the First Merger. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the Cantel Stockholders (for purposes of this section only, all references to Cantel Stockholders include references to holders of shares of Canyon Newco Common Stock immediately following the Pre-Closing Merger). The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as of the date of this proxy statement/prospectus and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below.
The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and Cantel Stockholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the First Merger and of the acquisition, ownership and disposal of STERIS Shares. The summary applies only to Cantel Stockholders who hold their shares of Cantel Common Stock (or Canyon Newco Common Stock immediately following the Pre-Closing Merger), and will own STERIS Shares, as capital assets and does not apply to other categories of stockholders or shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and stockholders or shareholders who acquired their shares of Cantel Common Stock or who have, or who are deemed to have, acquired their STERIS Shares by virtue of an Irish office or employment (performed or carried on in Ireland).
Irish Tax on Taxable Gains
General
The rate of Irish capital gains tax or corporation tax on taxable gains (as applicable), which is referred to as Irish CGT, is currently 33%. Liability to Irish CGT depends on the individual circumstances of the STERIS Shareholders.
Non-resident shareholders
Cantel Stockholders that are not resident or ordinarily resident for tax purposes in Ireland and who do not use or hold, and did not acquire, their shares of Cantel Common Stock (Canyon Newco Common Stock immediately following the Pre-Closing Merger) for the purposes of a trade carried on by such person in Ireland through a branch or agency, or otherwise for the purposes of a branch or agency in Ireland, will not be subject to Irish CGT on the cancellation of their shares of Canyon Newco Common Stock, or on the receipt of STERIS Shares and cash pursuant to the First Merger.
Any subsequent disposal of STERIS Shares will not be within the charge to Irish CGT provided the holder of such shares is not resident or ordinarily resident for tax purposes in Ireland and does not use or hold, and did not acquire, their STERIS Shares for the purposes of a trade carried on by that person in Ireland through a branch or agency, or otherwise for the purposes of a branch or agency in Ireland.
Irish resident shareholders
Cantel Stockholders that are resident or ordinarily resident for tax purposes in Ireland, or Cantel Stockholders that hold, use or acquire their shares of Cantel Common Stock (or Canyon Newco Common Stock immediately following the Pre-Closing Merger) for the purposes of a trade carried on by that person in Ireland through a branch or agency, or otherwise for the purposes of a branch or agency in Ireland will, subject to the availability of any exemptions and reliefs, generally be subject to Irish CGT arising on the cancellation of their shares of Canyon Newco Common Stock pursuant to the First Merger.
The receipt by a Cantel Stockholder of cash only (e.g., if they do not vote in favor of the adoption of the Merger Agreement at the Special Meeting) will be treated as a disposal of his or her shares of Cantel Common Stock for the purposes of Irish CGT and such holder may, subject to the availability of any exemptions and reliefs, realize a taxable gain (or allowable loss) equal to the difference between (i) the cash received as consideration and (ii) the holder’s base cost in the shares of Cantel Common Stock.
It is expected that the First Merger will be treated as a ‘scheme of reconstruction or amalgamation’ for Irish CGT purposes, being a scheme for the amalgamation of any two or more companies, which is effected for bona fide commercial reasons and does not form part of any arrangement or scheme of which the main purpose or one of the main purposes is the avoidance of liability to tax, and which satisfies certain other conditions so that the provisions of section 587 of the Taxes Consolidation Act 1997 of Ireland, as amended, apply. As a result, the following treatment should apply:
•
The receipt by a Cantel Stockholder of STERIS Shares and cash will be treated as a part disposal of his or her shares of Canyon Newco Common Stock for Irish CGT purposes in respect of the cash consideration received. This may, subject to the availability of any exemptions and reliefs, give rise to a taxable gain (or allowable loss) for the purposes of Irish CGT in respect of the cash received.

•
The STERIS Shares received should be treated as the same asset as the cancelled shares of Canyon Newco Common Stock and as acquired at the same time and for the same consideration as those cancelled shares of Canyon Newco Common Stock, with the historic base cost for Irish CGT purposes adjusted for the part of the consideration attributable to the part disposal in respect of the receipt of cash.

A subsequent disposal of STERIS Shares by a shareholder who is resident or ordinarily resident for tax purposes in Ireland, or who holds, uses or acquires their STERIS Shares for the purposes of a trade carried on by that person in Ireland through a branch or agency, or otherwise for the purposes of a branch or agency in Ireland will, subject to the availability of any exemptions and reliefs, generally be subject to Irish CGT.
Assuming the Pre-Closing Merger is treated as a ‘scheme of reconstruction or amalgamation’ for Irish CGT purposes, holders of Cantel Common Stock will have a base cost (for Irish CGT purposes) in Canyon Newco Common Stock equal to the consideration paid by such shareholder for the shares of Cantel Common Stock when they were first acquired by that shareholder. Accordingly, on the basis of the treatment described above on the receipt of STERIS Shares in exchange for shares of Canyon Newco Common Stock following the First Merger, it is expected that Cantel Stockholders will have a base cost in the STERIS Shares for Irish CGT purposes equal to the consideration paid by such shareholder for the shares of Cantel Common Stock when they were first acquired by that shareholder, less the cash element of the Merger Consideration (which would be considered to be a part disposal of the original holding) for Irish CGT purposes. Consequently, any taxable gain (or allowable loss) on a subsequent disposal or part disposal of the STERIS Shares should be calculated by reference to this allocated base cost. Specific tax rules apply to the calculation of this allocated base cost.
A STERIS Shareholder who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any taxable gain realized upon a subsequent disposal of the STERIS Shares during the period in which such individual is a non-resident.
Stamp duty
General
The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee.
No stamp duty should be payable on the cancellation of the Canyon Newco Common Stock or the issue of STERIS Shares pursuant to the First Merger.
Irish stamp duty may, depending on the manner in which the STERIS Shares are held, be payable in respect of transfers of STERIS Shares.
Shares held through DTC
A transfer of STERIS Shares effected by means of the transfer of book-entry interests in DTC should not be subject to Irish stamp duty. On the basis that most STERIS Shares are held through DTC, it is anticipated that most transfers of STERIS Shares should be exempt from Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC
A transfer of STERIS Shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:
•	there is no change in the beneficial ownership of such shares as a result of the transfer; and
•	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.
Due to the potential Irish stamp charge on transfers of STERIS Shares, it is strongly recommended that those Cantel Stockholders who receive the STERIS Shares, pursuant to the First Merger hold such STERIS Shares through DTC.
Dividend Withholding Tax or ‘DWT’
General
Distributions made by STERIS should, in the absence of one of many exemptions, be subject to DWT at the rate of 25%.
For DWT purposes, a distribution includes any distribution that may be made by STERIS to its shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, STERIS is responsible for withholding DWT prior to making such distribution.
Shares held by U.S. resident shareholders
Dividends paid in respect of STERIS Shares that are owned by a U.S. resident and held through DTC should not be subject to DWT provided the address of the beneficial owner of such shares in the records of the broker holding such shares is in the U.S. (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by STERIS). It is strongly recommended that such shareholders ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS).
Dividends paid in respect of STERIS Shares that are owned by a U.S. resident and are held outside of DTC should not be subject to DWT if the shareholder provides a completed IRS Form 6166 or a valid DWT Form to STERIS’s transfer agent at least seven business days before the record date for the dividend to confirm its U.S. residence and claim an exemption. It is strongly recommended that STERIS Shareholders who are U.S. residents and who wish to hold their STERIS Shares outside of DTC complete the appropriate IRS Form 6166 or DWT Form and provide them to STERIS’s transfer agent as soon as possible.
If any shareholder that is resident in the United States receives a dividend from which DWT has been withheld, the shareholder should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the shareholder is beneficially entitled to the dividend.
Shares held by residents of Relevant Territories other than the United States
Shareholders who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the Exemptions, including the requirement to furnish valid DWT Forms, in order to receive dividends without suffering DWT.
If such shareholders hold their shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker).
If such shareholders hold their shares outside of DTC, they must provide the appropriate DWT Forms to STERIS’s transfer agent at least seven business days before the record date for the dividend. It is strongly recommended that Cantel Stockholders who are residents of Relevant Territories other than the United States and who receive STERIS Shares pursuant to the First Merger, complete the appropriate DWT Forms and provide them to their brokers or STERIS’s transfer agent, as the case may be, as soon as possible after receiving their shares.

If any shareholder who is resident in a Relevant Territory receives a dividend from which DWT has been withheld, the shareholder may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the dividend.
Shares held by residents of Ireland
Most Irish tax resident or ordinarily resident shareholders (other than Irish resident companies that have completed the appropriate DWT forms) should be subject to DWT in respect of dividends paid on their STERIS Shares.
Shareholders that are residents of Ireland, but are entitled to receive dividends without DWT, must complete appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) (in the case of shares held through DTC), or to STERIS’s transfer agent at least seven business days before the record date for the dividend (in the case of shares held outside of DTC).
STERIS Shareholders (including Cantel Stockholders who will receive STERIS Shares pursuant to the First Merger) who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisors.
Shares held by other persons
STERIS Shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.
Dividends paid in respect of STERIS Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are residents in a Relevant Territory should be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker). If any partner is not a resident of a Relevant Territory, no partner is entitled to exemption from DWT.
Qualifying Intermediary
STERIS has put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of STERIS Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement provides that the qualifying intermediary will distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after STERIS delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.
STERIS will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where STERIS Shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. STERIS Shareholders that are required to file DWT Forms in order to receive dividends free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.
Exemptions
Irish domestic law provides that a non-Irish resident shareholder should not be subject to DWT on dividends received from STERIS if such shareholder is not resident or ordinarily resident for tax purposes in Ireland, is beneficially entitled to the dividend, and is either:
•	a person (not being a company) resident for tax purposes in a Relevant Territory (including the U.S.) (for a list of Relevant Territories for DWT purposes, please see Annex D beginning on page D-1;

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;
•
a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•
a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•
a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, which are collectively referred to as the Exemptions and individually as an Exemption; and provided, in each Exemption noted above (but subject to “Shares held by U.S. resident shareholders” above), STERIS or, in respect of shares held through DTC, any qualifying intermediary appointed by STERIS, has received from the shareholder, where required, the relevant DWT Forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the shareholder where required should furnish the relevant DWT Forms to:
•
its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by STERIS) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if its shares are held through DTC, or

•	STERIS’s transfer agent at least seven business days before the record date for the dividend if its shares are held outside of DTC.
Shareholders that are required to file DWT Forms in order to receive dividends free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31st of the fifth year after the year in which such forms were completed.
For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.
Income tax on dividends paid on STERIS Shares
Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies.
A STERIS Shareholder that is not resident or ordinarily resident for tax purposes in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend from STERIS. An exception to this position may apply where such STERIS Shareholder holds STERIS Shares for the purposes of, or for the use in, a branch or agency in Ireland.
A STERIS Shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or liability to the universal social charge. The DWT deducted by STERIS discharges the liability to income tax and the universal social charge. An exception to this position may apply where the STERIS Shareholder holds STERIS Shares through a branch or agency in Ireland through which a trade is carried on.
Irish resident or ordinarily resident shareholders may be subject to Irish tax and (in the case of an individual) the universal social charge and/or Pay Related Social Insurance on dividends received from STERIS. Such STERIS Shareholders should consult their own tax advisors.
Capital Acquisitions Tax or ‘CAT’
CAT comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of STERIS Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because

STERIS Shares are regarded as property situated in Ireland for Irish CAT purposes as the share register of STERIS must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.
CAT is currently levied at a rate of 33% when above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children currently have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. STERIS Shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.
There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.
THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. CANTEL STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE FIRST MERGER AND OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF STERIS SHARES.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The following pro forma financial data combines the historical consolidated financial positions and results of operations of STERIS and Cantel as an acquisition by STERIS of Cantel. The acquisition was announced on January 12, 2021 and provides that, after the completion of the Mergers, each share of Cantel Common Stock issued and outstanding immediately prior to the effective time of the Pre-Closing Merger (other than certain shares held by Cantel) will be ultimately converted into the right to receive $16.93 in cash and 0.33787 STERIS Shares.
The pro forma financial data has been prepared to give effect to the following:
•
The acquisition of Cantel by STERIS under the provisions of the Financial Accounting Standards Board, which is referred to as the FASB, Accounting Standards Codification, which is referred to as ASC, 805, Business Combinations, where the assets and liabilities of Cantel will be recorded by STERIS at their respective fair values as of the date the Mergers are completed;

•	The pro forma impact of the acquisition of Hu-Friedy by Cantel on October 1, 2019 under the provisions of FASB ASC 805;
•
The distribution of cash and STERIS Shares to Cantel Stockholders (holders of Canyon Newco Common Stock immediately after the Pre-Closing Merger) in exchange for Cantel Common Stock (Canyon Newco Common Stock immediately after the Pre-Closing Merger) (based upon a 0.33787 exchange ratio);

•	Certain reclassifications to conform the historical financial statement presentation of Cantel to STERIS and elimination of existing trade activity between STERIS and Cantel;
•	Certain other material related transactions, including financing; and
•	Transaction costs in connection with the Mergers.
The pro forma balance sheet data as of December 31, 2020 and the pro forma statements of income data for the nine months ended December 31, 2020, and the fiscal year ended March 31, 2020 are based upon, derived from and should be read in conjunction with the historical consolidated financial statements and related notes of STERIS for the fiscal year ended March 31, 2020 (which are available in STERIS’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as supplemented in Current Report on Form 8-K filed with the SEC on February 9, 2021), the historical unaudited financial statements of STERIS for the nine-month period ended December 31, 2020 (which are available in STERIS’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020). The pro forma balance sheet data and pro forma statements of income data have been prepared utilizing period ends that differ by fewer than 93 days, as permitted by Regulation S-X. Because Cantel’s fiscal year end is July 31 and STERIS’s fiscal year end is March 31, the pro forma statements of income data for the nine-month period ended December 31, 2020 and the fiscal year ended March 31, 2020 utilize Cantel’s results of operations for the nine months ended October 31, 2020 and the twelve months ended January 31, 2020. The pro forma statement of income data also utilizes the consolidated statement of income of Hu-Friedy for the eight months ended September 30, 2019 due to Cantel’s acquisition of Hu-Friedy on October 1, 2019, for which activity prior to October 1, 2019 is not included in the historical results of Cantel. The consolidated statement of income of Cantel for the four quarterly periods ended January 31, 2020 were determined by adding Cantel’s unaudited consolidated statement of income for the six months ended January 31, 2020 to Cantel’s audited consolidated statement of income for the fiscal year ended July 31, 2019, and subtracting Cantel’s unaudited consolidated statement of income for the six months ended January 31, 2019. The consolidated statement of income of Hu-Friedy was determined by subtracting Hu-Friedy’s unaudited consolidated statement of income for the month ended January 31, 2019 from the unaudited consolidated statement of income for the nine months ended September 30, 2019. The unaudited pro forma statement of income data for the nine months ended December 31, 2020 combines the unaudited consolidated statement of income of STERIS for the nine months ended December 31, 2020 with the consolidated statements of income of Cantel for the three quarterly periods ended October 31, 2020. The consolidated statements of income of Cantel for the three quarterly periods ended October 31, 2020 were determined by adding Cantel’s unaudited consolidated statement of income for the three months ended October 31, 2020 to Cantel’s audited consolidated statement of income for the fiscal year ended July 31, 2020, and subtracting Cantel’s unaudited consolidated statement of income for the six months ended January 31, 2020. The pro forma balance sheet data utilizes

Cantel’s unaudited balance sheet as of October 31, 2020. These values are based upon, derived from and should be read in conjunction with the historical audited financial statements of Cantel for the fiscal year ended July 31, 2020 (which are available in Cantel’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020), the historical unaudited financial statements of Cantel for the periods ended January 31, 2020, April 30, 2020 and October 31, 2020 (which are available in Cantel’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2020, April 30, 2020 and October 31, 2020, respectively).
The pro forma statements of income data for the nine months ended December 31, 2020 and the year ended March 31, 2020 give effect to the STERIS acquisition of Cantel as if it had occurred on April 1, 2019. The pro forma balance sheet data as of December 31, 2020 gives effect to the STERIS acquisition of Cantel as if it had occurred on December 31, 2020.
The pro forma financial data is provided for illustrative information purposes only and are not necessarily indicative of results that actually would have occurred or that may occur in the future had the Mergers been completed on the dates indicated, or the future operating results or financial position of STERIS following the Mergers. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 31. The pro forma financial data has been prepared by STERIS in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.
The pro forma financial data also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. STERIS expects to realize annualized pre-tax cost synergies of approximately $110 million by the fourth fiscal year following the close, with approximately 50% achieved in the first two years. Cost synergies are expected to be primarily driven by cost reductions in redundant public company and back-office overhead, commercial integration, product manufacturing, and service operations. The $110 million of pre-tax cost synergies has not been adjusted in the pro forma financial data. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the pro forma financial data is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Mergers.
As of the date of this proxy statement/prospectus, STERIS has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of Cantel’s assets to be acquired or liabilities to be assumed, other than preliminary estimates for intangible assets, inventory and certain financial liabilities. Nor does STERIS have sufficient detail necessary to conclude that the carrying value of certain assets and liabilities approximates fair value. Accordingly, certain Cantel assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of Cantel’s assets and liabilities will be based on Cantel’s actual assets and liabilities as of the Closing and, therefore, cannot be made prior to the completion of the Mergers. In addition, the value of the purchase consideration to be paid by STERIS in STERIS Shares upon the completion of the Mergers will be determined based on the low price of STERIS Shares on the date of the Closing and the number of issued and outstanding shares of Cantel Common Stock (Canyon Newco Common Stock immediately after the Pre-Closing Merger) immediately prior to the Closing. Actual adjustments may differ from the amounts reflected in the pro forma financial data, and the differences may be material.
Based on its due diligence, STERIS did not identify any material adjustments necessary to conform Cantel’s accounting policies to that of STERIS. However, upon completion of the Mergers, or as more information becomes available, STERIS will perform a more detailed review of Cantel’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial information.
As a result of the foregoing, the Transaction Accounting Adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The Transaction Accounting Adjustments have been made solely for the purpose of providing the pro forma financial data. STERIS estimated the fair value of certain Cantel assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Cantel’s SEC filings and other publicly available information. Until the Mergers are completed, both companies are limited in their ability to share certain information.

Upon completion of the Mergers, a final determination of the fair value of Cantel’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the pro forma financial data may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact STERIS’s statement of income after effectuating the Mergers. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the pro forma financial data.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of December 31, 2020

(in thousands)
	Historical STERIS (as reported)	Historical Cantel (as reported October 31, 2020)	Transaction adjustments Note 3	Note	Other Transaction adjustments Note 5	Note	STERIS combined pro forma
Assets
Current assets
Cash	$252,502	$258,021	(745,943)	J	888,071	A	$652,651
Accounts receivable, net	556,117	158,763	—		—		714,880
Inventory	294,132	163,880	62,000	C	—		520,012
Income taxes receivable	—	27,036	—		—		27,036
Prepaid expenses and other current assets	73,324	19,429	—		—		92,753
Total current assets	1,176,075	627,129	(683,943)		888,071		2,007,332
Property, plant and equipment-net	1,226,895	223,510	—	D	—		1,450,405
Lease right of use assets, net	149,741	47,901	—	E	—		197,642
Goodwill	2,926,551	660,421	1,802,600	H	—		5,389,572
Intangible assets, net	1,043,904	471,337	1,718,663	B	—		3,233,904
Other assets	57,614	6,467	—		—		64,081
Deferred income taxes		3,738	—		(5,030)	A	(1,292)
Total assets	$6,580,780	$2,040,503	$2,837,320		$883,041		$12,341,644
Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$—	$14,750	$—		$(14,750)	A	$—
Accounts payable	134,471	46,891	—		—		181,362
Accrued income taxes	13,068	6,759	(3,750)	I	(7,917)	A	8,160
Accrued payroll and related liabilities	152,331	47,788	—		—		200,119
Accrued expenses and other	184,633	45,525	—	G	—		230,158
Lease obligations due within one year	21,364	10,044	—	E	—		31,408
Other current liabilities	—	28,454	—	F	(5,465)	A	22,989
Total current liabilities	505,867	200,211	(3,750)		(28,132)		674,196
Noncurrent liabilities
Long-term indebtedness	1,713,199	845,142	—	F	934,490	A	3,492,831
Convertible Debt		126,617	41,383	F	—		168,000
Long term lease obligations	130,217	40,296	—	E	—		170,513
Deferred income taxes	264,041	49,533	517,813	G	—		831,387
Other noncurrent liabilities	89,264	20,323	—	F	(14,654)	A	94,933
Total liabilities	2,702,588	1,282,122	555,446		891,704		5,431,860
Shareholders’ equity
Ordinary shares at par	85	4,693	(4,679)	I	—		99
Capital in excess of par value	1,996,758	276,450	2,790,041	I	—		5,063,249
Treasury shares	—	(70,311)	70,311	I	—		—
Retained earnings	1,872,533	572,798	(599,048)	I	(8,663)	A	1,837,620
Accumulated other comprehensive income (loss)	(2,386)	(25,249)	25,249	I	—		(2,386)
Shareholders’ equity	3,866,990	758,381	2,281,874		(8,663)		6,898,582
Noncontrolling interests	11,202	—	—		—		11,202
Total equity	3,878,192	758,381	2,281,874		(8,663)		6,909,784
Total liabilities and equity	$6,580,780	$2,040,503	$2,837,320		$883,041		$12,341,644
See the accompanying notes to the unaudited pro forma condensed combined financial data.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended December 31, 2020

(in thousands, except for per share data)
	Historical STERIS (as reported)	Historical Cantel (nine months ended October 31, 2020)	Reclassification and elimination adjustments Note 2	Transaction adjustments Note 4	Note	Other Transaction adjustments Note 5	Note	STERIS combined pro forma
Net revenues	$2,233,988	$767,333	$(9,215)	$—		$—		$2,992,106
Cost of revenues	1,272,522	422,107	(9,215)	1,103	A,C	—		1,686,517
Selling, general and administrative expense	510,250	244,246	110	101,372	B,C	—		855,978
Research and development expense	48,812	24,341	—	362	C	—		73,515
Restructuring expenses	110	—	(110)	—		—		—
Interest expense and other-net	22,280	41,679	—	—		(7,816)	A	56,143
Other expense-net	—	—	—	—		—		—
Income from continuing operations before income taxes	380,014	34,960	—	(102,837)		7,816		319,953
Income tax expense	71,294	292	—	(25,710)	E	1,954	C	47,830
Net income from continuing operations	308,720	$34,668	—	(77,127)		5,862		272,123
Less net income for noncontrolling interests	171	—	—	—		—		171
Net income from continuing operations attributable to ordinary shareholders	$308,549	$34,668	$—	$(77,127)		$5,862		$271,952
Net income from continuing operations per ordinary share
Basic	$3.62	$0.81						$2.73
Diluted	$3.59	$0.80						$2.71
Weighted-average number of ordinary shares outstanding
Basic	85,153	42,800						99,441
Diluted	85,851	43,335						100,336
See the accompanying notes to the unaudited pro forma condensed combined financial data.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended March 31, 2020

(in thousands except for per share data)
	Historical STERIS (as reported)	Historical Cantel (twelve months ended January 31, 2020)	Historical Hu-Friedy (eight months ended September 30, 2019)	Reclassification and elimination adjustments Note 2	Transaction adjustments Note 4	Note	Other Transaction adjustments Note 5	Note	STERIS combined pro forma
Net revenues	$3,030,895	$1,013,772	$146,189	$(11,951)	$—		$—		$4,178,905
Cost of revenues	1,710,972	558,129	55,908	(11,951)	63,598	A,C	—		2,376,656
Selling, general and administrative expense	716,731	372,055	65,122	468	265,223	B,C,D	34,591	B	1,454,190
Research and development expense	65,546	31,923	1,243		525	C	—		99,237
Restructuring expenses	673	—	—	(673)	—		—		—
Interest and other expense-net	38,292	21,241	4,434		—		20,840	A	84,807
Other expense-net	—	8	(213)	205	—		—		—
Income from continuing operations before income taxes	498,681	30,416	19,695	—	(329,346)		(55,431)		164,015
Income tax expense	90,876	9,912	985	—	(70,837)	E	(5,527)	C	25,409
Net income from continuing operations	407,805	20,504	18,710	—	(258,509)		(49,904)		138,606
Less net income (loss) for noncontrolling interests	200	—	—	—	—		—		200
Net income from continuing operations attributable to ordinary shareholders	$407,605	$20,504	$18,710	$—	$(258,509)		$(49,904)		$138,406
Net income from continuing operations per ordinary share
Basic	$4.81	$0.50							$1.40
Diluted	$4.76	$0.50							$1.38
Weighted-average number of ordinary shares outstanding
Basic	84,778	41,008							99,066
Diluted	85,641	41,008							100,092
See the accompanying notes to the unaudited pro forma condensed combined financial data.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(All figures reported in thousands except for per share data, unless indicated otherwise)
Note 1. Basis of Presentation
The accompanying pro forma financial data and related explanatory notes were prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. The pro forma financial data has been compiled from historical consolidated financial statements prepared in accordance with GAAP, and should be read in conjunction with STERIS’s Annual Report on Form 10-K for the year ended March 31, 2020, as supplemented in Current Report on Form 8-K filed with the SEC on February 9, 2021, and Quarterly Report on Form 10-Q for the nine-month period ended December 31, 2020 and Cantel’s Annual Report on Form 10-K for the year ended July 31, 2020 and the Quarterly Reports on Form 10-Q for each of the three-month periods ended January 31, 2020, April 30, 2020 and October 31, 2020.
The pro forma financial data has been prepared to illustrate the effects of the Mergers involving STERIS’s subsidiaries and Cantel under the acquisition method of accounting with STERIS treated as the acquirer. The pro forma financial data is presented for illustrative purposes only and does not necessarily indicate the financial results of STERIS after completion of the Mergers had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of STERIS after completion of the Mergers. Under the acquisition method of accounting, the assets and liabilities of Cantel, as of the effective time of the Mergers, will be recorded by STERIS at their respective fair values, and the excess of the purchase consideration over the fair value of Cantel’s net assets will be allocated to goodwill.
The Mergers ultimately provide for Cantel Stockholders to receive $16.93 in cash and 0.33787 STERIS Shares for each share of Cantel Common Stock they hold immediately prior to the Pre-Closing Merger. Based on the closing trading price of STERIS Shares on the NYSE on January 11, 2021 of $200.46, the value of the Merger Consideration per share of Cantel Common Stock was $84.66.
The pro forma allocation of the purchase consideration reflected in the pro forma financial data is subject to adjustment and may vary from the actual purchase consideration allocation that will be recorded at the time the Mergers are completed. Adjustments may include, but are not be limited to, changes in (i) Cantel’s balance sheet through the effective time of the Mergers; (ii) the aggregate value of purchase consideration paid if the price of STERIS Shares varies from the assumed $200.46 per share, which represents the closing share price of STERIS Shares on January 11, 2021; (iii) total Mergers related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.
Although no material differences were noted in the due diligence process, the accounting policies of both STERIS and Cantel will be reviewed in detail. Upon completion of such review, additional conforming adjustments or financial statement reclassification may be necessary.
Mergers-related transaction costs, such as investment banker, advisory, legal, valuation and other professional fees are not included as a component of consideration transferred but are expensed as incurred. The impact of trade that existed between STERIS and Cantel during the pro forma periods has been adjusted in the column labeled reclassification and elimination adjustments in the pro forma statements of income data but was not material to the pro forma balance sheet data.
The pro forma financial data does not reflect potential cost savings, operating synergies or revenue enhancements that STERIS and Cantel may achieve as a result of the Mergers, the costs to combine the operations of STERIS and Cantel or the costs necessary to achieve such potential cost savings, operating synergies and revenue enhancements.
Note 2. Pro Forma Reclassification and Elimination Adjustments
Certain reclassifications and elimination adjustments have been recorded to adjust historical financial statements to conform to the pro forma financial data presentation.

Revenues reported by Cantel and cost of revenues reported by STERIS of $9,215 and $11,346 have been eliminated from the pro forma statements of income data based on the value of purchases made by STERIS from Cantel in the normal course of business during the nine months ended December 31, 2020 and the year ended March 31, 2020, respectively. Revenues reported by Hu-Friedy and cost of revenues reported by Cantel of $605 were eliminated from the pro forma statement of income data for the year ended March 31, 2020 based on the activity during the eight months ended September 30, 2019. The impact to the pro forma balance sheet data of trade payables and receivables was not material and has not been adjusted.
Note 3. Estimated Purchase Consideration, Allocation and Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The estimated purchase consideration, related estimated allocations and resulting excess over fair value of net assets acquired are as follows:
Total Cantel Common Stock and stock equivalents	42,288
Exchange ratio per share	0.33787
STERIS Shares to be issued to Cantel Stockholders	14,288
STERIS per share closing trading price on January 11, 2021	$200.46
Total value of STERIS Shares to be issued to Cantel Stockholders	$2,864,170
Total cash consideration paid at $16.93 per share of Cantel Common Stock and stock equivalent	715,943
Estimated purchase consideration for Cantel Common Stock and stock equivalents	3,580,113
Consideration for replacement of share based compensation awards	13,522
Consideration for equity component of Cantel Convertible Debt	188,813
Total estimated purchase consideration	$3,782,448
Fair value adjustments for other intangible assets	2,190,000
Fair value adjustments for inventory	62,000
Fair value adjustments for Convertible Debt assumed	(41,383)
Deferred tax impact of fair value adjustments	(517,813)
Adjusted book value of net assets acquired	(373,377)
Goodwill	$2,463,021
The purchase consideration allocation and adjustments shown in the table above is based on STERIS’s estimates of the fair value of certain Cantel assets and liabilities. Once the acquisition is completed, sufficient information is available and final valuations are performed, the purchase consideration allocation may differ materially from the estimates.
Portions of the purchase consideration will depend on the market price of STERIS Shares when the Mergers are completed. STERIS believes that a 15% fluctuation in the market price of STERIS Shares is reasonably possible based on volatility before and after the announcement date. The following table summarizes the impact of a 15% increase and 15% decrease in the price per STERIS Share from the January 11, 2021 baseline and resulting impact on the determination of the Merger Consideration.
	15% increase	15% decrease
Total Cantel Common Stock and stock equivalents	42,288	42,288
Exchange ratio per share	0.33787	0.33787
STERIS Shares to be issued to Cantel Stockholders	14,288	14,288
STERIS per share price	$230.53	$170.39
Total value of STERIS Shares to be issued to Cantel Stockholders	$3,293,796	$2,434,545
Total cash consideration paid at $16.93 per share of Cantel Common Stock and stock equivalent	715,943	715,943
Estimated purchase consideration for Cantel Common Stock and stock equivalents	4,009,739	3,150,488
Consideration for replacement share based compensation awards	15,550	11,494
Consideration for equity component of Cantel Convertible Debt	238,157	139,733
Total estimated Merger Consideration	$4,263,446	$3,301,718

A. Total estimated purchase consideration
The total estimated purchase consideration for Cantel Common Stock and stock equivalents of $3,580,113 is comprised of STERIS Shares consideration valued at $2,864,170 and cash consideration of $715,943. Based on the closing trading price of STERIS Shares of $200.46 on January 11, 2021, the total consideration ultimately received by Cantel Stockholders in the First Merger has a value of approximately $84.66 per share of Cantel Common Stock. Additional estimated purchase consideration of $13,522 and $188,813 related to replacement share based compensation awards and the fair value of the equity component of Cantel convertible debt, respectively, results in total estimated equity consideration of $3,782,448.
Upon completion of the Mergers, the holder of each share of Cantel Common Stock will be entitled to receive $16.93 and 0.33787 STERIS Shares as Merger Consideration. Cantel RSU Awards held by non-employee directors of Cantel outstanding under Cantel’s equity-based compensation plans immediately prior to the completion of the Mergers will become fully vested. These Cantel RSU Awards will be cancelled, and each share of Cantel Common Stock covered by such Cantel RSU Awards will be converted into the right to receive the same Merger Consideration as other Cantel Stockholders. Total Cantel Common Stock and stock equivalents prior to the acquisition also include additional shares that are expected to be issued prior to the closing of the Mergers in connection with certain obligations of Cantel under prior transaction agreements.
Other Cantel RSU Awards outstanding under Cantel’s equity-based compensation plans immediately prior to the completion of the Mergers will be converted into STERIS RSU Awards under STERIS’s equity-based compensation plan with vesting terms and conditions consistent with the terms of the previous Cantel RSU Awards except that performance-based vesting Cantel RSU Awards will be converted to service-based vesting STERIS RSU Awards based on 100% of the target number of shares of Cantel Common Stock covered by such Cantel RSU Award.
B. Other intangible assets
The estimated fair values of identifiable intangible assets were prepared using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The identified intangible assets include Customer relationships, tradenames and developed technology. The estimated useful lives are based on the historical experience of STERIS, available similar industry data and assumptions made by STERIS management. These estimated fair values were prepared solely for the purposes of preparing this pro forma financial data and are subject to change upon completion of the Mergers and preparation of the final valuation. Changes in fair value of the acquired intangible assets may be material.
Net adjustments of $1,718,663 were made to eliminate the historical Cantel other intangibles of $471,337 and record the estimated other intangibles assets of $2,190,000 related to the Mergers. The average estimated useful lives of the identifiable intangible assets is 13 years.
C. Inventory
To estimate the fair value of inventory, STERIS considered the components of Cantel’s inventory, as well as estimates of selling prices and selling and distribution costs.
A fair value adjustment to inventory of $62,000 was made to adjust inventory to estimated fair value.
D. Property, plant and equipment
No adjustments to the carrying value of property, plant and equipment were estimated as STERIS does not have sufficient information as to the specific types, nature, age, condition or location of Cantel’s fixed assets to estimate fair value or conclude whether carrying value approximates fair value.
E. Right of use assets and lease liabilities
No adjustments to the carrying value of right of use assets or liabilities were estimated as STERIS does not have sufficient information as to the specific types, nature, age, condition or location of Cantel’s leased assets and obligations to estimate fair value or conclude whether carrying value approximates fair value.

F. Convertible debt, debt, and interest rate swaps
Before the anticipated acquisition closing, STERIS intends to adopt ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).” Therefore, for the purpose of this pro forma financial data, STERIS assumed that it would have adopted ASU 2020-06 at the respective closing dates assumed.
Cantel’s convertible debt is comprised of $168,000 aggregate principal amount of convertible senior notes due 2025, which are referred to as the Convertible Debt. The indenture governing the Convertible Debt, which is referred to as the Indenture, contains certain provisions that are triggered because of events categorized as Recapitalizations, Reclassifications and Changes of Common Stock including a merger event such as the First Merger. Further, the Indenture provides for an increased conversion rate if notes are surrendered in connection with a Make-Whole Fundamental Change (as defined in the Indenture), which includes a merger event such as the First Merger. Therefore, to estimate the fair value of the Convertible Debt at Closing for the purposes of the preparation of this pro forma financial data, STERIS has assumed that the holders of the Convertible Debt would elect to convert and surrender their Convertible Debt to obtain the increased conversion rate. STERIS has further assumed that it would elect to settle its obligation in cash and would do so within 90 days of the date of Closing. STERIS has estimated the fair value of the obligation based on the conversion rate, increased by the number of additional shares specified for a Make-Whole Fundamental Change, multiplied by the Merger Consideration of approximately $84.66 per share would be $356,813. This resulted in a fair value adjustment in the estimated purchase price allocation of $230,196. Of this total, $41,383 increased the value of the Convertible Debt liability to the aggregate principal value of the Convertible Debt of $168,000 and the balance of the adjustment of $188,813 increased additional paid in capital in recognition of the equity component of the Convertible Debt.
Except for the Convertible Debt, it is STERIS’s intention to settle Cantel’s other debt obligations at the time of Closing. Therefore, for the purposes of this pro forma financial data, it has been assumed that Cantel’s existing debt, other than the Convertible Debt, would have been settled at the respective closing dates assumed. As a result, no fair value adjustment has been reflected in the estimated purchase consideration allocation related to those obligations.
Cantel utilized interest rate swaps to hedge against fluctuations in the interest rate associated with variable rate borrowings. The recorded fair value of the interest rate swaps as disclosed in the Quarterly Report on Form 10-Q as of and for the three months ended October 31, 2020 was used as the estimate of the fair value for the purpose of these pro forma financial data and no further change in fair value was assumed.
G. Deferred tax impact of fair value adjustments
The estimated deferred tax liability fair value adjustments are associated with the pro forma fair value adjustments to assets to be acquired and liabilities to be assumed including inventory, identifiable intangible assets and Convertible Debt. Jurisdictional details were not available for assets. However, based on information available and the structure of the Merger Agreement, STERIS has assumed that the majority of the Transaction Accounting Adjustments relate to acquired assets and assumed liabilities attributable to operations in the United States. Therefore, an estimated combined U.S. federal and state statutory rate of 25.0% was applied to all fair value adjustments for the purposes of this pro forma financial data. This estimate of deferred income tax liabilities is preliminary and is subject to change after close of the Mergers and based upon management’s final determination of the fair value of assets and liabilities acquired or assumed by jurisdiction.
Net adjustments to deferred income tax liabilities totaling $517,813 were made in connection with the Transaction Accounting Adjustments.
H. Goodwill
Net adjustments totaling $1,802,600 are comprised of eliminating Cantel’s historical goodwill of $660,421 and recording the excess of the estimated purchase consideration over the estimated fair value of net assets acquired of $2,463,021.
I. Equity
Adjustments to STERIS Shares at par to eliminate Cantel Common Stock (Canyon Newco Common Stock immediately after the Pre-Closing Merger) at par of $4,693 and record the issuance of STERIS Shares at par to

Cantel Stockholders (holders of Canyon Newco Common Stock immediately after the Pre-Closing Merger) of $14. Adjustments to additional paid in capital to eliminate Cantel additional paid in capital of $276,450 and record the issuance of STERIS Shares in excess of par value to Cantel Stockholders (holders of shares of Canyon Newco Common Stock immediately after the Pre-Closing Merger) of $2,864,156, record the portion of the fair value of replacement share based compensation awards attributable to service rendered prior to the closing dates of $13,522, and to record the equity component of the Convertible Debt fair value adjustment of $188,813. Adjustment to eliminate the value of Cantel Common Stock held as treasury shares of $70,311. Adjustment to eliminate Cantel retained earnings of $572,798 offset by $26,250 of estimated transaction costs, net of tax of $3,750, expected to be incurred and recognized prior to the Closing. Adjustment to eliminate Cantel accumulated other comprehensive income of $25,249.
J. Cash
Adjustment to cash reflecting the estimated payment of purchase price consideration to Cantel Stockholders (holders of Canyon Newco Common Stock immediately after the Pre-Closing Merger) of $715,943 and $30,000 of estimated transaction costs, net of tax, expected to be incurred, recognized and paid prior to the Closing.
Note 4. Pro Forma Transaction Accounting Adjustments to the Unaudited Condensed Combined Statements of Income
The pro forma financial data has been prepared using Cantel’s publicly available financial statements and disclosures, as well as certain assumptions made by STERIS. Estimates of the fair value of assets acquired and liabilities assumed are described in Note 3.
A. Inventory
Inventory is expected to turnover during the first-year post acquisition. Therefore, cost of revenues in the pro forma statement of income data for the year ended March 31, 2020 has been adjusted by the full amount of the fair value adjustment of $62,000.
B. Other intangible assets
Total adjustments related to amortization expense of intangible assets are as follows:
	Nine months ended December 31, 2020	Year ended March 31, 2020
Elimination of historical intangible asset amortization of Cantel and Hu-Friedy	$(26,876)	$(26,089)
Estimated amortization of fair value of acquired intangible assets	124,986	166,648
Net adjustments to selling, general and administrative expenses	$98,110	$140,559
The amortization expense related to intangible assets acquired is based on estimated fair value amortized over the estimated useful life.
C. Share based compensation expense
Adjustments to cost of revenues, selling, general and administrative expenses and research and development expense to recognize the post close service cost associated with replacement share based compensation awards issued in connection with the Mergers. The classification of expense was estimated based on the allocation of expense disclosed in historical Cantel financial statements. No adjustment to eliminate Cantel’s historical share based compensation expense was made.
	Nine months ended December 31, 2020	Year ended March 31, 2020
Cost of revenues	$1,103	$1,598
Selling, general and administrative expenses	3,262	30,164
Research and development expenses	362	525
	$4,727	$32,287

D. Adjustment to reflect the estimated Mergers related transaction costs of $94,500.
E. Income taxes
The statutory federal income tax rate for STERIS is the Ireland statutory rate of 12.5% and the statutory federal income tax rate for Cantel is the U.S. statutory income tax rate of 21.0%. Jurisdictional details for Cantel’s assets, liabilities and earnings were not available. Based on information available and the structure of the Mergers, STERIS has assumed that the majority of the Transaction Accounting Adjustments relate to acquired assets, assumed liabilities, and costs that are attributable to operations in the United States. Therefore, an estimated combined U.S. federal and state statutory rate of 25.0% was used in determining the tax impact of Transaction Accounting Adjustments. Further, an adjustment was made to increase income tax expense related to the addition of the Hu-Friedy consolidated statement of income data for the eight months ended September 30, 2019 as it was a pass-through LLC prior to acquisition by Cantel.
Although not reflected in the pro forma statements of income data, the effective tax rate of STERIS after completion of the Mergers could be significantly different depending on post-acquisition activities, such as the geographical mix of taxable income affecting state and foreign taxes, among other factors.
After giving consideration to the deductibility of certain transaction costs, estimated net income tax adjustments of $25,710 and $70,837 have been included in the pro forma statements of income data to decrease income tax expense for the nine-month period ended December 31, 2020 and the year ended March 31, 2020, respectively.
Note 5. Pro Forma Other Transaction Adjustments
In accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, STERIS has also adjusted the pro forma financial data for certain material transactions that are probable to occur in connection with the Mergers.
A. Financing
To facilitate the acquisition of Cantel, STERIS obtained a bridge financing commitment on January 12, 2021 totaling $2,100,000, which was reduced to $1,350,000 after STERIS entered into the Delayed Draw Term Loan Agreement referred to below. The bridge financing commitment will be made available in a single draw on the acquisition closing date to the extent permanent financing is not obtained and utilized. STERIS will capitalize debt issuance costs associated with the bridge financing in prepaid expenses and other current assets and amortize the costs over the period between announcement and close or replacement. For the purposes of the pro forma financial data, it has been assumed that the bridge financing commitment will be replaced with long-term financing before closing. Therefore, adjustments of $11,550, $2,887 and $8,663 have been made to reduce cash, decrease tax liabilities and reduce retained earnings, respectively, in the pro forma balance sheet data as of December 31, 2020 for full value of the fees paid in connection with the bridge financing.
On March 19, 2021, STERIS and certain of its wholly owned subsidiaries entered into a credit agreement, which is referred to as the Credit Agreement, with various financial institutions, and JPMorgan Chase Bank, N.A., as administrative agent, which replaced STERIS’s existing credit agreement dated March 23, 2018. The Credit Agreement provides for $1,250,000 of borrowing capacity, in the form of a revolver facility, which may be utilized for revolving credit borrowings, swing line borrowings and letters of credit, with sublimits for swing line borrowings and letters of credit. The Credit Agreement permits an incremental increase of commitments available thereunder in an amount not to exceed $625,000 at the discretion of the lenders.
On March 19, 2021, STERIS and certain of its wholly owned subsidiaries also entered into two term loan agreements. The first term loan agreement, which is referred to as the Term Loan Agreement, provides for a term loan facility, in the amount of $550,000 and replaced the previous term loan agreement dated November 18, 2020, which would have matured on November 20, 2023. The second term loan agreement, which is referred to as the Delayed Draw Term Loan Agreement, provides for a delayed draw term loan facility in the amount of $750,000. The delayed draw term loan facility cannot be utilized unless, among other conditions, the Mergers are consummated, and will terminate if not used at that time. No principal payments are due on the term loans in the first year. During years two and three, quarterly principal payments are due on the last business day of each fiscal quarter for a total of 5% reduction in the original principal amount each year. During years four and five, quarterly principal payments are due on the last business day of each fiscal quarter for a total of 7.5% reduction in the original principal amount each year. The remaining unpaid principal balances of the term loans, together with accrued and unpaid interest thereon, is due and payable at maturity.
The Credit Agreement and term loan agreements contain leverage and interest coverage covenants. The Credit Agreement and the Term Loan Agreement mature five years from inception. The Delayed Draw Term Loan Agreement matures five years after the date of the Closing.
Credit Agreement borrowings bear interest at variable rates based upon a credit ratings pricing grid. Borrowings under the term loans also bear interest at variable rates defined by provisions consistent with the Credit Agreement. For the purposes of the preparation of the pro forma statements of income data, it was assumed that the term loans were outstanding as of April 1, 2019. Interest rates were based on current market interest rates and margins driven by anticipated ratings and assumed to be 1.4% annually for both the nine-month period ended December 31, 2020 and the year ended March 31, 2020.
A wholly owned subsidiary of STERIS has agreed to issue $1,350,000 of fixed-rate senior, unsecured senior notes. For the purposes of the preparation of the pro forma statements of income data, $1,350,000 in senior notes are assumed to have been issued and been outstanding as of April 1, 2019. Further, the senior notes are assumed to have a maturity of 10 years from the issue date and bear an annual interest rate of 2.525% based on indicative credit spreads in December 2020. On March 24, 2021, a wholly owned subsidiary of STERIS entered into an underwriting agreement to issue $675,000 aggregate principal amount of its 2.700% senior notes due 2031 and $675,000 aggregate principal amount of its 3.750% senior notes due 2051.
The proceeds from various borrowings will be used to fund the cash consideration portion of the Merger Consideration, as well as the refinancing, prepayment, replacement, redemption, repurchase, settlement upon conversion, discharge or defeasance of certain existing indebtedness of Cantel and its subsidiaries, transaction expenses, general corporate expenses and working capital needs.
The adjustments to record pro forma interest expense for the pro forma statements of income data were based on (i) Cantel’s actual interest expense incurred during the historical nine-and twelve-month periods, (ii) Hu-Friedy’s actual interest expense incurred during the historical eight-month period ended September 30, 2019, and (iii) estimated incremental interest expense or savings associated with the additional anticipated borrowings to fund the Mergers and refinancing of Cantel debt as if the Mergers had occurred on April 1, 2019. The fair value of Cantel’s interest rate swap liabilities was estimated for the purchase price consideration and allocation. No further change in the fair value was assumed for the periods presented in the preparation of the pro forma financial data. The interest rates in effect at the time of preparation were assumed to be in effect for the entire pro forma statement of income data periods. The interest expense that STERIS will ultimately pay may vary greatly from what is assumed in the pro forma statements of income data and will be based on among other things, the actual future funding needs, ratings received from rating agencies in advance of the registered senior notes offering, the success of STERIS’s senior note offering, public debt market conditions in general, movements in U.S. Treasury rates, spreads and market interest rates, including the Base Rate or the Eurocurrency Rate, and the contractual terms of the Credit Agreement.
Net adjustments have been recorded to interest expense of ($7,816) and $20,840 to the nine months ended December 31, 2020 and the year ended March 31, 2020, respectively.
B. Executive Compensation Arrangements
Certain members of the Cantel management team participate in the Executive Severance Plan, adopted and effective September 24, 2020. The Executive Severance Plan includes provisions for the determination of severance, bonus and benefit entitlements as well as acceleration of Cantel RSU Awards in the event of a qualifying resignation or termination during a Change in Control Coverage Period (as defined in the Executive Severance Plan). The actual determination of benefits under the Executive Severance Plan vary based on the individual’s specified participation tier as well as base salary and status of bonus and outstanding equity awards at the time of a qualifying resignation or termination. Because it is probable that several members of the management team participating in the Executive Severance Plan will experience a qualifying resignation or termination at the time of the Mergers, STERIS concluded that payments in connection with the Executive Severance Plan were probable. To estimate the potential cost of such actions under the Executive Severance Plan,

STERIS made a number of assumptions including an assumption that certain members of management would experience either a qualifying resignation or termination at the Closing. Based on current base salary, bonus and outstanding equity awards, an adjustment to selling, general and administrative expenses for the estimated cost of $34,591 including the payment entitlements under the Executive Severance Plan, accelerated share-based compensation expense, and any estimated applicable make-whole payments associated with taxes under Section 4999 of the Internal Revenue Code was included in the earliest period presented in the pro forma financial information.
C. Income tax expense
Adjustments of $1,954 and ($5,527) were made to income tax expense in the nine months ended December 31, 2020 and the year ended March 31, 2020, respectively, for the income tax effects of the other transaction accounting adjustments associated with Financing and Executive Compensation Arrangements. An assumed income tax rate of 25% was used.
D. Net income from continuing operations per ordinary share
Pro forma net income from continuing operations per STERIS Share for the nine months ended December 31, 2020 and the year ended March 31, 2020, have been calculated based on the estimated weighted-average number of STERIS Shares outstanding on a pro forma basis, as described below. The pro forma weighted-average shares outstanding have been calculated as if the acquisition-related shares had been issued and outstanding as of April 1, 2019. The dilutive effective of share-based compensation awards has been calculated as if the acquisition-related replacement awards had been issued as of April 1, 2019. For additional information on calculation of acquisition-related shares, see Note 3.
	Nine months ended December 31, 2020		Year ended March 31, 2020
	STERIS (as reported)	Pro forma combined	STERIS (as reported)	Pro forma combined
Net income from continuing operations attributable to STERIS Shareholders	$308,549	$271,952	$407,605	$138,406
Weighted-average number of STERIS Shares outstanding – basic	85,153	99,441	84,778	99,066
Plus dilutive effect of share based compensation awards	698	895	863	1,026
Weighted-average number of STERIS Shares outstanding – diluted	85,851	100,336	85,641	100,092
Net income from continuing operations per STERIS Share
Basic	$3.62	$2.73	$4.81	$1.40
Diluted	3.59	2.71	4.76	1.38

COMPARISON OF STOCKHOLDERS’ AND SHAREHOLDERS’ RIGHTS
This sections describes the material differences between the rights of Cantel Stockholders and the rights of STERIS Shareholders. STERIS is incorporated under the laws of Ireland while the rights of Cantel Stockholders are governed by the laws of the State of Delaware. The differences between the rights of Cantel Stockholders and STERIS Shareholders result from the differences between the governing laws and the Cantel Governing Documents and the STERIS Constitution. As a result of the Mergers, Cantel Stockholders will become STERIS Shareholders. Thus, following the Mergers, the rights of Cantel Stockholders who become STERIS Shareholders in the Mergers will be governed by the laws of Ireland, and will also then be governed by the STERIS Constitution.
The section does not include a complete description of all differences among the rights of Cantel Stockholders and STERIS Shareholders, nor does it include a complete description of the specific rights referred to below. Furthermore, the description of some of the differences in these rights in this section is not intended to indicate the other difference that may be equally important do not exist. All Cantel Stockholders are urged to read carefully the relevant provisions of the Companies Act 2014 of Ireland, as amended, which is referred to as the Irish Companies Act, and the DGCL, as well as each company’s governing documents; this summary is qualified in its entirety by reference to the full text of each of the STERIS Constitution, the Cantel Certificate of Incorporation, the Cantel Bylaws and the Cantel corporate governance guidelines. See the section entitled “Where You Can Find More Information” beginning on page 153 for information on how to obtain a copy of these documents.
Cantel Stockholders	STERIS Shareholders
Authorized Capital
The authorized capital stock of Cantel consists of 1. 75,000,000 shares of Cantel Common Stock, par value $0.10 per share, and 2. 1,000,000 shares of preferred stock, par value $1.00 per share.
The authorized share capital of STERIS is $550,000 comprising 500,000,000 ordinary shares of $0.001 each and 50,000,000 preferred shares of $0.001 each, plus €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

Voting Rights

The Cantel Bylaws provide that each Cantel Stockholder is entitled to one vote for each share of common stock held by the stockholder of record on the record date for any action, on all matters on which the stockholders are entitled to vote. The Cantel Bylaws do not provide cumulative voting.

The STERIS Constitution provides that each STERIS Shareholder is entitled to one vote for every ordinary share held by the registered member (i.e., the shareholder of record) on the record date for any action, on all matters on which STERIS Shareholders are entitled to vote.

Quorum and Adjournment

The Cantel Bylaws provide that a majority of the holders of outstanding stock entitled to vote generally shall be necessary to constitute a quorum.

Whether or not a quorum is present, the chairman of the meeting or a majority of stockholders present in person or by proxy may adjourn the meeting from time to time.

The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to constitute the remaining stockholder less than a quorum.

The STERIS Constitution provides that the holders of at least a majority of the shares entitled to vote generally shall be necessary to constitute a quorum.

If a quorum is not present or if during a general meeting a quorum ceases to be present, the meeting, if convened on the requisition of shareholders, shall be dissolved and, in any other case, shall stand adjourned to the same day in the next week or to such other time and place as the chairperson of the meeting may determine.

If a quorum is present, the chairperson of the meeting may, with the consent of the meeting, adjourn the

Cantel Stockholders	STERIS Shareholders

meeting from time to time (or indefinitely).

No business may be transacted at any adjourned meeting other than the business which might have properly been transacted at the meeting from which the adjournment took place.

Number of Directors and Composition of Board of Directors

The Cantel Bylaws provide that the Cantel Board of Directors shall be managed by a board of between three and 11 directors. Unless otherwise determined by the Cantel Board of Directors, the exact number of directors should be fixed at ten. There are currently ten directors on the Cantel Board of Directors.

The STERIS Constitution provides that the number of directors shall be as the STERIS Board of Directors may determine from time to time. The number of directors is currently fixed at ten, and there are currently ten directors on the STERIS Board of Directors.

Election of Directors

A nominee for director will be elected to the Cantel Board of Directors if the votes cast for such nominee’s election exceed the votes cast against the nominee’s election. However, if the number of nominees at a meeting exceeds the number of directors to be elected, the directors will be elected by a plurality of votes cast.

A nominee for director will be elected to the STERIS Board of Directors if at least a majority of the shareholder votes cast, in person or by proxy, at a general meeting are cast in favor of such nominee’s election, which is referred to as an “ordinary resolution”. A nominee may only be appointed to fill a vacancy or as an addition to the existing directors subject to the total number of directors not exceeding the maximum number. The STERIS Constitution does not provide for the election of directors by a plurality of votes cast.

Filing Vacancies on the Board of Directors

The Cantel Bylaws provide that any vacancies in the Cantel Board of Directors for any reason may be filled by the Cantel Board of Directors, acting by a majority of the directors then in office, although less than a quorum.

The STERIS Constitution provides that vacancies on the STERIS Board of Directors may be filled by the STERIS Board of Directors by simple majority vote of the directors present at a quorate meeting (and in the event of an equality of votes, the chairperson shall have a second or casting vote), or by the shareholders by ordinary resolution at a general meeting.

Removal of Directors

The Cantel Bylaws provide that any director may be removed either with or without cause, at any time by a vote of the stockholders holding two-thirds of the stock at any special meeting called for the purpose.

Under Irish law and the STERIS Constitution, STERIS Shareholders may remove a director without cause by ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to STERIS, and the STERIS Shareholders comply with the relevant procedural requirements. Under Irish law, one or more shareholders representing at least 10% of the paid-up share capital of STERIS may requisition the holding of an extraordinary general meeting at which a resolution to remove a director and appoint another person in his

Cantel Stockholders	STERIS Shareholders
or her place may be proposed.

Director Nominations by Stockholders and Shareholders

The Cantel Bylaws provide that the stockholder must provide notice in writing to the secretary of Cantel no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (subject to adjustment if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary, as provided for in the Cantel Bylaws).

The notice shall set forth all information related to the proposed nominee for director that is required to be disclosed in solicitations of proxies for election of directors, and/or is otherwise required by Regulation 14A of the Exchange Act and Cantel’s Corporate Governance Guidelines, including the person’s written consent to being named in the proxy statement and to serving as director if elected.

The STERIS Constitution provides that, in the case of a resolution proposed to be moved at an annual general meeting (including a resolution to appoint a director), STERIS Shareholders must deliver a request in writing to the secretary of STERIS not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (subject to adjustment if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary, as provided for in the STERIS Constitution).

The request shall set forth, amongst other requirements, all information related to the proposed nominee for director that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by Regulation 14A of the Exchange Act, including the person’s written consent to being named in the proxy statement and to serving as director if elected.

Proxy Access

The Cantel Proxy Statement for the 2020 Annual Meeting provides that stockholders wishing to submit proposals or director nominations at the annual meeting of stockholders that are not to be included in such proxy materials must do so by no later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of the annual meeting ; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and Cantel’s Bylaws.

The STERIS Proxy Statement for the 2020 annual general meeting provides that shareholders wishing to submit proposals or director nominations at the annual general meeting in accordance with the STERIS Constitution must deliver a request in writing to the secretary of STERIS not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a shareholder or shareholders, to be timely, must be delivered not earlier than the close of business on the 90th day prior to such annual general meeting and not later than the close of business on the later of the 60th day prior to the such annual general meeting or the 5th day following the day on which public announcement of the date of the meeting is first made by STERIS.

The said proxy statement also provides that shareholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to submit proposals for inclusion in the proxy materials for the 2021 annual

Cantel Stockholders	STERIS Shareholders
general meeting may submit their proposals to the secretary of STERIS in accordance with that rule.

Action by Stockholders and Shareholders

The Cantel Bylaws provide that unless a greater number of affirmative votes is required by the Certificate of Incorporation, the Bylaws or the rules, the regulations of the NYSE, and the DGCL, if a quorum exists at any meeting or stockholder, the stockholders can approve any matter, other than the election of directors, if the votes cast and entitled to vote on the matter exceed the votes against the matter.

Under the Irish Companies Act and the STERIS Constitution, certain matters require “ordinary resolutions”, which must be approved by at least a majority of the shareholder votes cast, in person or by proxy, at a general meeting. Certain other matters require “special resolutions”, which must be approved by at least 75% of the shareholder votes cast, in person or by proxy, at a general meeting.

An ordinary resolution is needed, among other matters: to remove a director; to provide, vary or renew the directors’ authority to allot shares; and to appoint directors (where appointment is by shareholders).

A special resolution is needed, among other matters: to alter a company’s constitution; to dis-apply statutory pre-emption rights on the allotment of shares for cash; to reduce a company’s share capital; and to approve a scheme of arrangement.

Stockholder and Shareholder Proposals

The Cantel Bylaws provide that the stockholder must provide notice in writing to the secretary of Cantel no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (subject to adjustment if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary, as provided for in the Cantel Bylaws).

In the notice, the stockholder must specify a brief description of the business to be brought at the meeting, the reasons for conducting such business, and any material interest in such business that the stockholder may have.

The STERIS Constitution provides that, in the case of a resolution proposed to be moved at an annual general meeting (including a resolution to appoint a director), STERIS Shareholders must deliver a request in writing to the secretary of STERIS not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (subject to adjustment if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary, as provided for in the STERIS Constitution).

In a request, other than for the nomination of directors, the shareholder must, among other matters, provide a comprehensive description of the business to be brought at the meeting, the complete text of any proposed resolution and a declaration of any material interest in such business by the shareholder and any associated persons.

Cantel Stockholders	STERIS Shareholders
Amendments to Governing Documents

Certificate of Incorporation

The DGCL provides that the holders of the outstanding shares of a class are entitled to vote as a class on an amendment, whether or not entitled to vote by the charter, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. Class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise.

Constitution

Under Irish law, a special resolution of the shareholders is required to amend any provision of the STERIS Constitution. The STERIS Board of Directors does not have the power to amend the STERIS Constitution.

Bylaws

The Cantel Bylaws provide that the Bylaws may be altered, amended, repealed or added to by an affirmative vote of the stockholders representing a majority of the whole capital stock entitled to vote at an annual meeting or a special meeting where notice was sent to each stockholder at least 10 days before the date fixed for such meeting.

Notwithstanding the above, the Bylaws may be altered, amended, repealed or added to by the affirmative vote taken at a regular or special meeting of the Cantel Board of Directors.

Special Meetings of Stockholders and Shareholders

The Cantel Bylaws provide that special meetings, other than those regulated by statute, may only be called by a majority of the directors.

No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders.

The STERIS Constitution provides that the STERIS Board of Directors may, whenever it thinks fit, call a general meeting.

In addition, under Irish law, one or more STERIS Shareholders representing at least 10% of the paid-up share capital of STERIS may requisition the holding of an extraordinary general meeting.

Subject to the chairperson’s discretion, no business may be transacted at any extraordinary general meeting other than business that is proposed by the STERIS Board of Directors or, in the case of a meeting requisitioned by shareholders, by the STERIS Shareholders requisitioning the meeting.

Cantel Stockholders	STERIS Shareholders
Notice of Meetings of Stockholders and Shareholders

Notice of special meetings stating the purpose for which it is called shall be served personally or by mail not less than 10 days or more than 60 days before the date set for such meeting.

The secretary shall serve personally or by mail, a written notice of the annual meeting addressed to each stockholder at his or her address as it appears on the stock book.

The giving of notice may be dispensed with at any meeting at which all stockholders are present, or where all stockholders not present have waived notice in writing.

The STERIS Constitution requires that notice of an annual general meeting of shareholders must be delivered to the STERIS Shareholders at least 21 clear days and no more than 60 clear days before the meeting. Shareholders must be notified of all general meetings (other than annual general meetings) at least 14 clear days and no more than 60 clear days prior to the meeting (provided that, in the case of an extraordinary general meeting for the passing of a special resolution, at least 21 clear days’ notice is required).

Notice periods for general meetings can be shortened if all STERIS Shareholders entitled to attend and vote at the meeting agree to hold the meeting at short notice.

“Clear days” means calendar days and excludes (1) the date on which a notice is given or a request received; and (2) the date of the meeting itself.

Proxies

The Cantel Bylaws provide that each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy duly granted and authorized under the DGCL and other laws. Proxies for use at any meeting of stockholders shall be filed with the secretary, or such other officer as the board may from time to time determine by resolution to act as secretary of the meeting, before or at the time of the meeting.

The STERIS Constitution provides that every shareholder entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. Under Irish law, proxies must be deposited at the registered office of STERIS or as it directs not later than 48 hours before the relevant meeting (or such later time as determined by the STERIS Board of Directors pursuant to the STERIS Constitution).

Mergers and Acquisitions

The DGCL requires approval of mergers (other than so-called “parent-subsidiary” mergers where the parent company owns at least 90% of the shares of the subsidiary), consolidations and dispositions of all or substantially all of a corporation’s assets by a majority of the issued and outstanding shares of the corporation entitled to vote thereon, unless the corporation’s certificate of incorporation specifies a different percentage. The DGCL does not require stockholder approval for (a) majority share acquisitions, (b) mergers (i) involving the issuance of 20% or less of the voting power of the corporation, (ii) governed by an agreement of merger that does not amend in any respect the certificate of incorporation of the corporation, and (iii) in which each share of stock of

Under Irish law and subject to applicable U.S. securities laws, and assuming, in the case of a transaction involving the issue of shares by STERIS, that STERIS has sufficient shares in its authorized and unissued share capital together with a current general authority from shareholders to issue same free from statutory pre-emption rights, where STERIS proposes to acquire another company, business or assets, approval of STERIS Shareholders is generally not required, unless such acquisition (i) is effected directly by STERIS as a domestic merger under the Irish Companies Act or a cross-border merger under European Union law, as implemented in Ireland, or (ii) constitutes a reverse takeover under the Irish Takeover Panel Act 1997, Takeover Rules 2013. A

Cantel Stockholders	STERIS Shareholders
the corporation outstanding immediately prior to the effective date of the merger remains identical after the effective date of the merger, or (c) other combinations, except for business combinations subject to Section 203 of the DGCL.

transaction will constitute a reverse takeover where STERIS acquires securities of another company, a business or assets pursuant to which it will, or may become obliged to, increase its issued share capital carrying voting rights by more than 100%.

Under Irish law, where another company proposes to acquire STERIS, the approval of STERIS Shareholders will generally be required, albeit the approval thresholds will depend on the method of acquisition proposed.

Under the STERIS Constitution, an ordinary resolution of shareholders is required for transactions involving the sale, lease or exchange of all or substantially all of the property or assets of STERIS, except for intra-group transfers.

Rights of Dissenting Stockholders and Shareholders

Under the DGCL, a stockholder may dissent from, and receive payments in cash for the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware in the event of, certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation (or, in the case of a merger pursuant to Section 251(h) of the DGCL, as of immediately prior to the execution of the agreement of merger), or on the record date with respect to action by written consent, are either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation as provided in Section 251(f) of the DGCL.

Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (1) shares of stock of the surviving corporation, (2) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (3) cash instead of fractional shares or (4) any combination of clauses (1)—(3). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

Irish law provides for dissenters’ rights in the event of certain mergers and acquisitions.

Takeover Offer

In the case of a takeover offer for STERIS, where a bidder has acquired or contracted to acquire not less than 80% of the shares to which the offer relates, the bidder may, under the Irish Companies Act, require any non-accepting shareholders to sell and transfer their shares on the terms of the offer. In such circumstances, a non-accepting shareholders has the right to apply to the High Court of Ireland, which is referred to as the High Court, for an order permitting him or her to retain his or her shares or to vary the terms of the offer as they pertain to him or her (including a variation such as to require payment of a cash consideration).

Scheme of Arrangement

In the case of a takeover of STERIS by scheme of arrangement under the Irish Companies Act which has been approved by the requisite majority of shareholders, dissenting shareholders have the right to appear at the High Court sanction hearing and make representations in objection to the scheme.

Statutory Merger

In the case of a domestic merger under the Irish Companies Act or a cross-border merger under European Union law, as implemented in Ireland, which

Cantel Stockholders	STERIS Shareholders
The Cantel Certificate of Incorporation and Cantel Bylaws do not provide for appraisal rights in any additional circumstance other than as required by applicable law.
has been approved by the requisite majority of shareholders, if the consideration being paid to shareholders is not all in the form of cash, dissenting shareholders have certain rights to require their shares to be acquired for cash.

Forum Selection

The Cantel Bylaws provide that, unless Cantel consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Cantel, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of Cantel to Cantel or Cantel Stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware Law, or (4) any action asserting a claim governed by the internal affairs doctrine.

The STERIS Constitution provides that the Courts of Ireland shall have exclusive jurisdiction to determine any dispute related to or connected with (1) any derivative claim in respect of a cause of action vested in STERIS or seeking relief on behalf of STERIS, (2) any action asserting a claim of breach of a fiduciary or other duty owed by any director, officer or other employee of STERIS to STERIS or STERIS Shareholders or (3) any action asserting a claim against STERIS or any director, officer or other employee of STERIS arising under the laws of Ireland or pursuant to any provision of the STERIS Constitution.

Indemnification of Directors and Officers

The Cantel Bylaws provide that each person who is involved in any action, suit, or proceeding by reason of being a director or officer of Cantel or serving at the request of Cantel as a director, officer, employee or agent of Cantel shall be indemnified and held harmless, to the fullest extent authorized by the DGCL, against all expense, liability and loss reasonably incurred by the person in connection with service to Cantel.

Either a majority of disinterested directors on the Cantel Board of Directors or Independent Counsel must make a determination of entitlement to indemnification.

Cantel may maintain insurance to protect itself and any director, officer, employee or agent against any expense liability or loss, whether or not Cantel would have the power to indemnify such person under the DGCL.

Subject to exceptions, the Irish Companies Act does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions, which are provided for in the STERIS Constitution, allow a company to (1) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company and (2) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (i) in which judgement is given in his or her favor or in which he or she is acquitted or (ii) in respect of which an Irish Court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Additionally, subject to the Irish Companies Act, the STERIS Constitution provides that STERIS shall indemnify any former or current executive officer of STERIS (excluding directors and secretaries) or any person serving at the request of STERIS as a director or executive officer of another company, joint venture,

Cantel Stockholders	STERIS Shareholders

trust or other enterprise against expenses, judgments, fines and settlement amounts actually and reasonably incurred in connection with threatened and actual legal proceedings by reason of his or her role, save for liability arising out of the covered person’s fraud or dishonesty or willful breach of his or her obligation to act honestly in good faith with a view to the best interests of STERIS.

Any determination of entitlement to indemnification shall be made by any person or persons given authority by the STERIS Board of Directors to act on the matter on behalf of STERIS.

In addition to the provisions of the STERIS Constitution, STERIS has entered into separate deeds of indemnity with its directors and certain officers to indemnity them against claims brought by third parties (including on behalf of STERIS) to the fullest extent permitted by law, save in the case of fraud or dishonesty.

Stockholder/Shareholder Rights Plan

Cantel is not a party to a rights plan.
STERIS is not party to a rights’ plan.

However, the STERIS Constitution provides the STERIS Board of Directors with the power, subject to the provision of the Irish Companies Act and the Irish Takeover Rules, to establish a rights’ plan and to grant rights to subscribe for STERIS Shares pursuant to a rights’ plan on the terms provided for therein.

APPRAISAL RIGHTS OF CANTEL STOCKHOLDERS
General. Cantel Stockholders of record who comply with the procedures summarized below will be entitled to appraisal rights if the Pre-Closing Merger is completed. Under Section 262 of the DGCL, holders of shares of Cantel Common Stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled, in lieu of receiving the consideration payable as a result of the Pre-Closing Merger and, therefore, the First Merger, to have the “fair value” of their shares (exclusive of any element of value arising from the accomplishment or expectation of the Mergers) at the closing of the Pre-Closing Merger, judicially determined and paid to them in cash by complying with the provisions of Section 262 of the DGCL. Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of approval of the Cantel Merger Proposal, Cantel, not less than 20 days prior to the Special Meeting, must notify each Cantel Stockholder who was a Cantel Stockholder on the Record Date for notice of the Special Meeting with respect to shares of Cantel Common Stock for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the required notice.
The following is a brief summary of Section 262 of the DGCL, which sets forth the procedures for demanding and perfecting statutory appraisal rights. This summary, however, is not a complete statement of the applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of the text of which is attached to this proxy statement/prospectus as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL may result in the loss of your appraisal rights under the DGCL. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.
How to Exercise and Perfect Your Appraisal Rights. Cantel Stockholders of record who desire to exercise their appraisal rights must do all of the following:
(i)	not vote in favor of the Cantel Merger Proposal, which is the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Pre-Closing Merger and the First Merger;
(ii)
deliver in the manner set forth below a written demand for appraisal of such Cantel Stockholder’s shares to the Cantel Corporate Secretary prior to the vote on the Cantel Merger Proposal at the Special Meeting;

(iii)	continuously hold shares of Cantel Common Stock of record from the date of making the demand through the effective date of the Pre-Closing Merger; and
(iv)
such Cantel Stockholder (or any other Cantel Stockholder that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Cantel Common Stock within 120 days after the effective date of the Pre-Closing Merger.

Who May Exercise Appraisal Rights. Only a holder of record of Cantel Common Stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal must be executed by or for the Cantel Stockholder of record. The demand should set forth, fully and correctly, the Cantel Stockholder’s name as it appears on the certificate(s) representing shares. If shares of Cantel Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares of Cantel Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all owners. An authorized agent, including an agent of two or more owners, may execute the demand for appraisal for a Cantel Stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner.
A record owner, such as a broker, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares of Cantel Common Stock held for all or less than all beneficial owners of shares as to which the holder is the record owner. In that case, the written demand must set forth the number of shares of Cantel Common Stock covered by the demand.
Where the number of shares of Cantel Common Stock is not expressly stated, the demand will be presumed to cover all shares of Cantel Common Stock outstanding in the name of the record owner.

Beneficial owners who are not record owners and who intend to exercise appraisal rights should consult with the record owner to determine the appropriate procedures for having the record holder make a demand for appraisal with respect to the beneficial owner’s shares. Any holder of shares held in “street name” who desires appraisal rights with respect to those shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of the shares. Shares held through banks, brokers and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co., The Depository Trust Company’s nominee. A demand for appraisal with respect to such shares must be made by or on behalf of the depository nominee and it must identify the depository nominee as the record owner. Any beneficial holder of shares desiring to demand and perfect appraisal rights with respect to such shares that are held through a bank, broker or other nominee is responsible for ensuring that the demand for appraisal is made by the record holder.
As required by Section 262 of the DGCL, a demand for appraisal must be in writing and must reasonably inform Cantel of the identity of the record holder (which might be a nominee as described above) and of such holder’s intention to seek appraisal of the holder’s shares.
Cantel Stockholders of record who elect to demand appraisal of their shares must mail their written demand to:
Attention: Secretary
Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424
(973) 890-7220
Demands may not be delivered by electronic mail. The written demand for appraisal should specify the stockholder’s name and mailing address. The written demand must reasonably inform Cantel that the stockholder intends thereby to demand an appraisal of his, her or its shares. The written demand must be received by Cantel prior to the vote on the Cantel Merger Proposal. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the approval of the Cantel Merger Proposal will alone suffice to constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. In addition, the Cantel Stockholder seeking to demand appraisal must not vote its shares of Cantel Common Stock in favor of approval of the Cantel Merger Proposal. An executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of approval of the Cantel Merger Proposal and will cause the stockholder’s right of appraisal to be lost. Therefore, a stockholder who desires to exercise appraisal rights should, in addition to demanding and perfecting its appraisal rights in accordance with Section 262 of the DGCL, either (1) refrain from executing and submitting the enclosed proxy card or (2) vote by proxy against the approval of the Cantel Merger Proposal or affirmatively register an abstention with respect thereto.
Notwithstanding a stockholder’s compliance with the foregoing requirements, Section 262 of the DGCL provides that, because, immediately prior to the Mergers, Cantel Common Stock will be listed on a national securities exchange, the Delaware Chancery Court will dismiss the proceedings as to all holders of shares of Cantel Common Stock who are otherwise entitled to appraisal rights unless (1) the total number of shares of Cantel Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Cantel Common Stock eligible for appraisal or (2) the value of the consideration provided in the Mergers for such total number of shares of Cantel Common Stock entitled to appraisal exceeds $1 million.
Actions After the Closing of the Mergers. Within 10 days after the effective date of the Pre-Closing Merger, the surviving company of the Pre-Closing Merger must give notice of the date that the Pre-Closing Merger became effective to each Cantel Stockholder who has properly made a demand for appraisal, who did not vote in favor of the Cantel Merger Proposal and who has otherwise complied with Section 262 of the DGCL. At any time within 60 days after the effective date of the Pre-Closing Merger, any Cantel Stockholder who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration such Cantel Stockholder is entitled pursuant to the Mergers by delivering to the surviving company of the Pre-Closing Merger a written withdrawal of such Cantel Stockholder’s demand for appraisal and acceptance of the Merger Consideration. After this period, such Cantel Stockholder may withdraw its demand for appraisal only with the written approval of the surviving company of the Pre-Closing Merger.

Within 120 days after the effective date of the Pre-Closing Merger, but not thereafter, any Cantel Stockholder who has timely and properly demanded appraisal of its shares of Cantel Common Stock and who has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or any beneficial owner of shares of Cantel Common Stock held either in a voting trust or by a nominee on behalf of such person and for which a demand for appraisal has been properly made by the record holder, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company of the Pre-Closing Merger demanding a determination of the fair value of the shares of Cantel Common Stock of all Cantel Stockholders who have properly demanded appraisal. Cantel Stockholders who desire to have their Cantel Common Stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective date of the Pre-Closing Merger, all stockholders’ rights to appraisal will cease and all stockholders will be entitled only to receive the consideration payable as a result of the Pre-Closing Merger and, therefore, the First Merger as provided for in the Merger Agreement. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, the preceding sentence will not affect the right of any Cantel Stockholder who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such Cantel Stockholder’s demand for appraisal and to accept the terms offered in the Mergers within 60 days after the effective date of the Pre-Closing Merger.
Within 120 days after the effective date of the Pre-Closing Merger, any Cantel Stockholder who has complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving company of the Pre-Closing Merger a statement setting forth the aggregate number of shares of Cantel Common Stock not voting in favor of the Cantel Merger Proposal and with respect to which demands for appraisal were received by the surviving company of the Pre-Closing Merger and the number of holders of such shares of Cantel Common Stock. A person who is the beneficial owner of shares of Cantel Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the surviving company of the Pre-Closing Merger for the statement described in the previous sentence. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving company of the Pre-Closing Merger.
If a petition for appraisal is duly filed by a Cantel Stockholder and a copy of the petition is delivered to the surviving company of the Pre-Closing Merger, then the surviving company of the Pre-Closing Merger will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Cantel Common Stock and with whom agreements as to the value of their shares of Cantel Common Stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the shares of Cantel Common Stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.
After a hearing on such petition, the Delaware Court of Chancery will determine which Cantel Stockholders are entitled to appraisal rights and thereafter will appraise the shares of Cantel Common Stock owned by such Cantel Stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Mergers, together with interest to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Pre-Closing Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the effective date of the Pre-Closing Merger and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in an appraisal proceeding, the surviving company of the Pre-Closing Merger may pay to each Cantel Stockholder entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such Cantel Stockholder), in which case interest shall accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of Cantel Common Stock as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount determined to be fair value, to Cantel Stockholders entitled to receive the same upon the surrender by such Cantel Stockholders of the certificates representing their shares of Cantel Common Stock, if any, or immediately in the case of any uncertificated shares. The Parties have made no determination as to whether such a payment will be made if the Mergers are completed, and the surviving company of the Pre-Closing Merger and the surviving company of the First Merger reserve the right to make such a payment.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining the fair value in an appraisal proceeding and stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Cantel Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined by the Delaware Court of Chancery under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of Cantel Common Stock, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262 of the DGCL. Each of Cantel and STERIS reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of Cantel Common Stock is less than the consideration payable as a result of the Pre-Closing Merger or the First Merger.
The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting Cantel Stockholder is responsible for his or her attorneys’ and expert witness fees, although upon application of a stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.
From and after the effective date of the Pre-Closing Merger, any Cantel Stockholder who has duly demanded appraisal in compliance with Section 262 of the DGCL will not be entitled to vote for any purpose any shares of Cantel Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares of Cantel Common Stock, except for dividends or distributions payable to Cantel Stockholders of record at a date prior to the effective date of the Pre-Closing Merger.
The foregoing is a brief summary of Section 262 of the DGCL that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of the text of which is attached as Annex C to this proxy statement/prospectus. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.
The process of demanding and exercising appraisal rights requires strict compliance with technical requirements. Failure to comply strictly with all the procedures set forth in Section 262 of the DGCL may result in the loss of a Cantel Stockholder’s statutory appraisal rights. In that event, a Cantel Stockholder will be entitled to receive the consideration payable as a result of the Pre-Closing Merger and, therefore, the First Merger for his, her or its shares of Cantel Common Stock in accordance with the Merger Agreement. In view of the complexity of the provisions of Section 262 of the DGCL, Cantel Stockholders considering exercising their appraisal rights under the DGCL should consult their own legal advisor.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF STERIS
To STERIS’s knowledge, the following tables set forth certain information regarding the beneficial ownership of STERIS Shares as of close of business on respective dates provided below (except as noted in the footnotes below) and with respect to: each person known by STERIS to beneficially own 5% or more of the outstanding STERIS Shares, each member of the STERIS Board of Directors, each executive officer named in the executive compensation table contained in STERIS’s most recent annual meeting proxy statement, which is referred to as STERIS Named Executive Officers, and the members of the STERIS Board of Directors and STERIS’s current executive officers as a group.
STERIS has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, STERIS believes, based on the information furnished to STERIS, that the persons and entities named in the tables below have sole voting and investment power with respect to all of the STERIS Shares that he, she or it beneficially owns. Unless otherwise noted below, the address of each beneficial owner listed in the tables below is c/o 70 Sir John Rogerson’s Quay, Dublin 2 Ireland D02 R296.
Security Ownership of Directors and Executive Officers
STERIS Shares
The following table sets forth the number of STERIS Shares beneficially owned as of February 9, 2021, except as otherwise noted, by each director, by each STERIS Named Executive Officer and by all directors and executive officers as a group. As of February 9, 2021, 85,352,361 STERIS Shares were outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) Percent of Class
	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 days of February 9, 2021	Total Stock-Based Ownership
Walter M Rosebrough, Jr.	51,405	95,935	147,340
Michael J. Tokich	48,983	109,361	158,344
Daniel A. Carestio	26,314	26,883	53,197
J. Adam Zangerle	28,884	49,079	77,963
Cary L. Majors	15,120	10,673	25,793
Richard C. Breeden(3)	58,923	37,228	96,151
Cynthia L. Feldmann	9,368	19,648	29,016
Christopher S. Holland	60	—	60
Dr. Jacqueline B. Kosecoff(4)	26,639	24,953	51,592
David B. Lewis	6,684	6,261	12,945
Dr. Nirav R. Shah	—	—	—
Dr. Mohsen M. Sohi	22,361	29,657	52,018
Dr. Richard M. Steeves	—	8,394	8,394
All Directors and Executive Officers as a Group (17 persons)	313,619	437,719	751,338
(1)
As of February 9, 2021, (a) none of STERIS’s directors or executive officers beneficially owned 1% or more of STERIS Shares and (b) the directors, nominees and executive officers of STERIS as a group beneficially owned approximately 0.9% of STERIS Shares (including shares subject to stock options exercisable by them within 60 days after February 9, 2021).

(2)
Included are (a) STERIS Shares beneficially owned outright; (b) restricted STERIS Shares; (c) STERIS Shares held in STERIS’s 401(k) plan; and STERIS Shares held through trusts. Except as otherwise provided in the following footnotes, all listed beneficial owners have sole voting power and sole investment power as to the STERIS Shares listed in this column.

(3)
Richard C. Breeden is the managing member of Breeden Capital Partners LLC, and managing member and chairman and chief executive officer of Breeden Capital Management LLC. Breeden Capital Partners LLC is in turn the general partner of Breeden Partners L.P., which is referred to as the Fund. Pursuant to Rule 16a-1(a)(2)(ii)(B) of the Exchange Act, Mr. Breeden in his capacity as managing member, as well as chairman and chief executive officer of Breeden Capital Management LLC and as the managing member of Breeden Capital Partners LLC, may be deemed to be the indirect beneficial owner of the STERIS Shares owned by the Fund and its General Partner, and may be deemed to have beneficial ownership of all 27,242 such shares. Mr. Breeden has disclaimed beneficial ownership of 1,359 STERIS Shares, which STERIS Shares are held by Breeden Partners LLP. All of the shares described in this note are included in the first column for Mr. Breeden.

(4)	With respect to STERIS Shares listed in the first column, Dr. Jacqueline Kosecoff has shared voting power and shared investment power as to 43,785 STERIS Shares.

STERIS Shares and Career Restricted Stock Units
The following table sets forth ownership of STERIS Shares and career restricted stock units, which are referred to as STERIS CRSUs and discussed in more detail in STERIS’s proxy statement for its 2020 annual meeting of shareholders, which is incorporated by reference in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2020, which is incorporated by reference into this proxy statement/prospectus, by non-employee directors as of February 9, 2021:
Name of Beneficial Owner	Total Share Based Ownership(1)	STERIS CRSUs	Total Share-Based Ownership Including STERIS CRSUs
Richard C. Breeden	96,151	15,100	111,251
Cynthia L. Feldmann	29,016	5,475	34,491
Christopher S. Holland	60	1,316	1,376
Dr. Jacqueline B. Kosecoff	51,592	3,210	54,802
David B. Lewis	12,945	17,170	30,115
Dr. Nirav R. Shah	—	4,424	4,424
Dr. Mohsen M. Sohi	52,018	2,570	54,588
Dr. Richard M. Steeves	8,394	6,248	14,642
All Non-Employee Directors as a Group (8 persons)	250,176	55,513	305,689
(1)	Included are all STERIS Shares owned directly or indirectly as well as stock options that are exercisable within 60 days of February 9, 2021.
Security Ownership of Other Beneficial Owners
The following table furnishes information concerning all persons known to STERIS to beneficially own 5% or more of the outstanding STERIS Shares as of the dates indicated in the footnotes below. The information provided below was derived from reports filed with the SEC by the beneficial owners on the dates indicated in the footnotes below:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,025,143(1)	10.58%
BlackRock Inc. 55 East 52nd Street New York, NY 10022	7,688,347(2)	9.0%
(1)
Based solely upon information contained in an amended Schedule 13G filed with the SEC on February 10, 2021, which Schedule specifies that The Vanguard Group, Inc. had sole voting power with respect to no STERIS Shares, shared voting power with respect to 137,955 STERIS Shares, sole dispositive power with respect to 8,652,874 STERIS Shares and shared dispositive power with respect to 372,269 STERIS Shares.

(2)
Based solely upon information contained in an amended Schedule 13G filed with the SEC on February 1, 2021, which Schedule specifies that BlackRock, Inc. had sole voting power with respect to 6,814,082 STERIS Shares, shared voting power with respect to no STERIS Shares, sole dispositive power with respect to 7,688,347 STERIS Shares and shared dispositive power with respect to no STERIS Shares.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF CANTEL
To Cantel’s knowledge, the following tables set forth certain information regarding the beneficial ownership of shares of Cantel Common Stock as of close of business on respective dates provided below (except as noted in the footnotes below) and with respect to: each person known by Cantel to beneficially own 5% or more of the outstanding shares of Cantel Common Stock, each member of the Cantel Board of Directors, each executive officer named in the executive compensation table contained in Cantel’s most recent annual meeting proxy statement, which is referred to as Cantel Named Executive Officers, and the members of the Cantel Board of Directors and Cantel’s current executive officers as a group.
Cantel has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Cantel believes, based on the information furnished to Cantel, that the persons and entities named in the tables below have sole voting and investment power with respect to all of the shares of Cantel Common Stock that he, she or it beneficially owns.
Security Ownership of Directors and Executive Officers
The following table shows the number of shares of Cantel Common Stock beneficially owned as of March 25, 2021, by each director and each Cantel Named Executive Officer, as well as its current directors and executive officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of Cantel Common Stock listed and none of the shares of common stock shown are pledged as security. As of March 25, 2021, there were 42,271,036 shares of Cantel Common Stock outstanding.
Name	Shares Beneficially Owned(1)(2)	Percent of Class
Alan R. Batkin	55,650	*
Ann E. Berman	7,724	*
Shaun M. Blakeman	1,894	*
Brian R. Capone	2,497	*
Peter G. Clifford	21,188	*
Charles M. Diker(3)	3,714,507	8.8%
Mark N. Diker(4)	531,600	1.3%
Anthony B. Evnin	10,197	*
Laura L. Forese	5,635	*
George L. Fotiades	93,592	*
Jean Maier-Casner	1,634	*
Jeff Z. Mann	2,656	*
Ronnie Myers	1,955	*
Karen N. Prange(5)	—	*
Peter J. Pronovost	21,035	*
Seth M. Yellin	25,799	*
All Directors and Executive Officers as a Group (16 persons)(6)	4,399,533	10.4%
*	Less than 1% of the shares of common stock outstanding.
(1)	Excludes unvested restricted stock units, which are referred to as RSUs, for which the named person does not have voting or disposition rights within 60 days from March 25, 2021.
(2)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 25, 2021 upon the exercise of options, if any. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from March 25, 2021 have been exercised.

(3)
Includes an aggregate of 851,621 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 374,112 shares owned by Mr. Diker’s wife, (ii) 185,928 shares held in accounts for Mr. Diker’s grandchildren over which he exercises investment discretion (including 98,030 shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iii) 29,430 shares held by the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, (iv) 164,121 shares owned by a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors and (v) 98,030 shares held in certain other trading accounts over which Mr. Diker exercises investment discretion.

(4)
Includes an aggregate of 99,030 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 1,000 shares owned by Mr. Diker’s wife and (ii) 98,030 shares owned by a trust for the benefit of his children for which Mr. Diker may be deemed to be the beneficial owner.

(5)	Ms. Prange was awarded 1,935 shares on July 31, 2020, which will vest on July 31, 2021.
(6)
Includes those shares set forth in footnotes (3) and (4) above (but without double counting the 98,030 shares beneficially owned by both Charles M. Diker and Mark N. Diker disclosed in footnotes (3) and (4) above)

Security Ownership of Other Beneficial Owners
Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of the dates indicated in the footnotes below, the only persons known by Cantel to be the beneficial owner of more than 5% of the outstanding shares of Cantel Common Stock are as follows:
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,839,567(1)	11.5%
Champlain Investment Partners, LLC 180 Battery St. Burlington, Vermont 05401	3,952,620(2)	9.36%
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	3,717,258(3)	8.8%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	3,311,908(4)	7.84%
Brown Capital Management, LLC 1201 N. Calvert Street Baltimore, MD 21202	2,454,770(5)	5.81%
(1)
Based solely upon information contained in an amended Schedule 13G filed with the SEC on January 26, 2021, which Schedule specifies that BlackRock, Inc. had sole voting power with respect to 4,724,430 shares of Cantel Common Stock, shared voting power with respect to no shares of Cantel Common Stock, sole dispositive power with respect to 4,839,567 shares of Cantel Common Stock and shared dispositive power with respect to no shares of Cantel Common Stock.

(2)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 12, 2021, which Schedule specifies that Champlain Investment Partners, LLC had sole voting power with respect to 3,390,850 shares of Cantel Common Stock, shared voting power with respect to no shares of Cantel Common Stock, sole dispositive power with respect to 3,952,620 shares of Cantel Common Stock and shared dispositive power with respect to no shares of Cantel Common Stock.

(3)	See Footnote 3 under table of “—Director and Officer Owners” above.
(4)
Based solely upon information contained in an amended Schedule 13G filed with the SEC on February 10, 2021, which Schedule specifies that The Vanguard Group had sole voting power with respect to no shares of Cantel Common Stock, shared voting power with respect to 87,034 shares of Cantel Common Stock, sole dispositive power with respect to 3,194,156 shares of Cantel Common Stock and shared dispositive power with respect to 117,752 shares of Cantel Common Stock.

(5)
Based solely upon information contained in an amended Schedule 13G filed with the SEC on February 12, 2021, which Schedule specifies that Brown Capital Management, LLC had sole voting power with respect to 1,545,516 shares of Cantel Common Stock, shared voting power with respect to no shares of Cantel Common Stock, sole dispositive power with respect to 2,454,770 shares of Cantel Common Stock and shared dispositive power with respect to no shares of Cantel Common Stock.

VALIDITY OF STERIS SHARES
The validity of STERIS Shares offered hereby will be passed upon for STERIS by Matheson.

TAX OPINIONS
Material U.S. federal income tax consequences of the Pre-Closing Merger, The Pre-Closing Conversion, the First Merger and the Second Merger will be passed upon for STERIS by Jones Day.
Material Ireland tax consequences of the First Merger will be passed upon for STERIS by Matheson.

EXPERTS
STERIS
The consolidated financial statements of STERIS plc for the year ended March 31, 2020 (including the schedule appearing therein) appearing in STERIS plc’s Current Report on Form 8-K, and the effectiveness of STERIS plc’s internal control over financial reporting as of March 31, 2020 (excluding the internal control over financial reporting of entities that were acquired during fiscal 2020) included in its Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of STERIS plc’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of entities that were acquired during fiscal 2020 from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements and STERIS plc management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2020 (which did not include an evaluation of the internal control over financial reporting of entities that were acquired during fiscal 2020) have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited consolidated interim financial information of STERIS plc for the three-month periods ended June 30, 2020 and June 30, 2019, the three- and six-month periods ended September 30, 2020 and September 30, 2019 and the three- and nine-month periods ended December 31, 2020 and December 31, 2019, incorporated by reference in this proxy statement/prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 7, 2020, November 6, 2020 and February 9, 2021, respectively, included in STERIS plc’s Quarterly Reports on Forms 10-Q for the periods then ended, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.
CANTEL
The financial statements incorporated in this proxy statement/prospectus by reference from Cantel’s Annual Report on Form 10-K for the year ended July 31, 2020 and the effectiveness of Cantel’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
DENTAL HOLDING
The consolidated financial statements of Dental Holding, LLC and subsidiaries as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018, and the consolidated financial statements of Dental Holding, LLC and subsidiaries as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017 incorporated in this proxy statement/prospectus by reference from Cantel’s Current Report on Form 8-K/A filed on December 16, 2019 have been audited by RSM US LLP, independent auditors, as stated in their reports thereon, incorporated herein by reference. Such consolidated financial statements have been so incorporated in this proxy statement/prospectus in reliance upon such reports and upon the authority of such firm as experts in auditing and accounting.

CANTEL STOCKHOLDER PROPOSALS
If the Mergers are consummated, Cantel is not expected to hold an annual meeting of stockholders in 2021. However, if the Mergers are not completed, Cantel expects to hold an annual meeting of stockholders in 2021.
For a stockholder proposal to be considered for inclusion in Cantel’s proxy statement for its 2021 annual meeting of stockholders, which is referred to as Cantel’s 2021 Proxy Statement, pursuant to Rule 14a-8 under the Exchange Act, which is referred to as Rule 14a-8, the Cantel Corporate Secretary must receive the written proposal at its principal executive offices no later than the close of business on July 21, 2021. Such proposals also must comply with the requirements of Rule 14a-8.
Eligible Cantel Stockholders may nominate a candidate for election to the Cantel Board of Directors for inclusion in the Cantel 2021 Proxy Statement in accordance with the proxy access provisions of the Cantel Bylaws. Cantel Stockholder nominations for directors submitted for inclusion in the Cantel 2021 Proxy Statement must be received in writing by the Cantel Corporate Secretary no earlier than September 17, 2021, and not later than the close of business on October 17, 2021, and must otherwise comply with all of the requirements of the Cantel Bylaws.
If the date of Cantel’s annual meeting is more than 30 days before or more than 60 days after the anniversary of its annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 90th day prior to the meeting and not later than the close of business on the later of the 60th day prior to the meeting or the 10th day after the first public announcement of the meeting date.
All nominations and stockholder proposals submitted under the Cantel Bylaws must comply with the requirements of the Cantel Bylaws and all applicable requirements of the Exchange Act. The presiding officer of the annual meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with the Cantel Bylaws.

HOUSEHOLDING OF CANTEL PROXY MATERIALS
To reduce the expense of delivering duplicate proxy materials to Cantel Stockholders who may have more than one account holding shares of Cantel Common Stock but who share the same address, Cantel has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain Cantel Stockholders of record who have the same address and last name will receive only one copy of this proxy statement/prospectus until one or more of these stockholders notify Cantel that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of Cantel Common Stock may deliver only one copy of this proxy statement/prospectus to multiple stockholders who share the same address, unless that bank, broker or other nominee has received contrary instructions from one or more of the Cantel Stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Cantel Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If, now or in the future, you no longer wish to participate in householding, and would prefer to receive a separate proxy statement/prospectus or other proxy materials, please notify Cantel by calling Cantel at (973) 890-7220 or by writing to Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Secretary. Cantel Stockholders of record who are receiving multiple copies and wish to receive only one, please call or write to us at the telephone number or address given above. Beneficial owners of Cantel Common Stock sharing an address, who are currently receiving multiple copies and wish to receive a single copy in the future, should contact their bank, broker or other nominee of record to request that only a single copy be delivered to all Cantel Stockholders at the shared address in the future.

WHERE YOU CAN FIND MORE INFORMATION
Both STERIS and Cantel file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. The SEC maintains a website located at https://www.sec.gov/ containing this information. You will also be able to obtain many of these documents, free of charge, from STERIS at https://www.steris.com/ under the “Investors” link and then under the heading “Online IR Kit” or from Cantel by accessing Cantel’s website at http://www.cantelmedical.com/ under the “Investor Relations” link and then under the heading “SEC Filings”.
STERIS has filed a registration statement on Form S-4 of which this document forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to or incorporated by reference into the registration statement. These documents contain important information about the companies and their financial condition.
The SEC allows STERIS and Cantel to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.
This document incorporates by reference the following documents that have previously been filed with the SEC by STERIS (File No. 001-38848):
•	Annual Report on Form 10-K for the year ended March 31, 2020 (filed with the SEC on May 29, 2020);
•	Definitive Proxy Statement on Schedule 14A for the 2020 Annual General Meeting of Shareholders, filed with the SEC on June 5, 2020;
•
Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 (filed with the SEC on August 7, 2020), September 30, 2020 (filed with the SEC on November 6, 2020) and December 31, 2020 (filed with the SEC on February 9, 2021);

•
Current Reports on Form 8-K filed with the SEC on August 3, 2020 (Items 5.02 and 5.07), October 6, 2020 (Item 1.01 and Item 9.01, excluding Exhibit No. 99.1), November 18, 2020 (Items 1.01, 2.03 and 9.01, excluding Exhibit 99.1), January 12, 2021, February 3, 2021, February 9, 2021, March 23, 2021 and April 1, 2021; and

•
The description of STERIS Shares contained in STERIS’s Registration Statement on Form 8-A filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to STERIS’s Annual Report on Form 10-K for the year ended March 31, 2020 (filed with the SEC on May 29, 2020).

This document also incorporates by reference the following documents that have previously been filed with the SEC by Cantel (File No. 001-31337):
•	Annual Report on Form 10-K for the year ended July 31, 2020 (filed with the SEC on September 25, 2020);
•	Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders, filed with the SEC on November 18, 2020;
•	Quarterly Reports on Form 10-Q for the quarters ended October 31, 2020 (filed with the SEC on December 10, 2020) and January 31, 2021 (filed with the SEC on March 10, 2021); and
•
Current Reports on Form 8-K filed with the SEC on October 2, 2019 (as amended on December 16, 2019), August 3, 2020, September 8, 2020, November 19, 2020, December 18, 2020, January 12, 2021, March 2, 2021 and April 1, 2021.

In addition, STERIS and Cantel are incorporating by reference (i) any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement on Form S-4 filed by STERIS, and prior to the effectiveness of the registration statement of which this proxy statement/prospectus forms a part and (ii) any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the Special Meeting; provided, however, that STERIS and Cantel are not incorporating by reference any information furnished (but not filed), except as otherwise specified in the documents containing such information.
You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference herein or certain other information concerning STERIS of Cantel, without charge, upon written or oral request to the applicable company’s executive officers. The respective addresses and telephone numbers of such executive offices are listed below.
For information about STERIS:	For information about Cantel:
STERIS plc c/o STERIS Attn: Investor Relations 5960 Heisley Road Mentor, Ohio 44060 +1 440 354 2600 julie_winter@steris.com	Cantel Medical Corp. 150 Clove Road – 9th Floor Little Falls, NJ 07424 Attention: Investor Relations +1 763 553 3341 investorrelations@cantelmedical.com
To obtain timely delivery of these documents before the Special Meeting, Cantel Stockholders must request the information no later than April 26, 2021.
Neither STERIS nor Cantel has authorized anyone to give any information or make any representation about the Mergers or its companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNEXES TO PROXY STATEMENT/PROSPECTUS
Annex A-1: Merger Agreement dated January 12, 2021
Annex A-2: Amendment dated March 1, 2021 to Merger Agreement
Annex B: Opinion of Centerview
Annex C: DGCL Section 262
Annex D: List of Relevant Territories
Annex E: Voting Agreement

Annex A-1

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

STERIS plc,

Solar New US Holding Co, LLC,

Crystal Merger Sub 1, LLC

and

Cantel Medical Corp.

dated as of

January 12, 2021

A-1-i

A-1-ii

Exhibits
Exhibit A	Voting Agreement
Exhibit B	Parent Tax Certificate
Exhibit C	Company Tax Certificate
A-1-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated January 12, 2021, is by and among STERIS plc, a company incorporated under the laws of Ireland (“Parent”), Solar New US Holding Co, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“US Holdco”), Crystal Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco (“Crystal Merger Sub”), and Cantel Medical Corp., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent, US Holdco, Crystal Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties wish to effect a business combination through (a) the merger of Canyon Merger Sub with and into the Company, with the Company being the surviving entity (the “Pre-Closing Merger”), (b) immediately following the Pre-Closing Merger, the conversion of the Company from a Delaware corporation to a Delaware limited liability corporation (the “Pre-Closing Conversion”), (c) immediately following the Pre-Closing Merger and the Pre-Closing Conversion, the merger of Crystal Merger Sub with and into Canyon Newco, with Canyon Newco being the surviving entity (the “First Merger”) and (d) immediately following the First Merger, the merger of Canyon Newco, as the surviving entity of the First Merger, with and into US Holdco, with US Holdco being the surviving entity (the “Second Merger” and, together with the First Merger, the “Parent Mergers,” and, the Pre-Closing Merger and the Parent Mergers collectively the “Mergers”);
WHEREAS, in connection with the Pre-Closing Merger, each outstanding share of common stock, $0.10 par value per share, of the Company (the “Company Common Stock” or “Company Shares”) issued and outstanding immediately prior to the Pre-Closing Merger Effective Time (other than Dissenting Shares) will be automatically converted into one (1) share of common stock of Canyon Newco (the “Canyon Newco Common Stock” or “Canyon Newco Shares”);
WHEREAS, in connection with the First Merger, each outstanding share of Canyon Newco Common Stock issued and outstanding immediately prior to the First Effective Time (other than Dissenting Shares) will be automatically converted into the right to receive the Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”);
WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the transactions contemplated hereby (the “Transactions”), including the Pre-Closing Merger and the issuance of shares of Canyon Newco Common Stock in connection therewith and the First Merger and the issuance of shares of Parent Stock in connection therewith, are advisable and fair to, and in the best interests of, the Company and its stockholders;
WHEREAS, the Company Board of Directors has adopted resolutions approving the Pre-Closing Merger, the acquisition of the Company by Parent by way of the First Merger, the execution of this Agreement and the consummation of the Transactions and declaring advisable and recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”) pursuant to Sections 253 and 264 of the DGCL;
WHEREAS, the board of directors of Parent (the “Parent Board of Directors”) has adopted resolutions approving the acquisition of the Company by Parent by way of the First Merger, the execution of this Agreement and the consummation of the Transactions, including the issuance of shares of Parent Stock in connection with the First Merger;
WHEREAS, the board of managers of US Holdco has approved this Agreement and determined that this Agreement and the Transactions, including the Parent Mergers, are advisable and fair to, and in the best interests of, US Holdco and its members;
WHEREAS, the sole member of Crystal Merger Sub has approved this Agreement and determined that this Agreement and the Transactions, including the Parent Mergers, are advisable and fair to, and in the best interests of, Crystal Merger Sub and its sole member;
A-1-1

WHEREAS, as a condition and an inducement to the willingness of Parent, US Holdco and Crystal Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are entering into a voting agreement with Parent, US Holdco and Crystal Merger Sub (the “Voting Agreement”), in substantially the form attached as Exhibit A hereto, pursuant to which, among other things, each such stockholder has agreed to vote in favor of the adoption of this Agreement;
WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Pre-Closing Merger and Pre-Closing Conversion, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the Parent Mergers, taken together, shall qualify (A) as a “reorganization” within the meaning of Section 368(a) of the Code and (B) for an exception to the general rule of Section 367(a)(1) of the Code, and (iii) this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also prescribe various conditions to the Mergers.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT

ARTICLE I

THE MERGERS
Section 1.1 The Mergers.
(a) The Pre-Closing Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, (i) at the Pre-Closing Merger Effective Time, Canyon Merger Sub shall be merged with and into the Company, whereupon the separate existence of Canyon Merger Sub will cease, with the Company surviving the Pre-Closing Merger (the Company, as the surviving entity in the Pre-Closing Merger, sometimes being referred to herein as the “Pre-Closing Surviving Corporation”), such that following the Pre-Closing Merger, the Pre-Closing Surviving Corporation will be a wholly owned direct subsidiary of Canyon Newco, and (ii) immediately thereafter, the Pre-Closing Surviving Corporation shall undertake the Pre-Closing Conversion.
(b) The First Merger and the Second Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, and immediately following the Pre-Closing Conversion, (i) at the First Effective Time, Crystal Merger Sub shall be merged with and into Canyon Newco, whereupon the separate existence of Crystal Merger Sub will cease, with Canyon Newco surviving the First Merger (Canyon Newco, as the surviving entity in the First Merger, sometimes being referred to herein as the “First Surviving Corporation”), such that following the First Merger, the First Surviving Corporation will be a wholly owned direct subsidiary of US Holdco, and (b) immediately thereafter, and as part of the same plan, at the Second Effective Time, the First Surviving Corporation shall be merged with and into US Holdco, whereupon the separate existence of the First Surviving Corporation will cease, with US Holdco surviving the Second Merger (US Holdco, as the surviving entity of the Second Merger, sometimes being referred to herein as the “Surviving Company”), such that following the Second Merger, the Surviving Company will be a wholly owned subsidiary of Parent.
(c) The Mergers shall have the effects provided in this Agreement and as specified in the DGCL and the DLLCA, as applicable. Without limiting the generality of the foregoing and subject thereto: (i) at the Pre-Closing Merger Effective Time, all of the property, rights, privileges, immunities, powers, franchises and authority of the Company and Canyon Merger Sub shall vest in the Pre-Closing Surviving Corporation and all debts, liabilities and duties of the Company and Canyon Merger Sub shall become the debts, liabilities and duties of the Pre-Closing Surviving Corporation, (ii) at the First Effective Time, all of the property, rights, privileges, immunities, powers, franchises and authority of Canyon Newco and Crystal Merger Sub shall vest in the First Surviving Corporation and all debts, liabilities and duties of Canyon Newco and
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Crystal Merger Sub shall become the debts, liabilities and duties of the First Surviving Corporation, and (iii) at the Second Effective Time, all of the property, rights, privileges, immunities, powers, franchises and authority of the First Surviving Corporation and US Holdco shall vest in the Surviving Company and all debts, liabilities and duties of the First Surviving Corporation and US Holdco shall become the debts, liabilities and duties of the Surviving Company.
Section 1.2 Closing. The closing of the Mergers (the “Closing”) will take place in New York City at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019 at 10:00 a.m., Eastern Time, on the fifth (5th) business day after the satisfaction or waiver of the last of the conditions set forth in Article VII (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) to be satisfied or waived by the Party entitled to the benefit thereof in accordance with this Agreement, unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date”.
Section 1.3 Effective Times.
(a) At or immediately prior to the Closing on the Closing Date, the Company and Canyon Merger Sub shall cause a certificate of merger with respect to the Pre-Closing Merger (the “Pre-Closing Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Canyon Merger Sub under the DGCL in connection with the Pre-Closing Merger. The Pre-Closing Merger shall become effective at such time as the Pre-Closing Certificate of Merger is duly filed with the DSOS or on such other date and time as shall be agreed to by the Company and Parent and specified in the Pre-Closing Certificate of Merger (such date and time being hereinafter referred to as the “Pre-Closing Merger Effective Time”).
(b) Promptly following the Pre-Closing Merger Effective Time, the Company shall cause a certificate of conversion with respect to the Pre-Closing Conversion (the “Pre-Closing Certificate of Conversion”) to be duly executed and filed with the DSOS as provided under the DGCL and the DLLCA and make any other filings, recordings or publications required to be made by the Company under the DGCL and the DLLCA in connection with the Pre-Closing Conversion. The Pre-Closing Conversion shall become effective at such time as the Pre-Closing Certificate of Conversion is duly filed with the DSOS or on such other date and time as shall be agreed to by the Company and Parent and specified in the Pre-Closing Certificate of Conversion, but in any event as soon as practicable following the Pre-Closing Merger Effective Time (such date and time being hereinafter referred to as the “Pre-Closing Conversion Effective Time”).
(c) Promptly following the Pre-Closing Conversion Effective Time, Canyon Newco and Parent shall cause a certificate of merger with respect to the First Merger (the “First Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and the DLLCA and make any other filings, recordings or publications required to be made by Canyon Newco or Crystal Merger Sub under the DGCL and the DLLCA in connection with the First Merger. The First Merger shall become effective at such time as the First Certificate of Merger is duly filed with the DSOS or on such other date and time as shall be agreed to by the Company and Parent and specified in the First Certificate of Merger, but in any event as soon as practicable following the Pre-Closing Conversion Effective Time (such date and time being hereinafter referred to as the “First Effective Time”).
(d) Promptly following the First Effective Time, the First Surviving Corporation and Parent shall cause a certificate of merger with respect to the Second Merger (the “Second Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and the DLLCA and make any other filings, recordings or publications required to be made by the First Surviving Corporation or US Holdco under the DGCL and the DLLCA in connection with the Second Merger. The Second Merger shall become effective at such time as the Second Certificate of Merger is duly filed with the DSOS or on such other date and time as shall be agreed to by the Company and Parent and specified in the Second Certificate of Merger, but in any event following the First Effective Time and as soon as practicable following the First Effective Time (such date and time being hereinafter referred to as the “Second Effective Time”).
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Section 1.4 Governing Documents.
(a) At the Pre-Closing Merger Effective Time, the Company Certificate and the Company Bylaws shall be the certificate of incorporation and bylaws, respectively, of the Pre-Closing Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
(b) At the Pre-Closing Conversion Effective Time, the certificate of formation and the limited liability company agreement of the Company shall be in a form, in each case, reasonably agreed to by the Parties prior to the Pre-Closing Conversion Effective Time, until thereafter changed or amended as provided therein or by applicable Law.
(c) At the First Effective Time, the certificate of incorporation and bylaws of Canyon Newco shall be the certificate of incorporation and bylaws, respectively, of the First Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
(d) At the Second Effective Time, the certificate of formation and the limited liability company agreement (or the certificate of incorporation and bylaws, if applicable) of US HoldCo, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation and limited liability company agreement (or the certificate of incorporation and bylaws, if applicable) of the Surviving Company (provided that the name of the Surviving Company may be amended at the Second Effective Time), until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of formation and limited liability company agreement (or the certificate of incorporation and bylaws, if applicable).
Section 1.5 Officers, Directors and Managers of the Surviving Entities.
(a) The officers and directors of Canyon Merger Sub immediately prior to the Pre-Closing Merger Effective Time, from and after the Pre-Closing Merger Effective Time, shall continue as the officers and directors of the Pre-Closing Surviving Corporation.
(b) The officers and directors of Crystal Merger Sub immediately prior to the First Effective Time, from and after the First Effective Time, shall continue as the officers and directors of the First Surviving Corporation.
(c) The officers and directors of the First Surviving Corporation immediately prior to the Second Effective Time, from and after the Second Effective Time, shall be the officers and directors of the Surviving Company.
Section 1.6 Tax Consequences. It is intended that, for U.S. federal income tax purposes, (a) the Pre-Closing Merger and Pre-Closing Conversion, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (b) the Parent Mergers, taken together, shall qualify (i) as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) for an exception to the general rule of Section 367(a)(1) of the Code, such that the Parent Mergers, taken together, shall not result in gain being recognized by the stockholders of Canyon Newco (other than any Excepted Shareholder) pursuant to Section 367(a)(1) of the Code, and (c) this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.
ARTICLE II

TREATMENT OF SECURITIES
Section 2.1 Treatment of Capital Stock.
(a) Treatment of Company Common Stock. At the Pre-Closing Merger Effective Time, each share of Company Common Stock (other than any Dissenting Shares) shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Pre-Closing Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Pre-Closing Surviving Corporation. From and after the Pre-Closing Merger Effective Time, all certificates representing Company Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Pre-Closing Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
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(b) Treatment of Canyon Newco Common Stock. At the First Effective Time, by virtue of the First Merger and without any action on the part of the Parties or holders of any securities of Canyon Newco or of Crystal Merger Sub, subject to Section 2.1(f) and any applicable withholding Tax, each share of Canyon Newco Common Stock issued and outstanding immediately prior to the First Effective Time (other than Canyon Newco Common Stock to be cancelled in accordance with Section 2.1(c) and other than any Dissenting Shares) shall be automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”): (i) $16.93 in cash, without interest (the “Per Share Cash Amount”) and (ii) an amount of a validly issued, fully paid and nonassessable Parent Share equal to the Exchange Ratio. From and after the First Effective Time, all such Canyon Newco Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Canyon Newco Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Canyon Newco Shares in accordance with Section 2.2, including the right to receive, pursuant to Section 2.6, cash in lieu of the right to otherwise receive fractional shares of Parent Stock, if any (the “Fractional Share Consideration”), together with the amounts payable in accordance with Section 2.2(f).
(c) Cancellation of Company Common Stock. At the First Effective Time, all Canyon Newco Shares then owned by any Company Subsidiary, Parent, US Holdco, Crystal Merger Sub or by any of their respective wholly owned Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(d) Treatment of Crystal Merger Sub Membership Interests. At the First Effective Time, each issued and outstanding membership interest of Crystal Merger Sub (the “Crystal Merger Sub Membership Interests”) shall be automatically converted into and become one fully paid and nonassessable share of common stock of the First Surviving Corporation and shall constitute the only outstanding shares of capital stock of the First Surviving Corporation. From and after the First Effective Time, all certificates representing Crystal Merger Sub Membership Interests shall be deemed for all purposes to represent the number of shares of common stock of the First Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(e) Effect of Second Merger. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any of the Parties or holders of any securities of the First Surviving Corporation or of US Holdco, (i) each equity interest of US Holdco issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as an equity interest of the Surviving Company and (ii) all shares of common stock of the First Surviving Corporation shall no longer be outstanding and shall automatically be cancelled and shall cease to exist without any consideration being payable therefor, such that, immediately following the Second Merger, the Surviving Company shall be a wholly owned subsidiary of Parent.
(f) Adjustment to Merger Consideration. The Merger Consideration, the Per Share Cash Amount, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock, Canyon Newco Shares or Parent Stock, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock, Canyon Newco Shares or Parent Stock outstanding after the date hereof and prior to the First Effective Time; provided that nothing in this Section 2.1(f) shall be construed to permit the Company or Parent to take any of the foregoing actions with respect to its respective securities to the extent otherwise prohibited by the terms of this Agreement. For the avoidance of doubt, any convertible notes offering undertaken in connection with the Financing shall not result in any adjustment pursuant to this Section 2.1(f).
Section 2.2 Payment for Securities; Surrender of Certificates.
(a) Exchange Fund. Prior to the First Effective Time, Parent, US Holdco or Crystal Merger Sub shall designate a bank, trust company or nationally recognized stockholder services provider reasonably acceptable to the Company to act as the exchange agent in connection with the First Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Canyon Newco’s stockholders for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or
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interests in the shares represented thereby. At or prior to the First Effective Time, Parent, US Holdco or Crystal Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of Parent Stock issuable pursuant to Section 2.1(a)(b) in book-entry form equal to the aggregate Parent Stock portion of the Merger Consideration (excluding any Fractional Share Consideration), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate cash portion of the Merger Consideration, Fractional Share Consideration and any amounts payable in accordance with Section 2.2(f) (such evidence of book-entry shares of Parent Stock and cash amounts, together with any dividends or other distributions with respect thereto, the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Canyon NewCo Common Stock. In the event the Exchange Fund shall be insufficient to pay the aggregate cash portion of the Merger Consideration, Fractional Share Consideration and any amounts payable in accordance with Section 2.2(f), Parent shall, or shall cause US Holdco or Crystal Merger Sub to, promptly deposit additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration, including payment of the Fractional Share Consideration, and any amounts payable in accordance with Section 2.2(f) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to the Surviving Company on the earlier of (i) one (1) year after the First Effective Time or (ii) the full payment of all amounts required to be paid from the Exchange Fund.
(b) Procedures for Surrender. Promptly after the First Effective Time, but in any event no later than three (3) business days thereafter, Parent shall, and shall cause the Surviving Company to, cause the Exchange Agent to mail (and make available for collection by hand) to each holder of record of a certificate or certificates which immediately prior to the First Effective Time represented outstanding Canyon Newco Shares (the “Certificates”) or non-certificated Canyon Newco Shares represented by book-entry (“Book-Entry Shares”) and whose Canyon Newco Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for payment of the Merger Consideration into which such Canyon Newco Shares have been converted pursuant to Section 2.1, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any amounts payable in accordance with Section 2.2(f). Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent or the Surviving Company, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article II, any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 2.6, and any amounts payable in accordance with Section 2.2(f) for each Canyon Newco Share formerly represented by such Certificate or Book-Entry Share, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five (5) business days following the later to occur of (x) the First Effective Time or (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in
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accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not required to be paid. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the First Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Article II, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any amounts payable in accordance with Section 2.2(f), without interest thereon.
(c) Transfer Books; No Further Ownership Rights in Company Shares. At the Pre-Closing Merger Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company. From and after the Pre-Closing Merger Effective Time, the holders of Certificates outstanding immediately prior to the Pre-Closing Merger Effective Time shall cease to have any rights with respect to such Company Shares except as otherwise provided for herein or by applicable Law. If, after the Pre-Closing Merger Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be cancelled and exchanged as provided in this Agreement. At the First Effective Time, the stock transfer books of Canyon Newco shall be closed and thereafter there shall be no further registration of transfers of Canyon Newco Shares on the records of Canyon Newco. From and after the First Effective Time, the holders of Certificates outstanding immediately prior to the First Effective Time shall cease to have any rights with respect to such Canyon Newco Shares except as otherwise provided for herein or by applicable Law. If, after the First Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d) Termination of Exchange Fund; No Liability. At any time following six (6) months after the First Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Company and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Merger Consideration, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any amounts payable in accordance with Section 2.2(f), payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Parent or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof and, if reasonably required by the Surviving Company or the Exchange Agent, the posting by such holder of a customary bond issued for lost, stolen or destroyed stock certificates, in such reasonable amount as the Surviving Company or the Exchange Agent may direct, as indemnity against any claim that may be made against the Surviving Company or the Exchange Agent with respect to such Certificate, the Exchange Agent shall, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any amounts payable in accordance with Section 2.2(f).
(f) Dividends or Distributions with Respect to Parent Stock. No dividends or other distributions with respect to Parent Stock with a record date after the First Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Parent Stock issuable hereunder,
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and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the First Effective Time theretofore paid with respect to such shares of Parent Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the First Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Stock.
Section 2.3 Dissenters’ Rights.
(a) Notwithstanding anything in this Agreement to the contrary, Company Shares or Canyon Newco Shares issued and outstanding immediately prior to the Pre-Closing Merger Effective Time or the First Effective Time, as applicable, and held by a holder of record who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such Company Shares or Canyon Newco Shares, as applicable (“Dissenting Shares”), pursuant to, and who has properly exercised and perfected his or her demand for appraisal rights under and complies in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Canyon Newco Shares or the Merger Consideration, as applicable, payable pursuant to Section 2.1, but instead shall be converted into the right to receive the appraised value of such Dissenting Shares in accordance with the Appraisal Rights (it being understood and acknowledged that such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, however, that if any such holder (including any holder of Proposed Dissenting Shares) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted into, and to have become exchangeable solely for the right to receive, without interest or duplication, Canyon Newco Shares pursuant to Section 2.1(a) that were thereafter converted into the right to receive the Merger Consideration, or the Merger Consideration, as applicable. “Proposed Dissenting Shares” means shares of Company Common Stock or Canyon Newco Shares whose holders provide demands for appraisal to the Company prior to the Company Special Meeting and do not vote in favor of the adoption of this Agreement, in each case in accordance with the Appraisal Rights.
(b) The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any Canyon Newco Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Appraisal Rights, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands. Prior to the First Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.
Section 2.4 Treatment of Company RSU Awards.
(a) As of the First Effective Time, each award of restricted stock units corresponding to Company Shares (each, a “Company RSU Award”) granted under the Company Equity Plans (other than an award covered by Section 2.4(b) or 2.4(c)) that is not then vested shall be assumed by Parent and, automatically and without any action on the part of the holder thereof, shall be converted into a Parent restricted stock unit award (a “Parent RSU Award”) covering a number of Parent Shares (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares covered by such Company RSU Award immediately prior to the First Effective Time by (ii) the RSU Award Exchange Ratio. Except as otherwise provided in this Section 2.4(a), each Parent RSU Award as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company RSU Award.
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(b) As of the First Effective Time, each Company RSU Award granted under the Company Equity Plans that is held by a non-employee director of the Company shall, automatically and without any action on the part of the holder thereof, be converted into the right to receive, no later than five (5) business days following the First Effective Time (or such later date required to avoid the imposition of Taxes under Section 409A of the Code), the Merger Consideration in respect of each Company Share covered by such Company RSU Award.
(c) As of the First Effective Time, each Company RSU Award that is subject to performance-based vesting conditions that is granted under the Company Equity Plans shall be treated as follows:
(i) If the First Effective Time occurs prior to the first anniversary of the grant date applicable to such Company RSU Award, then such award shall be assumed by Parent and, automatically and without any action on the part of the holder thereof, shall be converted into a Parent RSU Award covering a number of Parent Shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) 100% of the target number of Company Shares covered by such Company RSU Award immediately prior to the First Effective Time by (B) the RSU Award Exchange Ratio, and such Parent RSU Award shall vest in equal installments upon the first, second and third anniversary of the award grant date (subject to continued employment through the applicable vesting date) or upon an earlier qualifying termination of employment, with vesting no longer subject to any performance conditions. Except as otherwise provided in this Section 2.4(c)(i), each Parent RSU Award, as so assumed and converted, shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company RSU Award.
(ii) If the First Effective Time occurs between the first and second anniversary of the grant date applicable to such Company RSU Award, then such Company RSU Award shall be assumed by Parent and, automatically and without any action on the part of the holder thereof, shall be converted into a Parent RSU Award covering a number of Parent Shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of Company Shares covered by such Company RSU Award (assuming performance at the 100% of target level) immediately prior to the First Effective Time by (B) the RSU Award Exchange Ratio, and such Parent RSU Award shall vest in equal installments upon the second and third anniversary of the award grant date (subject to continued employment through the applicable vesting date) or upon an earlier qualifying termination of employment, with vesting no longer subject to any performance conditions. Except as otherwise provided in this Section 2.4(c)(ii), each Parent RSU Award, as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company RSU Award.
(iii) If the First Effective Time occurs between the second and third anniversary of the grant date applicable to such Company RSU Award, then such Company RSU Award shall be assumed by Parent and, automatically and without any action on the part of the holder thereof, shall be converted into a Parent RSU Award covering a number of Parent Shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of Company Shares covered by such Company RSU Award (assuming performance at the 100% of target level) immediately prior to the First Effective Time by (B) the RSU Award Exchange Ratio, and such Parent RSU Award shall vest upon the third anniversary of the award grant date (subject to continued employment through the applicable vesting date) or upon an earlier qualifying termination of employment, with vesting no longer subject to any performance conditions. Except as otherwise provided in this Section 2.4(c)(iii), each Parent RSU Award, as so assumed and converted, shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company RSU Award.
(d) Prior to the First Effective Time, the Company shall pass resolutions as are necessary for the adjustment of the Company RSU Awards as contemplated by this Section 2.4.
Section 2.5 Withholding. The Company, Canyon Newco, the Exchange Agent, Parent, US Holdco, the Pre-Closing Surviving Corporation, the First Surviving Corporation and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be withheld or deducted with respect to the making of such payment under the Code,
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or any applicable provisions of state, local or non-U.S. Law. To the extent that amounts are so deducted and withheld and timely remitted to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 2.6 Fractional Shares. No fractional shares (and no certificate or scrip representing fractional shares) of Parent Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote, to dividends or to any other rights of a shareholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Canyon Newco Common Stock converted pursuant to the First Merger who would otherwise have been entitled to receive a fraction of a share of Parent Stock shall receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of a share of Parent Stock multiplied by the Parent Stock Price.
ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY
Except as disclosed in the Company SEC Documents filed or furnished with the SEC since July 31, 2018 (including exhibits and other information incorporated by reference therein, but excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) prior to the date hereof, it being agreed that nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.1(a), Section 3.2(a), Section 3.3, Section 3.22 or Section 3.24), or in the applicable section of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosure with respect to any other section of this Agreement to the extent to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent, US Holdco and Crystal Merger Sub as set forth below.
Section 3.1 Qualification, Organization, Subsidiaries, etc.
(a) Each of the Company and the Company Subsidiaries is, and each of the Canyon Newco Entities will be, a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. Each of the Company and the Company Subsidiaries is, and each of the Canyon Newco Entities will be, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or prevent or materially impair the ability of the Company to consummate the Mergers by the Outside Date. The Company has filed with the SEC, prior to the date of this Agreement, a complete and accurate copy of the Company Certificate and the Company Bylaws. The Company Certificate and the Company Bylaws are in full force and effect and the Company is not in violation of either the Company Certificate or the Company Bylaws.
(b) Subsidiaries. All the issued and outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) are wholly owned, directly or indirectly, by the Company and (ii) have been duly authorized, validly issued and are fully paid and nonassessable, or will be, with respect to each of the Canyon Newco Entities. All the issued and outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary that are owned, directly or indirectly, by the Company are so owned, and will be with respect to the Canyon Newco Entities, free and clear of all Liens. The Company has made available to Parent complete and correct copies of its Subsidiaries’ certificates of incorporation and by-laws or comparable governing documents, each as amended to the date hereof, and each as so delivered is in full force and effect. No Subsidiary of the Company owns any Company Shares or Company Preferred Stock or rights in such Company Shares or Company Preferred Stock.
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Section 3.2 Capitalization.
(a) The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”). As of January 8, 2021 (the “Company Capitalization Date”), (i)(A) 42,265,647 Company Shares were issued and outstanding; (B) 4,692,843 Company Shares were held in treasury; (C) no Company Shares were held by Subsidiaries of the Company, (ii) 724,169 Company Shares were covered by Company RSU Awards (assuming target performance with respect to performance-based Company RSU Awards), (iii) no shares of Company Preferred Stock were issued or outstanding, (iv) no options were issued or outstanding, and (v) no restricted stock awards were issued or outstanding. As of the Company Capitalization Date, there were outstanding $168,000,000 aggregate principal amount of Convertible Notes (with a conversion rate as of the Company Capitalization Date equal to 24.0912 Company Shares per thousand dollar principal amount, subject to adjustment as provided in the Indenture). All the outstanding Company Shares are, and all Company Shares reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.
(b) Except as set forth in Section 3.2(a) above, and except for the Convertible Notes, as of the date hereof: (i) the Company does not have any shares of capital stock or other equity interests issued or outstanding other than Company Shares that have become outstanding after the Company Capitalization Date upon settlement of Company RSU Awards, and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of the Company Subsidiaries is a party obligating the Company or any of the Company Subsidiaries to (A) issue, transfer or sell any shares in the capital or other equity interests of the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests (in each case other than to the Company or a wholly owned Subsidiary of the Company); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; or (C) redeem or otherwise acquire any such shares in its capital or other equity interests.
(c) Except for the Convertible Notes, neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(d) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock or other equity interest of the Company or any Company Subsidiary.
Section 3.3 Corporate Authority Relative to this Agreement; No Violation.
(a) The Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under, this Agreement and, subject (in the case of the Pre-Closing Merger and the First Merger) to receipt of the Company Stockholder Approval, the adoption of this Agreement by the Company as the sole stockholder of Canyon Newco and by Canyon Newco as the sole stockholder of Canyon Merger Sub and the approval of the Pre-Closing Conversion and the limited liability company agreement of the Company by Canyon Newco as the sole stockholder of the Company following the Pre-Closing Merger Effective Time, to consummate the Transactions, including the Mergers. The Canyon Newco Entities will have all requisite corporate power and authority to perform the applicable obligations under this Agreement and, subject (in the case of the Pre-Closing Merger and the First Merger) to receipt of the Company Stockholder Approval, to consummate the Transactions, including the Mergers. The execution, performance and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Company Board of Directors (and will be so duly and validly authorized, as applicable by the board of directors of Canyon Newco, as applicable) and (in the case of the Pre-Closing Merger and the First Merger, except for (i) receipt of the Company Stockholder Approval and the adoption of this Agreement by the Company as the sole stockholder of Canyon Newco and by Canyon Newco as the sole stockholder of Canyon Merger Sub and the approval of the Pre-Closing Conversion and the limited liability
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company agreement of the Company by Canyon Newco as the sole stockholder of the Company following the Pre-Closing Merger Effective Time, (ii) the filing of the Pre-Closing Certificate of Merger, (iii) the filing of the Pre-Closing Certificate of Conversion, and (iv) the filing of the First Certificate of Merger with the DSOS), no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the Transactions. On or prior to the date hereof, the Company Board of Directors has unanimously (x) resolved that this Agreement and the Transactions, including the Mergers, are fair to and in the best interests of the Company and the stockholders of the Company, (y) approved and declared advisable this Agreement and the Transactions, including the Mergers, on the terms and subject to the conditions set forth herein, in accordance with the requirements of the DGCL and directed that this Agreement be submitted for adoption at a meeting of the Company’s stockholders, and (z) has adopted a resolution to make, subject to Section 5.3, the Company Board Recommendation. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent, US Holdco and Crystal Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b) Other than in connection with or in compliance with (i) filing the Pre-Closing Certificate of Merger, the Pre-Closing Certificate of Conversion, the First Certificate of Merger and the Second Certificate of Merger, (ii) applicable requirements of the Securities Act, (iii) applicable requirements of the Exchange Act, (iv) applicable requirements of the HSR Act, (v) any applicable requirements of other Antitrust Laws or FDI Laws, (vi) any applicable requirements of the NYSE and (vii) the consents set forth on Section 3.3(b) of the Company Disclosure Letter, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the execution, delivery or performance of this Agreement by the Company or the consummation by the Company (or the Canyon Newco Entities) of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impair the ability of the Company (or the Canyon Newco Entities) to consummate the Mergers by the Outside Date.
(c) The execution, performance and delivery by the Company of this Agreement do not, and, except as described in Section 3.3(b), the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, suspension, revocation, nonrenewal or acceleration of any material obligation or to the loss of a material benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit (including Company Permits), concession, franchise or right binding upon the Company or any of the Company Subsidiaries (including the Canyon Newco Entities) or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiaries, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Company Governing Documents or any of the organizational documents of any Company Subsidiary or (iii) conflict with or violate any Laws applicable to the Company or any of the Company Subsidiaries (including the Canyon Newco Entities) or any of their respective properties or assets, other than in the case of clauses (i), (ii) (with respect to Company Subsidiaries) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the Mergers by the Outside Date.
Section 3.4 Reports and Financial Statements.
(a) From July 31, 2018, the Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment prior to the date hereof, the Company SEC Documents complied, or if not yet filed or furnished, will when
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so filed or furnished comply, in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained, or if not yet filed or furnished, will not contain when so filed or furnished, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Company SEC Documents and none of the Company SEC Documents is the subject of ongoing SEC review. From July 31, 2018 through the date of this Agreement, there have not been any material complaints or concerns made through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns alleging violations of Law relating to the Company’s accounting policies or practices that remain outstanding or unresolved. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents when filed complied, or if not yet filed, will when so filed comply, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present, or if not yet filed, will when so filed fairly present, in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c) Each required form, report and document containing financial statements included in the Company SEC Documents that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
Section 3.5 Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with authorizations of management and directors of the Company and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s or any of the Company Subsidiaries’ assets that would be reasonably likely to have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to its auditors and the audit committee of the Company Board of Directors (x) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of its board of directors any material weaknesses in internal control over financial reporting and
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(y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and the Company has made available to Parent as of the date of this Agreement the details of any such disclosures (if any) made by management to the Company’s independent registered public accounting firm and audit committee since July 31, 2018. From July 31, 2018 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Entity indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity.
Section 3.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of July 31, 2020 included in the Company SEC Documents, (b) for liabilities incurred in the ordinary course of business since July 31, 2020, (c) as expressly permitted or contemplated by this Agreement and (d) for liabilities which have been discharged or paid in full, as of the date hereof, neither the Company nor any Company Subsidiary has any liabilities, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.7 Compliance with Laws; Permits.
(a) The Company and each Company Subsidiary is, and has been at all time since July 31, 2018, in compliance with (and each of the Canyon Newco Entities will be) and are not, and have not been at any time since July 31, 2018 (and each of the Canyon Newco Entities will not be), in default under or in violation of any Laws applicable to the Company, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) The Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, registrations and Orders of any Governmental Entity necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and there is no claim, action, proceeding or suit or, to the knowledge of the Company, investigation pending, or, to the knowledge of the Company, threatened that seeks the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the Mergers by the Outside Date.
Section 3.8 Environmental Laws and Regulations. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries are now and have been during the past five years in compliance with all, and have not violated any, applicable Environmental Laws; (b) no property currently or formerly owned, leased or operated by the Company or any Company Subsidiaries (including soils, groundwater, surface water, buildings or other structures), or any other location used by the Company or any Company Subsidiary, is contaminated with any Hazardous Substance in a manner that is or is reasonably likely to be required to be remediated or removed, that is in violation of any Environmental Law, or that is reasonably likely to give rise to any Environmental Liability; (c) during the past five years, neither the Company nor any Company Subsidiaries has received any notice, demand letter, claim or request for information alleging that the Company or any Company Subsidiaries may be in violation of or subject to liability under any Environmental Law or are allegedly subject to any Removal, Remedial or Response actions; (d) neither the Company nor any Company Subsidiaries is subject to any Order or agreement with any Governmental Entity imposing liability or obligations relating to any Environmental Law or any Hazardous Substance; and (e) the Company has all of the material Environmental Permits necessary for the conduct and operation of its business as now being conducted, and all such Environmental Permits are in good standing.
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Section 3.9 Employee Benefit Plans.
(a) Section 3.9(a) of the Company Disclosure Letter sets forth, as of the date hereof, each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, and any trust related thereto, in each case for the benefit of current employees, directors or consultants (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary may have any obligation or liability (whether actual or contingent). With respect to each material Company Benefit Plan, the Company has made available to Parent correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) all plan documents, summary plan descriptions, summaries of material modifications, and amendments related to such plans and any related trust agreement; (ii) the most recent Form 5500 Annual Report; (iii) the most recent audited financial statement and actuarial valuation; and (iv) all material filings and correspondence with any Governmental Entity.
(b) (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company Benefit Plans has been operated and administered in compliance with applicable Laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii) no Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (iii) no Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or comparable U.S. state Law; (iv) no liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that is likely to cause the Company, the Company Subsidiaries or any of their ERISA Affiliates to incur a liability thereunder; (v) no Company Benefit Plan is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vi) except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all contributions or other amounts payable by the Company or Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards; (vii) except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no pending, or to the knowledge of the Company, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto; and (viii) except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any liability or excise Tax under ERISA or the Code being imposed on the Company or any Company Subsidiary.
(c) Each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification, and there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan.
(d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of Indebtedness or otherwise) becoming due to, or increase the amount of compensation
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due to, any current or former director or employee of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code.
(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside of the United States has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates.
(f) The Company is not a party to nor does it have any obligation under any Company Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A or 457A of the Code.
(g) As of the date hereof, the Company has made available a true, correct and complete list of all outstanding awards granted pursuant to the Company Equity Plans including on an award-by-award basis, (i) the award holder’s name, (ii) the type of award, (iii) the date of grant, (iv) the number of shares of Company Common Stock underlying such award, (v) whether such award is time- or performance-vesting, and (vi) the vesting schedule.
Section 3.10 Absence of Certain Changes or Events.
(a) From July 31, 2020 through the date of this Agreement, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) From October 31, 2020 through the date of this Agreement, except for the discussion and negotiation of this Agreement or COVID-19 Responses, neither the Company nor any Company Subsidiary has taken any action that would constitute a breach of Section 5.1(ii) (other than clauses (ii)(a), (b), (c), (h), (m), (n), (o), (p) and (q) thereof and clause (r) to the extent applicable to the foregoing) had such action been taken after the execution of this Agreement.
Section 3.11 Investigation; Litigation. (a) There is no investigation, audit or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any Company Subsidiary or any of their respective properties, rights or assets, and (b) there are no claims, actions, suits or proceedings pending (or, to the knowledge of the Company, threatened) against the Company or any Company Subsidiary or any of their respective properties, rights or assets before, and there are no Orders, which, in the case of clause (a) or (b), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.12 Information Supplied. The information relating to the Company and the Company Subsidiaries, directors, officers and stockholders, and such other matters as may reasonably be necessary or advisable to be contained in the proxy statement in preliminary and definitive form relating to the Company Special Meeting, which will be used as a prospectus of Parent with respect to the Parent Stock issuable in the First Merger (together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”), and the registration statement on Form S-4 pursuant to which the offer and sale of shares of Parent Stock in the First Merger (and, if required, with respect to the Canyon Newco Common Stock issuable in the Pre-Closing Merger) will be registered pursuant to the Securities Act and in which the Proxy Statement/Prospectus will be included as a prospectus of Parent (together with any amendments or supplements thereto, the “Form S-4”) will not, on the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to the stockholders of the Company or at the time the Form S-4 (and any amendment or supplement thereto) is declared effective or at the time of the Company Special Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement/Prospectus or the Form S-4 which were not supplied by or on behalf of the Company.
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Section 3.13 Regulatory Matters.
(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries holds all Company Permits, including (x) all material authorizations under applicable Healthcare Laws, and (y) authorizations of any applicable Governmental Entity that are concerned with the quality, identity, strength, purity, safety, efficacy, manufacturing, marketing, promoting, distribution, sale, pricing, regulation, import or export of the Company Products (any such Governmental Entity, a “Company Regulatory Agency”) necessary for the lawful operating of the businesses of the Company or any Company Subsidiary as of the Closing (the “Company Regulatory Permits”); (ii) all such Company Regulatory Permits are valid and in full force and effect; (iii) the Company is in compliance with the terms of all Company Regulatory Permits; and (iv) neither the Company nor any of the Company Subsidiaries has received from the applicable Company Regulatory Agency written, or, to the knowledge of the Company, verbal, notice of any action involving the revocation, nonrenewal or modification of any such Company Regulatory Permit. All Company Regulatory Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the businesses of each of the Company and each Company Subsidiary are being conducted in compliance with all applicable Laws, including all applicable Healthcare Laws and Information Security and Data Privacy Laws. Since July 31, 2018, neither the Company nor any Company Subsidiary has received any written notification or communication from any Company Regulatory Agency of noncompliance by, or liability of Company or the Company Subsidiaries under, any applicable Healthcare Laws and Information Security and Data Privacy Laws, except where such noncompliance or liability would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, since July 31, 2018, all payments made to health care professionals by the Company or Company Subsidiaries were made, in all material respects, in compliance with applicable Healthcare Laws.
(c) The Company and the Company Subsidiaries are not party to any material corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement agreements, Orders, or similar agreements with or imposed by any Company Regulatory Agency. To the extent the Company or any Company Subsidiaries is a party to any Contract with a health care professional, each such Contract complies, was entered into in compliance with, in all material respects, all applicable Healthcare Laws and provides compensation that is consistent with fair market value in an arms-length transaction.
(d) There is no action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Company Product by the Company or any of the Company Subsidiaries of any Law, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(e) Since July 31, 2018, all reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Company Regulatory Agency by the Company and the Company Subsidiaries have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, permits or notices would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). Since July 31, 2018, neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any officer, director, employee, manager, independent contractor, agent or distributor of the Company or any of the Company Subsidiaries, has been excluded, suspended or debarred from participation, or is otherwise ineligible to participate in any federal or state health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security
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Act of 1935, as amended, or any similar Law or program. Notwithstanding anything contained in this Section 3.13, no representation or warranty shall be deemed to be made in this Section 3.13 in respect of environmental, Tax, employee benefits or labor Law matters.
Section 3.14 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(a) all Tax Returns that are required to be filed by or with respect to the Company or any Company Subsidiary have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate;
(b) the Company and the Company Subsidiaries have paid all Taxes due, whether or not shown as due and payable on any Tax Return described in clause (a), other than Taxes for which adequate reserves have been established in accordance with GAAP on the books and records of the Company and the Company Subsidiaries;
(c) each of the Company and the Company Subsidiaries has duly and timely withheld or collected all Taxes required to be withheld or collected with respect to any amounts payable to or owing from any employee, creditor, customer, shareholder or other third party, and such withheld or collected Taxes have been either duly and timely paid or remitted to the proper Governmental Entity or properly set aside in accounts for such purpose;
(d) there is not pending or, to the Company’s knowledge, threatened in writing any audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any Company Subsidiary;
(e) neither the Company nor any Company Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement;
(f) none of the Company or the Company Subsidiaries (i) has been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return ( other than any affiliated, combined, consolidated or unitary Tax group of which the Company or any Company Subsidiary is or was the common parent), (ii) is a party to any written agreement relating to the apportionment, sharing, assignment or allocation of Taxes (other than (x) any such agreement or arrangement solely among the Company and/or the Company Subsidiaries and (y) any Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes), or (iii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor;
(g) there are no liens for Taxes upon any property or assets of the Company or the Company Subsidiaries, except for the Permitted Liens;
(h) neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b);
(i) neither the Company nor any Company Subsidiary has taken or agreed to take any action or knows of any fact, agreement plan or circumstance that is reasonably likely to (i) prevent or impede the Pre-Closing Merger and Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the Parent Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) to cause shareholders of Canyon Newco (other than any Excepted Shareholder) to recognize gain pursuant to Section 367(a)(1) of the Code;
(j) neither the Company nor any Company Subsidiary has participated in an international boycott within the meaning of Section 999 of the Code;
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(k) no claim has been made in writing against the Company or any Company Subsidiary within the past six years by any Governmental Entity in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction; and
(l) no closing agreements, private letter rulings, technical advice memoranda or similar written agreement or rulings with respect to Taxes have been entered into or issued by any Governmental Entity with respect to the Company or any Company Subsidiary that will remain in effect and be binding following Closing.
Section 3.15 Labor Matters. As of the date hereof, neither the Company nor any Company Subsidiary is a party to, or bound by, or required to be a party to or bound by, any collective bargaining agreement or works council or other Contract with a labor union, works council or other labor organization. Neither the Company nor any Company Subsidiary is, or has been since July 31, 2018, subject to a labor dispute, unfair labor practice charge, strike or work stoppage except as would not have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is required to obtain the consent of, or provide advance notice to, any works council, labor union, or other labor organization with respect to the Transactions, including the Mergers. The Company has made available to Parent an accurate and complete list, as of December, 2020, of all Company employees on an anonymous basis that sets forth for each employee, the applicable hourly wage rate or annual base salary, exempt/non-exempt status, work location, date of hire, accrued time off, and active/inactive status, current target incentive or bonus compensation opportunity.
Section 3.16 Intellectual Property.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Company Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted. There are no pending or, to the knowledge of the Company, threatened claims against the Company or Company Subsidiaries by any Person alleging infringement by the Company or Company Subsidiaries for their use of any Intellectual Property in their respective businesses as currently conducted that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, the conduct of the businesses of the Company and the Company Subsidiaries does not infringe upon any Intellectual Property right of any Person. As of the date hereof, neither the Company nor any Company Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property used in their respective businesses which violation or infringement would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) To the knowledge of the Company, the registered or issued Intellectual Property owned by the Company or Company Subsidiaries that is material to the Company or Company Subsidiaries is not invalid and enforceable. Except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have taken commercially reasonable means actions to protect the value of its trade secrets and material confidential information and the Company’s Information Systems operate and perform as required by the Company in connection with its business.
(c) Except as has not, and would not reasonably be expected to, have, individually or in the aggregate, a Company Material Adverse Effect, since August 1, 2018:
(i) all collection, acquisition, use, storage, transfer (including any cross-border transfers), distribution, dissemination or other Processing by the Company and any Company Subsidiary of Personally Identifiable Information are and have been in material compliance with all applicable Information Security and Data Privacy Laws and Privacy Commitments;
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(ii) the Company and each Company Subsidiary has taken commercially reasonable actions to maintain reasonable security controls and technical safeguards to protect the privacy, security and integrity of Personally Identifiable Information as required by applicable Information Security and Data Privacy Laws and any Privacy Commitments;
(iii) there have been no (and there are no ongoing) breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, acquisition or use of Personally Identifiable Information transmitted, stored or otherwise Processed;
(iv) there have been no (and there are no ongoing) (i) security breaches in the Information Systems owned or used by the Company or any Company Subsidiaries, and (ii) disruptions in such Information Systems that adversely affected the operations of the Company or any Company Subsidiaries;
(v) there have been no written complaints from any individual regarding any violation of applicable Information Security and Data Privacy Laws by the Company and each Company Subsidiary or any of their agents, representatives, vendors, or contractors.
Section 3.17 Real Property.
(a) With respect to the real property owned by the Company or any Company Subsidiary at which the material operations of the Company and the Company Subsidiaries are conducted as of the date hereof (such property collectively, the “Company Owned Real Property”), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Company Subsidiary has good and valid title to such the Company Owned Real Property, free and clear of all Liens, other than any Permitted Lien. As of the date hereof, neither the Company nor any Company Subsidiaries has received notice of any pending, and to the knowledge of the Company there is no threatened, condemnation proceeding with respect to any Company Owned Real Property, except proceedings which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease and other agreement under which the Company or any Company Subsidiaries uses or occupies or has the right to use or occupy any material real property at which the material operations of the Company and the Company Subsidiaries are conducted as of the date hereof (the “Company Leased Real Property”), is valid, binding and in full force and effect, except that (A) enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (ii) no uncured default of a material nature on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder exists with respect to any Company Leased Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other agreement applicable thereto, the Company Leased Real Property, free and clear of all Liens, except for Permitted Liens.
Section 3.18 Opinion of Financial Advisor. The Company Board of Directors has received the oral opinion (to be confirmed by delivery of written opinion) of Centerview Partners LLC, on or prior to the date of this Agreement that, as of the date of such written opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company Shares (other than (x) holders of Company Shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares and (y) any Company Shares held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. An executed copy of such written opinion will be delivered to Parent, solely for informational purposes, following receipt thereof by the Company.
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Section 3.19 Required Vote. Assuming the accuracy of Parent’s representations and warranties in Section 4.21, the Company Stockholder Approval is the only vote of holders of Company Common Stock which is required to adopt, approve and authorize this Agreement and to consummate the Transactions.
Section 3.20 Material Contracts.
(a) Except for this Agreement, Section 3.20 of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 3.20(a) to which the Company or any Company Subsidiary is a party or by which it is bound, in each case as of the date of this Agreement (all Contracts of the type described in this Section 3.20(a) being referred to herein as the “Company Material Contracts”):
(i) each Contract that limits in any material respect the freedom of the Company or any of its affiliates to compete in any line of business or geographic region, or with any Person, including any Contract that requires the Company and its affiliates to work exclusively with any Person in any geographic region with respect to a material portion of the business of the Company and the Company Subsidiaries or includes any material “non-competition” provision binding on the Company or any Company Subsidiaries, or which by its terms would so limit the freedom of Parent and its affiliates (other than the Company and the Company Subsidiaries) after the Closing;
(ii) any partnership, collaboration, co-promotion, commercialization, research, development or joint venture which is material to the Company and the Company Subsidiaries, taken as a whole;
(iii) each acquisition or divestiture Contract (related to assets or securities) or material licensing agreement (a) entered into since October 31, 2020 or (b) that contains representations, covenants, indemnities or other obligations (including “earn-out” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making of future payments (i) in excess of $3,000,000 with respect to cash payments, individually or in the aggregate with respect to such Contract or series of related Contracts, or (ii) of any capital stock or other equity interests of the Company or Company Subsidiaries, in each case in any fiscal year including or after the date hereof;
(iv) each Contract relating to outstanding Indebtedness of the Company or Company Subsidiaries for borrowed money or any financial guaranty thereof (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $6,000,000 other than (A) Contracts solely among the Company and any wholly owned Company Subsidiary or solely among wholly owned Company Subsidiaries, (B) financial guarantees entered into in the ordinary course of business not exceeding $3,000,000, individually or in the aggregate (other than surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business in each case to the extent not drawn upon), and (C) any Contracts relating to Indebtedness included in the consolidated financial statements in the Company SEC Documents;
(v) each Contract between the Company or any Company Subsidiary, on the one hand, and any officer, director or affiliate (other than a wholly owned Company Subsidiary) of the Company or any Company Subsidiary or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any Company Subsidiary has an obligation to indemnify such officer, director, affiliate or family member;
(vi) any Contract under which the Company or any Company Subsidiary is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property of a third party, which Contract is material to the Company and the Company Subsidiaries, taken as a whole;
(vii) any Contract under which the Company or any Company Subsidiary has granted to a third party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property, which Contract is material to the Company and the Company Subsidiaries, taken as a whole;
(viii) any stockholders, investors rights, registration rights or similar agreement or arrangement;
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(ix) any Contract (A) requiring the Company or any Company Subsidiary to purchase a minimum quantity of goods relating to any product that is reasonably expected to involve expenditures by the Company or any of the Company Subsidiaries of more than $3,000,000 or (B) that is reasonably expected to involve payments to the Company or any of the Company Subsidiaries of more than $10,000,000, in the case of each of subclauses (A) and (B), individually or in the aggregate with respect to such Contract or series of related Contracts, in any fiscal year including or after the date hereof;
(x) any Contract that relates to any swap, forward, futures, or other similar derivative transaction with a notional value in excess of $6,000,000;
(xi) any Contract involving the settlement of any action or threatened action (or series of related actions) (A) which will (x) involve payments after the date hereof of consideration in excess of $3,000,000, individually or in the aggregate or (y) impose monitoring or reporting obligations to any other Person outside the ordinary course of business or (B) with respect to which material conditions precedent to the settlement have not been satisfied;
(xii) any Contract with any Governmental Entity, excluding settlement agreements described in the Company SEC Documents and sales or supply agreements entered into in the ordinary course of business;
(xiii) any Contract not otherwise described in any other subsection of this Section 3.20(a) that is material to the Company and the Company Subsidiaries, taken as a whole, and cannot be terminated by the Company or such Company Subsidiary on less than sixty (60) days’ notice without material payment or penalty;
(xiv) any material lease or sublease with respect to Company Leased Real Property; and
(xv) any Contract not otherwise described in any other subsection of this Section 3.20(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company.
(b) Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the Company or the Company Subsidiary which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 3.21 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (a) all current, material insurance policies and Contracts of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any Company Subsidiaries has received notice of cancellation or termination with respect to any material third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.22 Finders and Brokers. Neither the Company nor any Company Subsidiary has employed any investment banker, broker or finder in connection with the Transactions, other than Centerview Partners LLC,
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who might be entitled to any fee or any commission in connection with or upon consummation of the Mergers. The Company has disclosed to Parent a good faith estimate of the amount of the fees that Centerview Partners LLC and legal counsel are entitled to receive in connection with the Transactions.
Section 3.23 FCPA, Anti-Corruption and International Trade Laws. Except for those matters which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:
(a) neither the Company nor any Company Subsidiary, nor any director, manager or employee of the Company or any Company Subsidiary has in the last five (5) years, in connection with the business of the Company or any Company Subsidiary, itself or, to the Company’s knowledge, any of its agents, representatives, sales intermediaries, or any other third party, in each case, acting on behalf of the Company or any Company Subsidiary, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable) or the Arms Export Control Act, the International Emergency Economic Powers Act, the Export Control Reform Act, the Export Administration Act, the International Traffic in Arms Regulations, the Export Administration Regulations, the Laws and Orders administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Laws relating to the anti-boycott requirements administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, the Tariff Act of 1930 and other Laws and programs administered by U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Foreign Trade Regulations, and any other Laws governing the export or import of items, materials, technology, or data (collectively, the “Export Laws”) (in each case to the extent applicable);
(b) neither the Company nor any Company Subsidiary, nor any director, manager or employee of the Company or any Company Subsidiary, are, or in the past five (5) years have been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any Company Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA;
(c) the Company and each Company Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and each Company Subsidiary as required by the FCPA in all material respects;
(d) the Company and each Company Subsidiary has instituted policies and procedures designed to ensure compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force; and
(e) no officer, director, or employee of the Company or any Company Subsidiary is a Government Official.
Section 3.24 Takeover Statutes. Other than Section 203 of DGCL (from which the Company has taken all action necessary to exempt this Agreement and the Transactions, including the Mergers), no Takeover Statutes are applicable to the Transactions, including the Mergers. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” anti-takeover plan or similar device in effect to which the Company or any Company Subsidiaries is, or the Canyon Newco Entities will be, subject, party or otherwise bound.
Section 3.25 Transactions with Affiliates. To the knowledge of the Company, since July 31 2018, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.
Section 3.26 Material Customers and Suppliers. From July 31, 2020 through the date hereof, no Company Material Customer or Company Material Supplier has terminated, materially curtailed or, notified the Company or any Company Subsidiaries in writing (or, to the knowledge of the Company, otherwise notified the Company or any Company Subsidiaries) that it intends to terminate or materially curtail its business relationship with the Company and the Company Subsidiaries. For purposes of this Agreement, “Company Material Customers” means the Company’s 10 largest customers for the fiscal year ended July 31, 2020 as measured by gross revenue, and “Company Material Suppliers” means the Company’s 10 largest suppliers for the fiscal year ended July 31, 2020, as measured by gross expenditures.
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Section 3.27 No Canyon Newco Entities Activity. From the date of their incorporation, Canyon Newco and Canyon Merger Sub will not have engaged in any activities other than in connection with (a) this Agreement and (b) becoming a guarantor (and guaranteeing obligations outstanding) under and in accordance with the terms and conditions of the Credit Agreement as in effect as of the date of this Agreement.
Section 3.28 No Other Representations. Neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or Company Subsidiaries, their businesses, operations, assets, liabilities, financial condition or results of operations or the accuracy or completeness of any information regarding the Company or Company Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, except for the representations and warranties made by the Company in this Article III (as qualified by the Company Disclosure Letter and the introduction to this Article III) or any certificate delivered pursuant to this Agreement, or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects). The Company and its Affiliates disclaim any representations or warranties except for the representations and warranties made by the Company in this Article III (as qualified by the Company Disclosure Letter and the introduction to this Article III) or any certificate delivered pursuant to this Agreement, whether made by the Company or any Company Subsidiaries or any of their respective Affiliates or Representatives. The Company acknowledges and agrees that neither the Parent Entities nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Parent Entities or any Parent Subsidiary, their businesses, operations, assets, liabilities, financial condition or results of operations or the accuracy or completeness of any information regarding the Parent Entities or any Parent Subsidiary or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions, except for the representations and warranties made by the Parent Entities in Article IV (as qualified by the Parent Disclosure Letter and the introduction to Article IV) or any certificate delivered pursuant to this Agreement, or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects). The Company specifically disclaims that it is relying on or has relied on any such representations or warranties except for the representations and warranties made by the Parent Entities in Article IV (as qualified by the Parent Disclosure Letter and the introduction to Article IV) or any certificate delivered pursuant to this Agreement that may have been made by any Person, and acknowledges and agrees that the Parent Entities and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such representations and warranties.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT, US HOLDCO AND CRYSTAL MERGER SUB
Except as disclosed in the Parent SEC Documents filed or furnished with the SEC since March 31, 2018 (including exhibits and other information incorporated by reference therein, but excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) prior to the date hereof, it being agreed that nothing disclosed in the Parent SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 4.1(a), Section 4.2(a), Section 4.3 or Section 4.22) or in the applicable section of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section of this Agreement to the extent to which the relevance of such item is reasonably apparent), Parent, US Holdco and Crystal Merger Sub jointly and severally represent and warrant to the Company as set forth below.
Section 4.1 Qualification, Organization, Subsidiaries, etc.
(a) Each of Parent, US Holdco, Crystal Merger Sub and the Parent Subsidiaries is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. Each of Parent, US Holdco, Crystal Merger Sub and the Parent Subsidiaries is, where relevant, in good standing under the
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Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent, US Holdco and Crystal Merger Sub to consummate the Parent Mergers by the Outside Date. Parent has filed with the SEC, prior to the date of this Agreement, complete and accurate copies of the Articles of Association of Parent as amended to the date hereof (the “Parent Articles of Association”). The Parent Articles of Association are in full force and effect and Parent is not in violation of the Parent Articles of Association.
(b) Subsidiaries. All the issued and outstanding shares of capital stock of, or other equity interests in, each Parent Subsidiary (i) are wholly owned, directly or indirectly, by Parent free and (ii) have been validly issued and are fully paid and nonassessable. All the issued and outstanding shares of capital stock of, or other equity interests in, each Parent Subsidiary that are owned, directly or indirectly, by the Parent are so owned free and clear of all Liens, other than Permitted Liens.
Section 4.2 Share Capital.
(a) The authorized share capital of Parent consists of 500,000,000 Parent Shares, 25,000 deferred ordinary shares, par value €1.00 per share (“Parent Deferred Shares”) and 50,000,000 preferred shares, par value $0.001 per share (“Parent Preferred Shares”). As of January 7, 2021 (the “Parent Capitalization Date”), (i)(A) 85,352,484 Parent Shares were issued and outstanding (including restricted stock granted pursuant to the Parent Equity Plans) and (B) zero (0) Parent Shares were held in treasury, (ii) (A) 85,013 Parent Shares underlie issued and outstanding restricted stock units granted pursuant to the Parent Equity Plans and (B) 3,583,942 Parent Shares remain reserved for issuance pursuant to the Parent Equity Plans, (iii) zero (0) Parent Deferred Shares were issued and outstanding, (iv) zero (0) Parent Preferred Shares were issued and outstanding, (v) 1,640,077 Parent Shares underlie issued and outstanding nonqualified stock options granted pursuant to the Parent Equity Plans and (vi) 3,200 stock appreciation rights granted pursuant to the Parent Equity Plans were issued and outstanding. All the outstanding Parent Stock are, and all Parent Stock reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. All issued and outstanding shares in the capital of, or other equity interests in, each Significant Subsidiary of Parent are wholly owned, directly or indirectly, by Parent free and clear of all Liens, other than Permitted Liens.
(b) Except as set forth in Section 4.2(a) above, as of the date hereof: (i) Parent does not have any shares of capital stock or other equity interests issued or outstanding other than Parent Shares that have become outstanding after the Parent Capitalization Date upon exercise or settlement of Parent Equity Awards, and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of shares to which Parent or any of Parent’s Subsidiaries is a party obligating Parent or any of Parent’s Subsidiaries to (i) issue, transfer or sell any shares or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such shares or equity interests (in each case other than to Parent or a wholly owned Subsidiary of Parent); (ii) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; or (iii) redeem or otherwise acquire any such shares or other equity interests.
(c) Neither Parent nor any Parent Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.
(d) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the shares or other equity interest of Parent or any of its Subsidiaries.
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Section 4.3 Corporate Authority Relative to this Agreement; No Violation.
(a) Parent, US Holdco and Crystal Merger Sub have all requisite corporate or similar power and authority to enter into, deliver and perform its obligations under this Agreement and to consummate the Transactions, including the Parent Mergers. The execution, performance and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Parent Board of Directors and, except for the filing of the First Certificate of Merger and Second Certificate of Merger with the DSOS no other corporate proceedings on the part of Parent or any Parent Subsidiary are necessary to authorize the consummation of the Parent Mergers. On or prior to the date hereof, the Parent Board of Directors has unanimously resolved that this Agreement and the Transactions, including the Parent Mergers, are fair to and in the best interests of Parent and the shareholders of Parent, and approved and declared advisable this Agreement and the Transactions, including the Parent Mergers, on the terms and subject to the conditions set forth herein. This Agreement has been duly and validly executed and delivered by Parent, US Holdco and Crystal Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent, US Holdco and Crystal Merger Sub, enforceable against Parent, US Holdco and Crystal Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b) Other than in connection with or in compliance with (i) filing the First Certificate of Merger and the Second Certificate of Merger, (ii) applicable requirements of the Securities Act, (iii) applicable requirements of the Exchange Act, (iv) applicable requirements of the HSR Act, (v) any applicable requirements of other Antitrust Laws or FDI Laws, (vi) any applicable requirements of the NYSE and (vii) the consents set forth on Section 4.3(b) of the Parent Disclosure Letter, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the execution, delivery or performance of this Agreement by the Company or the consummation by Parent, US Holdco and Crystal Merger Sub of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or prevent or materially impair the ability of Parent, US Holdco or Crystal Merger Sub to consummate the Parent Mergers by the Outside Date.
(c) The execution, performance and delivery by Parent, US Holdco and Crystal Merger Sub of this Agreement do not, and, except as described in Section 4.3(b), the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, suspension, revocation, nonrenewal or acceleration of any material obligation or to the loss of a material benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit (including Parent Permits), concession, franchise or right binding upon Parent or any of Parent’s Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any of Parent’s Subsidiaries, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Parent Governing Documents or the organizational documents of US Holdco or Crystal Merger Sub or (iii) conflict with or violate any Laws applicable to Parent, US Holdco or Crystal Merger Sub or any of their respective properties or assets, other than in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially impair the ability of Parent, US Holdco and Crystal Merger Sub to consummate the Parent Mergers by the Outside Date.
Section 4.4 Reports and Financial Statements.
(a) From March 31, 2018 through the date of this Agreement, Parent and Former STERIS have filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by them with the SEC (the “Parent SEC Documents”). As of their respective dates or, if amended, as of the date of (and giving effect to) the last such amendment prior to the date hereof, the Parent SEC Documents complied, or if not yet filed or furnished, will when so filed or furnished comply, in all material respects
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with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained, or if not yet filed or furnished, will not contain when so filed or furnished, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Parent SEC Documents and none of the Parent SEC Documents is the subject of ongoing SEC review. From March 31, 2018 through the date of this Agreement, there have not been any material complaints or concerns made through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns alleging possible violations of Law related to Parent’s accounting policies or practices that remain outstanding or unresolved. Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(b) The consolidated financial statements (including all related notes and schedules) of Parent or Former STERIS, as applicable, included in the Parent SEC Documents when filed complied, or if not yet filed, will when so filed comply, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present, or if not yet filed, will when so filed fairly present, in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by Parent’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither Parent nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
Section 4.5 Internal Controls and Procedures. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent’s internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent and its Subsidiaries, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of management and directors of Parent and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s or any of its Subsidiaries’ assets that would be reasonably likely to have a material effect on its financial statements. Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to its auditors and the audit committee of its board of directors (x) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and has identified for Parent’s auditors and audit committee of the Parent Board of Directors any material weaknesses in internal control over financial reporting and (y) any fraud, whether or not material, that involves management or other employees who have a
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significant role in Parent’s internal control over financial reporting. From March 31, 2018 to the date of this Agreement, Parent has not received written notice from the SEC or any other Governmental Entity indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity.
Section 4.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in Parent’s consolidated balance sheet (or the notes thereto) as of September 30, 2020 included in the Parent SEC Documents, (b) for liabilities incurred in the ordinary course of business since September 30, 2020, (c) as expressly permitted or contemplated by this Agreement and (d) for liabilities which have been discharged or paid in full, as of the date hereof, neither Parent nor any Parent Subsidiary has any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than those which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
Section 4.7 Compliance with Law; Permits.
(a) Parent and each of Parent’s Subsidiaries are in compliance with and are not in default under or in violation of any Laws, applicable to Parent, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Parent and Parent’s Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations and Orders of any Governmental Entity necessary for Parent and Parent’s Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect and there is no claim, action, proceeding or suit or, to the knowledge of Parent, investigation pending, or, to the knowledge of Parent, threatened that seeks the revocation, cancellation, termination, non-renewal or adverse modification of any Parent Permit, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially impair the ability of Parent, US Holdco or Crystal Merger Sub to consummate the Parent Mergers by the Outside Date.
Section 4.8 Employee Benefit Plans.
(a) Section 4.8(a) of the Parent Disclosure Letter sets forth, as of the date hereof, each material Parent Benefit Plan. For purposes of this Agreement, “Parent Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, and any trust related thereto, in each case for the benefit of current employees, directors or consultants (or any dependent or beneficiary thereof) of Parent or any Parent Subsidiary or with respect to which the Parent or any Parent Subsidiary may have any obligation or liability (whether actual or contingent).
(b) (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each of the Parent Benefit Plans has been operated and administered in compliance with applicable Laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii) no Parent Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (iii) no Parent Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of Parent or its Subsidiaries beyond their retirement or other termination of service, other than under COBRA or comparable U.S. state Law; (iv) no liability under Title IV of ERISA has been incurred by Parent, its Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that is likely to cause Parent, its Subsidiaries or any of their ERISA Affiliates to incur a liability thereunder; (v) no Parent Benefit Plan is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control,
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within the meaning of Section 4063 of ERISA; (vi) except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all contributions or other amounts payable by Parent or its Subsidiaries pursuant to each Parent Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards; (vii) except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, there are no pending, or to the knowledge of Parent, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Parent Benefit Plans or any trusts related thereto; and (viii) except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Parent Benefit Plans that could result in any liability or excise Tax under ERISA or the Code being imposed on Parent or any Parent Subsidiary.
(c) Each of the Parent Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification, and there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan.
(d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of Indebtedness or otherwise) becoming due to, or increase the amount of compensation due to, any current or former director or employee of Parent or any Parent Subsidiary under any Parent Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Parent Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits, or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code.
(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan, if any, which is maintained outside of the United States has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Parent Benefit Plan is present or operates.
(f) Parent is not a party to nor does it have any obligation under any Parent Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A or 457A of the Code.
Section 4.9 Absence of Certain Changes or Events. Since June 30, 2020, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.10 Investigation; Litigation. (a) There is no investigation, audit or review pending (or, to the knowledge of Parent, threatened), internally or by any Governmental Entity with respect to Parent or any of Parent’s Subsidiaries or any of their respective properties, rights or assets, and (b) there are no claims, actions, suits or proceedings pending (or, to the knowledge of Parent, threatened) against Parent or any of Parent’s Subsidiaries or any of their respective properties, rights or assets before, and there are no Orders, which, in the case of clause (a) or (b), would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.11 Information Supplied. The information relating to Parent, its Subsidiaries, US Holdco and Crystal Merger Sub, and its and their directors, officers and stockholders, and such other matters as may reasonably be necessary or advisable to be contained in the Proxy Statement/Prospectus and the Form S-4 will not, on the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time the Form S-4 (and any amendment or supplement thereto) is declared effective, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement/Prospectus (other than the portions thereof relating solely to the meeting of the shareholders of the Company) and the Form S-4 will comply in all material respects as to form with the requirements of both the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section
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4.11, no representation or warranty is made by Parent, US Holdco or Crystal Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement/Prospectus or the Form S-4 which were not supplied by or on behalf of Parent, US Holdco or Crystal Merger Sub.
Section 4.12 Regulatory Matters.
(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each of Parent and the Parent Subsidiaries holds all Parent Permits and clearances, including (x) all material authorizations under applicable Healthcare Laws and (y) authorizations of any applicable Governmental Entity that are concerned with the quality, identity, strength, purity, safety, efficacy, manufacturing, marketing, promoting distribution, sale, pricing, regulation, import or export of the Parent Products (any such Governmental Entity, a “Parent Regulatory Agency”) necessary for the lawful operating of the businesses of Parent or any of the Parent Subsidiaries as of the Closing (the “Parent Regulatory Permits”); (ii) all such Parent Regulatory Permits are valid and in full force and effect; (iii) Parent is in compliance with the terms of all Parent Regulatory Permits; and (iv) neither Parent nor any of Parent Subsidiaries has received from the applicable Parent Regulatory Agency written, or, to the knowledge of Parent, verbal, notice of any action involving the revocation, nonrenewal or modification of any such Parent Regulatory Permit. All Parent Regulatory Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the businesses of each of Parent and each Parent Subsidiary are being conducted in compliance with all applicable Laws, including all applicable Healthcare Laws and Information Security and Data Privacy Laws. Since March 31, 2018, neither Parent nor any of the Parent Subsidiaries has received any written notification or communication from any Parent Regulatory Agency of noncompliance by, or liability of Parent or the Parent Subsidiaries under, any applicable Healthcare Laws and Information Security and Data Privacy Laws, except where such noncompliance or liability would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c) There is no action, investigation, audit or proceeding pending or, to the knowledge of Parent, threatened, including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall, in each case alleging any violation applicable to any Parent Product by Parent or any of the Parent Subsidiaries of any Law, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(d) Since March 31, 2018, all reports, documents, claims, permits and notices required to be filed, maintained or furnished to any Parent Regulatory Agency by Parent and the Parent Subsidiaries have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, permits or notices would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). Since March 31, 2018, neither Parent nor any of the Parent Subsidiaries, nor, to the knowledge of Parent, any officer, employee, agent or distributor of Parent or any of the Parent Subsidiaries, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law or program. Notwithstanding anything contained in this Section 4.12, no representation or warranty shall be deemed to be made in this Section 4.12 in respect of environmental, Tax, employee benefits or labor Law matters.
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Section 4.13 Tax Matters.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect:
(i) all Tax Returns that are required to be filed by or with respect to Parent or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate;
(ii) Parent and its Subsidiaries have paid all Taxes due, whether or not shown as due and payable on any Tax Return described in clause (a), other than Taxes for which adequate reserves have been established in accordance with IFRS on the books and records of Parent and its Subsidiaries;
(iii) each of Parent and its Subsidiaries has duly and timely withheld or collected all Taxes required to be withheld or collected with respect to any amounts payable to or owing from any employee, creditor, customer, shareholder or other third party, and such withheld or collected Taxes have been either duly and timely paid or remitted to the proper Governmental Entity or properly set aside in accounts for such purpose;
(iv) neither Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement;
(v) none of Parent or any of its Subsidiaries (i) has been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return (other than any affiliated, combined, consolidated or unitary Tax group of which the Parent or any of its Subsidiaries is or was the common parent), (ii) is a party to any written Tax agreement relating to the apportionment, sharing, assignment or allocation of Taxes (other than (x) any such agreement or arrangement solely among Parent and/or its Subsidiaries and (y) any Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or (iii) has any liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor;
(vi) US Holdco is, and at all times through the Second Effective Time will be, classified as a corporation for U.S. federal income tax purposes; and
(vii) neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement plan or circumstance that is reasonably likely to (i) prevent or impede the Pre-Closing Merger and Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the Parent Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) to cause shareholders of Canyon Newco (other than any Excepted Shareholder) to recognize gain pursuant to Section 367(a)(1) of the Code.
(b) Parent is, and at all times since its formation has been, treated as a foreign corporation for U.S. federal income tax purposes.
Section 4.14 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Parent Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted. There are no pending or, to the knowledge of Parent, threatened claims against Parent or its Subsidiaries by any Person alleging infringement by Parent or its Subsidiaries for their use of any Intellectual Property in their respective businesses as currently conducted that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the knowledge of Parent, the conduct of the businesses of Parent and its Subsidiaries does not infringe upon any Intellectual Property or any other similar proprietary right of any Person. As of the date hereof, neither Parent nor any of its Subsidiaries has made
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any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property used in their respective businesses which violation or infringement would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.15 Opinion of Financial Advisor. The Parent Board of Directors has received an opinion from Guggenheim Securities LLC, on or prior to the date of this Agreement, as to the fairness, from a financial point of view, to Parent of the aggregate Merger Consideration being paid by Parent pursuant to this Agreement.
Section 4.16 Material Contracts. Except for this Agreement, Section 4.16 of the Parent Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Contract that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Parent (each such Contract, a “Parent Material Contract”). Neither Parent nor any Parent Subsidiary is in breach of or default under the terms of any Parent Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, as of the date hereof, no other party to any Parent Material Contract is in breach of or default under the terms of any Parent Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Material Contract is a valid and binding obligation of Parent or the Subsidiary of Parent which is party thereto and, to the knowledge of Parent, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 4.17 Finders and Brokers. Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions, other than as set forth in Section 4.17 of the Parent Disclosure Letter, who might be entitled to any fee or any commission in connection with or upon consummation of the Parent Mergers.
Section 4.18 Financing. (a) Parent has delivered to the Company a true, complete and correct copy of the executed Debt Commitment Letter and any related fee letters (redacted in a customary fashion as to economic terms and other commercially sensitive numbers and provisions specified in any such fee letter (including any provisions relating to “flex” terms or similar concepts), none of which could adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated thereby) as in effect on the date hereof. The Debt Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement. Neither Parent nor any of its affiliates has entered into any agreement, side letter or other arrangement of any kind relating to the Financing contemplated by the Debt Commitment Letter, other than the fee letters related thereto, that would reasonably be expected to affect the availability, conditionality, enforceability or amount of the Financing contemplated by the Debt Commitment Letter. As of the date hereof, the commitments contained in the Debt Commitment Letter have not been terminated, reduced, withdrawn or rescinded in any respect, and, to the knowledge of Parent, no such termination, reduction, withdrawal or rescission is contemplated except as set forth in the Debt Commitment Letter. As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each other party thereto, in each case, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium Laws or other similar Laws relating to or limiting creditors’ rights generally and general principles of equity (whether considered in an action of equity or law). Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a breach or default on the part of Parent or, to the knowledge of Parent, any other party thereto under the Debt Commitment Letter. Assuming (a) the truth and accuracy of the Company’s representations and warranties hereunder, (b) compliance by the Company with its obligations hereunder and (c) the satisfaction of the conditions set forth in Article VII at the Closing, as of the date hereof, Parent has no reason to believe that (i) it will be unable to satisfy on a timely basis any term of the Debt Commitment Letter
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or (ii) the Financing contemplated by the Debt Commitment Letter will not be available to Parent at the Closing to the extent required to pay the Required Amounts. There are no conditions precedent or contingencies related to the funding of the Financing contemplated by the Debt Commitment Letter, other than the Financing Conditions.
(b) Parent has, or will have at the Closing, all funds required to be paid by Parent at the Closing pursuant to the terms of this Agreement (including the payment of the Merger Consideration and Fractional Share Consideration, the repayment of any indebtedness of the Company and the Company Subsidiaries required to be repaid in connection with the Transactions and any and all fees and expenses in connection with the Transactions) (collectively, the “Required Amounts”). Each of Parent, US Holdco and Crystal Merger Sub acknowledges and agrees that under the terms of this Agreement, their respective obligation to consummate the Transactions are not in any way contingent upon or otherwise subject to the consummation of any financing arrangements, Parent’s obtaining any financing or the availability, grant, provision or extension of any financing to Parent or any of its Subsidiaries.
Section 4.19 FCPA and Anti-Corruption. Except for those matters which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect:
(a) neither Parent nor any Parent Subsidiary, nor any director, manager or employee of Parent or any Parent Subsidiary has in the last five (5) years, in connection with the business of Parent or any Parent Subsidiary, itself or, to Parent’s knowledge, any of its agents, representatives, sales intermediaries, or any other third party, in each case, acting on behalf of Parent or any Parent Subsidiary, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable) or any Export Laws (in each case to the extent applicable);
(b) neither Parent nor any Parent Subsidiary, nor any director, manager or employee of Parent or any Parent Subsidiary, are, or in the past five (5) years have been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Parent or any Parent Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA;
(c) Parent and each Parent Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Parent and each Parent Subsidiary as required by the FCPA in all material respects;
(d) Parent and each Parent Subsidiary has instituted policies and procedures designed to ensure compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force; and
(e) no officer, director, or employee of Parent or any Parent Subsidiary is a Government Official.
Section 4.20 Stock Ownership. Neither Parent, US Holdco nor Crystal Merger Sub or any of their respective “affiliates” or “associates” (as defined in Section 203 of the DGCL) is, nor at any time during the past three (3) years has been, an “interested stockholder” of the Company as defined either in the Company Certificate or in Section 203 of the DGCL. Neither Parent nor any Parent Subsidiaries directly or indirectly owns, and at all times for the past three years, neither Parent nor any Parent Subsidiaries has owned, beneficially or otherwise, any shares of Company Common Stock.
Section 4.21 No Crystal Merger Sub Activity. Since the date of its formation, Crystal Merger Sub has not engaged in any activities other than in connection with this Agreement.
Section 4.22 No Other Representations. Neither the Parent Entities nor any other Person makes or has made any representation or warranty, expressed or implied, at Law or in equity, with respect to or on behalf of the Parent Entities or any Parent Subsidiary, their businesses, operations, assets, liabilities, financial condition or results of operations or the accuracy or completeness of any information regarding the Parent Entities or any Parent Subsidiary or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, except for the representations and warranties made by the Parent Entities in this Article IV (as qualified by the Parent Disclosure Letter and the introduction to Article IV)
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or any certificate delivered pursuant to this Agreement, or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects). The Parent Entities and their Affiliates disclaim any representations or warranties except for the representations and warranties made by the Parent Entities in this Article IV (as qualified by the Parent Disclosure Letter and the introduction to Article IV) or any certificate delivered pursuant to this Agreement, whether made by the Parent Entities or any Parent Subsidiary or any of their respective Affiliates or Representatives. The Parent Entities acknowledge and agree that neither the Company nor any other Person is making or has made any representations or warranties, expressed or implied, at Law or in equity, with respect to or on behalf of the Company or Company Subsidiaries, their businesses, operations, assets, liabilities, financial condition or results of operations or the accuracy or completeness of any information regarding the Company or Company Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions contemplated, except for the representations and warranties made by the Company in Article III (as qualified by the Company Disclosure Letter and the introduction to Article III) or any certificate delivered pursuant to this Agreement, or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects). The Parent Entities specifically disclaim that they are relying on or have relied on any such representations or warranties except for the representations and warranties made by the Company in Article III (as qualified by the Company Disclosure Letter and the introduction to Article III) or any certificate delivered pursuant to this Agreement that may have been made by any Person, and acknowledge and agree that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such representations and warranties. The Parent Entities further acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, the Company makes no representation or warranty (other than with respect to Taxes) with respect to the impact of the Pre-Closing Merger or the Pre-Closing Conversion under any Contract, Law or Permit (including any Company Regulatory Permit).
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ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE FIRST MERGER
Section 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as set forth in Section 5.1 of the Company Disclosure Letter, (b) as required or specifically permitted pursuant to this Agreement, (c) as required by Law, (d) for any actions taken or omitted to be taken reasonably and in good faith to respond to COVID-19 or any COVID-19 Measures (“COVID-19 Response”); provided that (x) if such COVID-19 Response would (in the absence of this clause (d)) otherwise require Parent’s consent pursuant to this Section 5.1 and could reasonably be expected to have an adverse financial impact on the Company or any Company Subsidiary (including the Canyon Newco Entities) of at least $5,000,000 or could reasonably be expected to otherwise materially and adversely impact the Company and the Company Subsidiaries (including the Canyon Newco Entities), taken as a whole, the Company shall, prior to making any such action, (A) provide prior written notice to Parent describing the material facts regarding the situation and the proposed course of action and (B) reasonably consult with Parent and consider in good faith Parent’s suggestions and/or feedback, and (y) in the case of any other COVID-19 Response that would (in the absence of this clause (d)) otherwise require Parent’s consent pursuant to this Section 5.1, the Company shall, prior to making any such COVID-19 Response, notify Parent in writing, or (e) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company (i) shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to conduct their business in all material respects in the ordinary course of business consistent with past practice and to keep available the services of their present key employees and maintain their existing relations and goodwill with material customers, members, suppliers, licensors, licensees and other third parties with whom it has material business relations; provided, however, that no action with respect to subject matters specifically addressed by subclauses (ii)(a) through (r) shall be deemed a breach of this clause (i) and (ii) shall not, and shall not permit any Company Subsidiary (including the Canyon Newco Entities), between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to:
(a) authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary (including the Canyon Newco Entities)), except dividends and distributions paid or made on a pro rata basis by a Company Subsidiary (including the Canyon Newco Entities) in the ordinary course of business consistent with past practice or by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary;
(b) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for (i) the delivery of Company Shares upon conversion of Convertible Notes in accordance with their terms and (ii) any such transaction by a wholly owned Company Subsidiary which remains a wholly owned Company Subsidiary after consummation of such transaction;
(c) except as required by any Company Benefit Plan in existence as of the date hereof, (i) increase the compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors other than increases in annual base salaries and target incentive compensation at times and in amounts in the ordinary course of business consistent with past practice, (ii) grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay, (iii) enter into any employment, severance, or retention agreement (excluding offer letters that provide for no severance or change in control benefits, other than severance or change in control benefits provided to similarly situated employees in the ordinary course of business consistent with past practice under Company Benefit Plans in effect as of the date hereof) with any of its directors, officers, employees or individual independent contractors, (iv) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Company Benefit Plan except any amendments in the ordinary course of business consistent with past practice that do not contravene the other covenants set forth in this Section 5.1(c) and that do not materially increase the cost of providing benefits pursuant to such agreement or Company Benefit Plan, or (v) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors;
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(d) (i) hire or engage any employee, independent contractor or consultant of the Company or the Company Subsidiaries who: (A) has annual base pay in excess of $250,000, (B) has a title ranked above Vice President II (or salary grade E2), or (C) is located in the Netherlands; (ii) promote any employee who is a member of the executive leadership team or an “executive officer” as defined under Section 16 of the Exchange Act (each, a “Key Executive”) to a position more senior than such employee’s position as of the date of this Agreement, or promote an individual who is not a Key Executive to a Key Executive position; (iii) terminate the employment of any executive officer or participant in the Company’s Executive Severance Plan other than for cause or take any actions that would give a participant in the Company’s Executive Severance Plan the right to terminate for Good Reason as defined therein; or (iv) implement any mass layoff or plant closing as defined under the Worker Adjustment and Retraining Notification Act or any similar state or local Law;
(e) except as required by GAAP or SEC policy (including pursuant to standards, guidelines and interpretations of the FASB or any similar organization), (i) make any change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, (ii) change its fiscal year or (iii) make any material change in interim accounting controls or disclosure controls and procedures that would reasonably be expected to materially and adversely affect the Company and the Company Subsidiaries, taken as a whole;
(f) authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in or a substantial portion of the assets of any Person or any business or division thereof, or any mergers, consolidations or business combinations, except for (i) such asset acquisition transactions with a price that does not exceed $25,000,000 individually or $50,000,000 in the aggregate, or such acquisitions of an equity interest in or any business division thereof, or any mergers, consolidations or business combinations with a price that does not exceed $5,000,000 individually or $10,000,000 in the aggregate or (ii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries, in each case, with respect to (i) and (ii), provided that such transaction does not involve payment or consideration in the form of any capital stock or other equity interests of the Company or Company Subsidiaries or include any material “non-competition” provisions binding on the Company or any Company Subsidiaries (or which by its terms would so limit Parent and its affiliates after the Closing);
(g) amend the Company Governing Documents, and shall not permit any Significant Subsidiary of the Company to adopt any amendments to its governing documents;
(h) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, other than (i) issuances of Company Shares in respect of the settlement of Company RSU Awards outstanding on the date hereof and in accordance with their respective present terms or (ii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries, provided, however, that in no event shall (A) the Company issue, deliver, grant, sell, pledge or dispose of, or authorize the issuance, delivery, grant, sale, pledge or disposition of, any shares of its capital stock, voting securities or other equity interests to any of the Company Subsidiaries or (B) any Subsidiary of the Company acquire any capital stock, voting securities or other equity interest in the Company by any means;
(i) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) acquisitions of Company Shares tendered by holders of Company RSU Awards in order to satisfy obligations to pay Tax withholding obligations with respect thereto, (ii) the acquisition by the Company of Company RSU Awards in connection with the forfeiture of such awards, (iii) transactions between the Company and a wholly owned Company Subsidiary between wholly owned Company Subsidiaries and (iv) settlements in cash (in whole or in part) or conversion of Convertible Notes in accordance with and pursuant to the terms of the Indenture;
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(j) redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any Indebtedness for borrowed money among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (ii) Indebtedness for borrowed money not to exceed $10,000,000 in aggregate principal amount incurred to replace, renew, extend, refinance or refund any existing Indebtedness for borrowed money of the Company or any of the Company Subsidiaries maturing on or prior to the one year anniversary of the date of such refinancing, which Indebtedness is (A) prepayable without premium or penalty (other than customary LIBOR breakage amounts), (B) on terms that, taken as a whole, are substantially consistent with or not more restrictive than those contained in the indebtedness being replaced, renewed, extended, refinanced or refunded and (C) not in a principal amount greater than such indebtedness being replaced, renewed, extended, refinanced or refunded (or, in the case of any “revolving” credit facility, the aggregate amount that may be incurred under the credit agreement governing such indebtedness being replaced, renewed, extended, refinanced or refunded (as in effect as of the date hereof)), plus any amount necessary to cover reasonable fees and expenses incurred in connection with such replacement, renewal, extension, refinancing or refunding, (iii) guarantees by the Company of Indebtedness for borrowed money of Company Subsidiaries or guarantees by Company Subsidiaries of Indebtedness for borrowed money of the Company or any Company Subsidiary, which Indebtedness is incurred in compliance with this Section 5.1(j), (iv) Indebtedness for borrowed money incurred pursuant to the Credit Agreement, in accordance with the terms of the Credit Agreement as in effect as of the date of this Agreement, not to exceed $50,000,000 in aggregate principal amount incurred, (v) transactions at the stated maturity of such Indebtedness and required amortization or mandatory prepayments, (vi) settlements in cash (in whole or in part) or conversion of Convertible Notes in accordance with and pursuant to the terms of the Indenture and (vii) from and after the date that is six months from the date of this Agreement, Indebtedness for borrowed money not to exceed $25,000,000 in aggregate principal amount outstanding at any time incurred by the Company or any of the Company Subsidiaries other than in accordance with clauses (i) through (vi), inclusive; provided that nothing contained herein shall prohibit the Company and the Company Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business consistent with past practice;
(k) make any loans to any other Person, except for loans among the Company and its wholly owned Company Subsidiaries or among the Company’s wholly owned Company Subsidiaries;
(l) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its material properties or assets (including shares in the capital of its or the Company Subsidiaries), except (i) pursuant to existing agreements in effect prior to the execution of this Agreement, (ii) in the case of Liens, as required in connection with any Indebtedness permitted to be incurred pursuant to Section 5.1(j), (iii) sales of inventory, or dispositions of obsolete or worthless equipment, in the ordinary course of business, (iv) non-exclusive licenses of Intellectual Property in the ordinary course of business or in connection with a compromise or settlement of any material claim, litigation, investigation or proceeding permitted by Section 5.1(m), (v) such transactions with a price that does not exceed $10,000,000 in the aggregate and (vi) for transactions among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries;
(m) compromise or settle any material claim, litigation, investigation or proceeding, in each case made or pending by or against the Company or any of the Company Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their officers and directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (i) is for an amount (in excess of insurance proceeds) not to exceed, for any such compromise or settlement, $3,000,000 individually or $6,000,000 in the aggregate and (ii) does not impose any injunctive relief on the Company and the Company Subsidiaries (it is agreed and understood that this clause (m) does not apply to any claim, litigation, investigation or proceeding with respect to Taxes, which shall be governed exclusively by clause (n) below);
(n) make (other than in the ordinary course of business), change or rescind any Tax election, change any annual Tax accounting period and/or method of accounting for Tax purposes, amend any Tax Return,
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settle, concede, abandon or compromise any Tax liability, audit, proceeding, claim or assessment relating to Taxes, surrender any right to claim a Tax refund, waive or extend any statute of limitations with respect to Taxes (other than in connection with any automatic or automatically granted extension to file any Tax Return), enter into any closing agreement or obtain any Tax ruling, in each case, if such action would, individually or in the aggregate with other actions described in this clause (m) and taken after the date hereof, reasonably be expected to result in a material increase in the Tax liability of the Company and the Company Subsidiaries;
(o) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to (i) prevent or impede the Pre-Closing Merger and Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the Parent Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) cause the shareholders of Canyon Newco (other than any Excepted Shareholder) to recognize gain pursuant to Section 367(a)(1) of the Code;
(p) except in accordance with the Company’s anticipated 2021 capital expenditures described in Section 5.1(p) of the Company Disclosure Letter, make any new capital expenditures, or commit to do so, other than capital expenditures not exceeding an amount, in the aggregate, equal to 20% of the capital expenditures described in Section 5.1(p) of the Company Disclosure Letter;
(q) (i) (A) enter into any Contract that would, if entered into prior to the date hereof be a Company Material Contract required to be disclosed pursuant to clauses (i), (vii) or (viii) (in the case of clause (viii), excluding any such Contracts that are not with respect to securities of the Company) of Section 3.20(a) (such Company Material Contracts, “Specified Material Contracts”) or (B) materially modify, materially amend or terminate any Specified Material Contracts or waive, release or assign any material rights or claims thereunder, or (ii) except in the ordinary course of business or in connection with any transaction specifically permitted in this Section 5.1(ii), (A) enter into any Contract that would, if entered into prior to the date hereof, be a Company Material Contract (other than any Specified Material Contracts), or (B) materially modify, materially amend or terminate any Company Material Contract (other than any Specified Material Contracts) or waive, release or assign any material rights or claims thereunder; or
(r) agree, in writing or otherwise, to take any of the foregoing actions.
Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not, and shall cause the Company Subsidiaries not to, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction with (or agree to acquire, purchase, lease or license or otherwise enter into a transaction with) any business, corporation, partnership, association or other business organization or division, if doing so would reasonably be expected to (i) impose any material delay in the satisfaction of, or increase materially the risk of not satisfying the conditions set forth in Section 7.1(c) (to the extent related to any Antitrust Law) or the conditions set forth in Section 7.1(d), (ii) materially increase the risk of any Governmental Entity entering a judgment, injunction, decree, ruling or Order prohibiting or enjoining the consummation of the Mergers or (iii) otherwise prevent or materially delay the consummation of the Mergers. The fact that a merger, acquisition or similar transaction requires approval under the Antitrust Laws shall not in and of itself restrict such transaction under this Section 5.1.
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Section 5.2 Conduct of Business by Parent Pending the Closing. Parent agrees that between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as set forth in Section 5.2 of the Parent Disclosure Letter, (b) as required or specifically permitted pursuant to this Agreement, (c) as required by Law, (d) for any COVID-19 Response; provided that Parent shall, prior to making any such COVID-19 Response that would (in the absence of this clause (d)) otherwise require the Company’s consent pursuant to this Section 5.2, notify the Company, or (e) as consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent (i) shall, and shall cause each Parent Subsidiary to, use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice; provided, however, that no action with respect to subject matters specifically addressed by subclauses (ii)(a) through (h) shall be deemed a breach of this clause (i), and (ii) shall not, and shall not permit any Parent Subsidiary, between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to:
(a) authorize or pay any dividends on or make any distribution with respect to its outstanding shares (whether in cash, assets, stock or other securities of Parent or Parent Subsidiaries), except dividends and distributions paid or made on a pro rata basis by Parent or Parent Subsidiaries in the ordinary course of business consistent with past practice or by a wholly owned Parent Subsidiary to Parent or another wholly owned Parent Subsidiary;
(b) split, combine, reduce or reclassify any of its issued or unissued shares, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its shares, except for any such transaction by a wholly owned Parent Subsidiary which remains a wholly owned Parent Subsidiary after consummation of such transaction;
(c) authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in or a substantial portion of the assets of any Person or any business or division thereof, or any mergers, consolidations or business combinations or any acquisitions of equity or assets, mergers, consolidations or business combinations that, in any case, would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions;
(d) amend the Parent Governing Documents, and shall not permit US Holdco or Crystal Merger Sub or any Significant Subsidiary of Parent to amend any organizational documents;
(e) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares, voting securities or other equity interest in the Parent or any Parent Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable Parent Equity Award under any existing Parent Equity Plan (except as otherwise provided by the express terms of any Parent Equity Award or Parent Equity Plan outstanding on the date hereof), other than (i) issuances of Parent Shares in respect of any exercise of Parent stock options or the vesting or settlement of Parent Equity Awards outstanding on the date hereof and in accordance with their respective present terms, (ii) Parent Equity Awards granted in the ordinary course of business or (iii) transactions between Parent and a wholly owned Parent Subsidiary or between wholly owned Parent Subsidiaries or (iv) in connection with the Financing;
(f) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to (i) prevent or impede the Pre-Closing Merger and Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the Parent Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) cause the shareholders of Canyon Newco (other than any Excepted Shareholder) to recognize gain pursuant to Section 367(a)(1) of the Code;
(g) convene any meeting of the holders of Parent Stock for the purpose of revoking or varying the authority of the directors of Parent to allot Parent Stock; or
(h) agree, in writing or otherwise, to take any of the foregoing actions.
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Notwithstanding anything to the contrary set forth in this Agreement, Parent shall not, and shall cause the Parent Subsidiaries not to, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction with (or agree to acquire, purchase, lease or license or otherwise enter into a transaction with) any business, corporation, partnership, association or other business organization or division, if doing so would reasonably be expected to (i) impose any material delay in the satisfaction of, or increase materially the risk of not satisfying the conditions set forth in Section 7.1(c) (to the extent related to any Antitrust Law) or the conditions set forth in Section 7.1(d), (ii) materially increase the risk of any Governmental Entity entering a judgment, injunction, decree, ruling or Order prohibiting or enjoining the consummation of the Mergers or (iii) otherwise prevent or materially delay the consummation of the Mergers (including the Financing). The fact that a merger, acquisition or similar transaction requires approval under the Antitrust Laws shall not in and of itself restrict such transaction under this Section 5.2.
Section 5.3 Solicitation by the Company.
(a) From and after the date of this Agreement until the earlier of the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, and except as otherwise specifically provided for in this Agreement, the Company agrees that it shall not (and shall not permit any Company Subsidiary to), and that it shall cause its directors, officers and employees not to, and that it shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in negotiations regarding, any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to a Competing Proposal, (ii) furnish to any Person any nonpublic information relating to the Company or any Company Subsidiary in connection with a Competing Proposal, (iii) engage in discussions with any Person with respect to any Competing Proposal made by such Person, (iv) except as required by the duties of the members of the Company Board of Directors under applicable Law (as determined by the Company Board of Directors in good faith, after consultation with its outside legal counsel), waive, terminate, modify or release any Person (other than Parent, US Holdco, Crystal Merger Sub and their respective affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation, (v) approve or recommend, or propose publicly to approve or recommend, any Competing Proposal, (vi) withdraw, or modify or qualify in a manner adverse to Parent, the Company Board Recommendation, (vii) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any Competing Proposal, (viii) take any action to make any “moratorium”, “control share acquisition”, “fair price”, “supermajority”, “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203 of the DGCL, inapplicable to any third party or any Competing Proposal, (ix) fail to include the Company Board Recommendation in the Proxy Statement/Prospectus, or (x) resolve or agree to do any of the foregoing (any act described in clauses (v), (vi) and (ix), a “Change of Recommendation”, it being understood that neither a “stop, look and listen” statement by the Company Board of Directors contemplated by Rule 14d-9(f) under the Exchange Act nor the Company Board of Directors taking a non-position with respect to a Competing Proposal that is a tender offer or exchange until the tenth (10th) business day after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act shall constitute a Change of Recommendation). The Company shall immediately cease, and cause its and the Company Subsidiaries’ Representatives and directors, officers and employees to cease, and shall cause its other Representatives to immediately cease, any and all existing discussions or negotiations with any parties conducted heretofore with respect to any Competing Proposal or potential Competing Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company and the Company Subsidiaries and the Company’s Representatives may in any event inform a Person that has made or, to the knowledge of the Company, is considering making a Competing Proposal of the provisions of this Section 5.3.
(b) Notwithstanding the limitations set forth in Section 5.3(a), if the Company receives, prior to the Company Stockholder Approval being obtained, a bona fide written Competing Proposal, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors constitutes, or would reasonably be expected to result in, a Superior Proposal, then in either event the Company may take the following actions: (x) furnish nonpublic information to the Person
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making such Competing Proposal, if, and only if, prior to so furnishing such information, the Company receives from such Person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such Person with respect to the Competing Proposal.
(c) The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt of any Competing Proposal or any proposal or offer that would reasonably be expected to lead to a Competing Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Competing Proposal, proposal or offer and the material terms and conditions of any such Competing Proposal, proposal or offer. In addition, the Company shall promptly (but in any event within twenty-four (24) hours) after the receipt thereof provide to Parent copies of any material written documentation setting forth the material terms of such Competing Proposal which is received by the Company from the Person (or from any representatives, advisors or agents of such Person) making such Competing Proposal. The Company shall keep Parent reasonably informed of the status and material terms of any such Competing Proposal. The Company shall promptly provide to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Competing Proposal that was not previously provided to Parent.
(d) Notwithstanding anything in this Section 5.3 or Section 5.4 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board of Directors may (i) make a Change of Recommendation in response to an Intervening Event, or (ii) following receipt of a bona fide written Competing Proposal, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors is a Superior Proposal, (A) make a Change of Recommendation or (B) if such Competing Proposal did not result from a breach of Section 5.3(a), terminate this Agreement pursuant to Section 8.1(g) in order to enter into a definitive agreement providing for such Superior Proposal, in each case with respect to clauses (i) and (ii), if and only if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the Company Board of Directors under applicable Law and the Company complies with Section 5.3(e).
(e) Prior to the Company taking any action permitted (i) under Section 5.3(d)(i), (A) the Company shall provide Parent with four (4) business days’ prior written notice advising Parent it intends to effect a Change of Recommendation, which notice shall specify, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Intervening Event), (B) if requested by Parent, the Company shall make its Representatives reasonably available to negotiate with Parent and its Representatives during such four (4) business day period following such notice regarding any proposal by Parent to amend the terms of this Agreement in response to such Intervening Event, and (C) and during such four (4) business day period, the Company shall consider in good faith any proposal by Parent to amend the terms and conditions of this Agreement in a manner that would obviate the basis for a Change of Recommendation, or (ii) under Section 5.3(d)(ii), (A) the Company shall provide Parent with four (4) business days’ prior written notice, which notice shall include an unredacted copy of such proposal and a copy of any financing commitments (in the form provided to the Company) relating thereto (and, to the extent not in writing, the material terms and conditions thereof and the identity of the Person making any such proposal), (B) the Company shall make its Representatives reasonably available to negotiate with Parent and its Representatives during such four (4) business day notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (C) upon the end of such notice period, the Company Board of Directors shall have considered in good faith any revisions to the terms of this Agreement proposed by Parent, and shall have determined that the Superior Proposal nevertheless continues to constitute a Superior Proposal and (D) in the event of any change, from time to time, to any of the financial terms or any material change to any of the other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (ii)(A) and a new notice period under clause (ii)(A) during which time the Company shall be required to comply with the requirements of this Section 5.3(e)(ii) anew with respect to each such additional notice, including clauses (ii)(A) through (ii)(D) above, except that such new notice period shall be two (2) business days.
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(f) Nothing contained in this Agreement shall restrict the Company or the Company Board of Directors from (i) taking or disclosing to the Company’s stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would be inconsistent with applicable Law; provided that any such action or disclosure that constitutes a Change of Recommendation shall be only made in compliance with the applicable provisions of this Section 5.3; provided, further, if there is any such action or disclosure prior to receipt of the Company Stockholder Approval that constitutes a Company Change of Recommendation, Parent shall have the right to terminate this Agreement in accordance with Section 8.1(d).
(g) References in this Section 5.3 to the “Company Board of Directors” shall mean the Company Board of Directors or, to the extent applicable, a duly authorized committee thereof.
Section 5.4 Preparation of the Form S-4 and the Proxy Statement/Prospectus; Company Special Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC the Proxy Statement/Prospectus in preliminary form, and (ii) Parent shall (with the Company’s reasonable cooperation) prepare and cause to be filed with the SEC the Form S-4 with respect to the Parent Stock issuable in the First Merger (and, if required, with respect to the Canyon Newco Common Stock issuable in the Pre-Closing Merger), which will include the Proxy Statement/Prospectus with respect to the Company Special Meeting. Each of the Company and Parent shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing, (B) ensure that the Proxy Statement/Prospectus and the Form S-4 comply in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (C) keep the Form S-4 effective for so long as necessary to complete the First Merger. Each of the Company and Parent shall furnish all information concerning itself, its affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus. The Form S-4 and Proxy Statement/Prospectus shall include all information reasonably requested by such other Party to be included therein. Each of the Company and Parent shall promptly correct any information provided by it or any of its Representatives for use in the Form S-4 or the Proxy Statement/Prospectus if and to the extent that such information is discovered by Company or Parent, as applicable, to be or to have become false or misleading in any material respect. For purposes of this Section 5.4, any information concerning or related to the Company, its affiliates or the Company Special Meeting will be deemed to have been provided by the Company, and any information concerning or related to Parent or its affiliates will be deemed to have been provided by Parent. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement/Prospectus, and shall, as promptly as reasonably practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC and advise the other Party of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement/Prospectus, and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comment from the SEC with respect to the Form S-4. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall reasonably cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response). None of the Company, Parent or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Form S-4 or the Proxy Statement/Prospectus unless it consults with the other Party in advance and, to the extent permitted by the SEC, allows the other Party to participate. Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Stock
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issuable in connection with the First Merger for offering or sale in any jurisdiction, and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Parent Stock in the First Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such actions.
(b) If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company and the shareholders of Parent.
(c) The Company shall (i) as promptly as reasonably practicable following the date of this Agreement, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in connection with the Company Special Meeting, (ii) as promptly as reasonably practicable following the date on which the Form S-4 is declared effective under the Securities Act, in accordance with applicable Law and the Company Governing Documents, duly call, give notice of, file and commence mailing the Proxy Statement/Prospectus to the stockholders of the Company entitled to vote at, the Company Special Meeting and (iii) as promptly as reasonably practicable (but in any event within 40 calendar days) following the commencement of the mailing of the Proxy Statement/Prospectus pursuant to clause (ii) above, convene and hold the Company Special Meeting. The Company shall, through the Company Board of Directors, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Proxy Statement/Prospectus and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except in each case to the extent that the Company Board of Directors shall have made a Change of Recommendation as permitted by Section 5.3. The Company shall use its reasonable best efforts to comply with all legal requirements applicable to the Company Special Meeting. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Special Meeting; provided that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Special Meeting (A) to (1) solicit additional proxies necessary to obtain the Company Stockholder Approval, or (2) distribute any supplement or amendment to the Proxy Statement/Prospectus that the Company has determined in good faith after consultation with outside legal counsel is reasonably necessary under applicable Law and for such supplement or amendment to be reviewed by the Company’s stockholders prior to the Company Special Meeting (provided, that no such postponement or adjournment under this clause (2) may be to a date that is after the 10th business day after the date of such distribution), (B) due to the absence of a quorum, or (C) if and to the extent such postponement or adjournment of the Company Special Meeting is required by an Order issued by any court or other Governmental Entity of competent jurisdiction in connection with this Agreement. The foregoing notwithstanding, the Company may not, without the prior written consent of Parent, postpone or adjourn the Company Special Meeting pursuant to clause (A)(1) or (B) of the immediately preceding sentence for a period of more than 10 business days on any single occasion or, on any occasion, to a date after the earlier of (x) 30 business days after the date on which the Company Special Meeting was originally scheduled and (y) 10 business days before the Outside Date. Without the prior written consent of Parent, the matters contemplated by the Company Stockholder Approval shall be the only matters (other than matters of procedure and matters required by or advisable under applicable Law to be voted on by the Company’s stockholders in connection therewith) that the Company shall propose to be voted on by the stockholders of the Company at the Company Special Meeting. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Special Meeting shall be convened and this Agreement shall be submitted to the Company’s stockholders at the Company Special Meeting, and nothing contained herein
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shall be deemed to affect such obligation. The Company agrees (i) to provide Parent and its Representatives with reasonably detailed periodic updates concerning proxy solicitation results upon Parent’s reasonable request and (ii) upon Parent’s request, to give written notice (which may be given via e-mail) to Parent one day prior to, and on the date of, the Company Special Meeting, indicating whether, as of such date, sufficient proxies representing the Company Stockholder Approval have been obtained.
Section 5.5 Creation of Canyon Newco Entities. After the date hereof, the Company shall cause to be formed Canyon Newco and Canyon Merger Sub and shall cause Canyon Newco and Canyon Merger Sub to become parties to this Agreement through the execution of the Joinder Agreement.
ARTICLE VI

ADDITIONAL AGREEMENTS
Section 6.1 Access; Confidentiality; Notice of Certain Events.
(a) From the date of this Agreement until the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, each of the Company and Parent shall, and shall cause each of the Company Subsidiaries and the Parent Subsidiaries, respectively, to afford to the other Party and to the Representatives of such other Party such access, during normal business hours and upon reasonable advance notice, to their respective properties, offices, books, contracts, commitments, personnel and records, and to furnish reasonably promptly to the other Party and to the Representatives of such other Party such information concerning its business, properties and personnel, in each case, as such other Party may reasonably request for the purpose of preparing for the Closing. Notwithstanding the foregoing, neither the Company nor Parent shall be required by this Section 6.1 to provide the other Party or the Representatives of such other Party with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (B) the disclosure of which would violate any Law or duty (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty) or (C) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding Party shall use its commercially reasonable efforts to provide an alternative means of disclosing or providing such information to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege); provided, however, that such access and information shall be disclosed or granted, as applicable, to external counsel for Parent to the extent reasonably required for the purpose of complying with applicable Antitrust Laws subject to prior execution of a common interest or joint defense agreement in customary form. Each of the Company and Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder. Notwithstanding anything to the contrary in this Agreement, (x) neither Parent nor any of its Subsidiaries shall be required to provide to the Company or any Company Subsidiaries any Tax Returns of Parent or any of its Subsidiaries and (y) each Party may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including any COVID-19 Measures).
(b) Each of the Company and Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.
(c) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Entity or from any other Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other Transactions, if the failure of such Party to obtain such consent could be material to the Company, the Surviving Company or Parent, (ii) of any legal proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of Company Subsidiaries or affiliates in connection with the Mergers or any other Transaction or (iii) upon becoming aware of any event, fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would
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reasonably be expected to result in any of the conditions to the obligations of the Company or the Parent Entities set forth in Article VII not being satisfied at the Closing or the satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.1(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII.
Section 6.2 Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Mergers and the other Transactions as soon as reasonably practicable after the date hereof, including (i) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents, and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained by such Party from any third party and/or any Governmental Entity in order to consummate the Mergers or any of the other Transactions and (ii) using their reasonable best efforts to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each Party agrees (x) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within ten (10) business days after the execution of this Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (y) make all other applications, notices, petitions, and filings for the jurisdictions listed in Section 6.2 of the Company Disclosure Schedule (the “Other Regulatory Laws”) as promptly as practicable after the date hereof.
(b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.2(a) to use reasonable best efforts to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act or any other Antitrust Law or FDI Law, (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party under any Antitrust Law or FDI Law, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity with respect to any Antitrust Law or FDI Law, by promptly providing copies to the other Party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party under any Antitrust Law or FDI Law, in each case regarding any of the Transactions, provided, however, that materials may be redacted to remove references concerning the valuation of Parent, Company or any of their Subsidiaries; and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, telephone call or conference with, the DOJ, the FTC or any other Governmental Entity with respect to the subject matter of this Section 6.2(b), or, in connection with any proceeding by a private party under any Antitrust Law or FDI Law, with any other Person (provided, however, that materials may be redacted to remove references concerning the valuation of Parent, Company or any of their Subsidiaries), and to the extent not prohibited by the DOJ, the FTC or any other applicable Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b), give the other Party the opportunity to attend and participate in any in-person meetings with the DOJ, the FTC or any other Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b). The parties shall jointly develop, and each of the parties shall consult and cooperate in all respects with one another, and consider in good faith the views of one another, in connection with the form
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and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law or FDI Law or approval of any Governmental Entity prior to their submission; provided that, Parent, after prior, good faith consultation with the Company, and after considering, in good faith, the Company’s views and comments, shall have the principal responsibility for devising and implementing the strategy under or relating to any Antitrust Law or FDI Law or approval of any Governmental Entity.
(c) In furtherance and not in limitation of the foregoing, (i) if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Mergers as violative of any Antitrust Law or FDI Law, each of the Parties hereto shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned, as promptly as practicable (and in any event prior to the Outside Date), any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that results from such action or proceeding and that prohibits, prevents or restricts consummation of the Mergers, and (ii) Parent, the Company, and their respective Subsidiaries shall each use their reasonable best efforts to take all such further action as may be necessary to avoid or eliminate each and every impediment under any Antitrust Law or FDI Law so as to enable the Closing to occur as promptly as practicable (and in any event no later than the Outside Date), it being agreed that such obligation to use reasonable best efforts shall require Parent, the Company, and their respective Subsidiaries to propose, negotiate and agree to any sale, divestiture, license, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any of their, or any of the Company’s or any of its Subsidiaries’, respective businesses, product lines, divisions or assets or interests therein, and to take such action or actions that would have a similar effect, including agreeing to change or modify any course of conduct regarding their, or any of the Company’s or any of its Subsidiaries’, respective future operations or otherwise take actions that would limit their, or any of the Company’s or any of its Subsidiaries’, respective freedom of action with respect to, or ability to retain, one or more of their respective businesses, product lines, divisions or assets or interests therein, in each case, so as to permit and cause the condition set forth in Section 7.1(d) to be satisfied as promptly as practicable (and in any event prior to the Outside Date) (each such action a “Regulatory Restraint”); provided, however, that, notwithstanding anything to the contrary in this Agreement, (x) Parent, the Company, and their respective Subsidiaries are not required to agree to any Regulatory Restraint requiring the sale, divestiture, license, holding separate or other similar arrangement with respect to, or other disposition of, assets of Parent, the Company, or any of their Subsidiaries which generated in the aggregate an amount of revenues between (and inclusive of) January 1, 2020 and December 31, 2020 that is in excess of $65,000,000; and (y) Parent, the Company, and their respective Subsidiaries shall not be required to take any of the actions referred to above with respect to an Regulatory Restraint if such action is not conditioned on the occurrence of Closing. The Company and the Company Subsidiaries shall not (without Parent’s prior written consent), propose, negotiate, commit to, effect, or accept any of the actions specified above.
Section 6.3 Publicity. So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Mergers or this Agreement without the prior consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Mergers or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Company shall not be required by this Section 6.3 to provide any such review or comment to Parent in connection with the receipt and existence of a Competing Proposal or a Change of Recommendation and matters related thereto; provided, further, each Party and their respective affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.3.
Section 6.4 Directors’ and Officers’ Insurance and Indemnification. For not less than six (6) years from and after the First Effective Time, Parent agrees to, and to cause the Surviving Company to, indemnify and hold harmless all past and present directors and officers of the Company and the Company Subsidiaries (collectively,
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the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the First Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Mergers or any of the other Transactions), whether asserted or claimed prior to, at or after the First Effective Time, in connection with such persons serving as an officer, director or other fiduciary of the Company or any of the Company Subsidiaries or of any Person if such service was at the request or for the benefit of the Company or any of the Company Subsidiaries, to the fullest extent permitted by Law or provided pursuant to the Company Governing Documents or the organizational documents of any Company Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement. The Parties also agree that all rights to elimination or limitation of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the First Effective Time, whether asserted or claimed prior to, at or after the First Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement shall survive the Merger and shall continue in full force and effect. For six years after the Closing, the First Surviving Corporation shall also cause to be maintained in effect the provisions in (i) the Company Governing Documents and the organizational documents of any Company Subsidiary and (ii) any other agreements of the Company and the Company Subsidiaries with any Indemnified Party, in each case, regarding elimination or limitation of liability, indemnification of officers, directors, employees, agents or other fiduciaries and advancement of expenses that are in existence on the date of this Agreement, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the First Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Mergers or any of the other Transactions). Parent shall also cause the Surviving Company to provide, for an aggregate period of not less than six (6) years from the First Effective Time, the Company’s past and current directors and officers an insurance and indemnification policy that provides coverage for any acts, omissions, or events occurring or alleged to have occurred at or prior to the First Effective Time (the “D&O Insurance”) that is no less favorable than the Company’s existing policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, however, that (i) the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement (the “Cap Amount”) and (ii) the Company may prior to the First Effective Time substitute therefor a single premium tail coverage with respect to D&O Insurance with an annual cost not in excess of the Cap Amount; provided, further, however, that, in each case, if the cost of such insurance exceeds the Cap Amount, then Parent shall or the Company may, as applicable, purchase as much coverage as is reasonably available for the Cap Amount. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies Parent on or prior to the sixth anniversary of the First Effective Time of a matter in respect of which such Person may seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto. In the event Parent or the First Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the First Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Mergers and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party.
Section 6.5  Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Mergers and the other Transactions.
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Section 6.6 Obligations of US Holdco and Crystal Merger Sub. Parent shall take all action necessary to cause US Holdco, Crystal Merger Sub, the First Surviving Corporation and the Surviving Company to perform their respective obligations under this Agreement and to consummate the Transactions, including the Mergers, upon the terms and subject to the conditions set forth in this Agreement.
Section 6.7 Employee Benefits Matters.
(a) Effective as of the First Effective Time and for a period of no less than one (1) year thereafter, Parent shall provide, or shall cause the Surviving Company to provide, to each employee of the Company and/or the Company Subsidiaries who continues to be employed by the Parent or the Surviving Company or any Subsidiary thereof (collectively, the “Continuing Employees”), (i) a base salary or base wage rate and target annual cash incentive compensation opportunities, in each case, that are no less favorable than the base salary or base wage rate and target annual cash incentive compensation opportunities provided to such Continuing Employee immediately prior to the First Effective Time and (ii) employee benefits that are, in the aggregate, no less favorable than those provided to such Continuing Employee immediately prior to the First Effective Time, except as otherwise provided in this Section 6.7.
(b) Effective as of the First Effective Time and thereafter, Parent shall use commercially reasonable efforts to, and to cause the Surviving Company to, (i) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees under the applicable health and welfare benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Benefit Plans immediately prior to the First Effective Time), (ii) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Benefit Plans immediately prior to the First Effective Time, and (iii) credit each Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Benefit Plans prior to the Closing Date during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such year. The Mergers shall not affect any Continuing Employee’s accrual of, or right to use, in accordance with Company policy as in effect immediately prior to the First Effective Time, any personal, sick, vacation or other paid-time-off accrued but unused by such Continuing Employee immediately prior to the First Effective Time for the 2021 calendar year. Except as otherwise required by Law, effective as of January 1, 2022, and thereafter, Continuing Employees shall participate in Parent’s or an affiliate of Parent’s paid time off program or policy, without carryover of any paid time off accrued under the Company’s policy; provided that Parent or Parent’s affiliate, as applicable, will treat the service of the Continuing Employees with the Company (or a Company Subsidiary) attributable to any period before the Closing Date as service rendered to Parent or Parent’s affiliate for purposes of its paid time off program or policy.
(c) Parent shall, or shall cause the Surviving Company to, assume, honor and fulfill all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the date of this Agreement or as subsequently amended.
(d) Parent shall, or shall cause the Surviving Company, to provide to each employee who (i) is employed by the Surviving Company or one of the Company Subsidiaries as of July 31, 2021 or whose employment is terminated on or after the Second Effective Time and prior to July 31, 2021 due to death or disability or on a basis that entitles the individual to severance under the Company Employee Severance Pay Plan or the Executive Severance Plan, as applicable, and (ii) is eligible to participate in an annual bonus program of the Company or one of the Company Subsidiaries, the portion of the annual bonus with respect to the period from February 1, 2021 through July 31, 2021 (pro-rated for any such employee whose employment terminates prior to July 31, 2021 based on the number of days from and including February 1, 2021 through and including the applicable termination date, relative to the 181 day performance period), which bonus shall be determined based on the greater of target performance and actual performance, as determined based on the metrics established by the Company prior to the Second Effective Time to the extent such bonus has not previously been paid as provided on Section 5.1 of the Company Disclosure
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Letter. For the avoidance of doubt, any bonus paid pursuant to this Section 6.7(d) is in lieu of, and not in addition to, any pro-rata bonus an employee may be entitled to with respect to the period from February 1, 2021 to July 31, 2021 pursuant to the Company Employee Severance Pay Plan or the Executive Severance Plan, as applicable.
(e) Nothing in this Agreement, whether express or implied, shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Company or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Company or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or any affiliate and the Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan, Parent Benefit Plan or employee benefit plan of any of US Holdco or Crystal Merger Sub, or (ii) create any third party rights in any current or former service provider of the Company, Parent or their respective affiliates (or any representatives, beneficiaries or dependents thereof).
Section 6.8 Rule 16b-3. Prior to the First Effective Time, the Company and Parent shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) and acquisitions of Parent equity securities pursuant to the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.9 Security Holder Litigation. Each Party shall provide the other Party prompt oral notice of any litigation brought by any stockholder of that Party against such Party, any of its Subsidiaries and/or any of their respective directors relating to the Mergers, this Agreement or any of the Transactions. Each Party shall give the other Party the opportunity to participate (at such other Party’s expense) in the defense or settlement of any such litigation, and no such settlement shall be agreed to without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1, Section 5.2 or Section 6.2, the provisions of this Section 6.9 shall control.
Section 6.10 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NYSE and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the First Effective Time.
Section 6.11 Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the First Effective Time and effective upon the First Effective Time.
Section 6.12 Certain Tax Matters.
(a) Each of Parent and the Company shall use its reasonable best efforts to cause the Mergers, taken together, to qualify, and shall not take or knowingly fail to take (and shall cause its affiliates not to take or knowingly fail to take) any action that is reasonably likely to (i) prevent or impede the Pre-Closing Merger and Pre-Closing Conversion, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) prevent or impede the Parent Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (iii) cause the shareholders of Canyon Newco (other than any Excepted Shareholder) to recognize gain pursuant to Section 367(a)(1) of the Code.
(b) Parent shall, and shall cause its Subsidiaries to, cause each of STERIS Limited and STERIS DOVER Limited to duly make an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) to be classified as an entity disregarded as separate from its owner (as described in Treasury Regulations Section 301.7701-2(c)(2)(i)) effective as of no later than five (5) days prior to the Closing Date.
(c) Each of Parent and the Company shall use its reasonable best efforts and shall cooperate with one another to obtain the opinion referred to in Section 7.3(b) and any similar opinions required to be delivered in connection with the effectiveness of the Form S-4. In connection with the foregoing, (i) Parent shall (and
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shall cause US Holdco and each Merger Sub to) deliver to Tax Counsel a duly executed letter of representation substantially in the form of the letter of representation included in Exhibit B, with such changes as may reasonably be agreed by Parent, the Company and Tax Counsel (the “Parent Tax Certificate”), and (ii) the Company shall deliver to Tax Counsel a duly executed letter of representation in the form of the letter of representation included in Exhibit C, with such changes as may reasonably be agreed by Parent, the Company and Tax Counsel (the “Company Tax Certificate”), in the case of each of clause (i) and (ii), at such times as such counsel shall reasonably request (including on the effective date of the Form S-4 and at the Closing). Parent and the Company shall also provide such other information as reasonably requested by Company Tax Counsel for purposes of rendering any opinion described in this Section 6.12.
(d) Parent shall, and shall cause US Holdco and the Company to, comply with the reporting requirements of Treasury Regulations Section 1.367(a)-3(c)(6) and shall make arrangements with each “five-percent transferee shareholder” of Parent within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), if any, to ensure that such shareholder will be informed of any disposition of any property that would require the recognition of gain under such person’s gain recognition agreement entered into under Treasury Regulations Section 1.367(a)-8. For the avoidance of doubt, clause (ii) of Section 6.12(a) shall not be interpreted to prevent the disposition of any property of the Company by Parent or any of its Subsidiaries to a third party, subject to Parent’s compliance with the immediately preceding sentence.
(e) After the Pre-Closing Merger Effective Time and prior to the First Effective Time, Canyon Newco shall provide a statement to Parent in accordance with Treasury Regulations Sections 1.1445-2(c)(3)(i) and 1.897-2(h) certifying that any equity interest in Canyon Newco is not a U.S. real property interest within the meaning of Section 897(c); provided, however, that such statement shall not be dated more than thirty (30) days prior to the First Effective Time.
(f) In the event that the Pre-Closing Merger and the Pre-Closing Conversion, taken together, or the Parent Mergers, taken together, would reasonably be likely to fail to qualify for the tax treatment described in Section 6.12(a) (the “Intended Tax Treatment”), the Parties agree (i) to cooperate in good faith to explore such modifications to the structure or alternative structures as would permit the transactions contemplated hereby to qualify for the Intended Tax Treatment, and (ii) if the Parties agree to pursue any such modification or alternative structure in the exercise of their reasonable discretion, the Parties shall enter into an appropriate amendment to this Agreement to reflect such modification or alternative structure; provided, however, that any actions taken pursuant to this Section 6.12(f) shall not (A) prevent, delay or impede the Closing, (B) alter or change the amount, nature or mix of the Merger Consideration, (C) impose any unreimbursed cost on Parent or the Company without the consent of such Party or (D) result in any breach of, or default under, the Credit Agreement or Indenture.
Section 6.13 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Stock to be issued in the First Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the First Effective Time.
Section 6.14 The Company’s Financing Cooperation.
(a) Prior to the Closing, the Company shall, and shall use its reasonable best efforts to cause the Company Subsidiaries and Representatives to, use reasonable best efforts to provide, in each case, at Parent’s sole cost and expense, such assistance with the Financing as is customary and reasonably requested by Parent, including using reasonable best efforts with respect to: (i) providing customary information relating to the Company and the Company Subsidiaries including, as is reasonably requested by Parent, (A) financial statements, financial data, audit reports and other pertinent information regarding the Company and the Company Subsidiaries of the type required by SEC Regulation S-X and SEC Regulation S-K under the Securities Act, for registered offerings of debt securities (it being understood that information will be deemed delivered if it is publicly available and filed by the Company on the SEC’s EDGAR website) and (B) a qualitative and quantitative “recent developments” section with a brief discussion of the Company’s expected consolidated results of operations for any period for which the Company has not yet publicly filed its financial statements; (ii) assisting Parent and any of its Financing Sources in their preparation of (A) appropriate and customary offering documents, private placement memoranda, prospectuses, prospectus supplements, registration statements, syndication documents and materials including information memoranda,
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lender and investor presentations and other marketing documents (including “public side” versions thereof) for the Financing, (B) appropriate and customary materials for rating agency presentations and (C) appropriate and customary pro forma financial statements of the type required by SEC Regulation S-X reflecting the Transactions (it being understood that nothing in this Section 6.14 shall require the Company to prepare any pro forma financial statements); (iii) furnishing Parent with the Required Financial Information and such other financial information relating to the Company and the Company Subsidiaries as is customary or reasonably necessary for the arrangement, syndication and completion of the Financing (and in the case of the Required Financial Information, on or prior to such date required pursuant to the Financing Conditions); (iv) causing appropriate senior management of the Company and the Company Subsidiaries to participate in meetings (including a reasonable and limited number of one-on-one meetings or conference calls that are requested in advance with the Financing Sources), lender presentations, road shows, rating agency presentations and due diligence sessions in connection with the Financing, in each case at reasonable times and locations mutually agreed and upon reasonable prior notice; (v) causing the independent accountants of the Company to provide appropriate and customary assistance to Parent, including (A) participating in a reasonable number of accounting due diligence sessions at reasonable times and locations mutually agreed and upon reasonable prior notice, (B) providing the necessary consents to file the independent accountants’ audit report in any filings with the SEC and (C) providing comfort letters customary for registered offerings of debt or equity securities or private placements under Rule 144A under the Securities Act, as applicable, (vi) if requested by Parent (which request, other than in connection with any offering of debt securities, shall have been made at least eight (8) Business Days prior to the Closing Date), furnishing to Parent and the Financing Sources all information regarding the Company and the Company Subsidiaries that is reasonably requested to the extent required in connection with the Financing by regulatory authorities under applicable “beneficial ownership,” “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; (vii) providing customary authorization and representation letters and arranging for customary auditor consents for use of the Required Financial Information in marketing documentation and authorizing the distribution of information relating to the Company and the Company Subsidiaries to prospective lenders and containing a customary representation to the Financing Sources for the Financing that such information does not contain a material misstatement or omission; (viii) assisting in obtaining reasonable and customary corporate, bond and facility credit ratings in connection with the Financing; (ix) delivering to Parent (A) at least three (3) business days prior to the Closing Date, a draft of a customary payoff letter relating to the repayment (or cash collateralization with respect to certain obligations which cannot by their nature be repaid at the Closing) and termination of the outstanding obligations under the Credit Agreement (the “Payoff Letter”) and (B) on the Closing Date, an executed copy of the Payoff Letter and customary release documentation evidencing the release of guarantees and liens with respect to the Credit Agreement; and (x) assisting Parent in its preparation of the schedules to the definitive documentation for the Financing as may reasonably be requested in connection with the Financing. The Company hereby consents to the use of all of its and the Company Subsidiaries’ logos in connection with the Financing, provided that such logos are used solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or any Company Subsidiary.
(b) Notwithstanding anything to the contrary in this Agreement, none of the Company, any of the Company Subsidiaries or any of its or their respective Representatives shall be required by this Section 6.14 (i) to take any action or provide any assistance that would unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries in the Company’s reasonable judgment; (ii) to pass resolutions or consents to approve or authorize the execution of the Financing or the Debt Financing Documents prior to the Closing Date, provided that the Company and the Company Subsidiaries and their respective Representatives shall cooperate with Parent to replace any officers and directors of the Company and the Company Subsidiaries who will not be employed thereby immediately after Closing with Persons designated by Parent and to add any officers and directors designated by Parent, such replacements and additions to become effective immediately at Closing; (iii) to execute or deliver any certificate, document, instrument or agreement (other than customary authorization and representation letters as set forth in Section 6.14(a)(vi)) that is effective prior to the Closing; (iv) to require the Company or any Company Subsidiary to pay any commitment or other similar fee, make any other payment, reimburse any expenses or otherwise incur any liabilities or give any indemnities in connection with the Financing prior to the Closing; (v) to
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take any action or provide any information that will conflict with or violate its organizational documents, any Company Material Contract by which such Person is bound or any applicable Laws or duties (including duties of confidentiality), or (in the case of the disclosure of information) would result in the waiver of any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its commercially reasonable efforts to provide an alternative means of disclosing or providing such information to the maximum extent permitted by Law or duty or to the maximum extent that does not result in a loss of such attorney-client, attorney work product or other legal privilege, as applicable, and in the event that the Company or any Company Subsidiary does not provide access or information in reliance on this clause (v), the Company shall provide notice to Parent that information is being withheld); (vi) to take any action or provide any assistance that would reasonably be expected to result in personal liability to a director or officer or cause any representation or warranty of the Company in this Agreement to be breached or to become inaccurate; or (vii) to take any action or provide any assistance that involves preparing or providing to Parent or any Financing Sources any financial statements or other information that is not reasonably available to the Company. Parent shall (1) promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any Company Subsidiary or any of its or their Representatives in connection with providing the assistance contemplated by this Section 6.14 and (2) indemnify and hold harmless the Company and the Company Subsidiaries and its and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments and penalties suffered or incurred in connection with providing the assistance contemplated by this Section 6.14 and any information used in connection therewith, except to the extent arising out of the gross negligence, bad faith, fraud or willful misconduct of the Company or any Company Subsidiary or any of its or their respective Representatives or a material breach of this Agreement by the Company.
Section 6.15 Parent’s Financing Cooperation.
(a) Each of Parent, US Holdco and Crystal Merger Sub shall use their reasonable best efforts to obtain the Financing contemplated by the Debt Commitment Letter (including the “flex” terms or similar concepts contemplated by the related fee letters) or, in the event any portion or all of such Financing becomes unavailable, alternative financing on terms and conditions not materially less favorable to Parent (or its Affiliates), taken as a whole, than as contemplated by the Debt Commitment Letter (including the “flex” terms or similar concepts contemplated by the related fee letters), in an amount sufficient, when added to the available cash of Parent and any portion of the remaining Financing contemplated by the Debt Commitment Letter, if any, and any other sources available to Parent, to fund the payment of the Required Amounts as and to the extent (but only to the extent) required to fund the Required Amounts and consummate the Transactions. Parent shall have delivered to the Company a true and complete copy of each executed Debt Commitment Letter (including, in the case of any alternative financing, using reasonable best efforts to obtain new financing commitment letters that provide for such alternative financing) and any related fee letters (redacted as to economic terms and other commercially sensitive numbers and provisions specified in any such fee letter (including any provisions relating to “flex” terms or similar concepts), none of which could adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated thereby). For purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative financing arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question), all references to “Financing” shall be deemed to include any alternative financing, all references to “Financing Sources” shall include the persons providing or arranging, underwriting or placing any alternative financing, and all references to “Financing Conditions” shall, with respect to such alternative financing, be deemed to refer to the conditions precedent to obtaining such alternative financing. Notwithstanding the foregoing, compliance by Parent with this Section 6.15 shall not relieve Parent of its obligations to consummate the Transactions whether or not the Financing is available.
(b) Parent shall keep the Company informed on a reasonably current basis and in reasonable detail, upon written request by the Company, of the status of its efforts to arrange the Financing and shall provide to the Company, upon its written request complete, correct and executed copies of the material definitive agreements for the Financing to the extent effective prior to the funding of the Financing. Parent shall give the Company prompt notice of (i) any default, termination, cancellation, breach or threatened in writing
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breach by any party to the Debt Commitment Letter or the Debt Financing Documents (to the extent effective prior to the funding of the Financing) of which Parent becomes aware and (ii) the receipt of any written notice or other written communication from any Financing Source with respect to any default, termination, cancellation or breach by any party to the Debt Commitment Letter or Debt Financing Documents (to the extent effective prior to the funding of the Financing); in each case of the foregoing clauses (i) and (ii), solely to the extent such default, termination, cancellation or breach would reasonably be expected to result in the Financing not being available at Closing as and to the extent (but only to the extent) required to fund the Required Amounts and consummate the Transactions.
(c) Parent shall not, without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), agree to any amendment or modification to, or any waiver of any provision or remedy under, the Debt Commitment Letter or any Debt Financing Document (to the extent effective prior to the funding of the Financing) (i) that would reasonably be expected to (x) adversely affect the ability of Parent, US Holdco, or Crystal Merger Sub to timely consummate the Transactions or (y) prevent, materially impede or materially delay the timely funding of the Financing or the satisfaction of the conditions to obtaining the Financing, (ii) that adds new or adversely modifies any existing conditions to obtaining the Financing, (iii) that reduces the amount of the Financing to an amount that would be less than an amount that would be required, when added to the available cash of Parent and any portion of the remaining Financing contemplated by the Debt Commitment Letter, if any, and any other sources available to Parent, to fund the payment of the Required Amounts or (iv) that adversely affects the ability of Parent or its affiliates to enforce their rights against the other parties to the Debt Commitment Letter or such Debt Financing Documents; provided, that for the avoidance of doubt, Parent may modify, supplement or amend the Debt Commitment Letter (A) to add lenders, lead arrangers, bookrunners, syndication agents, other agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof (and, in connection therewith, amend the economic and other arrangements with respect to the appointment of such existing and additional lenders, lead arrangers, bookrunners, syndication agents, other agents or similar entities), so long as any such addition would not reasonably be expected to prevent, materially delay or materially impede the timely funding of the Financing or the satisfaction of the Financing Conditions, or (B) to increase the amount of funds available thereunder. For the purposes of this Agreement, the terms “Debt Commitment Letter” and “Debt Financing Document” include the Debt Commitment Letter and any Debt Financing Document as the same may be amended, waived, modified or replaced pursuant to this Section 6.15(c).
Section 6.16 Resolution of Certain Pre-Closing Matters.
(a) Prior to the Closing, the Company shall use commercially reasonable efforts to undertake, at Parent’s sole expense and at Parent’s direction, the actions set forth on Section 6.16(a) of the Company Disclosure Letter; provided that the Company shall not be required to take any action that would become binding prior to the time at which all conditions in Article VII have been satisfied or waived, and the failure to achieve such actions shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII
(b) Prior to the Closing, the Company shall take the action set forth on Section 6.16(b) of the Company Disclosure Letter.
ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGERS
Section 7.1 Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each Party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, US Holdco, Crystal Merger Sub and the Company, to the extent permitted by applicable Law:
(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained;
(b) Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall be pending before the SEC;
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(c) Adverse Laws or Orders. (i) There shall not have been issued by an Governmental Entity of competent jurisdiction, and remain in effect, any temporary restraining order, preliminary or permanent injunction or other order (“Restraint”) preventing consummation of the Mergers and (ii) no Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Mergers, in each case after the date hereof, other than any such Restraints or Laws (x) in jurisdictions that are immaterial to the business and operations of each of Parent and the Company and (y) would have an immaterial effect on each of Parent and the Company;
(d) Required Antitrust and FDI Law Clearances. Any applicable waiting period (or extension thereof) relating to the Mergers under the HSR Act or Other Regulatory Laws shall have expired or been terminated and any pre-closing approvals or clearances required thereunder shall have been obtained; and
(e) Listing. The shares of Parent Stock to be issued in the First Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.
Section 7.2 Conditions to Obligations of Parent, US Holdco and Crystal Merger Sub. The obligations of Parent, US Holdco and Crystal Merger Sub to effect the Mergers are also subject to the satisfaction or waiver (in writing) by Parent on or prior to the Closing Date of each of the following additional conditions:
(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Article III (other than Section 3.1(a) (first sentence), Section 3.1(b) (clause (i) of first sentence), Section 3.2(a) (other than the last sentence thereof), Section 3.2(b), Section 3.2(c), Section 3.3(a), Section 3.10(a), Section 3.18, Section 3.19, Section 3.22 and Section 3.24) shall be true and correct (without regard to “materiality” and “Company Material Adverse Effect” qualifiers contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) Section 3.2(a) (other than the last sentence thereof) and Section 3.2(b) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date), except for de minimis inaccuracies, (iii) Section 3.1(a) (first sentence), Section 3.1(b) (clause (i) of first sentence), Section 3.2(c), Section 3.3(a), Section 3.18, Section 3.22 and Section 3.24 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date), and (iv) Section 3.10(a) and Section 3.19 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date; and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to the foregoing effect;
(b) No Company Material Adverse Effect. Since the date hereof, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to such effect; and
(c) Performance of Obligations of the Company. The covenants and agreements in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects; and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to such effect.
Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Mergers are also subject to the satisfaction or waiver (in writing) by the Company on or prior to the Closing Date of each of the following additional conditions:
(a) Representations and Warranties. The representations and warranties of Parent, US Holdco and Crystal Merger Sub set forth in (i) Article IV (other than Section 4.1(a) (first sentence), Section 4.1(b)
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(clause (i) of first sentence), Section 4.2(a) (other than the last sentence thereof), Section 4.2(b), Section 4.2(c), Section 4.3(a), Section 4.9(a), and Section 4.17), shall be true and correct (without regard to “materiality” and “Parent Material Adverse Effect” qualifiers contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not be reasonably be expected to have a Parent Material Adverse Effect, (ii) Section 4.2(a) (other than the last sentence thereof) and Section 4.2(b) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date), except for de minimis inaccuracies, (iii) Section 4.1(a) (first sentence), Section 4.1(b) (clause (i) of first sentence), Section 4.2(c), Section 4.3(a) and Section 4.17 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date), and (iv) Section 4.9(a) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date, and the Company shall have received at the Closing a certificate signed on behalf of Parent, US Holdco and Crystal Merger Sub by an executive officer of each of Parent, US Holdco and Crystal Merger Sub to such effect;
(b) The Company shall have received the opinion of Company Tax Counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (i) the Pre-Closing Merger and Pre-Closing Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the Parent Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (iii) the Parent Mergers will not result in gain recognition to the shareholders of Canyon Newco pursuant to Section 367(a)(1) of the Code (assuming that in the case of any such shareholder who would be treated as a “five-percent transferee shareholder” of Parent within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), such shareholder enters into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c) and complies with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). In rendering such opinion, Company Tax Counsel (or Parent Tax Counsel, if applicable) may rely on the Parent Tax Certificate, the Company Tax Certificate and such other information provided to it by Parent and/or the Company for purposes of rendering such opinion; provided, however, that if Company Tax Counsel is unwilling or unable to deliver such opinion, Parent Tax Counsel may, at the election of Parent, deliver such opinion to the Company in satisfaction of this Section 7.3(b);
(c) No Parent Material Adverse Effect. Since the date hereof, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and Parent shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect; and
(d) Performance of Obligations of Parent, US Holdco and Crystal Merger Sub. The covenants and agreements in this Agreement that Parent, US Holdco and Crystal Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect.
ARTICLE VIII

TERMINATION
Section 8.1 Termination. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Company Stockholder Approval, if applicable) as follows:
(a) by mutual written consent of Parent and the Company;
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(b) by either Parent or the Company, prior to the First Effective Time, if there has been a breach by the Company, on the one hand, or Parent, US Holdco or any Merger Sub, on the other hand, of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would result in the conditions in Article VII not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (ii) three (3) business days before the Outside Date) (a “Terminable Breach”); provided, however, this Agreement may not be terminated pursuant to this Section 8.1(b) by any Party if such Party (or any other Parent Entity, if Parent is seeking to terminate) is then in Terminable Breach of any representation, warranty, covenant or agreement set forth in this Agreement;
(c) by either Parent or the Company, if the First Effective Time shall not have occurred by midnight, Eastern Time, on October 12, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the First Effective Time not occurring prior to the Outside Date; provided, further, that if on the Outside Date the condition set forth in Section 7.1(d) and/or the condition set forth in Section 7.1(c) (if such Restraint or Law is, or is in respect of, any Antitrust Law or FDI Law) has not been satisfied but all other conditions to the Closing set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied), the Outside Date shall automatically be extended by an additional three (3) months until January 12, 2022, which extended date shall thereafter be considered the Outside Date; provided, further, that if on the Outside Date as extended pursuant to the preceding proviso the condition set forth in Section 7.1(d) and/or the condition set forth in Section 7.1(c) (if such Restraint or Law is, or is in respect of, any Antitrust Law or FDI Law) has not been satisfied but all other conditions to the Closing set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied), Parent or the Company may, by written notice delivered to the other Party prior to January 12, 2022, extend the Outside Date by an additional three (3) months until April 12, 2022, which extended date shall thereafter be considered the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to occur on or prior to the Outside Date;
(d) by Parent, prior to the receipt of the Company Stockholder Approval, if (i) a Change of Recommendation shall have occurred, (ii) a tender or exchange offer subject to Regulation 14D under the 1934 Act that constitutes a Competing Proposal shall have been commenced (within the meaning of Rule 14d-2 under the Exchange Act) and the Company shall not have communicated to its stockholders, within ten (10) business days after such commencement, a statement disclosing that the Company recommends rejection of such tender or exchange offer (or shall have withdrawn any such rejection thereafter), or (iii) the Company has committed a material breach of Section 5.3 or Section 5.4 (and such breach is not curable, or if curable, has not been cured within ten business days after the receipt of notice thereof by the Company from Parent);
(e) by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers such that the condition set forth in Section 7.1(c) cannot be satisfied; provided, that that the Party seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have complied in all material respects with its obligations under this Agreement with respect to preventing the entry of and to removing such order, injunction, decree or ruling;
(f) by either the Company or Parent, if the Company Stockholder Approval shall not have been obtained at the Company Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken; or
(g) by the Company, prior to obtaining the Company Stockholder Approval, pursuant to Section 5.3(d)(ii)(B), in order to enter into a definitive agreement providing for a Superior Proposal, provided that the Company shall have paid the Company Termination Fee pursuant to Section 8.2(b)(iv) simultaneously with or prior to such termination.
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Section 8.2 Effect of Termination.
(a) In the event of the valid termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, US Holdco, Crystal Merger Sub or the Company, except that the Confidentiality Agreement, this Section 8.2 and Section 9.3 through Section 9.14 shall survive such termination; provided, however, that subject to Section 8.2(b)(iv), nothing herein shall relieve any Party from liability or damages resulting from a Willful Breach or fraud prior to such termination.
(b) Termination Fees.
(i) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(f), (B) a Competing Proposal shall have been publicly disclosed and not publicly withdrawn prior to the date of the Company Special Meeting, and (C) (1) any Competing Proposal is consummated within twelve (12) months of such termination or (2) the Company enters into a definitive agreement providing for a Competing Proposal within twelve (12) months of such termination, then the Company shall pay to Parent a fee of $127,400,000 in cash (the “Company Termination Fee”) concurrently with the occurrence of the applicable event described in clause (C)(1) or clause (C)(2). Solely for purposes of this Section 8.2(b)(i), the term “Competing Proposal” shall have the meaning assigned to such term in Section 9.5, except that all references to “20%” therein shall be deemed to be references to “50%.”
(ii) If Parent terminates this Agreement pursuant to Section 8.1(d), within three (3) business days after such termination, the Company shall pay or cause to be paid to Parent the Company Termination Fee.
(iii) If the Company terminates this Agreement pursuant to Section 8.1(g), the Company shall pay or cause to be paid to Parent the Company Termination Fee simultaneously with or prior to such termination.
(iv) In the event any amount is payable by the Company pursuant to the preceding clauses (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. For the avoidance of doubt, in no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.
(v) Each of the Parties acknowledges that the agreements contained in this Section 8.2(b) are an integral part of the Transactions, and that, without these agreements, Parent, US Holdco and Crystal Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.2(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Company Termination Fee set forth in this Section 8.2(b) or any portion of such amount, the Company shall pay to Parent the costs and expenses (including attorneys’ fees) incurred by Parent in connection with such suit, together with interest on the amount of the Company Termination Fee, at the prime rate (as published in The Wall Street Journal) in effect on the date such payment was required to be made, from the date such payment was required to be made through the date of payment.
(c) Each of the Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that the Company Termination Fee is not a penalty, but rather is a reasonable amount that will compensate Parent, US Holdco and Crystal Merger Sub, in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, (i) subject to the last sentence of Section 9.14, Parent’s right to receive payment from the Company of the Company Termination Fee shall be the sole and exclusive remedy of the Parent Entities, any of their respective Affiliates or any of the respective Representatives of the foregoing (collectively, “Parent Related Parties”) or any other Person in connection with any and all losses or damages suffered or incurred by the Parent Related Parties or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof), any breach or failure to perform hereunder or any matter forming the basis for termination, and none of the Parent Related Parties or any other Person shall be
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entitled to bring or maintain any claim, action or proceeding against the Company, any of its Affiliates or any of the respective Representatives, stockholders, option or other award holders, partners, managers members of the foregoing (collectively, “Company Related Parties”) arising out of or in connection with the foregoing, and (ii) upon acceptance by Parent of the Company Termination Fee, the Company Termination Fee shall be deemed to be liquidated damages for, and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of, any of the foregoing. Notwithstanding anything to the contrary, nothing in this Agreement (including Section 8.2(a) and this Section 8.2(c)) shall in any way limit the provisions of Section 9.14.
ARTICLE IX

MISCELLANEOUS
Section 9.1 Amendment and Modification; Waiver.
(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Company Stockholder Approval, by written agreement of the Parties (by action taken by their respective boards of directors); provided, however, that after the approval of the First Merger by the stockholders of the Company, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
(b) At any time and from time to time prior to the First Effective Time, either the Company, on the one hand, or any Parent Entity, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of any Parent Entity or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of any Parent Entity or the Company contained herein. Any agreement on the part of a Parent Entity or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
(c) Notwithstanding anything to the contrary contained herein, this Section 9.1(c), Section 9.9(b), Section 9.11(a)(2), Section 9.11(b)(2), Section 9.12 and Section 9.15 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of any of the foregoing provisions) may not be amended, supplemented, waived or otherwise modified without the prior written consent of the Financing Sources.
Section 9.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the First Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the First Effective Time.
Section 9.3 Expenses. Subject to Section 8.2, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses, except that Parent and the Company shall share equally all Expenses incurred in connection with (a) printing, filing and mailing the Proxy Statement/Prospectus and Form S-4, and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement/Prospectus and Form S-4, (b) the Exchange Agent, and (c) any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes.
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Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to Parent, US Holdco or Crystal Merger Sub, to:
STERIS plc
70 Sir John Rogerson’s Quay
Dublin 2
D02 R296
Ireland
Attn:	J. Adam Zangerle,
Senior Vice President, General Counsel, and Company Secretary
Email:	adam_zangerle@steris.com

with a copy to:
Jones Day
250 Vesey Street
New York, NY 10281
Attention:	James P. Dougherty
E-mail:	jpdougherty@jonesday.com

and

Jones Day
901 Lakeside Avenue
Cleveland, OH 44114
Attention:	Erin de la Mare
E-mail:	esdelamare@jonesday.com

and

if to the Company, to:

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424
Attention:	Jeff Mann, Senior Vice President, General Counsel and Secretary
Email:	Jeff.Mann@cantelmedical.com

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Igor Kirman
Victor Goldfeld
Email:	IKirman@wlrk.com
VGoldfeld@wlrk.com
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Section 9.5 Certain Definitions. For the purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that (a) contains terms that are no less favorable in the aggregate to the Company or Parent, as applicable, than those contained in the Confidentiality Agreement and (b) does not contain any provision (i) granting any exclusive right to negotiate with such counterparty, or (ii) prohibiting the Company from satisfying its obligations under this Agreement; provided, however, that an Acceptable Confidentiality Agreement shall not be required to contain standstill provisions.
“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.
“Bribery Legislation” means all and any of the following: the United States Foreign Corrupt Practices Act of 1977; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the UK Bribery Act 2010; the Proceeds of Crime Act 2002; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which Parent or the Company operates.
“business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.
“Canyon Merger Sub” means a direct and wholly owned Subsidiary of Canyon Newco to be formed as a Delaware corporation after the date hereof pursuant to the terms of this Agreement.
“Canyon Newco” means a direct and wholly owned Subsidiary of the Company to be incorporated as a Delaware corporation after the date hereof pursuant to the terms of this Agreement.
“Canyon Newco Entities” means each of Canyon Newco and Canyon Merger Sub.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commercialization” means any and all activities directed to the commercialization of a product, including the preparation for sale of, offering for sale of, or sale of a product, including activities related to marketing, promoting, educating about, distributing, selling, importing and exporting such product, and interacting with Governmental Entities regarding any of the foregoing.
“Company Bylaws” means the bylaws of the Company, as amended and restated as of the date of this Agreement.
“Company Certificate” means the Certificate of Incorporation of the Company as amended, amended and restated and supplemented and in effect on the date hereof.
“Company Equity Plans” means the Company’s 2016 Equity Incentive Plan and the Company’s 2020 Equity Incentive Plan, as applicable.
“Company Governing Documents” means (i) the Company Bylaws and the Company Certificate and (ii) the certificate of formation of the Company and the limited liability company agreement of the Company adopted after the date hereof upon the Pre-Closing Conversion, pursuant to the terms of this Agreement.
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from or relating to any of the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not disproportionately impact the Company relative to other peer companies operating in the industry
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or industries in which the Company operates, (b) conditions (or changes therein) in any industry or industries in which the Company operates to the extent that such Effects do not disproportionately impact the Company relative to other peer companies operating in such industry or industries, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in the industry or industries in which the Company operates, (d) any change in GAAP or interpretation thereof to the extent that such Effects do not disproportionately impact the Company relative to other peer companies operating in the industry or industries in which the Company operates, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity to the extent that such Effects do not disproportionately impact the Company relative to other peer companies operating in the industry or industries in which the Company operates, (f) the execution and delivery of this Agreement or the consummation of the Transactions, or the public announcement thereof, or any action or failure to take any action that is required or prohibited (other than, to the extent not excluded by another clause of this definition, the Company’s compliance with its obligations pursuant to Section 5.1, except to the extent that Parent has unreasonably withheld a consent under Section 5.1), respectively, under the terms of this Agreement or that is consented to or requested by Parent in writing, or which the Company did not take on account of withheld consent from Parent (provided, that this clause (f) shall not apply with respect to any representation or warranty that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transactions (including Section 3.3(c)) or with respect to the condition to Closing contained in Section 7.2(a), to the extent it relates to such representations and warranties), (g) changes in the Company Common Stock price in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (h) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or any other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in the industry or industries in which the Company operates, (j) any litigation, claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of applicable Law relating to this Agreement or the Transactions, (k) as disclosed (including as deemed disclosed pursuant to the preamble to Article III) with respect to the representations and warranties in Section 3.10, or (l) Effects arising from or relating to any epidemic, pandemic or disease outbreak (including COVID-19) or any COVID-19 Measures or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including COVID-19) or material worsening of such conditions threatened or existing as of the date of this Agreement.
“Company Product” means all products that are being developed, commercialized, manufactured, sold or distributed by the Company or any Company Subsidiary.
“Company Special Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.
“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote upon the adoption of this Agreement at the Company Special Meeting.
“Company Subsidiaries” means the Subsidiaries of the Company, including, once incorporated, Canyon Newco and Canyon Merger Sub.
“Company Tax Counsel” means Wachtell, Lipton, Rosen & Katz.
“Competing Proposal” means any indication of interest, proposal or offer from a Person or group (other than Parent or any of its Subsidiaries) relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or any Company Subsidiaries (including
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securities of Company Subsidiaries) equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, (b) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of 20% or more of the outstanding voting power of the Company or the outstanding shares of Company Common Stock, (c) tender offer or exchange offer that, if consummated, would result in such Person or group beneficially owning 20% or more of the outstanding voting power of the Company or the outstanding shares of Company Common Stock, or (d) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any Company Subsidiaries, under which such Person or group or, in the case of clause (ii) below, the stockholders or equityholders of any such Person or group would acquire, directly or indirectly, (i) assets equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, or (ii) beneficial ownership of 20% or more of the outstanding voting power of the Company (or, if the Company is a constituent party to and does not survive such transaction, 20% or more of the outstanding voting power or equity or voting securities of the surviving or resulting entity in such transaction) or 20% or more of the outstanding shares of Company Common Stock.
“Confidentiality Agreement” means the Confidentiality Agreement, dated October 26, 2020 between Parent and the Company.
“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense or other legally binding commitment; provided, however, that “Contracts” shall not include any Company Benefit Plan or Parent Benefit Plan.
“Convertible Notes” means those certain $168 million aggregate principal amount of 3.25% senior unsecured convertible senior notes due 2025 issued by the Company pursuant to the Indenture.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline or recommendation promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or response to COVID-19, including the CARES Act and Families First Act.
“Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of June 28, 2018 among the Company, its subsidiary obligors party thereto, Bank of America, N.A. as administrative agent, swing line lender and L/C issuer and the lenders party thereto, as amended by the First Amendment, dated as of September 6, 2019, and the Second Amendment, dated as of May 11, 2020.
“Debt Commitment Letter” means the debt commitment letter between Parent, and JPMorgan Chase Bank, N.A., dated as of the date hereof, as amended, supplemented or replaced in compliance with this Agreement, pursuant to which the financial institutions party thereto have agreed, subject only to the Financing Conditions set forth therein, to provide or cause to be provided the debt financing set forth therein for the purposes of financing the Transactions.
“Debt Financing Documents” means the definitive agreements, related to the Financing.
“Development” means, with respect to a product, any and all activities related to research, pre-clinical, non-clinical and clinical testing and development, design and development planning, test method development and testing, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, clinical trials including Manufacturing in support thereof, statistical analysis and report writing, interacting with key opinion leaders and scientific advisory boards, the preparation, submission and active management and maintenance of (a) all applications, submissions and notifications for or regarding a regulatory authorization, including Company Regulatory Permits and Parent Regulatory Permits, (b) all supporting files, data, dossiers, technical documents, studies, reports and other writings or materials, (c) correspondence to or from any Governmental Entity in connection with a regulatory authorization (including
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minutes, official opinions and guidance and contact reports), (d) any data contained or referenced in or supporting any of the foregoing, (e) internal and external good manufacturing practices inspection or audit reports, (f) documents related to any alleged product or operational non-compliance or product complaint matters, (g) internal and external good manufacturing practices documentation and (h) adverse event and pharmacovigilance documentation, in each case, for such product and interacting with Company Regulatory Agencies, Parent Regulatory Agencies, or Governmental Entities regarding any of the foregoing, in each case whether before or after obtaining any regulatory or marketing authorization or approvals.
“DSOS” means the Secretary of State of the State of Delaware.
“Effect” means any change, effect, development, event or occurrence.
“Environmental Law” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.
“Environmental Liability” means any obligations or liabilities (including any notices, claims, complaints, suits or other assertions of obligations or liabilities) that are: (a) related to the environment (including on-site or off-site contamination by Hazardous Substances of surface or subsurface soil or water); and (b) based upon (i) any provision of Environmental Laws or (ii) any Order issued or otherwise imposed by any Governmental Entity and includes: fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including attorneys’ and consultants’ fees), expenses and disbursements relating to environmental matters; defense and other responses to any administrative or judicial action (including notices, claims, complaints, suits and other assertions of liability) relating to environmental matters; and financial responsibility for (x) clean-up costs and injunctive relief, including any Removal, Remedial or Response actions, and (y) compliance or remedial measures under other Environmental Laws.
“Environmental Permits” means any material permit, license, authorization or approval required under applicable Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Excepted Shareholder” means any shareholder of the Company that would be a “five-percent transferee shareholder” of Parent within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) following the Mergers that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c).
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means 0.33787.
“Executive Severance Plan” means that certain Company Executive Severance and Change in Control Plan, effective as of September 24, 2020.
“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement/Prospectus, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Mergers and the other Transactions.
“FASB” means the Financial Accounting Standards Board.
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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FDA” means the U.S. Food and Drug Administration.
“FDI Laws” means applicable Laws governing investments by certain Persons in strategic business sectors, including those raising national security considerations, in any country where the Company or any Company Subsidiaries do business.
“Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter and the permanent financing described in the Debt Commitment Letter.
“Financing Conditions” means the conditions precedent to obtaining the financing set forth in the Debt Commitment Letter.
“Financing Sources” means the Persons that have committed to provide any portion of any Financing or have otherwise entered into any commitment letter, engagement letter, credit agreement, underwriting agreement, purchase agreement, indenture or other agreement in connection with the Financing, including the agents, arrangers and lenders that are parties to the Debt Commitment Letter (including the agents, arrangers and lenders party to any joinder agreements, or any similar agreement pursuant to which the Debt Commitment Letter is modified solely to add agents, arrangers, lenders or similar entities as parties thereto who had not executed the Debt Commitment Letter as of the date hereof, entered into in connection therewith), together with their respective affiliates and their respective affiliates’ officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives and their respective permitted successors and assigns.
“Former STERIS” means STERIS plc, a public company organized under the laws of England and Wales.
“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity.
“Governmental Entity” means (a) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clause (a) of this definition, or (c) any quasi-governmental or non-governmental self-regulatory agency, commission or authority, including any securities exchange.
“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.
“Healthcare Laws” shall mean (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder; (ii) the Public Health Services Act (42 U.S.C. § 201 et seq.); (iii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse, false claims, and anti-kickback laws and all Laws that regulate medical devices and other medical or dental products, including those related to Development, Manufacturing and Commercialization activities and interactions with health-care professionals, including the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h) and similar gift, transparency and disclosure Laws, the Patient Protection and Affordable Care Act (Public Law No. 111-148), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal Laws relating to health care fraud and abuse, including 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.), Laws pertaining to privacy, data protection and information security, Laws governing the collection, processing, retention, use, disclosure, access, transfer or destruction of information that identifies or could reasonably be used to identify an individual, and the regulations promulgated pursuant to such
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statutes; (iv) state or provincial Laws relating to the manufacture, sale and distribution of dental and/or medical products; (v) Medicare (Title XVIII of the Social Security Act); and (vi) Medicaid (Title XIX of the Social Security Act); and (vii) similar or equivalent Laws to any of the foregoing of all applicable jurisdictions.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means with respect to any Person, (a) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured and (b) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.
“Indenture” means the Indenture, dated as of May 15, 2020, between the Company and Wells Fargo Bank, National Association, as Trustee.
“Information Security and Data Privacy Laws” means any applicable Law of any governmental authority concerning the privacy, protection or cybersecurity (including breach notification and communication obligations) of Personally Identifiable Information including but not limited to (i) HIPAA; (ii) the California Consumer Privacy Act (Cal. Civ. Code § 1798.100 et seq.); (iii) U.S. state data security laws and regulations such as the New York SHIELD Act, the Massachusetts Standards for the protection of personal information of residents of the Commonwealth, 201 CMR 17, all state data breach notification laws, and state biometric identifiers; (iv) the EU General Data Protection Regulation, as amended, including any nation’s implementing legislation and the E-Privacy Directive (i.e., Directive 2002/58/EC of the European Parliament and of the Council of 12 July 2002, and as amended in 2009, including any nation’s implementing legislation), (v) the United Kingdom’s Data Protection Act 2018 and the UK GDPR, (vi) Section 5 of the U.S. Federal Trade Commission Act as it applies to the receipt, access, use, disclosure, and security of consumer Personal Data, (vii) the Swiss Federal Act on Data Protection of June 19, 1992 (DPA) as amended and its ordinances, (viii) the Japanese Act on the Protection of Personal Information, (ix) China’s data privacy and cybersecurity laws, regulations, guidances and ordinances and (x) CAN-SPAM, the Telephone Consumer Protection Act, Canada’s anti-spam legislation and other similar applicable Laws.
“Information Systems” means the computer, information technology and data processing systems, facilities and services used, including all software, hardware, networks, communications facilities, platforms and related systems and services, including those hosted by or outsourced to third parties such as cloud service providers used.
“Intellectual Property” means all rights in or to all U.S. or foreign: (a) inventions (whether or not patentable), patents and patent applications and any other governmental grant for the protection of inventions or industrial designs, (b) trademarks, service marks, trade dress, logos, brand names, trade names and corporate names, whether registered or unregistered, together with any registrations and applications for registration thereof, (c) copyrights, whether registered or unregistered, and any registrations and applications for registration thereof, (d) trade secrets and similar rights in confidential information, including know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, and business plans, (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases), and (f) domain name registrations.
“Intervening Event” means any material event, change, effect, development or occurrence that (a) was not known or reasonably foreseeable to the Company Board of Directors as of or prior to the date of this Agreement (or, if known or reasonably foreseeable to the Company Board of Directors as of or prior to the date of this Agreement, the material consequences thereof were not known to or reasonably foreseeable by the Company Board of Directors as of or prior the date of this Agreement) and (b) does not relate to any Competing Proposal.
“Joinder Agreement” means the joinder to this Agreement to be executed by Canyon Newco and Canyon Merger Sub, pursuant to which each of Canyon Newco and Canyon Merger Sub will agree to be bound hereunder.
“knowledge” will be deemed to be, as the case may be, the actual knowledge of (a) the Persons listed in Section 9.5 of the Parent Disclosure Letter with respect to Parent, US Holdco or Crystal Merger Sub, or (b) the Persons listed in Section 9.5 of the Company Disclosure Letter with respect to the Company.
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“Law” means any statute, code, rule, regulation, Order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.
“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Manufacturing” means all activities related to the production, manufacture, processing, finishing, packaging, labeling, shipping, transport and storage of a product, including process development, process qualification and validation, scale-up, non-clinical, clinical and commercial manufacture and analytic development, product characterization, testing, quality assurance, and quality control.
“NYSE” means the New York Stock Exchange.
“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, settlement, determination, award, assessment or binding agreement issued, promulgated or entered by or with any Governmental Entity.
“Parent Entities” means Parent, US Holdco and Crystal Merger Sub.
“Parent Equity Award” means any form of compensation (including deferred compensation) granted under a Parent Equity Plan that is or may be paid or settled in Parent Stock.
“Parent Equity Plans” means Parent’s 2006 Long-Term Equity Incentive Plan, as assumed, amended and restated effective March 28, 2019.
“Parent Governing Documents” means (a) the Parent Articles of Association as amended and in effect on the date hereof and (b) the Memorandum of Association of Parent, as amended and restated as of the date of this Agreement.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on the financial condition, business or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute a Parent Material Adverse Effect or shall be taken into account when determining whether a Parent Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not disproportionately impact Parent relative to other peer companies operating in the industry or industries in which Parent operates, (b) conditions (or changes therein) in any industry or industries in which Parent operates to the extent that such Effects do not disproportionately impact Parent relative to other peer companies operating in such industry or industries, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such Effects do not disproportionately impact Parent relative to other peer companies operating in the industry or industries in which Parent operates, (d) any change in GAAP or interpretation thereof to the extent that such Effects do not disproportionately impact Parent relative to other companies operating in the industry or industries in which Parent operates, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity to the extent that such Effects do not disproportionately impact Parent relative to other peer companies operating in the industry or industries in which Parent operates, (f) the execution and delivery of this Agreement or the consummation of the Transactions, or the public announcement thereof, or any action or failure to take any action that is required or prohibited (other than, to the extent not excluded by another clause of this definition, Parent’s compliance with its obligations pursuant to Section 5.2(ii), except to the extent that the Company has unreasonably withheld a consent under Section 5.2(ii)), respectively, under the terms of this Agreement or that is consented to or requested by the Company in writing, or which Parent did not take on account of withheld consent from the Company (provided, that this clause (f) shall not apply with respect to any representation or warranty that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transactions (including Section 4.3(c)) or with respect to the condition to Closing contained in Section 7.3(a), to the extent it relates to such representations and warranties), (g) changes in the Parent Stock price or Parent’s credit rating in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Parent
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Material Adverse Effect” may be taken into account), (h) any failure by Parent to meet any internal or published projections, estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Parent to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Parent Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or any other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent that such Effects do not disproportionately impact Parent relative to other companies operating in the industry or industries in which Parent operates, (j) any litigation, claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of applicable Law relating to this Agreement or the transactions contemplated hereby, (k) as disclosed (including as deemed disclosed pursuant to the preamble to Article IV) with respect to the representations and warranties in Section 4.9, or (l) Effects arising from or relating to any epidemic, pandemic or disease outbreak (including COVID-19) or any COVID-19 Measures or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including COVID-19) or material worsening of such conditions threatened or existing as of the date of this Agreement.
“Parent Product” means all products that are being developed, commercialized, manufactured, sold or distributed by Parent or any Parent Subsidiary.
“Parent Stock” or “Parent Shares” mean the ordinary shares of $0.001 par value of Parent.
“Parent Stock Price” means the average of the VWAPs of Parent Stock on each of the 10 consecutive Trading Days ending immediately prior to the Closing Date.
“Parent Subsidiaries” mean the Subsidiaries of Parent.
“Parent Tax Counsel” means Jones Day.
“Permitted Lien” means, with respect to any Person, any Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due and payable, being contested in good faith or for which adequate accruals or reserves have been established, (b) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien, (c) which is a pledge or deposit in connection with workers’ compensation, unemployment insurance and other social security legislation, (d) which is a gap in the chain of title evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (e) which is an easement, right-of-way, covenant, restriction or other encumbrance incurred in the ordinary course of business that does not materially detract from the value or the use of the property subject thereto, (f) which is a statutory landlords’ lien or lien granted to landlords under any lease, (g) which is a non-exclusive license granted under such Person’s Intellectual Property in the ordinary course of business, (h) which is a purchase money security interest, equipment lease or similar financing arrangement, (i) which is disclosed on the most recent consolidated balance sheet of such Person or notes thereto or securing liabilities reflected on such balance sheet, (j) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of such Person or (k) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“RCRA” means the Resource Conservation and Recovery Act, as amended, and any regulations promulgated thereunder.
“Personally Identifiable Information” means any information (a) that identifies or can be used to identify, contact or locate the individual to whom such information pertains; (b) from which identification or contact information of an individual can be derived; and (c) any information or data that is defined as “personal information”, “personal data” or “protected health information” under applicable Law. Personally Identifiable Information includes name, street address, telephone number, email address, photograph, driver’s license number,
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financial profiles, medical information, healthcare insurance policy number or subscriber identification number, health insurance information, medical information number, social security number, bank account information and credit card information. Additionally, to the extent unique information (which by itself may not be Personally Identifiable Information) including a personal profile, unique identifier, biometric information or IP address is associated with Personally Identifiable Information, then such unique information shall also constitute Personally Identifiable Information.
“Privacy Commitments” means any legally binding commitment (including any legally binding privacy policy) with respect to collection, processing, maintenance or transfer of Personal Identifiable Information.
“Processing” means any operation or set of operations which is performed on Personally Identifiable Information or on sets of Personally Identifiable Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Hazardous Substance or other material).
“Removal, Remedial or Response” actions include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether such activities are those which might be taken by a Governmental Entity or those which a Governmental Entity or any other Person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under “removal,” “remedial,” or other “response” actions.
“Representatives” means, when used with respect to Parent, US Holdco, Crystal Merger Sub or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Parent or the Company, as applicable, and their respective Subsidiaries.
“Required Financial Information” means audited consolidated balance sheets and related statements of income and cash flows for the Company and the Company Subsidiaries for the fiscal years ended July 31, 2018, 2019 and 2020 and each subsequent fiscal year ended at least 90 days before the Closing Date, and unaudited balance sheets and related statements of income and cash flows of the Company and the Company Subsidiaries for the fiscal quarter ended October 31, 2020 and each fiscal quarter that is ended on a date that is not a fiscal year end and that is at least 45 days before the Closing Date, in each case prepared in accordance with GAAP.
“RSU Award Exchange Ratio” means the sum of (i) the quotient (rounded to four decimal places) obtained by dividing (x) the Per Share Cash Amount by (y) the Parent Stock Price and (ii) the Exchange Ratio.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary of the Company or Parent, as applicable, that is material or constitutes a “significant subsidiary” of the Company or Parent, as applicable, within the meaning of Rule 1-02 of Regulation S-X promulgated under the Securities Act.
“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Superior Proposal” means a bona fide written proposal or offer constituting a Competing Proposal (with references to 20% being deemed to be replaced with references to 50%) made after the date of this Agreement, which the Company Board of Directors determines in good faith, after consultation with the Company’s outside
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legal and financial advisors and taking into account all of the terms and conditions of the Competing Proposal (including the identity of the Person making the Competing Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing (including, if a cash transaction (in whole or in part), the availability of such funds and the nature, terms and conditionality of any committed financing)) that the Company Board of Directors deems relevant, would result in a transaction that is more favorable from a financial point of view to the Company’s stockholders than the Mergers.
“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law (including, with respect to any Person, any similar anti-takeover provision in the organization documents, including the certificate of incorporation and by-laws (or comparable organizational documents), of such Person).
“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax.
“Tax Counsel” means Company Tax Counsel and/or Parent Tax Counsel, as applicable.
“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Trading Day” shall mean any day on which the NYSE is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 PM New York City time.
“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.
“VWAP” shall mean, for any Trading Day, the volume-weighted average price per share of Parent Stock on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Company and Parent).
“Willful Breach” means a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of any covenant or agreement set forth in this Agreement.
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Section 9.6 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:
“Agreement”	Preamble
“Appraisal Rights”	Section 2.3(a)
“Book-Entry Shares”	Section 2.2(b)
“Canyon Newco Common Stock”	Recitals
“Canyon Newco Shares”	Recitals
“Cap Amount”	Section 6.4
“Certificates”	Section 2.2(b)
“Change of Recommendation”	Section 5.3(a)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“COBRA”	Section 3.9(b)
“Company”	Preamble
“Company Benefit Plans”	Section 3.9(a)
“Company Board of Directors”	Recitals
“Company Board Recommendation”	Recitals
“Company Capitalization Date”	Section 3.2(a)
“Company Common Stock”	Recitals
“Company Disclosure Letter”	Article III
“Company Leased Real Property”	Section 3.17(b)
“Company Material Contracts”	Section 3.20(a)
“Company Material Customers”	Section 3.26
“Company Material Suppliers”	Section 3.26
“Company Owned Real Property”	Section 3.17(a)
“Company Permits”	Section 3.7(b)
“Company Preferred Stock”	Section 3.2(a)
“Company Regulatory Agency”	Section 3.13(a)
“Company Regulatory Permits”	Section 3.13(a)
“Company Related Parties”	Section 8.2(c)
“Company RSU Awards”	Section 2.4(a)
“Company SEC Documents”	Section 3.4(a)
“Company Shares”	Recitals
“Company Tax Certificate”	Section 6.12(c)
“Company Termination Fee”	Section 8.2(b)(i)
“Continuing Employees”	Section 6.7(a)
“COVID-19 Response”	Section 5.1
“Crystal Merger Sub”	Preamble
“Crystal Merger Sub Membership Interests”	Section 2.1(d)
“D&O Insurance”	Section 6.4
“DGCL”	Recitals
“Dissenting Shares”	Section 2.3(a)
“DLLCA”	Recitals
“DOJ”	Section 6.2(b)
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(a)
“Export Laws”	Section 3.23(a)
“First Certificate of Merger”	Section 1.3(c)
“First Effective Time”	Section 1.3(c)
“First Merger”	Recitals
“First Surviving Corporation”	Section 1.1(b)
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“Form S-4”	Section 3.12
“Fractional Share Consideration”	Section 2.1(b)
“FTC”	Section 6.2(b)
“GAAP”	Section 3.4(b)
“Indemnified Party”	Section 6.4
“Key Executive”	Section 5.1(ii)(d)
“Merger Consideration”	Section 2.1(a)
“Mergers”	Recitals
“Other Regulatory Laws”	Section 6.2(a)
“Outside Date”	Section 8.1(c)
“Parent”	Preamble
“Parent Articles of Association”	Section 4.1(a)
“Parent Benefit Plans”	Section 4.8(a)
“Parent Board of Directors”	Recitals
“Parent Capitalization Date”	Section 4.2(a)
“Parent Deferred Shares”	Section 4.2(a)
“Parent Disclosure Letter”	Article IV
“Parent Material Contract”	Section 4.16
“Parent Mergers”	Recitals
“Parent Permits”	Section 4.7(b)
“Parent Preferred Shares”	Section 4.2(a)
“Parent Regulatory Agency”	Section 4.12(a)
“Parent Regulatory Permits”	Section 4.12(a)
“Parent Related Parties”	Section 8.2(c)
“Parent RSU Awards”	Section 2.4(a)
“Parent SEC Documents”	Section 4.4(a)
“Parent Tax Certificate”	Section 6.12(c)
“Party”	Preamble
“Payoff Letter”	Section 6.14(a)
“Per Share Cash Amount”	Section 2.1(b)
“Pre-Closing Certificate of Conversion”	Section 1.3(b)
“Pre-Closing Certificate of Merger”	Section 1.3(a)
“Pre-Closing Conversion”	Section 1.1(a)
“Pre-Closing Conversion Effective Time”	Section 1.3(b)
“Pre-Closing Merger”	Recitals
“Pre-Closing Merger Effective Time”	Section 1.3(a)
“Pre-Closing Surviving Corporation”	Section 1.1(a)
“Proposed Dissenting Shares”	Section 2.3(a)
“Proxy Statement/Prospectus”	Section 3.12
“Regulatory Restraint”	Section 6.2(c)
“Required Amounts”	Section 4.18(b)
“Restraint”	Section 7.01(c)(i)
“Sarbanes-Oxley Act”	Section 3.4(a)
“Second Certificate of Merger”	Section 1.3(b)
“Second Effective Time”	Section 1.3(b)
“Second Merger”	Recitals
“Specified Material Contracts”	Section 5.1(ii)(q)(i)(A)
“Surviving Company”	Section 1.1(b)
“Terminable Breach”	Section 8.1(b)
“Transactions”	Recitals
“US Holdco”	Preamble
“Voting Agreement”	Recitals
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Section 9.7 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires, and the successors and permitted assigns of that Person. When the context requires, reference made herein to the Company shall be deemed to also refer to Canyon Newco. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Any reference to any contract or instrument shall be deemed to refer to such contract or instrument as from time to time amended, modified or supplemented. References to any Law shall be deemed to refer to such Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Section 9.8 Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.9 Entire Agreement; Third-Party Beneficiaries.
(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1 hereof, Parent and Crystal Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b) Except (i) as provided in Section 6.4 and the last sentence of Section 6.14, (ii) the right of the Company, on behalf of its stockholders, to pursue damages (which the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs and may include the premium and/or benefit of the bargain lost by the Company’s stockholders, taking into account the amount of the Merger Consideration and the time value of money) in the event of any Parent Entity’s breach of this Agreement, it being understood that such stockholders shall not themselves be permitted to pursue any such damages, and (iii) following the First Effective Time, the right of each holder of shares of Company Common Stock or Company RSU Awards, which right shall be enforceable by each such holder, to receive, as applicable, (x) the Merger Consideration in respect of shares of Company Common Stock pursuant to Section 2.1 and (y) the Merger Consideration or Parent RSU Awards, as applicable, in respect of the Company RSU Awards pursuant to Section 2.4, neither this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder; provided that the Financing Sources shall be express third party beneficiaries of this clause (b) and Section 9.1(c), Section 9.11(a)(2), Section 9.11(b)(2), Section 9.12 and Section 9.15, and each of such Sections (together with the defined terms used therein) shall expressly inure to the benefit of the Financing Sources and the Financing Sources shall be entitled to rely on and enforce the provisions of such Sections.
Section 9.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall
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nevertheless remain in full force and effect so long as the economic or legal substance of the Mergers is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Mergers are fulfilled to the extent possible.
Section 9.11 Governing Law; Jurisdiction.
(a) (1) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. (2) Notwithstanding anything herein to the contrary, the Company (on behalf of itself and each Company Related Party) and each of the other Parties agree that any claim, controversy or dispute any kind or nature (whether based upon contract, tort or otherwise) against a Financing Source that is in any way related to this Agreement, the Mergers or any of the other Transactions, including any dispute arising out of or relating in any way to the Financing shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law); provided that the interpretation of (i) Company Material Adverse Effect and whether a Company Material Adverse Effect has occurred under this Agreement, (ii) the accuracy of any Acquisition Agreement Representation (as defined in any commitment letter related to the Financing) and whether as a result of any inaccuracy thereof Parent (or any of its subsidiaries) has the right to terminate their respective obligations (or to refuse to consummate the Transactions pursuant to this Agreement) under this Agreement and (iii) whether the Transactions have been consummated in accordance with this Agreement (including any determination as to the occurrence of the First Effective Time), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.
(b) (1) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(a)(1) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law. (2) Notwithstanding anything herein to the contrary, the Company (on behalf of itself and each Company Related Party) and each of the other Parties hereto (A) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Mergers or any of the other Transactions, including any dispute arising out of or relating in any way to the Financing or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York (and appellate courts thereof), (B) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (C) agrees
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that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 9.4 shall be effective service of process against it for any such action brought in any such court, (D) waives and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (E) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 9.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGERS, THE FINANCING AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.
Section 9.13 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 9.14 Enforcement; Remedies.
(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Article VIII, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to an Order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.
(c) The Parties’ rights in this Section 9.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy. The Parties acknowledge and agree that time is of the essence and that they would suffer ongoing irreparable injury for so long as any provision of this Agreement is not performed in accordance with its terms. It is accordingly agreed that, as to any legal proceeding in which a Party seeks specific performance or other equitable relief pursuant to this Section 9.14, the Parties shall seek and use their reasonable best efforts to obtain an expedited schedule for such proceedings and shall not oppose any Party’s request for expedited proceedings. The Parties further agree that (i) by seeking the remedies provided for in this Section 9.14, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, including, subject to Section 8.2, monetary damages in the event that this Agreement has been terminated and (ii) nothing contained in this Agreement shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.14
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before exercising any termination right under Article VIII (and, subject to Section 8.2, pursuing damages after such termination) nor shall the commencement of any action pursuant to this Section 9.14 or anything contained in this Section 9.14 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter. Notwithstanding anything herein to the contrary, although a Party may pursue a grant of specific performance or other equitable relief, payment of the Company Termination Fee or damages in the case of fraud or Willful Breach, under no circumstances shall Parent be permitted to receive more than one of the following: (A) a grant of specific performance that seeks and results in the consummation of the Mergers, (B) the payment of the Company Termination Fee or (C) damages.
Section 9.15 Liability of Financing Sources. Notwithstanding anything to the contrary contained herein, no Company Related Party shall have any rights or claims against any Financing Source in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, and no Financing Source shall have any liability or obligation to, or be subject to any action, suit, proceeding or claim from, any Company Related Party in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that nothing in this Section 9.15 shall in any way limit any Financing Source’s obligations to Parent under the Debt Commitment Letter; provided, further, that following consummation of the Mergers, the foregoing will not limit the rights of the parties to the Financing under the Debt Financing Documents.
[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, Parent, US Holdco, Crystal Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
STERIS PLC

By:	/s/ Walter M. Rosebrough, Jr.
Name: Walter M. Rosebrough, Jr.
Title: President and Chief Executive Officer
SOLAR NEW US HOLDING CO, LLC

By	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President
CRYSTAL MERGER SUB 1, LLC

By	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President
CANTEL MEDICAL CORP.

By	/s/ George L. Fotiades
Name: George L. Fotiades
Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]
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Annex A-2
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated March 1, 2021 (this “Amendment”), is by and among STERIS plc, a company incorporated under the laws of Ireland (“Parent”), Solar New US Holding Co, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“US Holdco”), Crystal Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco (“Crystal Merger Sub”), and Cantel Medical Corp., a Delaware corporation (the “Company”). Parent, US Holdco, Crystal Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, on January 12, 2021, Parent, US Holdco, Crystal Merger Sub and the Company entered into that certain Agreement and Plan of Merger (the “Agreement”); and
WHEREAS, pursuant to Section 9.1 of the Agreement, the Parties desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
Section 1. Amendments to the Agreement. The Parties hereby agree to amend the Agreement as follows:
a. Section 2.1(a) of the Agreement is hereby amended and restated as follows:
At the Pre-Closing Merger Effective Time, (i) each share of Company Common Stock (other than any Dissenting Shares) shall be automatically converted into and become one fully paid and nonassessable share of Canyon Newco Common Stock (which, after giving effect to the last sentence of this Section 2.1(a), shall constitute the only outstanding shares of capital stock of Canyon Newco) and each such Company Share shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of each such Company Share shall cease to have any rights with respect thereto, except as otherwise provided in this Agreement or by applicable law and (ii) each share of common stock of Canyon Merger Sub shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Pre-Closing Surviving Corporation (which shall constitute the only outstanding shares of the Pre-Closing Surviving Corporation). From and after the Pre-Closing Merger Effective Time, (x) all certificates and uncertificated shares depicted by book entries representing Company Common Stock shall be deemed for all purposes to be Certificates or Book-Entry Shares, as applicable, representing the same number of shares of Canyon Newco Common Stock that such certificates, and such book entries, represented of Company Common Stock immediately before the Pre-Closing Merger Effective Time and (y) all certificates representing common stock of Canyon Merger Sub shall be deemed for all purposes to represent the same number of shares of common stock of the Pre-Closing Surviving Corporation that such certificates represented of common stock of Canyon Merger Sub immediately before the Pre-Closing Merger Effective Time. At the Pre-Closing Merger Effective Time, the Company shall cause all Canyon Newco Shares owned by the Company as of the Pre-Closing Effective Time to be conveyed to Canyon Newco or cancelled for no consideration.
b. The third sentence in Section 2.2(a) of the Agreement is hereby amended and restated as follows:
At or prior to the First Effective Time, Parent, US Holdco or Crystal Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of Parent Stock issuable pursuant to Section 2.1(b) in book-entry form equal to the aggregate Parent Stock portion of the Merger Consideration (excluding any Fractional Share Consideration), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate cash portion of the Merger Consideration, Fractional Share Consideration and any amounts payable in accordance with Section 2.2(f) (such evidence of book-entry shares of Parent Stock and cash amounts, together with any dividends or other distributions with respect thereto, the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Canyon Newco Common Stock.
c. The second sentence in Section 2.2(c) of the Agreement is hereby amended and restated as follows:
From and after the Pre-Closing Merger Effective Time, the holders of Company Shares outstanding immediately prior to the Pre-Closing Merger Effective Time shall cease to have any rights with respect to such Company Shares except as otherwise provided for herein or by applicable Law.
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d. The third sentence in Section 2.2(c) of the Agreement is hereby amended and restated as follows:
If, after the Pre-Closing Merger Effective Time, Company Common Stock represented by certificate or by book entry are presented to the Surviving Company for any reason, they shall be cancelled and exchanged as provided in this Agreement.
Section 2. Effectiveness of Amendment. Upon the execution and delivery of this Amendment, the Agreement will thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Amendment and the Agreement will henceforth respectively be read, taken and construed as one and the same instrument.
Section 3. Miscellaneous.
a. Each of the Parties represents and warrants with respect to itself that (i) it has all requisite power and authority to execute, deliver and perform its obligations under this Amendment, (ii) the execution, delivery and performance of this Amendment has been duly and validly authorized by all requisite corporate action on the part of it, (iii) this Amendment has been duly executed and delivered by such Party and, assuming due authorization, execution and delivery by the other Parties, represents the legal, valid and binding obligation of such Party enforceable against it in accordance with its terms, except that (1) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (2) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
b. Article IX of the Agreement (other than Sections 9.5, 9.6 and 9.15) is incorporated herein by reference, mutatis mutandis, and shall govern the terms of this Amendment.
c. Except as specifically provided for in this Amendment, the Agreement will remain unmodified. The Agreement remains in full force and effect.
[Remainder of Page Intentionally Left Blank]
A-2-2

IN WITNESS WHEREOF, Parent, US Holdco, Crystal Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.
STERIS PLC

By:	/s/ J. Adam Zangerle
Name: J. Adam Zangerle
Title: Senior Vice President, General Counsel & Secretary
Solar New US Holding Co, LLC

By	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President
CRYSTAL MERGER SUB 1, LLC

By	/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President
CANTEL MEDICAL CORP.

By	/s/ George L. Fotiades
Name: George L. Fotiades
Title: Chief Executive Officer
[Signature Page to Amendment to Agreement and Plan of Merger]
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Annex B
OPINION OF CENTERVIEW

Centerview Partners LLC 31 West 52nd Street New York, NY 10019 January 12, 2021
The Board of Directors
Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.10 per share (the “Shares”) (other than Excluded Shares, as defined below), of Cantel Medical Corp., a Delaware corporation (the “Company”) of the Merger Consideration (as defined below) proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among STERIS plc, a company incorporated under the laws of Ireland (“Parent”), Solar New US Holding Co, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“US Holdco”), Crystal Merger Sub 1 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco (“Crystal Merger Sub”), and the Company. The Agreement provides that (a) the Company will, after the date of the Agreement, (1) newly incorporate a Delaware corporation as direct and wholly owned subsidiary of the Company (“Canyon Newco”) and (2) newly form a Delaware limited liability company as a direct and wholly owned subsidiary of Canyon Newco (“Canyon Merger Sub”), (b) Canyon Merger Sub will be merged with and into the Company, with the Company being the surviving entity as a direct, wholly owned subsidiary of Canyon Merger Sub (the “Pre-Closing Merger”), (c) the Company, as the surviving corporation of the Pre-Closing Merger, will convert from a Delaware corporation to a Delaware limited liability corporation (the “Pre-Closing Conversion”), (d) immediately following the Pre-Closing Merger and the Pre-Closing Conversion, Crystal Merger Sub will be merged with and into Canyon Newco, with Canyon Newco being the surviving entity (the “First Merger”) and (e) immediately following the First Merger, Canyon Newco, as the surviving entity of the First Merger, will be merged with and into US Holdco, with US Holdco being the surviving entity (the “Second Merger” and, together with the First Merger, the “Parent Mergers,” and, the Pre-Closing Merger and the Parent Mergers collectively, the “Mergers”, and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become an indirect wholly owned subsidiary of Parent.
As a result of the Mergers, each issued and outstanding Share immediately prior to the effective time of the Pre-Closing Merger (other than (x) Shares owned by any subsidiary of the Company, Parent, US Holdco, the Merger Subs or by any of their respective subsidiaries and (y) Shares held by a holder of record who did not vote in favor of the adoption of the Agreement (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such Shares (the shares referred to in clauses (x) and (y), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive (i) $16.93 in cash, without interest (the “Cash Consideration”) and (ii) 0.33787 of an ordinary share, par value $0.001 per share (the “Parent Shares”), of Parent (the “Stock Consideration”, and taken together (and not separately) with the Cash Consideration, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019
PHONE: (212) 380-2650 FAX: (212) 380-2651 WWW.CENTERVIEWPARTNERS.COM
NEW YORK   •   LONDON   •   PARIS   •   SAN FRANCISCO   •   PALO ALTO   •   LOS ANGELES

The Board of Directors
Cantel Medical Corp.
January 12, 2021

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide financial advisory services to the Company, including in connection with certain strategic matters, for which we have not received compensation during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, and we have not received any compensation from Parent during such period. We may provide investment banking and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated January 11, 2020 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended July 31, 2020, July 31, 2019 and July 31, 2018 and Annual Reports on Form 10-K of Parent for the years ended March 31, 2020, March 31, 2019 and March 31, 2018; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; (iv) certain publicly available research analyst reports for the Company and Parent; (v) certain other communications from the Company and Parent to their respective stockholders; (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Company Forecasts” and, collectively, the “Company Internal Data”); (vii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Parent (the “Parent Internal Data”); (viii) certain financial forecasts, analyses and projections relating to Parent prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Parent Forecasts”); and (viii) and certain cost savings and operating synergies projected by the management of Parent to result from the Transaction furnished to us by the Company for purposes of our analysis (the “Synergies”). We have participated in discussions with members of the senior management and representatives of the Company and Parent regarding their assessment of the Company Internal Data (including, without limitation, the Company Forecasts), the Parent Internal Data, the Parent Forecasts and the Synergies, as appropriate, and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and Parent and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Company Internal Data (including, without limitation, the Company Forecasts) and the Parent Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and , that the Parent Internal Data and the Synergies have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent as to the

The Board of Directors
Cantel Medical Corp.
January 12, 2021

matters covered thereby, and we have relied, at your direction, on the Company Internal Data (including, without limitation, the Company Forecasts), the Parent Internal Data, the Parent Forecasts and the Synergies for purposes of our analysis and this opinion. We express no view or opinion as to the Company Internal Data (including, without limitation, the Company Forecasts), the Parent Forecasts, the Parent Internal Data and the Synergies or the assumptions on which they are based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or Parent, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company or Parent. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to our analysis or this opinion. We have also assumed that the Transaction will have the tax consequences described in discussions with representatives of the Company. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company or Parent, or the ability of the Company or Parent to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to such holders pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. We express no view or opinion as to what the value of Parent Shares actually will be when issued pursuant to the Transaction or the prices at which the Shares or Parent Shares will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The Board of Directors
Cantel Medical Corp.
January 12, 2021

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ CENTERVIEW PARTNERS LLC
CENTERVIEW PARTNERS LLC

Annex C
DGCL SECTION 262
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the Record Date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the

Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation

Annex D
LIST OF RELEVANT TERRITORIES
1	Albania	39	Luxembourg
2	Armenia	40	Macedonia
3	Australia	41	Malaysia
4	Austria	42	Malta
5	Bahrain	43	Mexico
6	Belarus	44	Moldova
7	Belgium	45	Montenegro
8	Bosnia & Herzegovina	46	Morocco
9	Botswana	47	Netherlands
10	Bulgaria	48	New Zealand
11	Canada	49	Norway
12	Chile	50	Pakistan
13	China	51	Panama
14	Croatia	52	Poland
15	Cyprus	53	Portugal
16	Czech Republic	54	Qatar
17	Denmark	55	Romania
18	Egypt	56	Russia
19	Estonia	57	Saudi Arabia
20	Ethiopia	58	Serbia
21	Finland	59	Singapore
22	France	60	Slovak Republic
23	Georgia	61	Slovenia
24	Germany	62	South Africa
25	Ghana*	63	Spain
26	Greece	64	Sweden
27	Hong Kong	65	Switzerland
28	Hungary	66	Thailand
29	Iceland	67	Turkey
30	India	68	Ukraine
31	Israel	69	United Arab Emirates
32	Italy	70	United Kingdom
33	Japan	71	United States
34	Kazakhstan	72	Uzbekistan
35	Korea	73	Vietnam
36	Kuwait	74	Zambia
37	Latvia
38	Lithuania
*	Not yet in effect.
D-1

Annex E

EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), is dated as of January 12, 2021 (the “Effective Date”), by and among STERIS plc, a company incorporated under the laws of Ireland (“Parent”), Solar New US Holding Co, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“US Holdco”), Crystal Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdco (“Crystal Merger Sub”), and the stockholders of Cantel Medical Corporation, a Delaware corporation (the “Company”) listed on the signature pages attached hereto (the “Stockholders”, and, collectively with Parent, US Holdco and Crystal Merger Sub, the “Parties”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, US Holdco, Crystal Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for, among other things and subject to the terms and conditions of the Merger Agreement, the Mergers.
WHEREAS, as of the Effective Date, each Stockholder is the beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on EXHIBIT 1 attached hereto (each, including any such Additional Securities (as defined below), but excluding any Transferred Shares, an “Owned Share”).
WHEREAS, as a condition and inducement to the willingness of Parent, US Holdco and Crystal Merger Sub to enter into the Merger Agreement and in furtherance of the Mergers, the Stockholders wish to enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
STOCKHOLDERS CONSENT;
AGREEMENT TO VOTE AND IRREVOCABLE PROXY
Section 1.1 Agreement to Vote
Each Stockholder hereby irrevocably and unconditionally agrees that, for the period from the Effective Date until the earlier of (a) the time that the Company Stockholder Approval has been obtained and (b) termination of this Agreement in accordance with Section 4.1 (such period, the “Agreement Term”), such Stockholder shall (i) take all such actions as may be reasonably required to cause each of such Stockholder’s Owned Shares to be present, in person or by proxy, at the Company Special Meeting and (ii) at any Company Special Meeting vote (or cause to be voted), to the extent entitled to vote thereon, all of such Stockholder’s Owned Shares:
(A)  in favor of (I) adoption of the Merger Agreement and (II) the approval of any proposal to adjourn such Company Special Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement; and
(B)  against (I) any Competing Proposal, (II) any action submitted to the holders of Company Common Stock for approval that would reasonably be expected to prevent or impede the consummation of the Transactions and (III) any amendment of the Company’s organizational documents that would reasonably be expected to impair the ability of the Company, Parent, US Holdco or Crystal Merger Sub to complete the Pre-Closing Conversion or the Mergers, or that would or would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Pre-Closing Conversion or the Mergers, in each case with respect to sub clause (II) and (III), in any material respect.

Section 1.2 Other Voting Rights
For the avoidance of doubt, except as expressly set forth in this Agreement, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s Stockholders not addressed by Section 1.1(b)(ii).
Section 1.3 Grant of Irrevocable Proxy
Each Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at the Company Special Meeting during the Agreement Term, with respect to such Stockholder’s Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1 (the “Proxy”); provided, however, that such Proxy shall be effective if, and only if, the Stockholder has not delivered to the Corporate Secretary of the Company, at least two business days prior to the Company Special Meeting, a duly executed proxy card directing that such Stockholder’s Owned Shares be voted in accordance with Section 1.1. The Proxy is given to secure the performance of the duties of each Stockholder under this Agreement, and its existence will not be deemed to relieve any Stockholder of such Stockholder’s obligations under this Agreement. The Proxy shall expire and be deemed revoked automatically at the expiration of the Agreement Term.
Section 1.4 Nature of Irrevocable Proxy
The Proxy granted by each Stockholder is irrevocable during the Agreement Term, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Stockholder with regard to such Stockholder’s Owned Shares and each Stockholder acknowledges that the Proxy constitutes an inducement for Parent, US Holdco and Crystal Merger Sub to enter into the Merger Agreement. The power of attorney granted by each Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Stockholder until the end of the Agreement Term.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder, on behalf of himself or itself, severally, but not jointly, hereby represents and warrants to Parent, US Holdco and Crystal Merger Sub as of the Effective Date:
Section 2.1 Power; Due Authorization; Binding Agreement
Such Stockholder has (if not an individual) all requisite corporate power and authority, and (if an individual) legal capacity (as applicable), to enter into this Agreement and, subject (in the case of the First Merger) to receipt of the Company Stockholder Approval, to consummate the Transactions, including the Mergers. The execution and delivery of this Agreement and the consummation by such Stockholder (if not an individual) of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Stockholder. No other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other Parties, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally.
Section 2.2 Ownership of Shares
Such Stockholder’s Owned Shares are owned beneficially by such Stockholder free and clear of any Liens. Such Stockholder does not beneficially own any capital stock or other securities of the Company other than the Owned Shares and does not beneficially own any rights to purchase or acquire any shares of capital stock of the Company except as set forth opposite such Stockholder’s name on EXHIBIT 1. Other than restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act, as of the Effective Date such Stockholder has (except as otherwise permitted by this Agreement) full voting power and full dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Owned Shares of such Stockholder and no proxies have been given in respect of any or all of such Owned Shares other than proxies which have been validly revoked prior to the Effective Date.
Section 2.3 Adequate Information
Such Stockholder is a sophisticated holder with respect to the Owned Shares and has adequate information concerning the Transactions, including the Mergers, and concerning the business and financial condition of Parent and the Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, and based on such information as such Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.
Section 2.4 No Conflict
The execution and delivery of this Agreement by such Stockholder does not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of, or any filing with, any other Person, (b) if such Stockholder is not an individual, conflict with or violate any organizational document of such Stockholder, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on, any of the Owned Shares pursuant to any Contract to which such Stockholder is a party or by which such Stockholder or any of the Owned Shares are bound, or (d) violate any Applicable Laws applicable to such Stockholder or any of his or its assets (including the Owned Shares), except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect such Stockholder’s ability to perform his or its obligations under this Agreement.
Section 2.5 Acknowledgment
Such Stockholder understands and acknowledges that Parent, US Holdco and Crystal Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
Section 2.6 Transaction Fee
Such Stockholder has not employed any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission from Parent or the Company or any of their respective Subsidiaries in connection with or upon consummation of the Mergers or any other transaction contemplated by the Merger Agreement.
Section 2.7 Actions and Proceedings
There are no (a) Actions pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of his or its assets or (b) outstanding Orders or Contracts settling any actual or threatened Action to which such Stockholder or any of his or its assets are subject or bound, in each case, which would prevent, materially delay or impair in any material respect such Stockholder’s ability to perform his or its obligations under this Agreement.
ARTICLE III
COVENANTS OF THE STOCKHOLDERS
Section 3.1 Restriction on Transfer, Proxies and Non-Interference
Each Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, voluntarily or involuntarily, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or enter into any Contract, option or other arrangement or understanding providing for the sale, transfer, pledge, encumbrance, assignment or other disposition of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or limitation on the voting rights of, any of the Owned Shares or any economic interest therein (any such action, a “Transfer”), (b) grant any proxies or powers of attorney with respect to the Owned Shares of such Stockholder, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1.1 of this Agreement, or (c) commit or agree to take any of the foregoing actions during the Agreement Term; provided, that, the foregoing notwithstanding, (x) each Stockholder shall have the right to Transfer all or any portion of his or its Owned Shares to a Permitted Transferee (as such term is defined below) of such Stockholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable to Parent, (i) to accept such Owned Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement, (y) Charles M. Diker shall have the right to Transfer (for charitable purposes only) 41,030 Owned Shares owned by his non-profit corporation and (z) following the date that is four months after the date hereof, Charles M. Diker shall have the right to Transfer (in the aggregate) up to 50,000 of his Owned Shares and Mark N. Diker shall have the right to Transfer (in the aggregate) up to 8,000 of his Owned Shares (each such Owned Share that is Transferred pursuant to subsection (y) or (z) of this proviso, a “Transferred Share”). “Permitted Transferee” means, with respect to any Stockholder, (A) any other Stockholder or any affiliate of any Stockholder, (B) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of any Stockholder or any of its affiliates, or (C) any trust, the trustees of which include only the Persons named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A) or (B).
Section 3.2 Additional Securities
From the Effective Date until the earlier of (a) the termination of this Agreement pursuant to Section 4.1 and (b) the Company Special Meeting, in the event any Stockholder becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) any shares of Company Common Stock or any other voting securities of the Company, (ii) any securities which may be converted into or exchanged for such share or other securities, or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, but excluding any shares of Company Common Stock beneficially owned in the form of Company RSU Awards, but only to the extent such shares are not then entitled to vote at the Company Special Meeting, “Additional Securities”), such Additional Securities will be subject to the terms of this Agreement and the covenants applicable to the Owned Shares hereunder shall apply to such Additional Securities as though owned by the Stockholder on the Effective Date.
Section 3.3 Merger Agreement Obligations
Each Stockholder agrees that it shall not directly or indirectly, (a) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in negotiations regarding, any proposal or offer which constitutes or would be reasonably expected to lead to a Competing Proposal, (b) furnish to any Person any nonpublic information relating to the Company or any Company Subsidiary in connection with a Competing Proposal, (c) engage in discussions with any Person with respect to any Competing Proposal made by such Person, (d) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any Competing Proposal, or (e) resolve or agree to do any of the foregoing; provided that the foregoing shall not restrict such Stockholder, or any of such Stockholder’s directors, officers, employees, partners, managers, members or affiliates, from taking any such actions on behalf of or as a Representative of the Company that would not constitute a breach of the Merger Agreement.
Section 3.4 No Limitations on Actions
Parent expressly acknowledges that each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the beneficial owner of Owned Shares and, notwithstanding anything to the contrary herein, this Agreement shall not limit or otherwise affect the actions or fiduciary duties of such Stockholder, or any of such Stockholder’s affiliates, in such Stockholder’s, or any of such Stockholder’s affiliates’ capacity, if applicable, as a director of the Company. Parent shall not assert any claim that any action taken by such Stockholder, or any of such Stockholder’s affiliates, in such Stockholder’s, or any of such Stockholder’s affiliates’ capacity, if applicable, as a director of the Company violates any provision of this Agreement.

Section 3.5 Further Assurances
From time to time, at the reasonable request of Parent and without further consideration, each Stockholder shall, at Parent’s cost and expense, use commercially reasonable efforts to execute and deliver such additional documents and take all such further action as may be reasonably necessary to comply with such Stockholder’s obligations under this Agreement.
Section 3.6 Notice of Acquisitions
Each Stockholder (severally and not jointly) agrees to notify Parent as promptly as reasonably practicable (and in any event within two business days after receipt) orally and in writing of the number of any additional shares of Company Common Stock, or securities convertible into or exchangeable for shares of Company Common Stock, of which such Stockholder acquires beneficial ownership on or after the date hereof.
Section 3.7 General Covenants
Each Stockholder agrees that such Stockholder shall not enter into any Contract with any Person or take any other action that violates such Stockholder’s covenants and obligations under this Agreement.
ARTICLE IV
MISCELLANEOUS
Section 4.1 Termination of this Agreement
This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any Party upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the Company Board of Directors making a Change of Recommendation pursuant to the Merger Agreement, and (d) in the event the Merger Agreement is amended to modify the Merger Consideration in a manner detrimental to the Company’s stockholders.
Section 4.2 Effect of Termination
In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any Party; provided, however, no such termination shall relieve any Party from any liability for any Willful Breach of this Agreement occurring prior to such termination, and the provisions of this ARTICLE IV shall survive any such termination.
Section 4.3 Entire Agreement; Assignment
This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder; provided, that, the Company is intended to, and shall, be a third-party beneficiary of the covenants and agreements of the Parties set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns.
Section 4.4 Amendments and Waivers
This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective (and, in any case, by the Company). No failure or delay by Parent, US Holdco or Crystal Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 4.5 Notices
All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
If to the Stockholders:
c/o Diker Management, LLC
570 Lexington Avenue
27th Floor
New York, NY 10022
Attn:	Charles M. Diker
Mark N. Diker
Email:	cdiker@dikerllc.com
mdiker@dikerllc.com
with copies to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn:	Paul Roth
Andrew Fadale
Email:	Paul.Roth@srz.com
Andrew.Fadale@srz.com
and
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn:	Igor Kirman
Victor Goldfeld
Email:	IKirman@wlrk.com
VGoldfeld@wlrk.com
If to Parent, US Holdco or Crystal Merger Sub:
STERIS plc
70 Sir John Rogerson’s Quay
Dublin 2
D02 R296
Ireland
Attn:	J. Adam Zangerle,
Senior Vice President, General Counsel, and Company Secretary
Email:	adam_zangerle@steris.com

with a copy to:
Jones Day
250 Vesey Street
New York, New York 10281
Attn:	James P. Dougherty
Email:	jpdougherty@jonesday.com
and
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Attn:	Erin de la Mare
Email:	esdelamare@jonesday.com
Section 4.6 Governing Law; Jurisdiction
(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of Laws principles that would result in the application of the Law of any other state.
(b) Each of the Parties hereby irrevocably and unconditionally submits, for himself or itself and his or its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 4.6 in the manner provided for notices in Section 4.5. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.
Section 4.7 Waiver of Jury Trial
EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7.

Section 4.8 Enforcement; Remedies
(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) The Parties agree that irreparable injury will occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to an Order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.
(c) The Parties’ rights in this Section 4.8 are an integral part of this Agreement and each Party hereby waives any objections to any remedy referred to in this Section 4.8 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 4.8, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy. The Parties acknowledge and agree that time is of the essence and that they would suffer ongoing irreparable injury for so long as any provision of this Agreement is not performed in accordance with its terms. It is accordingly agreed that, as to any legal proceeding in which a Party seeks specific performance or other equitable relief pursuant to this Section 4.8, the Parties shall seek and use their reasonable best efforts to obtain an expedited schedule for such proceedings and shall not oppose any Party’s request for expedited proceedings.
Section 4.9 Counterparts; Effectiveness
This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 4.10 Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the other terms of this Agreement are fulfilled to the extent possible.
Section 4.11 Interpretation
When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term “business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires, and the successors and permitted assigns of that Person. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Any reference to any contract or instrument shall be deemed to refer to such contract or instrument as from time to time amended, modified or supplemented. References to any Law shall be deemed to refer to such Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Section 4.12  Publication
Each Stockholder hereby permits Parent, US Holdco and Crystal Merger Sub to publish and disclose in any documents or schedules filed with the SEC and any other disclosures or filings required by Applicable Law such Stockholder’s identity and ownership of the Owned Shares and the nature of such Stockholder’s commitments pursuant to this Agreement. Parent, US Holdco and Crystal Merger Sub hereby permit each Stockholder to publish and disclose in any documents or schedules filed with the SEC and any other disclosures or filings required by Applicable Law the nature of such Stockholder’s commitments pursuant to this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.
PARENT

STERIS PLC

By:	/s/ Walter M. Rosebrough, Jr.
Name:	Walter M. Rosebrough, Jr.
Title:	President and Chief Executive Officer
[Signature Page to the Voting and Support Agreement]

US HOLDCO

SOLAR NEW US HOLDING CO, LLC

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	President
[Signature Page to the Voting and Support Agreement]

CRYSTAL MERGER SUB

CRYSTAL MERGER SUB 1, LLC

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	President
[Signature Page to the Voting and Support Agreement]

STOCKHOLDERS:

CHARLES M. DIKER

By:	/s/ Charles M. Diker
[Signature Page to the Voting and Support Agreement]

MARK N. DIKER

By:	/s/ Mark N. Diker
[Signature Page to the Voting and Support Agreement]

DIKER MANAGEMENT LLC

By:	/s/ Charles M. Diker
Name:	Charles M. Diker
Title:	Chairman and Managing Member
[Signature Page to the Voting and Support Agreement]

EXHIBIT 1
COMPANY STOCK OWNERSHIP
Stockholder	Number of Shares Beneficially Owned
Charles M. Diker	3,401,118
Diker Management, LLC	448,054
Mark N. Diker	530,600

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMD2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37508-S21750

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANTEL MEDICAL CORP.

Cantel's Board of Directors recommends that you vote "**FOR**" each of these proposals. The Mergers (as defined below) are not conditioned upon approval by the Cantel Stockholders of Proposal No. 2.

If you do not specify how you want your proxies to vote, your proxies will vote "**FOR**" approval of each of the above proposals. In addition, your proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE CANTEL SPECIAL MEETING, PLEASE MARK, DATE, AND SIGN THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU VIRTUALLY ATTEND THE CANTEL SPECIAL MEETING.

Please sign below exactly as your name appears on your stock certificate(s). When shares are held jointly, all joint holders should sign. When signing on behalf of a stockholder as attorney, executor, administrator, trustee, or guardian, please give your full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Cantel Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D37509-S21750

PROXY CARD

PROXY SOLICITED BY BOARD OF DIRECTORS FOR
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2021

By signing on the reverse side, you, as a holder of common stock ("Cantel Stockholder") of Cantel Medical Corp. ("Cantel"), appoint Jeffrey Z. Mann and Charles M. Diker as your proxies to represent and vote, in the manner directed below, all the shares of common stock of Cantel held of record by you at the close of business on April 1, 2021 at the Special Meeting of Cantel Stockholders (the "Cantel Special Meeting") to be held on April 29, 2021, at 9:30 a.m. Eastern Time, and at any adjournment or postponement of the Cantel Special Meeting. This appointment applies to each of them separately and allows them to appoint substitutes as needed. In light of the public health impact of the ongoing COVID-19 pandemic and in order to protect the health and well-being of Cantel Stockholders, the Cantel Special Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/CMD2021SM. There will be no physical in-person meeting.

You can revoke your proxy at any time prior to the Cantel Special Meeting and vote in-person virtually at the Cantel Special Meeting. You can change your proxy at any time before it is voted at the Special Meeting. To attend the Cantel Special Meeting, you must have the sixteen-digit control number included on your proxy card or on the instructions accompanying the proxy statement/prospectus mailed to you.

Your proxies will vote on the proposals set forth on the reverse side, each of which is described in the accompanying Cantel Notice of Special Meeting of Stockholders and proxy statements/prospectus, as you specify on this proxy card.